As filed with the Securities and Exchange Commission on February 18, 2020

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Accel Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

7900

(Primary Standard Industrial Classification Code Number)

98-1350261

(IRS Employer Identification Number)

140 Tower Drive

Burr Ridge, Illinois 60527

(630) 972 -2235

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Derek Harmer

Secretary

140 Tower Drive

Burr Ridge, Illinois 60527

(630) 972 -2235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all correspondence to:

Nicolas H.R. Dumont, Esq.

Fenwick & West LLP

902 Broadway, Suite 14

New York, NY 10010

(212) 430-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Primary Offering: Class A-1 common stock, par value $0.0001 per share(3)	22,333,308	$12.54	$280,059,682.32	$36,351.75
Secondary Offering: Class A-1 common stock, par value $0.0001 per share(4)	65,868,235	$12.54	$825,987,666.90	$107,213.20
Warrants to purchase Class A-1 Shares(5)	7,114,538	—	—	—
TOTAL	95,316,081	—	$1,106,047,349.22	$143,564.95(6)

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”), Accel Entertainment, Inc. (the “Company” or the “registrant”) is registering an indeterminate number of additional shares of Class A-1 common stock, par value $0.0001 per share (the “Class A-1 Shares”) that may become issuable as a result of any distribution, split, combination or similar transaction. The aggregate number of Class A-1 Shares shall be adjusted to include any additional Class A-1 Shares that may become issuable as a result of any distribution, split, combination or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A-1 Shares and outstanding warrants to purchase Class A-1 Shares (the “Accel Warrants”), as applicable, on February 10, 2020, as reported on the New York Stock Exchange.

(3)

Consists of (w) 14,999,982 Class A-1 Shares that may be issued upon exercise of the Pace Public Warrants (as such term is defined under “Frequently Used Terms”); (x) 4,888,889 Class A-1 Shares that may be issued upon exercise of the Pace Private Placement Warrants (as such terms as defined in “Frequently Used Terms”); (y) 1,248,154 Class A-1 Shares that may be issued upon exercise of Accel Public Warrants (as such term is defined under “Frequently Used Terms”); and (z) 1,196,283 Class A-1 Shares that may be issued upon exercise of the Business Combination Private Placement Warrants (as such is defined under “Frequently Used Terms”). The aggregate number of Class A-1 Shares shall be adjusted to include any additional Class A-1 Shares that may become issuable as a result of any distribution, split, combination or similar transaction.

(4)

Consists of (v) 4,888,889 Class A-1 Shares that may be issued upon exercise of the Pace Private Placement Warrants; (w) 1,196,283 Class A-1 Shares that may be issued upon exercise of the Business Combination Private Placement Warrants; (x) 1,029,366 shares of Class A-1 Shares that may be issued upon exercise of certain Accel Public Warrants; (y) 4,999,999 Class A-1 Shares that may be issued upon exchange of the Company’s Class A-2 common stock, par value $0.0001 per share (the “Class A-2 Shares”), including 1,596,636 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020; and (z) 53,753,698 Class A-1 Shares currently owned by the securityholders named herein (the “Selling Holders”) that were issued in the Business Combination Private Placement (as such term is defined under “Frequently Used Terms”), the Investment Private Placement (as such term is defined under “Frequently Used Terms”), the Director Share Exchange (as such term is defined under “Frequently Used Terms”) and the Sponsor Share Exchange (as such term is defined under “Frequently Used Terms”), or pursuant to the Company’s registration statement on Form S-4 which was declared effective by the Staff of Securities and Exchange Commission on October 29, 2019, each registered on behalf of the Selling Holders. The aggregate number of Class A-1 Shares shall be adjusted to include any additional Class A-1 Shares that may become issuable as a result of any distribution, split, combination or similar transaction.

(5)

Consists of (x) 1,196,283 Business Combination Private Placement Warrants, (y) 4,888,889 Pace Private Placement Warrants and (z) 1,029,366 Accel Public Warrants, each registered on behalf of the Selling Holders. Pursuant to Rule 457(g), no separate registration fee is required for the Business Combination Private Placement Warrants, the Pace Private Placement Warrants and the Accel Public Warrants.

(6)

The registrant previously paid a registration fee of $132,230.87 in connection with a registration statement on Form S-3 (File No. 333-235487), initially filed on December 13, 2019 (the “Prior Registration Statement”), which Prior Registration Statement was withdrawn on February 18, 2020. No securities were sold pursuant to the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, $132,230.87 of the registration fee previously paid in connection with the Prior Registration Statement is offset against the registration fee otherwise due for this registration statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED February 18, 2020

PROSPECTUS

88,201,543 Class A-1 Shares

7,114,538 Warrants to Purchase Class A-1 Shares

This prospectus relates to:

•	the issuance by us of:

•

up to 22,333,308 shares of Class A-1 common stock, par value $0.0001 per share (“Class A-1 Shares”), of Accel Entertainment, Inc. (formerly known as “TPG Pace Holdings Corp.”) (the “Company,” “we,” “our” or “us”) that may be issued upon exercise of warrants to purchase Class A-1 Shares, including the Pace Public Warrants, Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants (each as defined in “Frequently Used Terms”);

•	the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Holders”), or their permitted transferees, of:

•

up to 65,868,235 Class A-1 Shares including: (a) 53,753,698 shares currently owned by the Selling Holders, including the Class A-1 Shares issued in connection with the Business Combination Private Placement, the Investment Private Placement, the Director Share Exchange and the Sponsor Share Exchange (each as defined in “Frequently Used Terms” ) or pursuant to the Company’s Registration Statement on Form S-4 declared effective by the Staff of the Securities and Exchange Commission on October 29, 2019; (b) 7,114,538 Class A-1 Shares that may be issued upon exercise of the Pace Private Placement Warrants, the Business Combination Private Placement Warrants and the Accel Public Warrants issued pursuant to the Company’s Registration Statement on Form S-4 declared effective by the Staff of the Securities Exchange Commission on October 29, 2019; and (c) 4,999,999 shares that may be issued upon exchange of Class A-2 common stock, par value $0.0001 per share, of the Company (“Class A-2 Shares”) including 1,596,636 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020; and

•

up to 7,114,538 warrants currently owned by the Selling Holders, including the Pace Private Placement Warrants, the Business Combination Private Placement Warrants and Accel Public Warrants offered pursuant to the Company’s Registration Statement on Form S-4 declared effective by the Staff of the Securities and Exchange Commission on October 29, 2019.

We refer to Class A-1 Shares and Accel Warrants covered in this prospectus, and registered pursuant to the registration statement of which this prospectus forms a part, collectively as the “securities.”

This prospectus provides you with a general description of the securities and the general manner in which we and the Selling Holders may offer or sell the securities. More specific terms of any securities that we and the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of securities to be offered by the Selling Holders. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the registration for resale of the securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Holders will offer or sell any of the securities. We and the Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways, and the Selling Holders may sell such securities at varying prices. We provide more information about how we and the Selling Holders may sell the securities in the section entitled “Plan of Distribution” beginning on page 106.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

The Class A-1 Shares are traded on the New York Stock Exchange (“NYSE”) under the symbol “ACEL”. The closing price for our Class A-1 Shares on February 14, 2020, was $13.28 per share, as reported on the NYSE.

The Accel Warrants are traded on the NYSE under the symbol “ACEL.WS”. The closing price for the Accel Warrants on February 14, 2020, was $3.15 per Accel Warrant, as reported on the NYSE.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks. See “Risk Factors” beginning on page 12 and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2020.

i

INFORMATION CONTAINED IN THIS PROSPECTUS

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus. You must not rely upon any information or representation not contained in this prospectus or, if applicable, any accompanying prospectus supplement or any free writing prospectus. This prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document, even though this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is delivered or securities are sold on a later date.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, we have based the information concerning our industry contained in this prospectus on our good faith general knowledge of and expectations concerning the industry, which involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section of this prospectus entitled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and in the other information contained in this prospectus. These and other factors could cause the information concerning our industry to differ materially from those expressed in this prospectus.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

In this prospectus, when we refer to “dollars,” “U.S.$” and “$,” we mean United States dollars.

Certain monetary amounts, ratios and percentage data included in this prospectus have been subject to rounding adjustments for your convenience. Accordingly, figures shown as totals in certain tables may not be equal to the arithmetic sums of the figures which precede them.

Our fiscal year end is December 31. The term “fiscal” preceding a year means the twelve-month period ended or ending December 31 of the year referred to. For example, “fiscal 2019” refers to the twelve month period ended December 31, 2019. References to years not specified as being fiscal years are to calendar years.

In this prospectus, all of our financial information is presented on a consolidated basis, unless we state otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under that shelf registration process, we and the Selling Holders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 22,333,308 Class A-1 Shares from time to time through any means described in the section entitled “Plan of Distribution” beginning on page 106. The Selling Holders may use the shelf registration statement to sell up to an aggregate of 65,868,235 Class A-1 Shares and 7,114,538 Accel Warrants registered hereunder from time to time through any means described in the section entitled “Plan of Distribution” beginning on page 106. More specific terms of any securities that we and the Selling Holders offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A-1 Shares and/or Accel Warrants being offered and the terms of the offering.

Unless the context indicates otherwise, references to “the Company,” “we,” “us” and “our” refer to Accel Entertainment, Inc., a Delaware corporation, and its consolidated subsidiaries.

A prospectus supplement or post-effective amendment to the registration statement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement of post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any post-effective amendment to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Neither we nor the Selling Holders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any post-effective amendment to the registration statement of which this prospectus forms a part, that we have prepared. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any post-effective amendment to the registration statement of which this prospectus forms a part. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part (or any post-effective amendment thereto), and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained in this prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When contained in this prospectus, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•

the ability to recognize the anticipated benefits of the Business Combination (as such term is defined in “Frequently Defined Terms”), which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	changes in applicable laws or regulations;

•	the inability of the Company to profitably expand into new markets;

•	our reliance on third party suppliers;

•	the high degree of competition in the markets in which we operate;

•	our ability to fulfill our public company obligations;

•	the inability to maintain the listing of our securities on NYSE following the Business Combination;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•

other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled “Risk Factors” beginning on page 12, and that may be set forth in any applicable prospectus supplement under any similar caption.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

The forward-looking statements in this prospectus and in any prospectus supplement represent our views as of the date thereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future or to conform these statements to actual results or revised expectations, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus or such prospectus supplement or other document.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes and the information set forth under the section “Risk Factors”, along with documents that are filed as exhibits to the registration statement of which this prospectus forms a part. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 3.

FREQUENTLY USED TERMS

Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:

“Accel” means the historical operations of Accel Entertainment, Inc., an Illinois corporation, and its consolidated subsidiaries prior to the Business Combination (as defined below), and following the Business Combination, the operations of Accel Entertainment, Inc., a Delaware corporation, and its consolidated subsidiaries;

“Accel Public Warrants” means the 1,248,154 Accel Warrants issued on a registered basis to Sellers in connection with the Stock Purchase pursuant to the Proxy Statement/Prospectus (as such terms are defined below);

“Accel Stock” means the common stock and preferred stock of Accel prior to the Business Combination;

“Accel Warrants” means warrants exercisable for the Class A-1 Shares (as defined below) of the Company, which include the Pace Warrants, Accel Public Warrants and Business Combination Private Placement Warrants (each as defined below);

“ATMs” means automatic teller machines;

“Business Combination” means the transactions contemplated by the Transaction Agreement (as defined below), which transactions were consummated on November 20, 2019;

“Business Combination Private Placement” refers to the private placement completed in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder to the Business Combination Private Placement Sellers (as defined below) of Class A-1 Shares, Class A-2 Shares (each as defined below) and Accel Warrants in connection with the Business Combination;

“Business Combination Private Placement Sellers” refers to Sellers (as defined below) who are “accredited investors” (as defined by Rule 501 of the Regulation D) and party to either that certain Key Holder Support Agreement or the Holder Support Agreement (each as defined in “Selling Holders—Material Relationships with the Selling Holders”) executed in accordance with the terms of the Transaction Agreement;

“Business Combination Private Placement Warrants” means the 1,196,283 Accel Warrants issued in the Business Combination Private Placement;

“Bylaws” means the Company’s Amended and Restated Bylaws, which came into effect at the Business Combination;

“Charter” means the Company’s Amended and Restated Certificate of Incorporation;

“Class A-1 Shares” means the shares of Class A-1 Common Stock, par value $0.0001 per share, of the Company, or, as applicable, of Pace, immediately following the Pace Domestication, but prior to the Stock Purchase and consummation of the Business Combination;

“Class A-2 Shares” means the shares of Class A-2 Common Stock, par value $0.0001 per share, of the Company , or, as applicable, of Pace, immediately following the Pace Domestication, but prior to the Stock Purchase and consummation of the Business Combination;

“Class F Shares” means the shares of Class F common stock, par value $0.0001 per share, of the Company, or, as applicable, of Pace, immediately following the Pace Domestication, but prior to the Stock Purchase and consummation of the Business Combination;

“Common Stock” means the Class A-1 Shares, the Class A-2 Shares and Class F Shares;

“Company Board” means the board of directors of the Company;

“Credit Agreement” means that certain Third Amended and Restated Loan and Security Agreement, dated as of April 10, 2018 (as amended by that certain First Amendment to Third Amended and Restated Loan and Security Agreement, dated as of August 22, 2019), among, inter alios, Accel Entertainment Gaming, LLC, as borrower, the financial institutions party thereto as lenders and CIBC Bank USA, as administrative agent, as amended;

“DGCL” means the Delaware General Corporation Law;

“Director Share Exchange” refers to the receipt by the independent directors of Pace of 200,000 Class A-1 Shares, in the aggregate, in exchange for an equal number of their Founder Ordinary Shares pursuant to the terms of those certain letter agreements, dated June 13, 2019, by and between Pace and such independent directors;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder;

“Founder Ordinary Shares” mean the Class F ordinary shares, par value $0.0001 per share, of Pace;

“IGB” means the Illinois Gaming Board;

“Illinois Gaming Act” means the Illinois Video Gaming Act and amendments thereto enacted by the Illinois state legislature;

“Initial Pace Holders” means Chad Leat, Kathleen Philips, Robert Suss, Paul Walsh and Kneeland Youngblood;

“Initial Pace Sponsor” means TPG Pace II Sponsor, LLC, a Cayman Islands exempted limited liability company and an affiliate of TPG;

“Investment Private Placement” means the purchase of 4,696,675 Class A-1 Shares, for cash, in a private placement to the PIPE Investors (as defined below) consummated pursuant to the terms of the Subscription Agreements (as defined below in the definition of “PIPE Investors”);

“Grand River Jackpot” means Grand River Jackpot, LLC, an Illinois limited liability company;

“New Credit Agreement” means that certain Credit Agreement, dated as of November 13, 2019, among Accel Entertainment LLC, as borrower, Capital One, National Association, as Administrative Agent, Collateral Agent and Issuing Bank and Swing Line Lender, the other lenders party thereto and Capital One, National Association, Fifth Third Bank, CIBC Bank USA, JPMorgan Chase Bank, N.A., and Keybank National Association, as Joint Lead Arrangers and Joint Lead Bookrunners and Mizuho Bank, Ltd., and West Suburban Bank as Co-Documentation Agents, as amended;

“NewCo” means New Pace LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Pace;

“PA Board” means the Pennsylvania Gaming Control Board;

“Pace” means the historical operations of TPG Pace Holdings Corp. prior to the consummation of the Business Combination;

“Pace Domestication” means the domestication of Pace as a Delaware corporation on November 20, 2019;

“Pace Governance” means TPG Pace Governance, LLC, a Cayman Islands limited liability company;

“Pace IPO” means Pace’s initial public offering, consummated on June 30, 2017;

“Pace Private Placement Warrants” means Accel Warrants that were issued to Initial Pace Sponsor in a private placement that closed simultaneously with the consummation of the Pace IPO;

“Pace Public Shares” mean the Class A ordinary shares, par value $0.0001 per share, of Pace;

“Pace Sponsor Members” means TPG Pace II Sponsor Successor, LLC, a Delaware limited liability company, Pace Governance and Peterson Capital Partners, L.P., collectively;

“Pace Public Warrants” means Accel Warrants that were included in the Pace Public Units (as defined below) sold in the Pace IPO;

“Pace Warrants” means the Pace Public Warrants and the Pace Private Placement Warrants, collectively;

“Pennsylvania Gaming Act” means the Pennsylvania Race Horse Development and Gaming Act and amendments thereto enacted by the Pennsylvania legislature;

“PIPE Investors” means those investors that participated in the Investment Private Placement, consisting of certain investors (the “Original General Investors”) and an affiliate of Pace (the “Pace Affiliate”) that entered into subscription agreements with Pace concurrently with the closing of the Transaction Agreement (such investors, the “Original Investors” and such subscription agreements, the “Original Subscription Agreements”) and an additional investor (the “Additional Investor,” and collectively with the Original General Investors, the “General Investors”) that entered into a subscription agreement with Pace on August 13, 2019 (such subscription agreement, collectively with the Original Subscription Agreements, the “Subscription Agreements”);

“Proxy Statement/Prospectus” means the Definitive Proxy Statement/Prospectus filed with the SEC on October 30, 2019;

“Pace Public Unit” means one Pace Public Share and one-third of a Pace Public Warrant, sold in the Pace IPO;

“Registration Rights Agreement” means that certain registration rights agreement entered into in connection with the consummation of the Business Combination among Pace, the Pace Sponsor Members and certain other persons, including certain members of management of Accel, certain Accel shareholders and the Initial Pace Holders (other than Kneeland Youngblood) and each other person who has executed and delivered a joinder to the Registration Rights Agreement, including any person who (1) became a stockholder of the Company immediately following the Business Combination, (2) either (A) made a written request to the Company to enter into the Registration Rights Agreement or (B) was, immediately following the Business Combination, subject to Section (b)(2) of Rule 144 of the Securities Act with respect to such person’s Class A-1 Shares following the Business Combination and (3) elected to enter into a Registration Rights Agreement;

“Registration Rights Holders” means the parties to the Registration Rights Agreement, other than Pace, together with each other person who executed and delivered a joinder to the Registration Rights Agreement;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Seller” means each of the shareholders of Accel named as a Seller in the Transaction Agreement, each of the shareholders of Accel joined to the Transaction Agreement pursuant to that certain Drag-Along Agreement, dated as of June 13, 2019, by and among Pace and each of the Sellers who duly executed and delivered a signature page to the Transaction Agreement as of June 13, 2019 (collectively, the “Sellers”);

“Sponsor Share Exchange” refers to the receipt by the Initial Pace Sponsor of 7,800,000 Class A-1 Shares and 2,000,000 Class A-2 Shares in exchange for its Founder Ordinary Shares, pursuant to the terms of that certain letter agreement dated as of June 13, 2019 (as amended on July 22, 2019) by and among the Initial Pace Sponsor, Pace and the Shareholder Representatives (as defined below in the definition of “Transaction Agreement”);

“Stock Purchase” means the acquisition by Pace, directly or indirectly, of all of the issued and outstanding Accel Stock held by the Sellers as part of the consummation of the Business Combination;

“TPG” means TPG Global, LLC and its affiliates;

“Transaction Agreement” means that certain Transaction Agreement, dated as of June 13, 2019 (as amended on July 22, 2019 and October 3, 2019), by and among Pace, each of David W. Ruttenberg and John S. Bakalar (as successor to Gordon Rubenstein) (in their capacity as representatives of the shareholders of Accel) (the “Shareholder Representatives”) and the Sellers;

“Trust Account” means the trust account of Pace that held the proceeds from the Pace IPO prior to the Business Combination; and

“VGTs” means video gaming terminals.

ABOUT ACCEL ENTERTAINMENT, INC.

Overview

The Company is a leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois market. The Company’s business consists of the installation, maintenance and operation of video gaming terminals (“VGTs”), redemption devices that disburse winnings and contain automated teller machine (“ATM”) functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores, which are referred to collectively as “licensed establishments.” The Company also operates a small number of stand-alone ATMs in gaming and non-gaming locations.

Corporate History

The Company was formed as a blank check company named “TPG Pace Holdings Corp.” and incorporated on February 14, 2017, as a Cayman Islands exempted company. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On June 30, 2017, the Company consummated the Pace IPO and prior to the Business Combination, the Company was a “shell company” as defined under the Exchange Act because it had no operations and nominal assets consisting almost entirely of cash.

In connection with the Business Combination, the Pace Domestication occurred on November 20, 2019, and the Company domesticated as a Delaware corporation. Immediately following the Pace Domestication, the Company changed its name to “Accel Entertainment, Inc.” and consummated the Business Combination, including the Stock Purchase, and following the closing of the Stock Purchase, the merger of Accel with and into NewCo with NewCo surviving such merger. In connection with the Business Combination, the Company also consummated the Sponsor Share Exchange, the Director Share Exchange and the Investment Private Placement on November 20, 2019.

Corporate Information

Our principal executive offices are located at 140 Tower Drive, Burr Ridge, Illinois 60527, and our telephone number is (630) 972-2235. Our website is www.accelentertainment.com. The information found on our website is not part of this prospectus.

THE OFFERING

We are registering the issuance by us of up to 22,333,308 Class A-1 Shares that may be issued upon exercise of warrants to purchase Class A-1 Shares, including the Pace Public Warrants, Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants. We are also registering the resale by the Selling Holders or their permitted transferees of (i) up to 65,868,235 Class A-1 Shares including (a) 53,753,698 shares currently owned by the Selling Holders, including the Class A-1 Shares issued in connection with the Business Combination Private Placement, the Investment Private Placement, the Director Share Exchange and the Sponsor Share Exchange, (b) 4,999,999 shares that may be issued upon exchange of Class A-2 Shares (including 1,596,636 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020) and (c) 7,114,538 Class A-1 Shares that may be issued upon exercise of the Pace Private Placement Warrants, the Business Combination Private Placement Warrants and certain Accel Public Warrants and (ii) up to 7,114,538 Accel Warrants currently owned by the Selling Holders, including the Pace Private Placement Warrants, the Business Combination Private Placement Warrants and certain Accel Public Warrants. Our Class A-1 Shares and Accel Warrants are currently listed on NYSE under the symbol “ACEL” and “ACEL.WS,” respectively. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page 12.

Issuance of Class A-1 Shares

The following information is as of November 20, 2019, and unless expressly indicated, does not give effect to issuances of our Class A-1 Shares or Accel Warrants after such date, or the exercise of Accel Warrants or exchange of Class A-2 Shares after such date.

Class A-1 Shares to be issued upon exercise of all Pace Public Warrants, Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants	22,333,308 Class A-1 Shares

Class A-1 Shares outstanding prior to exercise of all Pace Public Warrants, Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants, and after giving effect to the issuance of 1,596,636 Class A-1 Shares in exchange for Class A-2 Shares on January 14, 2020.

78,234,106 Class A-1 Shares.

Use of proceeds	We will receive up to an aggregate of $256,833,042 from the exercise of all Pace Public Warrants, Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants assuming the exercise in full of all such Accel Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Accel Warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

Resale of Class A-1 Shares, Pace Private Placement Warrants and Business Combination Private Placement Warrants

Class A-1 Shares offered by the Selling Holders	We are registering for resale up to 65,868,235 Class A-1 Shares including (a) 53,753,698 shares currently owned by the Selling Holders, including the Class A-1 Shares issued in connection with the Business Combination Private Placement, the Investment Private Placement, the Director Share Exchange and the Sponsor Share Exchange, (b) 7,114,538 Class A-1 Shares that may be issued upon exercise of the Pace Private Placement Warrants, Business Combination Private Placement Warrants and certain Accel Public Warrants and (c) 4,999,999 Class A-1 Shares that may be issued upon exchange of the Class A-2 Shares (including 1,596,636 Class A-1 shares issued upon exchange of Class A-2 shares on January 14, 2020).

Pace Private Placement Warrants, Business Combination Private Placement Warrants and certain Accel Public Warrants offered by the Selling Holders	We are registering for resale up to 7,114,538 Accel Warrants currently owned by the Selling Holders, including the Pace Private Placement Warrants, Business Combination Private Placement Warrants and certain Accel Public Warrants. Each Pace Private Placement Warrant, Business Combination Private Placement Warrant and Accel Public Warrant entitles the holder thereof to purchase one Class A-1 Share at a price of $11.50 per share, subject to adjustment. Such Accel Warrants will expire on November 20, 2024, or earlier upon redemption or liquidation.

The Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants are redeemable in certain circumstances. See “Description of Securities—Warrants—Business Combination Private Placement Warrants and Accel Public Warrants” beginning on page 118. for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of the Class A-1 Shares, Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants to be offered by the Selling Holders. We will also not receive proceeds from the exchange of Class A-2 Shares. With respect to Class A-1 Shares underlying the Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of such Accel Warrants to the extent such Accel Warrants are exercised for cash.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described below, in addition to the other information contained in this prospectus, as well as the other information we file with the SEC. Any of the risk factors could significantly and negatively affect our business financial condition, results of operations, cash flows and prospects and the trading price of our securities. You could lose all or part of your investment. Furthermore, additional risks and uncertainties of which we are currently unaware, or which we currently consider to be immaterial, could have a material adverse effect on our business, financial condition or results of operations.

Risks Related to Ownership of Our Securities

TPG and members of the Rubenstein Family own a significant portion of Common Stock and have representation on the Company Board. TPG, through its affiliates, and members of the Rubenstein Family may have interests that differ from those of other stockholders.

As of November 20, 2019, after giving effect to the issuance of 1,596,636 Class A-1 Shares upon exchange of Class A-2 Shares on January 14, 2020, approximately 10.48% of Class A-1 Shares are beneficially owned by the Pace Sponsor Members. Following the consummation of the Business Combination, three directors were jointly nominated by Pace, an affiliate of TPG, the Sellers and the Shareholder Representatives to serve on the Company Board, and another two directors were jointly nominated by Pace, an affiliate of TPG and the Shareholder Representatives. While our subsidiaries (including those holding gaming licenses) manage their respective operations in the ordinary course, TPG may be able to significantly influence the outcome of matters submitted for action by directors of the Company Board, subject to the Company’s directors’ obligation to act in the interest of all of the Company’s stakeholders, and for stockholder action, including the designation and appointment of the Company Board (and committees thereof) and approval of significant corporate transactions, including business combinations, consolidations and mergers. So long as TPG continues to directly or indirectly own a significant amount of our outstanding equity interests and any individuals affiliated with TPG are members of the Company Board and/or any committees thereof, TPG may be able to exert substantial influence on us and may be able to exercise its influence in a manner that is not in the interests of our other stakeholders. TPG’s influence over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of Class A-1 Shares to decline or prevent public stockholders from realizing a premium over the market price for Class A-1 Shares. Additionally, TPG and its affiliates are in the business of making investments in companies and owning real estate, and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us or that supply us with goods and services. TPG or its affiliates may also pursue acquisition opportunities that may be complementary to (or competitive with) our business, and as a result those acquisition opportunities may not be available to us. Prospective investors should consider that the interests of TPG may differ from their interests in material respects.

In addition, as of November 20, 2019, after giving effect to the issuance of 1,596,636 Class A-1 Shares upon exchange of Class A-2 Shares on January 14, 2020, approximately 10.67% of Class A-1 Shares were beneficially owned by Mr. A. Rubenstein, approximately 3.84% of Class A-1 Shares were be beneficially owned by his brother, Mr. G. Rubenstein, and Mr. A. Rubenstein, together with Mr. G. Rubenstein and their father, Mr. Jeffrey Rubenstein (together, the “Rubenstein Family”) collectively beneficially own approximately 18.44% of Class A-1 Shares. Although each of Mr. A. Rubenstein, Mr. G. Rubenstein, and Mr. J. Rubenstein each disclaim legal or beneficial ownership of any Class A-1 Shares owned or controlled by the others, the Rubenstein Family have and may exert significant influence over corporate actions requiring stockholder approval. In addition, each of Mr. A. Rubenstein and Mr. G. Rubenstein are members of the Company Board. As a result, the Rubenstein Family, including Mr. A. Rubenstein and Mr. G. Rubenstein may be able to significantly influence the outcome of matters submitted for director action, subject to our directors’ obligation to act in the interest of all of our stakeholders, and for stockholder action, including the designation and appointment of the Company Board (and committees thereof) and approval of significant corporate transactions, including business combinations, consolidations and mergers. So long as the Rubenstein Family, including Mr. A. Rubenstein and Mr. G. Rubenstein continues to directly or indirectly own a significant amount of our outstanding equity interests and any individuals affiliated with members of the Rubenstein Family are members of the Company Board and/or any committees thereof, and the Rubenstein Family, including Mr. A. Rubenstein and Mr. G. Rubenstein may be able to exert substantial influence on us and may be able to exercise its influence in a manner that is not in the interests of our other stakeholders. The Rubenstein Family, including Mr. A. Rubenstein’s and Mr. G. Rubenstein’s influence over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of Class A-1 Shares to decline or prevent public stockholders from realizing a premium over the market price for Class A-1 Shares. Prospective investors should consider that the interests of the Rubenstein Family may differ from their interests in material respects. In addition, pursuant to the Transaction Agreement and subject to certain limitations set forth in the Transaction Agreement, any person who held (together with such person’s affiliates) at least 8% of the outstanding Class A-1 Shares immediately following the closing of the Stock Purchase, had the right to nominate an individual to be a member of the Company Board. Following the Business Combination, so long as any such stockholder with director nomination rights continues to directly or indirectly own a significant amount of our outstanding equity interests and any individuals affiliated with such stockholder are members of the Company Board and/or any committees thereof, such major stockholder may be able to exert substantial influence on us and may be able to exercise its influence in a manner that is not in the interests of our other stakeholders. This influence over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of Class A-1 Shares to decline or prevent public stockholders from realizing a premium over the market price for Class A-1 Shares.

Holders of Common Stock are subject to certain gaming regulations, and if a holder is found unsuitable by a gaming authority, that holder would not be able to, directly or indirectly, beneficially own Common Stock.

Holders of Common Stock are subject to certain gaming regulations. In Illinois, Pennsylvania and other regulated gaming jurisdictions, gaming laws can require any holder of Common Stock to file an application, be investigated, and qualify or have his, her or its suitability determined by gaming authorities. Gaming laws in Illinois, Pennsylvania and other regulated gaming jurisdictions also require any person who acquires beneficial ownership of more than 5% of voting securities of a gaming company to notify the gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability, subject to limited exceptions for “institutional investors” that hold a company’s voting securities for investment purposes only. If a holder is found unsuitable by a gaming authority, that holder would not be able to, directly or indirectly, beneficially own Common Stock.

Gaming authorities have very broad discretion in determining whether an applicant should be deemed suitable. For any cause deemed reasonable by the gaming authorities, subject to certain administrative proceeding requirements, gaming regulators in Illinois, Pennsylvania or elsewhere would have the authority to (i) deny any application; (ii) limit, condition, restrict, revoke, or suspend any license, registration, finding of suitability or approval, including revoking any licenses held by us to conduct business in the state or (iii) fine any person licensed, registered, or found suitable or approved. Any person required by a gaming authority to be found suitable, who is found unsuitable by the gaming authority, may not hold, directly or indirectly, the beneficial ownership of any voting security or beneficial or record ownership of any non-voting security or any debt security of any public corporation that is registered with the gaming authority beyond the time prescribed by the gaming authority. A finding of unsuitability by a particular gaming authority in Illinois, Pennsylvania or elsewhere will impact that person’s ability to associate or affiliate with gaming licensees in that particular jurisdiction and could impact the person’s ability to associate or affiliate with gaming licensees in other jurisdictions.

We are a holding company and depend on the ability of our subsidiaries to pay dividends.

We have never declared or paid any cash dividends, nor do we intend to pay cash dividends. Following the Business Combination, we are a holding company without any direct operations and will have no significant assets other than our ownership interest in our subsidiaries. Accordingly, our ability to pay dividends will depend upon the financial condition, liquidity and results of operations of, and our receipt of dividends, loans or other funds from, our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to make funds available to us. In addition, there are various statutory, regulatory and contractual limitations and business considerations on the extent, if any, to which our subsidiaries may pay dividends, make loans or otherwise provide funds to us. For example, the ability of our subsidiaries to make distributions, loans and other payments to us for the purposes described above and for any other purpose will be limited by the terms of the Credit Agreement.

The market price and trading volume of Class A-1 Shares may be volatile and could decline significantly.

The stock markets, including the NYSE have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for the Class A-1 Shares, the market price of Class A-1 Shares may be volatile and could decline significantly. In addition, the trading volume in Class A-1 Shares may fluctuate and cause significant price variations to occur. If the market price of Class A-1 Shares declines significantly, you may be unable to resell your shares at or above the market price of Class A-1 Shares as of the date hereof. We cannot assure you that the market price of Class A-1 Shares will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this prospectus;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, Adjusted EBITDA, results of operations, level of indebtedness, liquidity or financial condition;

•	additions and departures of key personnel;

•	failure to comply with the requirements of the NYSE;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	changes to gaming laws, regulations or enforcement policies of applicable gaming authorities;

•	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our capital stock;

•	publication of research reports about us, our licensed establishments or the video gaming terminal industry generally;

•	the performance and market valuations of other similar companies;

•	commencement of, or involvement in, litigation involving us;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems; and

•	changes in accounting principles, policies and guidelines.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, our share price and trading volume could decline significantly.

The market for Class A-1 Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. In the event that one or more of the securities or industry analysts who cover us downgrade their opinions about Class A-1 Shares, publish inaccurate or unfavorable research about us, or cease publishing about us regularly, demand for Class A-1 Shares could decrease, which might cause our share price and trading volume to decline significantly.

Future issuances of debt securities and equity securities may adversely affect us, including the market price of our securities and may be dilutive to existing stockholders.

In the future, we may incur debt or issue equity ranking senior to our securities. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our securities. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our securities and be dilutive to existing stockholders.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

The Class A-1 Shares and Accel Warrants are listed on the NYSE. There is no guarantee that these securities will remain listed on the NYSE. Although we currently meet the minimum initial listing standards set forth in the NYSE listing standards, there can be no assurance that these securities will continue to be listed on the NYSE in the future. In order to continue listing our securities on the NYSE, we must maintain certain financial, distribution and share price levels. For instance, we must maintain a minimum number of holders of the Class A-1 Shares (300 public stockholders). On October 3, 2018, Pace received written notice from the NYSE that a NYSE Regulation review of the then-current distribution of Class A ordinary shares of Pace showed that Pace had fewer than 300 public shareholders and were therefore non-compliant with the relevant section of the NYSE Listed Company Manual. In accordance with the procedures set forth in the NYSE Listed Company Manual, Pace submitted a business plan demonstrating how Pace expected to return to compliance with the minimum public stockholders’ requirement within 18 months. In July 2019, Pace received a letter from the NYSE certifying its compliance. Additionally, in connection with the Business Combination, Pace was required to demonstrate round lot compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, the Class A-1 Shares were required to be at least $4.00 per share, upon consummation of the Business Combination, and Pace was required to maintain a minimum of 400 round lot holders, on the date of the consummation of the Business Combination.

If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for the Class A-1 Shares;

•	reduced liquidity for Class A-1 Shares;

•

a determination that Class A-1 Shares are a “penny stock” which will require brokers trading in Class A-1 Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” The Class A-1 Shares and Accel Warrants are listed on the NYSE, and, as a result, are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

We are an “emerging growth company,” and we cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make our securities less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following June 30, 2022, the fifth anniversary of the IPO of Pace, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of Class A-1 Shares that is held by non-affiliates exceeds $700 million as of the last business day of the prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. We have not chosen to “opt out” of this extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used. We cannot predict if investors will find our securities less attractive because we intend to rely on certain of these exemptions and benefits under the JOBS Act. If some investors find our securities less attractive as a result, there may be a less active, liquid and/or orderly trading market for our securities and the market price and trading volume of our securities may be more volatile and decline significantly.

Provisions in our Charter designate the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for certain times of actions and proceedings that may be initiated by our stockholders, which could limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us or with our directors, officers or employees and may discourage stockholders from bringing such claims.

The Charter provides that, to the fullest extent permitted by law, unless we consent to the selection of an alternative forum, and subject to the Court of Chancery of the State of Delaware having personal jurisdiction over the parties named as defendants therein, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of us;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, creditors or other constituents;

•

any action asserting a claim against us or any of our directors or officers arising pursuant to any provision of the DGCL, the Charter or the Bylaws (as either may be amended and/or restated from time to time); or

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. However, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder and this provision would not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides for the exclusive jurisdiction of the federal courts with respect to all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, this provision could apply to Securities Act claims, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provision with respect to suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. If a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition.

Resales of the securities covered by this prospectus by the Selling Holders, or issuances of Class A-1 Shares following the exercise of Accel Warrants and distribution thereof, could depress the market price of our Class A-1 Shares and/or Accel Warrants.

There may be a large number of our securities sold in the market in the near future. These sales, or the perception in the market that the holders of a large number of securities intend to sell securities, could reduce the market price of our securities.

All of the Class A-1 Shares and Accel Warrants (including Class A-1 Shares issuable upon exercise thereof) held by the Selling Holders, including the Pace Sponsor Members, the Initial Pace Holders, the PIPE Investors and the Sellers in the Business Combination Private Placement have been registered for resale under the Securities Act on the registration statement of which this prospectus is a part.

Pursuant to the Registration Rights Agreement (as defined below), the registrable shares held by the Pace Sponsor Members and the Initial Pace Holders are not be transferable, assignable or salable until the earlier of (1) November 20, 2020 (one year after the completion of the Business Combination), (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after a business combination that results in all of our stockholders having the right to exchange their Class A-1 Shares for cash, securities or other property, and (3) the date on which the last sale price of the Class A-1 Shares equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the Business Combination.

Also pursuant to the Registration Rights Agreement, the registrable shares held by the Sellers named as “Major Accel Stockholders” therein (equivalent to 40,991,273 Class A-1 Shares and 2,225,649 Accel Warrants) will not be transferable, assignable or salable until May 18, 2020 (180 calendar days after the completion of the Business Combination).

Each Registration Rights Holder (as defined below) has agreed not to effect any sale or distribution of its registrable shares if such sale or distribution would, or would reasonably be expected to, constitute or result in a “change of control” or similar event under our or our subsidiaries’ credit facilities.

Risks Related to Our Business

If we fail to manage our growth effectively, we may be unable to execute our business plan or maintain high levels of service and customer satisfaction.

We have experienced, and expect to continue to experience, rapid growth, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. Since our inception, we have acquired 8 distributed gaming operators adding more than 480 licensed establishments to our portfolio of 1,762 total licensed establishments as of June 30, 2019. In addition, on September 17, 2019, Accel announced that it had completed the acquisition of 100% of the outstanding membership interests of Grand River Jackpot for approximately $100 million in cash. Grand River is a terminal operator in Illinois that operates over 1,800 video gaming terminals (“VGTs”) in over 450 licensed establishments. Further, on September 23, 2019, Accel closed a transaction to purchase from Illinois Gaming Systems, LLC terminal use agreements and equipment representing the operations of 139 VGTs in 29 licensed establishments for approximately $4.65 million. We have also experienced significant growth in the number of licensed establishment partners and players, and in the amount of data that we support. Additionally, our organizational structure will become more complex as we scale our operational, financial and management controls to support additional jurisdictions as well as our reporting systems and procedures. To manage growth in operations and personnel, we will need to continue to grow and improve our operational, financial, and management controls and reporting systems and procedures. We may require significant capital expenditures and the allocation of valuable management resources to grow and change in these areas without undermining our culture, which has been central to growth so far. Our expansion has placed, and expected future growth will continue to place, a significant strain on management, customer experience, data analytics, sales and marketing, administrative, financial, and other resources. If we fail to manage our anticipated growth and change in a manner consistent with our reputation, the quality of our services may suffer, which could negatively affect our brand and reputation and harm our ability to attract licensed establishment partners and players.

Our success depends on our ability to offer new and innovative products and services that respond to the demand of licensed establishment partners and create strong and sustained player appeal.

Our success depends upon our ability to respond to the demands of licensed establishment partners and players by offering new and innovative products and services on a timely basis. Consumer preferences for games are usually cyclical and difficult to predict, and even the most successful content remains popular for only limited periods of time, unless refreshed with new content or otherwise enhanced. If we fail to accurately anticipate the needs of licensed establishments and player preferences, we could lose business to competitors, which would adversely affect our results of operations, cash flows and financial condition. We may not have the financial resources needed to introduce new products or services on a timely basis or at all.

Our business depends on content for VGTs, stand-alone ATMs, redemption devices and amusement devices that is developed by third-party suppliers. We believe that creative and appealing game content results in more players visiting our licensed establishment partners, which offers more revenue for licensed establishment partners and provides them with a competitive advantage, which in turn enhances our revenue and ability to attract new business and to retain existing business. The success of such content is dependent on these suppliers’ ability to anticipate changes in consumer tastes, preferences and requirements and deliver to us in sufficient quantities and on a timely basis a desirable, high-quality and price-competitive mix of products. Our suppliers’

products may fail to meet the expectations of licensed establishment partners due to changes in consumer preference or our suppliers may be unable to maintain a sufficient inventory to satisfy the demands of licensed establishment partners. In addition, suppliers must obtain regulatory approvals for new products, and such approvals may be delayed or denied. Accordingly, we may not be able to sustain the success of our existing game content or effectively obtain from third parties products and services that will be widely accepted both by licensed establishment partners and players.

Our suppliers may also increase their prices due to increasing demand for their products from our competitors. Further, because there exists a limited number of suppliers in the distributed gaming business, an increase in supplier pricing may limit our ability to seek alternate sources of gaming content, and may result in increased operating expenses. See “—We are dependent on relationships with key manufacturers, developers and third parties to obtain VGTs, amusement machines, and related supplies, programs, and technologies for our business on acceptable terms” for more information.

We are dependent on relationships with key manufacturers, developers and third parties to obtain VGTs, amusement machines, and related supplies, programs, and technologies for our business on acceptable terms.

The supply of our VGTs, stand-alone ATMs, redemption devices and amusement devices depends upon the manufacture, development, assembly, design, maintenance and repair of such products by certain key providers, as well as regulatory approval for these products. Our operating results could be adversely affected by an interruption or cessation in the supply of these items, a serious quality assurance lapse, including as a result of the insolvency of any key provider, or regulatory issues related to key providers’ products or required licenses. We have achieved significant cost savings through centralized purchasing of equipment and non-equipment. However, as a result, we are exposed to the credit and other risks of having a small number of key suppliers. While we make every effort to evaluate counterparties prior to entering into long-term and other significant procurement contracts, we cannot predict the impact on suppliers of the current economic environment and other developments in their respective businesses. Insolvency, financial difficulties, supply chain delays, regulatory issues or other factors may result in our suppliers not being able to fulfill the terms of their agreements. Further, such factors may render suppliers unwilling to extend contracts that provide favorable terms to us, or may force them to seek to renegotiate existing contracts. Failure of key suppliers to meet their delivery commitments could result in us being in breach of and subsequently losing contracts with key licensed establishment partners. Although we believe we have alternative sources of supply for the equipment and other supplies used in our business, the limited number of suppliers in the distributed gaming business could lead to delays in the delivery of products or components, and possible resultant breaches of contracts that we are party to with licensed establishment partners, increases in the prices we must pay for products or components, problems with product quality or components coming to the end of their life and other concerns. We may be unable to find adequate replacements for suppliers within a reasonable time frame, on favorable commercial terms or at all.

Certain of our products and services, including a Player Rewards Program that we intend to implement, include know-your-customer programs or technologies supplied by third parties. These programs and technologies could be an important aspect of products and services because they can confirm certain information with respect to players and prospective players, such as age, identity and location. Payment processing programs and technologies, typically provided by third parties, are also a necessary feature of our products and services. In the event that these products and technologies are not made available to us on acceptable terms, or in the event that they are defective, our results of operations, cash flows and financial condition may be materially adversely affected.

Our future results of operations may be negatively impacted by slow growth in demand for VGTs and by the slow growth of new gaming jurisdictions.

Slow growth or declines in the demand for VGTs could reduce the demand for our services and negatively impact results of operations, cash flows and financial condition. Moreover, even with the expansion of gaming into new jurisdictions, the opening of new licensed establishments and the addition of new VGTs and amusement machines in existing licensed establishments, demand for our services could decline due to the desires of licensed establishment partners, unfavorable economic conditions, failure to obtain regulatory approvals and the availability of financing. Accordingly, we may not be successful in placing additional VGTs or amusement machines with additional licensed establishments.

We depend heavily on our ability to win, maintain and renew contracts with licensed establishment partners, and we could lose substantial revenue if we are unable to renew certain of our contracts on substantially similar terms or at all.

Our contracts with our licensed establishment partners generally contain initial multi-year terms. Contracts entered into prior to February 2018 typically contain automatic renewal provisions that provide the individual partner with an option to terminate within a specified time frame. As a result of the IGB rule changes, contracts entered into after February 2018 do not contain renewal provisions, automatic or otherwise. At the end of a contract term, licensed establishment partners may choose to extend their engagement by signing a new contract or may sign with a competitor terminal operator, in their sole discretion.

While we have historically experienced high rates of contract extension or renewal, these rule changes may lead to declines in contract extension or renewal. The termination, expiration or failure to renew one or more of our contracts with our licensed establishment partners could cause us to lose substantial revenue, which could have an adverse effect on our ability to win or renew other contracts or pursue growth initiatives.

In addition, we may not be able to obtain new or renewed contracts with licensed establishment partners that contain terms that are as favorable as our current terms in our current contracts, and any less favorable contract terms or diminution in scope could negatively impact our business.

Additionally, our revenue, business, result of operations, cash flows and financial condition could be negatively affected if our licensed establishment partners sell or merge themselves or their licensed establishments with other entities. Upon the sale or merger of such licensed establishments, our licensed establishment partners could choose to no longer partner with us and decide to contract with our competitors.

Unfavorable economic conditions, or decreased discretionary spending or travel due to other factors such as terrorist activity or threat thereof, civil unrest or other economic or political uncertainties, may adversely affect our business, results of operations, cash flows and financial condition.

Unfavorable economic conditions, including recession, economic slowdown, decreased liquidity in the financial markets, decreased availability of credit and relatively high rates of unemployment, could have a negative effect on our business. Unfavorable economic conditions could cause licensed establishment partners to shut down or ultimately declare bankruptcy, which could adversely affect our business. Unfavorable economic conditions may also result in volatility in the credit and equity markets. The difficulty or inability of licensed establishment partners to generate or obtain adequate levels of capital to finance their ongoing operations may cause some to close or ultimately declare bankruptcy. We cannot fully predict the effects that unfavorable social, political and economic conditions and economic uncertainties and decreased discretionary spending or travel could have on our business.

Our revenue is largely driven by players’ disposable incomes and level of gaming activity. Unfavorable economic conditions may reduce the disposable incomes of players at licensed establishment partners and may result in fewer players visiting licensed establishment partners, reduced play levels, and lower amounts spent per visit, adversely affecting our results of operations and cash flows. Adverse changes in discretionary consumer spending or consumer preferences, which may result in fewer players visiting licensed establishment partners and reduced frequency of visits and play levels, could also be driven by an unstable job market, outbreaks of contagious diseases or other factors. Socio-political factors such as terrorist activity or threat thereof, civil unrest or other economic or political uncertainties that contribute to consumer unease may also result in decreased discretionary spending or travel by players and have a negative effect on us.

Our revenue growth and future success depends on our ability to expand into new markets, including Pennsylvania, which may not occur as anticipated or at all.

Our future success and growth depend in large part on the successful addition of new licensed establishments as partners (whether through organic growth, conversion from competitors or partner relationships) and on the entry into new markets, including other licensed jurisdictions such as Pennsylvania, where we were recently granted a conditional license as a VGT terminal operator. These markets are new to us and our success depends in part on displacing entrenched competitors who are familiar with these markets and are known to players. In many cases, we are attempting to enter into or expand our presence in these new markets and where the appeal and success of VGTs and other forms of entertainment has not yet been proven. In some cases, we may need to develop or expand our sales channels and leverage the relationships with our licensed establishment partners in order to execute this strategy. There can be no assurance that video gaming will have success with new licensed establishment partners or in new markets, or that it will succeed in capturing a significant or even acceptable market share in any new markets, including Pennsylvania. In addition, it is possible that we will not be able to enter the Pennsylvania market at all, due to regulatory or other concerns. See “—We are subject to strict government regulations that are constantly evolving and may be amended, repealed, or subject to new interpretations, which may limit existing operations, have an adverse impact on the ability to grow or may expose us to fines or other penalties.” If we fail to successfully expand into these markets, we may have difficulty growing our business and may lose business to our competitors.

Our business is geographically concentrated, which subjects us to greater risks from changes in local or regional conditions.

We currently supply VGTs and amusement devices to licensed establishments solely in Illinois. Due to this geographic concentration, our results of operations, cash flows and financial condition are subject to greater risks from changes in local and regional conditions, such as:

•	changes in local or regional economic conditions and unemployment rates;

•	changes in local and state laws and regulations, including gaming laws and regulations;

•	a decline in the number of residents in or near, or visitors to, licensed establishment partners;

•	changes in the local or regional competitive environment; and

•	adverse weather conditions and natural disasters (including weather or road conditions that limit access to licensed establishments).

Licensed establishment partners largely depend on local markets for players. Local competitive risks and the failure of licensed establishment partners to attract a sufficient number of guests, players and other visitors in these locations could adversely affect our business. As a result of the geographic concentration of our businesses, we face a greater risk of a negative impact on our results of operations, cash flows and financial condition in the event that Illinois is more severely impacted by any such adverse condition, as compared to other areas in the United States. If we are successful in expanding our operations into Pennsylvania or other gaming jurisdictions, we may face similar concentration risk there.

If we fail to offer a high-quality customer experience, our business and reputation may suffer.

Once we place VGTs and amusement machines with licensed establishment partners, those licensed establishment partners rely on support services to resolve any related issues. High-quality user and partner education and customer experience have been key to our brand and is important for the successful marketing and sale of our products and services and to increase the number of VGTs and amusement machines at licensed establishments. The importance of high-quality customer experience will increase as we expand our business and pursue new licensed establishment partners and potentially expand into new jurisdictions. For instance, if we do not help our licensed establishment partners quickly resolve issues, whether those issues are regulatory, technical, or data related, and provide an effective ongoing customer experience, our ability to retain or renew contracts with our licensed establishment partners could suffer and our reputation with existing or potential licensed establishment partners may be harmed. In some cases, we depend on third-parties to resolve such issues, the performance of which is out of our control. Further, our success is highly dependent on business reputation and positive recommendations from existing licensed establishment partners. Any failure to maintain high-quality customer experience, or a market perception that we do not maintain a high-quality customer experience, could harm our reputation, our ability to market or sell our services to existing and prospective licensed establishment partners, and our results of operations, cash flows and financial condition.

In addition, as we continue to grow our operations and expand into additional jurisdictions, we need to be able to provide efficient customer support that meets the needs of our licensed establishment partners. The number of licensed establishments with our products has grown significantly and that may place additional pressure on our support organization. As our base of licensed establishment partners continues to grow, we may need to increase the number of relationship managers, customer service and other personnel we employ to provide personalized account management, assistance to our licensed establishment partners in navigating regulatory applications and ongoing compliance concerns, and customer service, training, and revenue optimization. If we are not able to continue to provide high levels of customer service, our reputation, as well as our results of operations, cash flows and financial condition, could be harmed.

Our revenue growth and ability to achieve and sustain profitability will depend, in part on being able to expand our sales force and increase the productivity of our sales force.

As of June 30, 2019, most of our revenue has been attributable to the efforts of our sales force, which consists of both in-house personnel and independent agents. In order to increase our revenue and achieve and sustain profitability. We intend to increase the size of our sales force to generate additional revenue from new and existing licensed establishment partners.

Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training, and retaining sufficient numbers of in-house and independent sales personnel to support growth. New sales personnel require significant training and can take a number of months to achieve full productivity. Our recent hires and planned hires may not become productive as quickly as expected and if new sales employees and agents do not become fully productive on the timelines that have been projected or at all, our revenue may not increase at anticipated levels and our ability to achieve long-term projections may be negatively impacted. In addition, as we continue to grow, a larger percentage of our sales force will be new to us and our business, which may adversely affect our sales if we cannot train our sales force quickly or effectively. Attrition rates may increase, and we may face integration challenges as we continue to seek to expand our sales force. We also believe that there is significant competition for sales personnel with the skills that we require in the industries in which we operate, and may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we operate or plan to operate. If we are unable to hire and train sufficient numbers of effective sales personnel or agents, or if the sales personnel or agents are not successful in obtaining new licensed establishment partners or increasing sales to our existing licensed establishment partners, our business may be adversely affected.

We periodically change and adjust our sales organization in response to market opportunities, competitive threats, management changes, product and service introductions or enhancements, acquisitions, sales performance, increases in sales headcount, cost levels, and other internal and external considerations. Any future sales organization changes may result in a temporary reduction of productivity, which could negatively affect our rate of growth. In addition, any significant change to the way we structure the compensation of our sales organization may be disruptive and may affect revenue growth.

Our inability to complete acquisitions and integrate acquired businesses successfully could limit our growth or disrupt our plans and operations.

We continue to pursue expansion and acquisition opportunities in gaming and related businesses. Our ability to succeed in implementing our strategy will depend to some degree upon our ability to identify and complete commercially viable acquisitions. We may not be able to find acquisition opportunities on acceptable terms or at all, or obtain necessary financing or regulatory approvals to complete potential acquisitions.

We may not be able to successfully integrate any businesses that we acquire or do so within intended timeframes. We could face significant challenges in managing and integrating our acquisitions and combined operations, including acquired assets, operations and personnel. In addition, the expected cost synergies associated with such acquisitions may not be fully realized in the anticipated amounts or within the contemplated timeframes or cost expectations, which could result in increased costs and have an adverse effect on our results of operations, cash flows and financial condition. We expect to incur incremental costs and capital expenditures related to our contemplated integration activities.

Acquisition transactions may disrupt our ongoing business. The integration of acquisitions will require significant time and focus from management and may divert attention from the day-to-day operations of the combined business or delay the achievement of strategic objectives. Our business may be negatively impacted following the acquisitions if we are unable to effectively manage expanded operations.

We face significant competition from other gaming and entertainment operations, and our success in part relies on maintaining our competitive advantages and market share in key markets.

We face significant competition from suppliers and other operators of VGTs and dartboards, pool tables, pinball and other related non-gaming equipment at licensed establishment partners. We compete on the basis of the responsiveness of our services, and the popularity, content, features, quality, functionality, accuracy and reliability of our products. In order to remain competitive and maintain our existing market share, we must continuously offer popular, high-quality games in a timely manner and new services or enhancements to our existing services. These services or enhancements may not be well received by licensed establishment partners or consumers, even if well reviewed and of high quality. In addition, some of our current and future competitors may enjoy substantial competitive advantages over us, such as greater name recognition, longer operating histories, or greater financial, technical, and other resources. These companies may use these advantages to offer services that respond better to the needs of licensed establishment partners, spend more on advertising and brand marketing, expand their operations, or respond more quickly and effectively than we do or can to new or changing opportunities, technologies, standards, regulatory conditions or requirements, or player preferences. These competitors could use these advantages to capture additional market share to our detriment in key markets. Additionally, we could lose some or all of the competitive advantages that we currently enjoy over our current and potential competitors. We also face high levels of competition in the supply of services for newly legalized gaming jurisdictions and for openings of new or expanded licensed establishments. Our success depends on our ability to successfully enter new markets and compete successfully for new business, which is not certain to occur. Any of these developments could have an adverse effect on our results of operations, cash flows and financial condition and could result in a loss of market share in key markets.

We operate in the highly competitive gaming industry, and our success depends on our ability to effectively compete with numerous types of businesses in a rapidly evolving, and potentially expanding, gaming environment.

While our operations face competition from many forms of leisure and entertainment activities, including shopping, athletic events, television and movies, concerts and travel, we face particularly robust competition from other forms of gaming. The gaming industry is characterized by an increasingly high degree of competition among a large number of participants on both a local and national level, including casinos, internet gaming, sports betting, sweepstakes and poker machines not located in casinos, horse racetracks, including those featuring slot machines and/or table games, fantasy sports, real money iGaming, and other forms of gaming, such as, Internet-based lotteries, sweepstakes, and fantasy sports, and internet-based or mobile-based gaming platforms, which allow their players to wager on a wide variety of sporting events and/or play casino games from home or in non-casino settings. This could divert players from using our products in licensed establishment partners, and adversely affect our business. Even internet wagering services that are illegal under federal and state law but operate from overseas locations, may nevertheless be accessible to domestic gamblers and divert players from visiting licensed establishment partners to play on our VGTs.

The availability of competing gaming activities could increase substantially in the future. Voters and state legislatures may seek to supplement traditional tax revenue sources of state governments by authorizing or expanding gaming in Illinois, adjacent states or jurisdictions where we plan to operate in the future, such as Pennsylvania. For example, on June 2, 2019, the Illinois legislature passed a significant gaming expansion bill authorizing the addition of multiple casinos to the state, including a casino in Chicago, permitting slot and table games at three horse racetracks, adding slot machines to two airports and creating licensing criteria for those eligible to provide sports betting services. In addition, other jurisdictions are considering or have already recently legalized, implemented and expanded gaming, and there are proposals across the country that would legalize internet poker and other varieties of internet gaming in a number of states and at the federal level. For example, Pennsylvania recently enacted legislation allowing regulated online poker and casino-style games within the commonwealth and legalizing sports betting in casinos. In addition, established gaming jurisdictions could award additional gaming licenses or permit the expansion or relocation of existing gaming operations (including VGTs). See “—Our revenue growth and future success depends on our ability to expand into new markets, including Pennsylvania, which may not occur as anticipated or at all” for more information. While we believe we are well positioned to take advantage of certain of these opportunities, expansion of gaming in other jurisdictions (both legal and illegal) could further compete with our VGTs, which could have an adverse impact on our results of operations, cash flows and financial condition.

The concentration and evolution of the VGT manufacturing industry could impose additional costs on us.

A majority of our revenue is attributable to VGTs and related systems supplied by us at licensed establishment partners. A substantial majority of the VGTs sold in the U.S. in recent years have been manufactured by a few select companies, and there has been extensive consolidation within the gaming equipment sector in recent years, including the acquisitions of Bally Technologies, Inc. (which had acquired SHFL Entertainment, Inc.) and WMS Industries, Inc. by Scientific Games Corporation (“Scientific Games”) and International Game Technology PLC by GTECH S.p.A, respectively.

Consolidation may force us to enter into purchase arrangements for new VGTs that are more expensive to operate than our existing VGTs. If the newer VGTs do not result in sufficient incremental revenues to offset the potential increased investment and costs, it could damage our profitability. In the event that we lose a supplier, we may be unable to replace such supplier, and our remaining suppliers may increase fees and costs. See “— An increase in our borrowing costs would negatively affect our financial condition, cash flow and results of operations.”

Our operations are largely dependent on the skill and experience of our management and key personnel. The loss of management and other key personnel could significantly harm our business, and we may not be able to effectively replace members of management who may leave us.

Our success and competitive position are largely dependent upon, among other things, the efforts and skills of our senior executives and management team, which includes Andrew H. Rubenstein as the Chief Executive Officer and President, Karl Peterson as Chairman of the Board, Brian Carroll as Chief Financial Officer and Derek Harmer as Secretary. Although we have entered into employment agreements with senior executives and key personnel, there can be no assurance that these individuals will remain employed. If we lose the services of any members of our management team or other key personnel our business may be significantly impaired.

We rely on assumptions and estimates to calculate certain key metrics, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.

We regularly review metrics, including the number of players and other measures, to evaluate growth trends, measure performance and make strategic decisions. Additionally, we commit significant amounts of resources and employee time to understanding the inherent historical patterns of gaming results within individual licensed establishment partners. We use this pattern recognition process to recommend more optimal gaming layouts for licensed establishment partners, with the goal of generating increased gaming revenue.

Certain of our key metrics, including the average post-acquisition net video gaming revenue per VGT per day (“hold-per-day”) and a number of other measures to evaluate growth trends and the quality of marketing and player behaviors, are calculated using data from Scientific Games, a contractor of the IGB. Scientific Games and the IGB may calculate certain metrics differently, which could limit the comparability of our key metrics and those of our competitors, who may use a different methodology to calculate similar metrics. For example, the IGB calculates average hold-per-day and other metrics using the number of VGTs that are active at the end of a given month, while Scientific Games uses the number of VGTs that are active at least one day during a month. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Business Metrics” for more information. While we believe these figures to be reasonable and that our reliance on them is justified, there can be no assurance that such figures are reliable or accurate. Should we decide to review these or other figures, we may discover material inaccuracies, including unexpected errors in our internal data that result from technical or other errors. If we determine that any of our metrics are not accurate, we may be required to revise or cease reporting such metrics and such changes may harm our reputation and business.

We are subject to strict government regulations that are constantly evolving and may be amended, repealed, or subject to new interpretations, which may limit existing operations, have an adverse impact on the ability to grow or may expose us to fines or other penalties.

We are subject to the rules, regulations, and laws applicable to gaming, including, but not limited to, the Illinois Gaming Act and the Pennsylvania Gaming Act. These gaming laws and related regulations are administered by the IGB and PA Board, respectively, which are regulatory boards with broad authority to create and interpret gaming regulations and to regulate gaming activities. These gaming authorities are authorized to:

•	adopt additional rules and regulations under the implementing statutes;

•	investigate violations of gaming regulations;

•	enforce gaming regulations and impose disciplinary sanctions for violations of such laws, including fines, penalties and revocation of gaming licenses;

•	review the character and fitness of manufacturers, distributors and operators of gaming services and equipment and make determinations regarding their suitability or qualification for licensure;

•	review and approve transactions (such as acquisitions, material commercial transactions, securities offerings and debt transactions); and

•	establish and collect related fees and/or taxes.

Although we plan to maintain compliance with applicable laws as they evolve and to generally maintain good relations with regulators, there can be no assurance that we will do so, and that law enforcement or gaming regulatory authorities will not seek to restrict our business in their jurisdictions or institute enforcement proceedings if we are not compliant. There can be no assurance that any instituted enforcement proceedings will be favorably resolved, or that such proceedings will not have an adverse effect on our ability to retain and renew existing licenses or to obtain new licenses in other jurisdictions. Gaming authorities may levy fines against us or seize certain of our assets if we violate gaming regulations. Our reputation may also be damaged by any legal or regulatory investigation, regardless of whether we are ultimately accused of, or found to have committed, any violation. A negative regulatory finding or ruling in one jurisdiction could have adverse consequences in other jurisdictions, including with gaming regulators.

In addition to regulatory compliance risk, Illinois, Pennsylvania or any other states or other jurisdiction in which we operate or may operate (including jurisdictions at the county, district, municipal, town or borough level), certain jurisdictions may amend or repeal gaming enabling legislation or regulations. Changes to gaming enabling legislation or new interpretations of existing gaming laws may hinder or prevent us from continuing to operate in the jurisdictions where we currently conduct business, which could increase operating expenses and compliance costs or decrease the profitability of operations. Repeal of gaming enabling legislation could result in losses of capital investments and revenue, limit future growth opportunities and have an adverse effect on our results of operations, cash flows and financial condition. If any jurisdiction in which we operate were to repeal gaming enabling legislation, there could be no assurance that we could sufficiently increase revenue in other markets to maintain operations or service existing indebtedness. In particular, the enactment of unfavorable legislation or government efforts affecting or directed at VGT manufacturers or gaming operators, such as referendums to increase gaming taxes or requirements to use local distributors, would likely have a negative impact on operations. For example, the Illinois legislature has recently approved a gaming expansion bill that, in addition to providing for an increased number of possible gaming venues, also increases Illinois state tax on gaming revenue. Additionally, membership changes within regulatory agencies could impact operations. The IGB in particular has experienced significant personnel changes since the commencement of our VGT operations in 2012. Changes in the composition of the IGB can impact current rules, regulations, policies, enforcement trends and overall agendas of the IGB.

Our ability to operate in existing markets or expand into new jurisdictions could be adversely affected by difficulties, delays, or failures by us or our stakeholders in obtaining or maintaining required licenses or approvals.

We operate only in jurisdictions where gaming is legal. The gaming industry is subject to extensive governmental regulation by federal, state, and local governments, which customarily includes some form of licensing or regulatory screening of operators, suppliers, manufacturers and distributors and their applicable affiliates, their major stockholders, officers, directors and key employees. In addition, certain gaming products and technologies must be certified or approved in certain jurisdictions in which we operate, and these regulatory requirements vary from jurisdiction to jurisdiction. The scope of the approvals required can be extensive. Regulators review many facets of an applicant or holder of a license, including its financial stability, integrity and business experience. While the regulatory requirements vary by jurisdiction, most require:

•	licenses and/or permits;

•	documentation of qualifications, including evidence of financial stability;

•	other required approvals for companies who design, assemble, supply or distribute gaming equipment and services; and

•	individual suitability of officers, directors, major equity holders, lenders, key employees and business partners

We may not be able to obtain or maintain all necessary registrations, licenses, permits or approvals, or could experience delays related to the licensing process which could adversely affect our operations and ability to retain key employees. If we fail to obtain a license required in a particular jurisdiction for games and VGTs, hardware or software or have such license revoked, we will not be able to expand into, or continue doing business in, such jurisdiction. Any delay, difficulty or failure by us to obtain or retain a required license or approval in one jurisdiction could negatively impact the ability to obtain or retain required licenses and approvals in other jurisdictions, or affect eligibility for a license in other jurisdictions, which can negatively affect opportunities for growth. For example, if our license to operate in Illinois is not renewed as a result of a failure to satisfy suitability requirements or otherwise, our ability to obtain or maintain a license in Pennsylvania may be harmed. Unexpected changes or concessions required by local, state or federal regulatory authorities could involve significant additional costs and delay. The necessary permits, licenses and approvals may not be obtained within the anticipated time frames, or at all. Additionally, licenses, approvals or findings of suitability may be revoked, suspended or conditioned at any time. If a license, approval or finding of suitability is required by a regulatory authority and we fail to seek or do not receive the necessary approval, license or finding of suitability, or if we are granted and subsequently revoked, it could have an adverse effect on our results of operations, cash flows and financial condition.

While we have received a conditional terminal operator license from the PA Board, there can be no assurance that the final license will be obtained on terms necessary to achieve our objectives, or at all. While we do not expect that the composition of the PA Board will change prior to the next Pennsylvania gubernatorial election in 2022, there can be no assurances with respect thereto, and any changes in composition to the PA Board could alter existing interpretations or enforcement of the Pennsylvania Gaming Act, or otherwise affect the status of our pending final license before the PA Board. In Illinois, we were granted our original license to conduct business as a terminal operator of VGTs by the IGB in 2012, and have most recently had our license renewed in April 2019, retroactive to March 2019 for a period of one year. Renewal is subject to, among other things, continued satisfaction of suitability requirements.

In addition to any licensing requirements, all of our licensed establishment partners are required to be licensed, and delays in or failure to obtain approvals of these licenses may adversely affect results of operations, cash flows and financial condition.

We and certain of our affiliates, major stockholders (generally persons and entities beneficially owning a specified percentage (typically 5% or more) of equity securities), directors, officers and key employees are subject to extensive background investigations, personal and financial disclosure obligations and suitability standards in our businesses. Certain jurisdictions may require the same from our lenders or key business partners. The failure of these individuals and business entities to submit to such background checks and provide required disclosure, or delayed review or denial of application resulting from such submissions, could jeopardize our ability to obtain or maintain licensure in such jurisdictions. Any delay, difficulty, or failure any of our major stockholders, directors, officers, key employees, products or technology, to obtain or retain a required license or approval in one jurisdiction could negatively impact our licensure in other jurisdictions, which can ultimately negatively affect opportunities for growth. In addition, the failure of our officers, directors, key employees or business partners, equity holders, or lenders to obtain or maintain licenses in one or more jurisdictions may require us to modify or terminate our relationship with such officers, directors, key employees or business partners, equity holders, or lenders, or forego doing business in such jurisdiction. The licensing procedures and background investigations of the authorities that regulate our businesses may inhibit potential investors from becoming significant stockholders, inhibit existing stockholders from retaining or increasing their ownership, or inhibit existing stockholders from selling their shares to potential investors who are found unsuitable to hold our stock by gaming authorities or whose stock ownership may adversely affect our ability to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval from a gaming authority.

Failure to maintain adequate internal control over financial reporting could adversely affect our reputation and business.

We are responsible for establishing and maintaining adequate internal control over financial reporting. If we cannot maintain and execute adequate internal control over financial reporting or when necessary implement new or improved controls that provide reasonable assurance of the reliability of the financial reporting and preparation of our financial statements for external use, we may suffer harm to our reputation, fail to meet our public reporting requirements on a timely basis or be unable to properly report on our business and results of operations, cash flows and financial condition. Additionally, the inherent limitations of internal controls over financial reporting may not prevent or detect all misstatements or fraud, regardless of the adequacy of those controls. In addition, the adoption of any new accounting standards may require us to add new or change existing internal controls, which may not be successful. Each of the preceding changes could materially impact our internal control over financial reporting. Accel identified three material weaknesses in our internal control over financial reporting as of December 31, 2018, each of which remains unremediated. While efforts are underway to remediate these identified material weaknesses, these efforts will take time. While these material weaknesses remain unremediated, an increased risk of material misstatement of the consolidated financial statements exists.

We are obligated to develop and maintain proper and effective internal control over financial reporting. We identified three material weaknesses in our internal control over financial reporting as of December 31, 2018, and if remediation of these material weaknesses is not effective, or if we fail to develop and maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired. In addition, the presence of material weaknesses increases the risk of material misstatement of the consolidated financial statements.

We are a public company and are subject to the requirements of, Section 404(a) of the Sarbanes-Oxley Act, which, subject to a transition period, will require us to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting on our annual report on Form 10-K. We completed the Business Combination on November 20, 2019. Prior to the Business Combination, we were a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more target businesses. Pursuant to SEC guidance that permits omitting an assessment of a recently acquired business from the scope of an assessment in the year of acquisition, the scope of our assessment of the effectiveness of our internal control over financial reporting at December 31, 2019 are not expected to include Accel’s historical operations and controls which are material.

Effective internal control over financial reporting is necessary for reliable financial reports and, together with adequate disclosure controls and procedures, such internal controls are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Ineffective internal controls could also cause investors to lose confidence in reported financial information, which could have a negative effect on the trading price of Class A-1 Shares.

The report by management will need to include disclosure of any material weaknesses identified in internal control over financial reporting. However, for as long as we are an “emerging growth company” under the JOBS Act following the consummation of the Business Combination, our independent registered public accounting firm will not be required to attest to the effectiveness of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. Management’s assessment of internal controls, when implemented, could detect problems with internal controls, and an independent assessment of the effectiveness of internal controls by our auditors could detect further problems that management’s assessment might not, and could result in the identification of material weaknesses that were not otherwise identified. Undetected material weaknesses in internal controls could lead to financial statement restatements and require us to incur the expense of remediation. We are required to disclose changes made in our internal control and procedures on a quarterly basis. To comply with the public company requirements, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

In connection with the preparation of our consolidated financial statements, we identified a number of adjustments to our consolidated financial statements that resulted in a restatement of previously issued financial statements. These adjustments relate to accounting for business acquisitions and subsequent accounting, accounting for route and customer acquisition costs and related liabilities, classification of items on the consolidated statements of stockholders’ equity and cash flows, accounting for income taxes, and other miscellaneous adjustments. Accel identified the cause of these adjustments was due to three material weaknesses in internal controls. A material weakness is a deficiency or combination of deficiencies in our internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our consolidated financial statements would not be prevented or detected on a timely basis. This deficiency could result in additional misstatements to our consolidated financial statements that would be material and would not be prevented or detected on a timely basis.

The following three material weaknesses in internal control over financial reporting have been identified, which are not remediated as of December 31, 2018, or currently:

•

a material weakness related to review of the consolidated financial statements and certain of the associated accounting analyses, journal entries and accounting reconciliations due, in part, to the lack of formally documented accounting policies and procedures, as well as headcount necessary to support consistent, timely and accurate financial reporting in accordance with U.S. GAAP;

•

a material weakness in the design and implementation of internal controls relating to business combination accounting and route and customer acquisition cost accounting due to the absence of formalized internal controls surrounding the determination of the fair value for assets acquired and liabilities assumed in business combinations, the accounting for initial route and customer acquisition costs and the accounting for such assets; and

•	a material weakness related to general information technology controls including the design and implementation of access and change management internal controls.

We have begun evaluating and implementing additional procedures in order to remediate these material weaknesses, however, we cannot assure you that these or other measures will fully remediate the material weaknesses in a timely manner. As part of the remediation plan to address the material weakness identified above, we have hired additional accounting and finance employees with the specific technical accounting and financial reporting experience necessary for a public company. We have hired these personnel after considering the appropriateness of each individual’s experience and believe that these personnel are qualified to serve in their current respective roles. As of June 30, 2019, we had 11 accounting and finance employees. In addition, we have begun to implement more formal accounting policies and procedures to support timely and accurate financial reporting in accordance with GAAP. We will continue to assess the adequacy of our accounting and finance personnel and resources, and will add additional personnel, as well as adjust our resources, as necessary, commensurate with any increase in the size and complexity of our business. We also increased the depth and level of review procedures with regard to financial reporting and internal control procedures. If we are unable to remediate these material weaknesses, or otherwise maintain effective internal control over financial reporting, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports in a timely manner. If our remediation of these material weaknesses is not effective, or if we experience additional material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of Class A-1 Shares. There can be no assurance that all existing material weaknesses have been identified, or that additional material weaknesses will not be identified in the future.

We are in the early stages of developing the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if we identify material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective.

If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal control, including as a result of the material weaknesses described above, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the NYSE.

Our products and services may be subject to complex revenue recognition standards, which could materially affect our financial results.

Our products and services may be subject to complex revenue recognition standards and we may enter into transactions to acquire new products and services that may include multiple performance obligations, and applicable accounting principles or regulatory approval delays could impact when we recognize revenue with respect to such products and services and could adversely affect financial results for any given period. For example, the IGB has approved “progressive” games (i.e., games where the jackpot continues to increase until someone wins), but such games have not yet been implemented by licensed establishments and it remains unclear how payouts from such games will be accounted for under applicable accounting principles.

We may be liable for product defects or other claims relating to our products that we provide to our licensed establishment partners.

The products that we provide to our licensed establishment partners could be defective, fail to perform as designed or otherwise cause harm to players or licensed establishment partners. If any of the products we provide are defective, we may be required to recall the products and/or repair or replace them, which could result in substantial expenses and affect profitability. In the event of any repair or recall, we could be dependent on the services, responsiveness or product stock of key suppliers, and any delay in their ability to resupply or assist in servicing key products could affect our ability to service licensed establishment partners. Any problem with the performance of our products could harm our reputation, which could result in a loss of existing or potential licensed establishment partners. In addition, the occurrence of errors in, or fraudulent manipulation of, our products or software may give rise to claims by licensed establishment partners or by players, including claims by licensed establishment partners for lost revenues and related litigation that could result in significant liability. Any claims brought against us by licensed establishment partners or players may result in the diversion of management’s time and attention, expenditure of large amounts of cash on legal fees and payment of damages, lower demand for products or services, or injury to reputation. Our insurance or recourse against other parties may not sufficiently cover a judgment against us or a settlement payment, and any insurance payment is subject to customary deductibles, limits and exclusions. In addition, a judgment against us or a settlement could make it difficult for us to obtain insurance in the coverage amounts necessary to adequately insure our businesses, or at all, and could materially increase insurance premiums and deductibles. Software bugs or malfunctions, errors in distribution or installation of our software, failure of products to perform as approved by the appropriate regulatory bodies or other errors or malfunctions, may subject us to investigation or other action by gaming regulatory authorities, including fines. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Revenue Recognition.”

We may incur impairment charges.

We review our amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Factors that may indicate a change in circumstances, such that the carrying value of our assets may not be recoverable, include a decline in stock price and market capitalization, reduced future cash flow estimates, and slower growth rates in the gaming industry. We may be required to record a significant charge in our consolidated financial statements during the period in which any impairment is determined, which could negatively affect our results of operations.

Our results of operations fluctuate due to seasonality and other factors and, therefore, our periodic operating results are not guarantees of future performance.

Our results of operations can fluctuate due to seasonal trends and other factors. VGT play at licensed establishment partners is generally strongest in the spring and slowest in the summer. Certain other seasonal trends and factors that may cause our results to fluctuate include the geographies where we operate, holiday and vacation seasons, climate, weather, economic and political conditions, changes in applicable legislation and/or the rules and policies of governing regulatory bodies, timing of the release of new products, significant equipment sales or the introduction of gaming activities in new jurisdictions or to new licensed establishment partners, and other factors. In light of the foregoing, results for any quarter are not necessarily indicative of the results that may be achieved in another quarter or for the full fiscal year.

Litigation may adversely affect our business, results of operations, cash flows and financial condition.

We may become subject to litigation claims in the operation of our business, including, but not limited to, with respect to employee matters, alleged product and system malfunctions, alleged intellectual property infringement and claims relating to contracts, licenses and strategic investments. We may incur significant expense defending or settling any such litigation. Additionally, adverse judgments that may be decided against us could result in significant monetary damages or injunctive relief that could adversely affect our ability to conduct business, our results of operations, cash flows and financial condition. See “Business—Legal Proceedings” beginning on page 53 for more information.

Our results of operations, cash flows and financial condition could be affected by natural events in the locations in which we or our licensed establishment partners, suppliers or regulators operate.

We may be impacted by severe weather and other geological events, including hurricanes, tornados, earthquakes, floods or tsunamis that could disrupt operations or the operations of our licensed establishment partners, suppliers, data service providers and regulators. Natural disasters or other disruptions at any of our facilities or suppliers’ facilities may impair or delay the operation, development, provisions or delivery of our products and services. Additionally, disruptions experienced by our regulators due to natural disasters or otherwise could delay the introduction of new products or entry into new jurisdictions where regulatory approval is necessary. While we insure against certain business interruption risks, there can be no assurance that such insurance will adequately compensate for any losses incurred as a result of natural or other disasters. Any serious disruption to our operations, or those of our licensed establishment partners, suppliers, data service providers, or regulators, could have an adverse effect on our results of operations, cash flows and financial condition.

If our estimates or judgments relating to critical accounting policies prove to be incorrect or financial reporting standards or interpretations change, our operating results could be adversely affected.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity as of the date of the financial statements, and the amount of revenue and expenses, during the periods presented, that are not readily apparent from other sources. Significant assumptions and estimates used in preparing consolidated financial statements include among other things, the useful lives for depreciable and amortizable assets, income tax provisions, the evaluation of the future realization of deferred tax assets, projected cash flows in assessing the initial valuation of intangible assets in conjunction with business acquisitions, the initial selection of useful lives for depreciable and amortizable assets in conjunction with business acquisitions, contingencies, and the expected term of share-based compensation awards, stock price volatility and estimated stock prices when computing share-based compensation expense. Our operating results may be adversely affected if assumptions change or if actual circumstances differ from assumed circumstances, which could cause our operating results to fall below the expectations of industry or financial analysts and investors, resulting in a decline in the trading price of our common stock.

Additionally, we regularly monitor compliance with applicable financial reporting standards and review relevant new accounting pronouncements and drafts thereof. As a result of new standards, changes to existing standards, and changes in interpretation, we may be required to change accounting policies, alter operational policies and implement new or enhance existing systems so that they reflect new or amended financial reporting standards, or we may be required to restate published financial statements. Such changes to existing standards or changes in their interpretation may cause an adverse deviation from our revenue and operating profit target, which may negatively impact results of operations, cash flows and financial condition.

We may not have adequate insurance for potential liabilities.

In the ordinary course of business, we have, and in the future may become the subject of, various claims, lawsuits and administrative proceedings seeking damages or other remedies concerning our commercial operations, products, employees and other matters. We maintain insurance to cover these and other potential losses, and are subject to various self-retentions, deductibles and caps under our insurance. We face the following risks with respect to insurance coverage:

•	we may not be able to continue to obtain insurance on commercially reasonable terms;

•	we may incur losses from interruptions of business that exceed insurance coverage;

•	we may be faced with types of liabilities that will not be covered by insurance;

•	our insurance carriers may not be able to meet their obligations under the policies; or

•	the dollar amount of any liabilities may exceed policy limits.

Even a partially uninsured claim, if successful and of significant size, could have an adverse effect on our results of operations, cash flows and financial condition. Even in cases where we maintain insurance coverage, our insurers may raise various objections and exceptions to coverage that could make uncertain the timing and amount of any possible insurance recovery.

Our business depends on the protection of intellectual property and proprietary information.

We believe that our success depends, in part, on protecting our intellectual property. Our intellectual property includes certain trademarks and copyrights relating to our products and services, and proprietary or confidential information that is not subject to patent or similar protection. As of June 30, 2019, we owned five registered trademarks and 83 registered domain names. Our success may depend, in part, on our ability to obtain protection for the trademarks, trade dress, names, logos or symbols under which we market products and to obtain copyright and patent protection for proprietary technologies, designs, software and innovations. There can be no assurance that we will be able to build and maintain consumer value in our trademarks, obtain patent, trademark or copyright protection or that any patent, trademark or copyright will provide competitive advantages.

Our intellectual property protects the integrity of our systems, products and services. Competitors may independently offer similar or superior products, software or systems, which could negatively impact results of operations, cash flows and financial condition. In cases where our technology or product is not protected by enforceable intellectual property rights, such independent development may result in a significant diminution in the value of such technology or product.

We also rely on trade secrets and proprietary knowledge and enter into confidentiality agreements with employees and independent contractors regarding trade secrets and proprietary information, however, there can be no assurance that the obligation to maintain the confidentiality of trade secrets and proprietary information will be honored.

•	We may, in the future, make claims of infringement, invalidity or enforceability against third parties. This could:

•	cause us to incur greater costs and expenses in the protection of intellectual property;

•	potentially negatively impact our intellectual property rights;

•	cause one or more of our patents, trademarks, copyrights or other intellectual property interests to be ruled or rendered unenforceable or invalid; or

•	divert management’s attention and resources.

Gaming opponents persist in their efforts to curtail the expansion of legalized gaming, which, if successful, could limit the growth of operations.

There is significant debate over, and opposition to, the gaming industry. There can be no assurance that this opposition will not succeed in preventing the legalization of gaming in jurisdictions where it is presently prohibited, prohibiting or limiting the expansion of gaming where it is currently permitted or causing the repeal of legalized gaming in any jurisdiction. Such opposition could also lead these jurisdictions to adopt legislation or impose a regulatory framework to govern gaming that restricts our ability to advertise games or substantially increases costs to comply with these regulations. We continue to devote significant attention to monitoring these developments, however, we cannot accurately predict the likelihood, timing, scope or terms of any state or federal legislation or regulation relating to our business. Any successful effort to curtail the expansion of, or limit or prohibit, legalized gaming could have an adverse effect on our results of operations, cash flows and financial condition.

For example, the Illinois legislature has recently approved a gaming expansion bill that, in addition to providing for an increased number of possible gaming venues, also increases Illinois state tax on gaming revenue. Any tax increase by the state of Illinois, whether levied on licensed establishments or us, could have an adverse effect on our results of operations, cash flows and financial condition. Current and future appointees to the IGB may enact, change or rescind other rules and regulations in a way that negatively affects business.

We may not be able to capitalize on the expansion of gaming or other trends and changes in the gaming industries, including due to laws and regulations governing these industries, and other factors.

We participate in new and evolving aspects of the gaming industries. These industries involve significant risks and uncertainties, including legal, business and financial risks. The fast-changing environment in these industries can make it difficult to plan strategically and can provide opportunities for competitors to grow their businesses at our expense. Consequently, future results of operations, cash flows and financial condition are difficult to predict and may not grow at expected rates.

Part of our strategy is to take advantage of the liberalization of regulations covering these industries on a municipality and state basis, which can be a protracted process. To varying degrees, governments have taken steps to change the regulation of VGTs through the implementation of new or revised licensing and taxation regimes. For example, in addition to the State-issued gaming licenses, gaming licenses are also governed on a municipality-level in Illinois. While we have contracted for exclusive rights to operate in licensed establishments in over 600 different municipalities in Illinois, all of which have no prohibition or restriction with respect to gaming, there are many other municipalities that have “opt out” or “anti-gambling” ordinances which prohibit a range of activities characterized from “devices of chance” to “any gambling”. While a number of these municipalities have removed the ordinance or introduced an amendment to permit gaming activities germane to our business, they or other municipalities may choose to prohibit or limit gambling in the future. Additionally, Pennsylvania currently only permits the operation of VGTs at truck stops. While there are currently efforts to permit the expansion of VGTs into additional types of establishments, there can be no assurance that such efforts will succeed. We cannot predict the timing, scope or terms of the implementation or revision of any such state, federal or local laws or regulations, or the extent to which any such laws and regulations may facilitate or hinder our strategy.

Our success depends on the security and integrity of the systems and products offered, and security breaches or other disruptions could compromise certain information and expose us to liability, which could cause our business and reputation to suffer.

We believe that success depends, in large part, on providing secure products, services and systems to licensed establishment partners, and on the ability to avoid, detect, replicate and correct software and hardware anomalies and fraudulent manipulation of products and services. Our business sometimes involves the storage, processing and transmission of proprietary, confidential and personal information, and any future player program we may institute will also involve such information. We also maintain certain other proprietary and confidential information relating to our business and personal information of our personnel. All of our products, services and systems are designed with security features to prevent fraudulent activity. Despite these security measures, our products, services and systems may be vulnerable to attacks by licensed establishment partners, players, retailers, vendors or employees, or breaches due to cyber-attacks, viruses, malicious software, computer hacking, security breaches or other disruptions. Expanded use of the internet and other interactive technologies may result in increased security risks for us and our licensed establishment partners because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not foreseeable or recognized until launched against a target and we may be unable to anticipate these techniques or to implement adequate preventative measures. Furthermore, hackers and data thieves are becoming increasingly sophisticated and could operate large-scale and complex automated attacks. Any security breach or incident could result in unauthorized access to, misuse of, or unauthorized acquisition of certain data, the loss, corruption or alteration of this data, interruptions in operations or damage to computers or systems or those of certain players or third-party platforms. Any of these incidents could expose us to claims, litigation, fines and potential liability. Our ability to prevent anomalies and monitor and ensure the quality and integrity of our products and services is periodically reviewed and enhanced, and we regularly assess the adequacy of security systems, including the security of our games and software, to protect against any material loss to licensed establishment partners and players, as well as the integrity of our products and services and our games. However, these measures may not be sufficient to prevent future attacks, breaches or disruptions.

There is a risk that our products, services or systems may be used to defraud, launder money or engage in other illegal activities at licensed establishments. Our gaming machines have experienced anomalies in the past. Games and gaming machines may be replaced by licensed establishment partners and other gaming machine operators if they do not perform according to expectations, or they may be shut down by regulators. The occurrence of anomalies in, or fraudulent manipulation of, our gaming machines or other products and services, may give rise to claims from players or licensed establishment partners, may lead to claims for lost revenue and profits and related litigation by licensed establishment partners and may subject us to investigation or other action by regulatory authorities, including suspension or revocation of licenses or other disciplinary action. Additionally, in the event of the occurrence of any such issues with our products and services, substantial resources may be diverted from other projects to correct these issues, which may delay other projects and the achievement of strategic objectives.

Further, third party hosted solution providers that provide services to us, such as Rackspace or Salesforce, could also be a source of security risk in the event of a failure of their own security systems and infrastructure.

Our level of indebtedness could adversely affect results of operations, cash flows and financial condition.

As of September 30, 2019, we had total indebtedness of $332.3 million, all of which was borrowed by Accel Entertainment Gaming, LLC, an Illinois limited liability company formed in 2009 for the purposes of providing video gaming services in Illinois and guaranteed by us. This indebtedness was governed by the Credit Agreement. As of September 30, 2019, there remained approximately $29 million of availability under the credit facility under the Credit Agreement. The New Credit Agreement was used to refinance amounts outstanding under the Credit Agreement. Our level of indebtedness could affect our ability to obtain financing or refinance existing indebtedness; require us to dedicate a significant portion of our cash flow from operations to interest and principal payments on indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures and other general corporate purposes, increase our vulnerability to adverse general economic, industry or competitive developments or conditions and limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate or in pursuing our strategic objectives. In addition, we are exposed to the risk of higher interest rates as our borrowings are at variable rates of interest. If interest rates increase, the interest payment obligations would increase even if the amount borrowed remained the same, and results of operations, cash flows and financial condition could be negatively impacted. All of these factors could place us at a competitive disadvantage compared to competitors that may have less debt.

An increase in our borrowing costs could negatively affect our financial condition, cash flow and results of operations.

Certain of our VGTs and amusement machines acquisitions are financed using revolving credit facilities and bank loans. Our financing agreements include variable interest rates and regular required interest, fee and amortization payments. If we are unable to generate sufficient revenue to offset the required payments, it could have an adverse effect on our results of operations, cash flows and financial condition. In addition, we are not currently involved in any interest rate hedging activities. Any such hedging activities could require us to incur additional costs, and there can be no assurance that we would be able to successfully protect ourselves from any or all negative interest rate fluctuations at a reasonable cost.

We may not have sufficient cash flows from operating activities, cash on hand and available borrowings under our New Credit Agreement to finance required capital expenditures under new contracts and meet other cash needs.

Our business generally requires significant upfront capital expenditures for VGTs and amusement machines, software customization and implementation, systems and equipment installation and telecommunications configuration. In connection with the signing or renewal of a gaming or amusement contract, a licensed establishment may seek to obtain new equipment or impose new service requirements, which may require additional capital expenditures in order to enter into or retain the contract. Historically, we have funded these upfront costs through cash flows generated from operations, available cash on hand and borrowings under the Credit Agreement.

In addition, since we are compensated based on a share of licensed establishment partners’ revenue rather than payment for expenses and services, we may incur upfront costs (which may be significant) prior to receipt of any revenue under such arrangements. Our ability to generate revenue and to continue to procure new contracts will depend on, among other things, our then present liquidity levels or our ability to obtain additional financing on commercially reasonable terms.

If we do not have adequate liquidity or are unable to obtain financing for these upfront costs and other cash needs on favorable terms or at all, we may not be able to pursue certain contracts, which could result in the loss of business or restrict the ability to grow. Moreover, we may not realize the return on investment that we anticipate on new or renewed contracts due to a variety of factors, including lower than anticipated retail sales or amounts wagered, higher than anticipated capital or operating expenses and unanticipated regulatory developments or litigation. We may not have adequate liquidity to pursue other aspects of our strategy, including bringing products and services to new licensed establishment partners or new or underpenetrated geographies (including through equity investments) or pursuing strategic acquisitions. In the event we pursue significant acquisitions or other expansion opportunities, conduct significant repurchases of outstanding securities, or refinance or repay existing debt, we may need to raise additional capital either through the public or private issuance of equity or debt securities or through additional borrowings under our existing financing arrangements, which sources of funds may not necessarily be available on acceptable terms, if at all.

We may not have sufficient cash flows from operating activities to service all of our indebtedness and other obligations, and may be forced to take other actions to satisfy obligations, which may not be successful.

Our ability to make payments on and to refinance indebtedness and other obligations depends on our results of operations, cash flows and financial condition, which in turn are subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to pay the principal, premium, if any, and interest on our indebtedness and other obligations.

We are required to make scheduled payments of principal in respect of the term loans under the New Credit Agreement. We may also, from time to time, repurchase, or otherwise retire or refinance debt, through subsidiaries or otherwise. Such activities, if any, will depend on prevailing market conditions, contractual restrictions and other factors, and the amounts involved may or may not be material. If we need to refinance all or part of our indebtedness at or before maturity, there can be no assurance that we will be able to obtain new financing or to refinance any of our indebtedness on commercially reasonable terms or at all.

Our lenders, including the lenders participating in our delayed draw and/or revolving credit facilities under the New Credit Agreement, may become insolvent or tighten their lending standards, which could make it more difficult for us to borrow under our delayed draw and/or revolving credit facilities or to obtain other financing on favorable terms or at all. Our results of operations, cash flows and financial condition could be adversely affected if we are unable to draw funds under our delayed draw and/or our revolving credit facilities because of a lender default or to obtain other cost-effective financing. Any default by a lender in its obligation to fund its commitment under the delayed draw and/or revolving credit facilities (or its participation in letters of credit) could limit our liquidity to the extent of the defaulting lender’s commitment. If we are unable to generate sufficient cash flow in the future to meet commitments, we may be required to adopt one or more alternatives, such as refinancing or restructuring indebtedness, selling material assets or operations or seeking to raise additional debt or equity capital. In addition, borrowings under our existing revolving credit facilities may be subject to capacity under an available borrowing base.

Agreements governing our indebtedness impose certain restrictions that may affect the ability to operate our business. Failure to comply with any of these restrictions could result in the acceleration of the maturity of indebtedness and require us to make payments on indebtedness. Were this to occur, we would not have sufficient cash to pay accelerated indebtedness.

Agreements governing our indebtedness impose, and future financing agreements are likely to impose, operating and financial restrictions on activities that may adversely affect our ability to finance future operations or capital needs or to engage in new business activities. In some cases, these restrictions require us to comply with or maintain certain financial tests and ratios. Subject to certain exceptions, our credit facilities restrict our ability to, among other things:

•	incur or guarantee additional indebtedness;

•	make loans to others;

•	make investments;

•	merge or consolidate with another entity;

•	make dividends and certain other payments, including payments of junior debt;

•	create liens that secure indebtedness and guarantees thereof;

•	transfer or sell assets;

•	enter into transactions with affiliates;

•	change the nature of our business;

•	enter into certain burdensome agreements;

•	make certain accounting changes; and

•	in the case of the Company, change its passive holding company status.

In addition, the New Credit Agreement contains financial covenants that require us to maintain (a) a ratio of consolidated first lien net debt to consolidated EBITDA no greater than 4.50 to 1.00 and (b) a ratio of (i) (A) consolidated EBITDA minus (B) the sum of (i) cash taxes, (ii) 3.00% of consolidated revenue, (iii) operator earnout payments and (iv) certain regularly scheduled dividend payments that are financed with internally generated cash flow to consolidated fixed charges no less than 1.20 to 1.00, in each case, tested as of the last day of each full fiscal quarter beginning with the fiscal quarter ended March 31, 2020 and determined on the basis of the four most recently ended fiscal quarters of Accel for which financial statements have been or are required to have been delivered pursuant to the New Credit Agreement, subject to customary “equity cure” rights. If an event of default (as such term is defined in the New Credit Agreement) occurs, the administrative agent on behalf of the lenders would be entitled to take various actions under certain circumstances, including the acceleration of amounts due under the New Credit Agreement, termination of the lenders’ commitments thereunder, foreclosure on collateral, and all other remedial actions available to a secured creditor. The failure to pay certain amounts owing under the New Credit Agreement may result in an increase in the interest rate applicable thereto. Cross-default provisions may also be triggered. Under these circumstances, we might not have, or be able to obtain, sufficient funds or other resources to satisfy all of our obligations. In addition, the limitations imposed by financing agreements on our ability to incur additional debt, cause subsidiaries to guarantee certain debt, grant liens, pay dividends or make other distributions, or take other actions might significantly impair our ability to obtain other financing.

There can be no assurance that we will be granted waivers or amendments to these agreements if for any reason we are unable to comply with these obligations or that we will be able to refinance our debt on terms acceptable or at all.

SELECTED HISTORICAL FINANCIAL DATA OF ACCEL AND NON-GAAP FINANCIAL MEASURES

The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Accel’s consolidated financial statements and notes thereto contained elsewhere in this prospectus.

The consolidated statements of income data and consolidated statements of cash flows data for the years ended December 31, 2018, 2017 and 2016 and the consolidated balance sheet data as of December 31, 2018 and 2017 are derived from Accel’s audited consolidated financial statements contained herein. The consolidated statements of income data and consolidated statements of cash flows data for the nine months ended September 30, 2019 and 2018 and the consolidated balance sheet data as of September 30, 2019 are derived from Accel’s unaudited consolidated financial statements contained herein. The unaudited consolidated financial statements and data have been prepared on the same basis as Accel’s audited consolidated financial statements and, in the opinion of Accel, reflect all adjustments, necessary for a fair presentation of this data. Historical results are not necessarily indicative of the results to be expected in the future. In addition, Accel presents below certain statistical data and comparative information commonly used in the gaming industry to monitor performance. Management uses this information for financial planning, strategic planning and employee compensation decisions.

Consolidated Statements of Income and Cash Flows Data

	As of and for the Nine Months Ended September 30,		Year Ended December 31,
	2019	2018	2018	2017	2016
			(As Restated)	(As Restated)	(As Restated)
Consolidated Statements of Income Data:
Total net revenues	$302,985,907	$241,078,067	$331,992,692	$248,434,919	$173,329,965
Operating income	18,992,593	18,538,741	24,868,526	18,170,065	13,777,943
Income before income tax expense	9,475,000	12,106,711	15,225,079	10,064,502	8,391,568
Net income	6,724,504	8,953,001	10,802,664	8,310,721	4,905,080
Consolidated Statements of Cash Flows Data:
Net cash provided by operating activities	$45,651,669	$35,692,698	$44,342,987	$33,097,094	$24,774,159
Net cash used in investing activities	(126,258,915)	(28,200,965)	(73,546,424)	(70,869,094)	(51,533,913)
Net cash provided by financing activities	99,599,490	4,894,336	46,121,721	59,080,982	49,314,673
Other Financial Data:
Adjusted EBITDA(1)	$58,798,570	$46,630,920	$63,815,190	$46,865,950	$33,290,098
Adjusted Net Income(2)	$21,393,308	$18,215,641	$23,136,805	$17,310,365	$8,950,485
Key Metrics:
Licensed establishments(3)	2,290	1,551	1,686	1,442	1,162
Video gaming terminals(4)	10,346	7,002	7,649	6,439	4,947
Average remaining contract term (years)(5)	7.0	7.9	7.6	8.3	7.1
Hold-per-day(6) (in whole dollars)	$133	$128	$125	$115	$105

(1)

Adjusted EBITDA is defined as net income plus amortization of route and customer acquisition costs and location contracts acquired; stock-based compensation expense; other expenses (income); tax effect of adjustments; depreciation and amortization of property and equipment; interest expense; and provision for income taxes. For additional information on Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, see “—Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted Net Income.”
(2)

Adjusted Net Income is defined as net income plus amortization of route and customer acquisition costs and location contracts acquired; stock-based compensation expense; other expenses (income); and tax effect of adjustments. For additional information on Adjusted Net Income and a reconciliation of net income to Adjusted Net Income, see “—Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted Net Income.”

(3)

Based on Scientific Games International third-party terminal operator portal data which is updated at the end of each gaming day and includes licensed establishments that may be temporarily closed but still connected to the central system. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.

(4)

Based on Scientific Games International third-party terminal operator portal data which is updated at the end of each gaming day and includes VGTs that may be temporarily shut off but still connected to the central system. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.

(5)	Calculated by determining the average expiration date of all outstanding contracts, and then subtracting the applicable measurement date.
(6)

Calculated by dividing the difference between cash deposited in all VGTs and tickets issued to players by the average number of VGTs in operation during the period being measured, and then further dividing such quotient by the number of days in such period.

Consolidated Balance Sheet Data

	As of September 30,	As of December 31,
	2019	2018	2017
		(As Restated)	(As Restated)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$111,221,637	$92,229,393	$75,311,109
Total current assets	133,161,998	102,010,712	83,165,649
Property and equipment, net	114,494,974	92,442,348	81,279,833
Total assets	469,744,768	335,174,215	263,374,226
Total current liabilities	109,898,159	85,882,584	82,957,539
Total long-term liabilities	289,533,429	192,174,139	135,881,823
Stockholders’ equity	70,313,180	57,117,492	44,534,864

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Management of Accel believes Adjusted EBITDA and Adjusted Net Income enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitate company-to-company and period-to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items or represent certain nonrecurring items that are unrelated to core performance. Management of Accel and Pace also believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate Accel’s ability to fund capital expenditures, service debt obligations and meet working capital requirements.

Adjusted EBITDA and Adjusted Net Income

	Nine months ended September 30,		Year Ended December 31,
	2019	2018	2018	2017	2016
			(As Restated)	(As Restated)	(As Restated)
Net income	$6,724,504	$8,953,001	$10,802,664	$8,310,721	$4,905,080
Adjustments:
Amortization of route and customer acquisition costs and location contracts acquired(1)	13,211,498	10,544,357	14,681,495	9,792,488	5,906,173
Stock-based compensation(2)	383,265	413,858	452,916	804,355	821,804
Other Operating Expenses (Income)(3)	7,546,366	1,941,241	3,030,398	1,331,059	(83,639)
Tax effect of adjustments(4)	(6,472,325)	(3,636,816)	(5,830,668)	(2,928,258)	(2,598,933
Adjusted Net Income	$21,393,308	$18,215,641	$23,136,805	$17,310,365	$8,950,485)
Depreciation and amortization of property and equipment	18,664,848	15,192,723	20,781,855	16,767,983	12,867,817
Interest expense	9,517,593	6,432,030	9,643,447	8,105,563	5,386,375
Provision for income taxes	9,222,821	6,790,526	10,253,083	4,682,039	6,085,421
Adjusted EBITDA	$58,798,570	$46,630,920	$63,815,190	$46,865,950	$33,290,098

(1)

Route and customer acquisition costs consist of upfront cash payments and future cash payments to third party sales agents to acquire the licensed video gaming establishments that are not connected with a business combination. Accel amortizes the upfront cash payment over the life of the contract beginning on the date the location goes live, and recognizes non-cash amortization charges with respect to such items. Future or deferred cash payments, which may occur based on terms of the underlying contract, are generally lower in the aggregate as compared to established practice of providing higher upfront payments, and are also capitalized and amortized over the remaining life of the contract. Future cash payments do not include cash costs associated with renewing customer contracts as Accel does not generally incur significant costs as a result of extension or renewal of an existing contract. Location contracts acquired in a business combination are recorded at fair value as part of the business combination accounting and then amortized as an intangible asset on a straight-line basis over the expected useful life of the contract. “Amortization of route and customer acquisition costs and location contracts acquired” aggregates the non-cash amortization charges relating to upfront route and customer acquisition cost payments and location contracts acquired.

(2)	Stock-based compensation consists of options, restricted stock units and warrants.
(3)

Other expenses (income) consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, and (ii) non-recurring expenses including expenses relating to the Business Combination, lobbying efforts and legal expenses in Pennsylvania, lobbying efforts in Missouri and a settlement in connection with a gaming acquisition.

(4)	Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations.

BUSINESS

Business of Accel and Certain Information About Accel

Overview

Accel is a leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois market. Accel’s business consists of the installation, maintenance and operation of VGTs, redemption devices that disburse winnings and contain ATM functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores, which are referred to collectively as “licensed establishments.” Accel also operates a small number of stand-alone ATMs in gaming and non-gaming locations. Accel has been licensed by the IGB since 2012 and holds a conditional license from the PA Board. As of September 30, 2019, Accel’s VGT operations comprised 10,346 VGTs in 2,290 licensed establishments, representing compounded annual growth rates (“CAGR”) of 31% and 28%, respectively since December 31, 2016. Accel’s total revenue increased from $173 million for the fiscal year ended December 31, 2016 to $332 million for the fiscal year ended December 31, 2018, representing a CAGR in revenue of 38% over such period. Accel’s net income increased from $4.9 million for the fiscal year ended December 31, 2016 to $10.8 million for fiscal year ended December 31, 2018, a CAGR of 48% over such period. Accel’s Adjusted EBITDA increased from $33.3 million to $63.8 million over the same period, representing a 38% CAGR, and its Adjusted Net Income increased from $9.0 million to $23.1 million, representing a 61% CAGR, each over the same period. Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures and should not be used as substitutes for net income. For a reconciliation of Adjusted EBITDA and Adjusted Net Income to net income and a further discussion of such measures see the section entitled “Selected Historical Financial Data of Accel and Non-GAAP Financial Measures” beginning on page 38.

Accel’s Portfolio Growth

Source: Scientific Games’ terminal operator portal.

Accel’s gaming-as-a-service platform provides local businesses with turnkey, capital efficient gaming solutions. By owning all of its VGT equipment and managing the entire operating process on behalf of its licensed establishment partners, Accel offers its licensed establishment partners VGT solutions that appeal to players who patronize those businesses. Accel devotes significant resources to licensed establishment partner retention, and seeks to provide prompt, personalized customer service and support, which it believes is unparalleled among other distributed gaming operators. Dedicated relationship managers assist licensed establishment partners with regulatory applications and compliance onboarding, train licensed establishment partners on how to engage with players and potential players, monitor individual gaming areas for compliance, cleanliness and comfort and recommend potential changes to improve both player gaming experience and overall revenue for each licensed establishment. Accel also provides weekly gaming revenue reports to its licensed establishment partners and analyzes and compares gaming results within individual licensed establishment partners. This information is used to recommend an optimal selection of games, layouts and other ideas to generate foot traffic for Accel’s licensed establishment partners with the goal of generating increased gaming revenue. Further, Accel’s in-house collections and security personnel provide highly secure cash transportation and vault management services. Accel’s best-in-class technicians ensure minimal downtime through proactive service and routine maintenance.

In addition to its VGT business, Accel also installs, operates and services redemption devices that have ATM functionality, stand-alone ATMs and amusement devices, including jukeboxes, dartboards, pool tables, pinball machines and other related entertainment equipment. These operations provide a complementary source of lead generation for Accel’s VGT business by offering a “one-stop” source of additional equipment for its licensed establishment partners. For the nine months ended September 30, 2019, amusement revenue from amusement devices and ATM fees and other revenue collectively comprised 3% of total revenue.

Accel believes that its gaming-as-a-service offerings and customer service record have translated into high customer retention rates and strong market share. As of September 30, 2019, Accel’s exclusive contracts with its licensed establishment partners have remaining terms averaging approximately 7.0 years. Excluding the acquisition of Grand River Jackpot on September 16, 2019, Accel’s exclusive contracts with its licensed establishment partners have remaining terms averaging approximately 7.4 years. Under IGB regulations enacted in February 2018, the current maximum contract term (initial or renewal) is eight years. In addition, Accel’s voluntary contract renewal rate for the three-year period ended December 31, 2018 was over 99%. Accel believes its efforts and capabilities in creating a superior gaming experience for its licensed establishment partners’ clientele allows it to generate strong same-store sales, which in turn enables it to increase its VGT segment share in the areas where it operates. As of September 30, 2019, Accel has achieved a 31% share in the VGT segment in its core video gaming market of Illinois, as measured by number of establishments. Accel seeks to consistently build and maintain a pipeline of agreements with licensed establishment partners that provide significant visibility with respect to near term revenue growth.

Accel’s Segment Share

Source: Accel VGTs based on Scientific Games International’s terminal operator portal versus total Illinois VGTs based on monthly video gaming reports from the IGB.

With its economies of scale, best-in-class service, leading market position and strong references from licensed establishment partners, Accel is a partner of choice for both new licensed establishments and other distributed gaming operators considering a strategic sale of their businesses. As of September 30, 2019, Accel has added over 1,128 new licensed establishments to its portfolio since 2016. Since becoming a licensed terminal operator in 2012, Accel has acquired nine distributed gaming operators, adding more than 890 licensed establishment partners to its portfolio of 2,290 licensed establishment partners as of September 30, 2019. Pursuant to an agreement to purchase up to $30 million in convertible promissory notes from another terminal operator, Accel purchased a $25,000,000 note that is subordinated to the terminal operator’s credit facility on October 11, 2019, which purchase follows an initial $5,000,000 note purchase on July 19, 2019.

Accel has a history of successfully integrating acquired licensed establishment partners into its business through best-in-class operation and execution capabilities. For example, the hold-per-day of these licensed establishment partners increased by approximately 22% on a weighted-average basis compared with the pre-acquisition hold-per-day, as measured from the last twelve months prior to acquisition to the last twelve months ended September 30, 2019. Accel calculates hold-per-day by dividing the difference between cash deposited in all VGTs and tickets issued to players by the average number of VGTs in operation during the period being measured, and then further dividing such quotient by the number of days in such period. Accel’s proven ability to source proprietary acquisition opportunities at attractive prices and subsequently improve acquired licensed establishment partner economics through operating efficiencies provides a path for continued growth in Illinois and expansion into other markets where distributed gaming is currently legal such as Louisiana, Montana, Nevada, Oregon, Pennsylvania, South Dakota and West Virginia.

Accel’s Value Proposition

Accel believes that its services provide many advantages to its licensed establishment partners, who benefit from improved visibility and appeal of their businesses, higher in-store foot traffic, increased operating margins and alternate stable sources of income. Players of Accel’s games appreciate the flexible and localized footprint that provides access to gaming and other entertainment without having to travel to a casino. In addition, Accel’s operations provide meaningful tax revenue and valuable employment opportunities to the communities in which Accel operates.

Accel’s Industry

Accel operates within the U.S. distributed gaming industry, which consists of the installation and service of slot machines at non-casino licensed establishments. Generally, a VGT or slot machine is any electronic video game machine that, upon insertion of cash, electronic cards or vouchers, or any combination thereof, is available to play or simulate the play of a video game, including but not limited to video poker and slots, and utilizes a video display and microprocessors in which players may receive free games or credits that can be redeemed for cash. Currently, all VGTs operated by Accel only accept cash. Distributed gaming is currently legal in Illinois, Louisiana, Montana, Nevada, Oregon, Pennsylvania, South Dakota and West Virginia. Other states such as Georgia have a similar but separately regulated coin-operated amusement machine market. Accel believes that the distributed gaming industry is supported by generally favorable trends, including an increasing number of states approving, or contemplating approving, gaming to increase tax revenues, broader acceptance in the U.S. of gaming generally, including online and digital gaming, an aging population that appreciates the convenience of gaming entertainment close to home, expected resilience through economic downturns and attractive revenue and return on invested capital profiles when compared to traditional gaming venues, such as casinos. Accel believes that, as an increasing number of jurisdictions have legalized distributed gaming, the industry has witnessed both a growing player base and increased variety of higher quality game profiles available through VGTs.

Illinois Video Gaming Industry Growth

Source: Accel data based on Scientific Games International’s terminal operator portal and all other terminal operators data based on monthly video gaming reports from the IGB.

Accel’s operations are based primarily in Illinois. Accel has been licensed as a terminal operator in Illinois under Illinois Gaming Act since 2012. Accel was one of the first VGT operators licensed in Illinois. The Illinois distributed gaming industry has grown significantly since 2012, with 7,127 licensed establishments operating a total of 32,847 VGTs as of September 30, 2019, according to Scientific Games International’s terminal operator portal and the Video Gaming Revenue Reports published by the IGB. According to the IGB, approximately 1,091 out of approximately 1,497 municipalities in Illinois currently permit the operation of VGTs. VGTs in Illinois can be played in licensed bars, restaurants, gaming cafes, truck stops, fraternal organizations, veterans’ organizations, and other retail establishments, including some convenience stores, in areas accessible only to players who are 21 years of age or older. Gaming revenue in Illinois from VGTs generates significant tax revenue, amounting to approximately $450 million in fiscal year 2018, according to IGB Video Gaming Report showing Statewide Allocation Summary from January 2018 to December 2018. The Illinois state legislature has recently increased applicable marginal tax rates on gaming from 30% to 33% effective July 1, 2019 and from 33% to 34% effective July 1, 2020. While the increase in gaming tax rates could negatively impact the distributed gaming industry, Accel believes other recent legislative changes, such as an increase in the number of permitted VGTs at a given location, an increase in maximum wager limits and maximum win payouts are expected to drive overall video gaming demand upward.

The IGB generally oversees gambling and video gaming operations in the state of Illinois. The IGB is authorized to issue licenses to distributed gaming operators and has broad disciplinary authority over Illinois’s distributed gaming industry which includes the power to fine operators and licensed establishments for non-compliance with IGB regulations. As enforcement efforts and incidents of discipline among licensees increase, fine amounts for noncompliance have also increased. While the IGB has licensed a significant number of new video gaming establishments in recent years, it has also experienced an increase in its application backlog. In addition, Illinois’ governor is empowered to appoint board members to the IGB and select its administrator for the IGB to ultimately approve. Not only do new appointments have the potential to change the composition of the IGB, they can impact current rules, regulations, policies and agendas of the IGB, which may result in increased enforcement measures or further delays in licensing new establishments. The IGB dictates the maximum bet, maximum win, and approves payout percentages for games played on VGTs which are required by regulation to exceed 80%. Generally, suppliers have designed VGTs to include between 6 and 49 games. Currently, payout percentages for VGTs across Illinois average approximately 92%, according to the Video Gaming Revenue Reports published by the IGB. Accel’s payouts range from 88% to 94%, with an average of 92%. Additionally, newly-passed Illinois legislation has increased the maximum number of VGTs that may be operated at a given licensed establishment from five to six, with certain qualifying truck stop licensed establishments allowed to operate up to ten VGTs. This newly-passed legislation has also increased the maximum wager that may be placed on a VGT from $2.00 to $4.00 and the maximum win from a single play from $500 to $1,199. All VGTs are monitored and controlled by the IGB through a central communications system. The IGB has recently established minimum standards that licensed establishment partner contracts must meet, including limiting the length of contracts entered into after February 2, 2018 to a maximum of eight years with no automatic renewals. Accel has made substantial investments in regulatory training and compliance for its staff and licensed establishment partners. Accel has designed and implemented systems and controls that facilitate compliance with applicable regulatory requirements in Illinois and is working on implementing similar systems and controls for the anticipated start of live gaming in Pennsylvania.

As of May 15, 2019, Accel holds a conditional license as a Terminal Operator in Pennsylvania under the Pennsylvania Race Horse Development and Gaming Act, although Accel has not yet commenced any gaming operations in Pennsylvania. In November 2017, Pennsylvania’s Governor signed the Pennsylvania Gaming Act. The law authorized, among other forms of gaming, VGT gaming at qualified truck stops. Accel believes that Pennsylvania is a natural choice for its expansion outside of Illinois when compared to other states due to gaming industry similarities with Illinois, including similar regulatory requirements, similar VGT suppliers and truck stops as a type of licensed establishment partner in both jurisdictions. Accel believes the current total addressable market in Pennsylvania consists of approximately 105 truck stop establishments although municipalities are able to individually opt out from authorizing distributed gaming. These establishments consist of corporate truck stops and individual and corporate convenience stores that meet current regulatory requirements for VGT installation. As of November 8, 2019, 85 truck stops have applied for licensure with the PA Board. Of those 85 applicants, 27 have been issued a conditional license, which permits the grantee to operate until a final license is issued, 21 have been issued final licenses, eight have surrendered their conditional licenses, six have requested to withdraw their license applications and one has been denied. As of November 8, 2019, 15 terminal operators had applied for licensure with the PA Board. Of those 15, 14 have been either issued a conditional license, including Accel, or a final license, with one application still pending with the PA Board. Accel is in discussions with potential partners who have not yet applied for licensure.

In addition, Accel’s marketing and sales efforts are subject to the rules and regulations of the regulatory gaming bodies and municipal laws and regulations in the jurisdictions where it does business, including rules promulgated by the IGB, the PA Board and local municipalities in Illinois. These rules generally require sales agent registration, include prohibitions related to inducements and restrict certain advertising and promotional activities.

Accel may also enter states other than Pennsylvania that currently permit or may consider permitting VGTs. Indiana, Missouri and Mississippi have proposed legislation permitting VGTs or other forms of gaming in the past, and VGTs are currently legal in Louisiana, Montana, Nevada, Oregon, South Dakota and West Virginia. Other states, counties or municipalities facing tax revenue shortfalls or other fiscal pressure may adopt similar measures. Georgia’s coin-operated amusement machine market may offer another possible expansion market.

Accel’s Core Strengths

Accel believes that the following competitive strengths contribute to its industry leading position:

•	Gaming-as-a-service platform . When compared with traditional gaming businesses such as casinos, Accel believes its platform benefits from the following advantages:

•	a “business-to-business” model secured by long-term, exclusive customer contracts that are typically renewed, allowing for predictable, highly recurring revenue streams with low churn;

•	operating a scalable business in fast-growing gaming segments that are primarily served by fragmented, sub-scale providers;

•	data reporting solutions and analytics, offering insight and advice to help licensed establishment partners maximize revenues and ultimately grow their businesses;

•	state-of-the-art technology-enabled slot machines from leading manufacturers who provide the most captivating titles in slots entertainment;

•

comparatively low capital expenses and a comparatively asset-light operating model, in each case, when compared to casinos, which typically provide significantly higher capital intensive offerings such as hotel accommodations, restaurants and stage-based entertainment;

•

highly localized footprint that provides more access to gaming and convenience for consumers, as compared to regional casinos that market to players who may live up to several hours away and are thus prone to disruption of their feeder markets; and

•

strong marketing, legal, compliance, cash management, financial and technical support systems, all of which remain in-house to boost efficiency and enhance the ability to serve as a premier gaming-as-a-service provider.

•

Strong relationships with licensed establishment partners. Accel has prioritized establishing strong, lasting relationships with its licensed establishment partners since its inception. Accel dedicates a relationship manager to each of its licensed establishment partners, who, with support from other personnel, oversees every aspect of customer relationship management and retention. Accel prides itself on providing prompt, reliable customer service and education, all of which helps to increase referral marketing by its partners. Accel’s relationship managers’ efforts to provide value-additive services to their licensed establishment partners result in consistent pre-renewals long before contracts expire and are a key element of its competitive differentiation.

•

Proven track record in executing and integrating acquisitions. Accel continuously evaluates strategic acquisition opportunities. Accel has a successful track record of identifying, acquiring and integrating competitive operators at favorable terms. Since becoming a licensed terminal operator in 2012, Accel has acquired nine operator companies, adding more than 890 licensed establishments to its portfolio of 2,290 licensed establishment partners as of September 30, 2019. Accel believes that its industry reputation, scale, proven track record of driving revenue synergies, and public acquisition currency enhances its ability to acquire other operators or licensed establishments on favorable terms and makes Accel a preferred partner of choice.

•

Diversified revenue base with limited churn. Accel believes that gaming regulations in Illinois facilitate a low revenue concentration per licensed establishment partner, and that its low-limit slots are more resilient to economic downturn as consumers typically continue to engage in locally convenient, lower cost forms of entertainment in such circumstances. Accel’s best-performing licensed establishments accounted for approximately $1.4 million, or less than 1% of gross revenue for the nine months ended September 30, 2019, its top 20 licensed establishments represented only 5% of gross revenue for the nine months ended September 30, 2019 and Accel’s licensed establishment partners each contributed an average of approximately $165,000 of gross revenue for the nine months ended September 30, 2019. Accel’s voluntary contract renewal rate was over 99% for the three years ended December 31, 2018. While Accel experiences minor business disruptions each year due to business failures or natural disasters affecting licensed establishment partners, many of these sites reopen in subsequent years under new owners, and Accel believes it is best-positioned to reengage with those establishments as new licensed establishment partners because of its reputation and leading market position. Accel’s VGTs are geographically diversified across the state of Illinois, limiting systemic risk due to local weather patterns or regional economic downturns. Accel’s plans to expand into other states may further help to diversify its portfolio

•

Deep industry and vendor relationships. Accel’s leading market position has led to strong relationships within its industry and with equipment suppliers. Accel has successfully integrated multiple other operators and believes this successful roll-up strategy positions it well with potential additional local operators who could benefit from Accel’s gaming-as-a-service platform. In addition, Accel’s industry leadership permits it to seek and obtain favorable pricing and supply of key gaming machines. Due to its ability to procure machines and parts easily, Accel is able to rotate machines quickly in response to partner demand and to where they are most needed across its operating footprint. This results in longer, more effective usage and greater lifetimes for Accel’s machines.

•

Management team. Accel’s management team has deep experience and industry knowledge, with an average of 12 years of gaming industry experience. Accel’s President, Chief Executive Officer and co-founder, Andrew Rubenstein, has led Accel since its inception in 2009, and its general counsel, Derek Harmer, and chief financial officer, Brian Carroll, have been with Accel since 2012 and 2014, respectively. Accel believes that its industry-leading management team has a reputation for integrity and compelling customer service.

•

Company culture and training. Accel believes that it is an employer of choice for talented candidates. Accel’s corporate culture is strong and Accel invests heavily in employees’ success, including devoting significant resources to training and other development programs. Accel also experiences relatively low levels of employee turnover.

Accel’s Growth Opportunities

Accel’s key growth strategies include its plans to:

•

Maintain competitive advantage in Illinois and increase VGT segment share. Accel believes that there is substantial potential for further growth in Illinois. Accel has been successful in the past in signing competitors’ licensed establishments, and has identified approximately 800 such prospects for engagement after current contracts with other partners expire. In particular, Accel sees opportunities for expansion in key local markets, such as Springfield, Bloomington and Decatur, where its VGT segment share is below its share in other regions. Accel also strives to further optimize revenues for VGTs it currently operates through refined data analysis, marketing and other initiatives. Accel seeks to increase distribution possibilities through corporate partners who operate multiple licensed establishments such as chain stores. Accel believes that these corporate businesses tend to favor larger operators who have substantial compliance infrastructures in addition to leading service capabilities. While such licensed establishments have been “second movers” in choosing to adopt video gaming, partnering with reputable operators such as Accel could render deployment of VGTs more attractive. Accel’s leadership position also creates an opportunity for it to take advantage of recent legislative changes in Illinois such as an increased number of allowed VGTs per establishment, higher bet limits, higher win amounts, and larger jackpots. Additionally, Accel may realize the benefits of potential municipal ordinance changes that would permit its business to operate in new municipalities.

•

Expand operations into Pennsylvania. In November 2017, Pennsylvania’s Governor signed the Pennsylvania Gaming Act. The law authorized, among other forms of gaming, VGT gaming at qualified truck stops. Accel estimates that the total potential VGT market in Pennsylvania is approximately 105 truck stops as of September 30, 2019, although municipalities are able to individually opt out from authorizing distributed gaming. Accel believes this market opportunity is attractive and has obtained a conditional terminal operator license from the PA Board. To qualify for gaming, a truck stop must meet requirements that are similar to those in Illinois. Accel has a binding agreement to install VGTs with a partner truck stop establishment in Pennsylvania that has received a conditional license from the PA Board. Accel is also in discussions with other potential partners who have not yet applied for licensure. Accel believes that Pennsylvania is a natural choice for its expansion outside of Illinois when compared to other states due to industry similarities with Illinois. See “—Accel’s Industry” for more information.

•

Establish Player Rewards Program to further drive growth. As part of its gaming-as-a-service suite of offerings, Accel has considered offering a Player Rewards Program for players. The anticipated terms of the program will provide for players to accumulate points each time they use Accel’s products, and may provide points that can be redeemed for rewards. Accel believes this program will result in increased brand loyalty from licensed establishment partners by rewarding players for using Accel’s VGTs. This opt-in program is expected to allow data analysis with respect to each player, location and machine, which will in turn permit Accel to better assess performance and serve its partners. Although player rewards programs are not specifically prohibited in Illinois, applicable regulations have not been enacted, and the IGB has not approved any player rewards programs for any terminal operator. Accel has not applied to the IGB to establish any such program, but expects to apply in the event of applicable regulation changes.

•	Expand operations to other states.

•

Georgia. The operation of coin-operated amusement machines in Georgia has been regulated by the Georgia Lottery Corporation since April 2013. Games are skill-based with winnings paid in points that may be redeemed for noncash merchandise, prizes, toys, gift certificates, or novelties. The most common type of establishment licensees are convenience stores, although none of the larger chain stores currently participate. Licensed establishments are limited to a maximum of nine machines, unless a municipality specifically limits licensed establishments to a maximum of six machines. In addition, any local governing authority may vote to remove coin operated amusement machines from its jurisdiction upon 60 days’ advance notice. As of September 30, 2019, Accel has not submitted an application to purchase a license or otherwise apply for a license in the state, and Accel has no binding agreements or commitments to install VGTs or other equipment in Georgia.

•

Other states. Various states and other jurisdictions have proposed legislation permitting VGTs or other forms of gaming in the past. These include Indiana, Missouri and Mississippi. Accel may also choose to expand operations through strategic acquisitions or otherwise in other, more mature gaming jurisdictions where VGTs are currently legal, such as Louisiana, Montana, Nevada, Oregon, South Dakota and West Virginia. Accel may attempt to seek approval to operate in additional jurisdictions that authorize video gaming. Accel believes it would be a favored entrant into any such markets given its track record of success and compliance.

•

Expand ancillary service offerings to licensed establishments. While distributing and servicing amusement devices such as jukeboxes, dartboards, pool tables, pinball machines and other ancillary equipment, such as redemption devices and stand-alone ATMs, is not the primary focus of its business, Accel believes that this service provides a key point for ongoing customer contact and enhances its image as a “one-stop shop” for entertainment devices. Accel has observed that licensed establishment partners appreciate these services and continue to rely on Accel to provide them. Providing these services can also serve as a point of initial contact with potential partners who may decide to avail themselves later of Accel’s primary gaming services. As a result, Accel intends to continue prioritizing the installation of these devices and equipment.

Business Model and Capabilities

Accel provides a full suite of services and capabilities to enhance its business. These include:

•

Sales team that drives the initial acquisition of licensed establishment partners. Accel has a dedicated internal sales team that drives sourcing of new licensed establishment partners. Accel also uses external independent sales agents. When seeking to sign a new licensed establishment partner, Accel’s marketing team employs a data-driven sales process to identify and nurture leads using a variety of digital and traditional strategies to drive organic VGT partnerships and preference. Accel’s marketing team uses email, social media, blogs, search engine optimization, paid search and display advertising to create a robust pipeline of leads. Sales teams are incentivized based on a competitive commission-based structure, which has driven performance. Accel believes that it can continue to attract talented sales employees.

•	Dedicated on-boarding process that works with new licensed establishments to provide quick access to VGTs and other equipment. Accel engages with licensed establishment partners through every step of the VGT installation process. This process begins with providing assistance with preparation and submission of a license application to the applicable gaming regulatory board, and educating each customer on legal and regulatory topics to minimize compliance issues. Accel assists in the design and construction of gaming areas in licensed establishments, including advising with respect to Illinois Video Gaming Act requirements that restrict access to persons under 21 years of age. Accel then delivers VGTs to the licensed establishment partner after receipt of the proper state and municipal licenses, which typically takes between two and six months from submission to receipt of approval to operate VGTs.

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Relationship management team that offers value to licensed establishment partners. Each of Accel’s licensed establishment partners has a dedicated relationship manager who works with the licensed establishment partner in maximizing revenue, based upon the licensed establishment’s unique characteristics. Services provided include compliance support to assist the licensed establishment partner with understanding gaming regulations, optimizing services that analyze video gaming data against established benchmarks to assess and improve performance, offering marketing advice ranging from traditional advertising and signage to social media advice, providing industry tracking and reporting measured against Accel’s industry data, and delivering ongoing training for licensed establishment partner staff.

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Digital and data analytics team that helps licensed establishment partners capture gaming revenue. Accel’s digital and data analytics team studies the VGT market and licensed establishment partner performance to provide insight and advice to maximize gaming revenue. The team actively monitors machine optimization, service analytics, video game popularity analytics, marketing and player behavior to identify new opportunities and provide insights to maximize gaming revenues. Typical suggestions might involve adding new games, switching machines, adding machines or changing machine location within a licensed establishment. The digital and data analytics team also seeks to improve the quality of customer service and satisfaction by monitoring service calls to identify trends and solutions with the goal of optimizing response time to decrease periods of machine inoperability.

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Dedicated legal and compliance function that assists licensed establishment partners to remain in regulatory compliance. Accel’s legal and compliance team provides support and resources related to licensed establishment regulatory compliance, which includes sending compliance reminders and industry updates to licensed establishment partners on a regular basis. It does not dispense legal advice to licensed establishment partners but may recommend that licensed establishment partners obtain legal counsel in certain instances. In addition, the legal and compliance team participates in lobbying measures, which includes working with gaming regulators and trade associations to encourage legislation and regulation which may be favorable to the distributed gaming industry. Accel also regularly works with regulators in other states as they explore the legalization of VGTs.

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Strong relationships with equipment manufacturers to provide top-flight machines and software that help attract players. Accel partners and has entered into purchase agreements with many industry-leading manufacturers of VGTs. Accel benefits from favorable pricing and other terms with respect to its supplier partners. Accel believes that by providing world-class premium equipment, it can assist licensed establishment partners in securing competitive advantages. By using high-quality equipment, Accel aims to limit downtime and help maximize revenue and player retention.

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Cash collection and analytics. Accel offers cash collection and analytics services at multiple strategic locations across Illinois to help ensure secure, fast and accurate collection of revenue for licensed establishment partners. Additionally, Accel’s data team provides information to its treasury department enabling it to deliver efficient, secure, and optimized collection services. These cash collection locations function as a key point of customer contact, and Accel believes that this service differentiates it from most of its competitors.

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Marketing services that aid in player awareness and gameplay. In addition to its business-to-business focus, Accel’s marketing team uses a variety of player marketing strategies to drive player preference, loyalty, and increase play at Accel locations. Player marketing initiatives include a dedicated player website, AEPlayer.com, a statewide player sweepstakes including a tablet based in-location entry option as well as a mobile app, player email and text messaging communications, indoor and outdoor signage, cooperative location advertising and other media to increase awareness and encourage gameplay. Accel believes that these initiatives increase Accel’s branding at each location. Accel believes that it has the most extensive and accomplished marketing team in the Illinois VGT segment.

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Best-in-class technicians who assist licensed establishment partners in the event of any mechanical or software issues with the devices Accel provides. Accel leverages technology and data-driven algorithms to enable a 24/7 call center to direct service technicians all across Illinois. These technicians serve to prevent and solve technical issues with VGTs at licensed establishment partners in a timely manner. Accel’s service tracking process begins when a licensed establishment partner identifies an issue at their licensed establishment and contacts the service center. As of September 30, 2019, more than 17% of service issues are resolved by the call center directly without the need to dispatch any technician. In the event a technician is required, 92% of customer service issues are addressed on a first-time technician dispatch, with an average response time of 50 to 60 minutes. Replacement parts for VGTs, if required, are sourced from Accel’s offices and warehouses located across the state. Accel uses system analytics across its gaming-as-a-service platform to keep track of parts used and, if necessary, order new parts for delivery to various warehouses. A similar system is being designed for anticipated live gaming operations in Pennsylvania.

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Sports betting. Accel believes it is well positioned to participate in the fast-growing sports betting segment that has recently been legalized in Illinois. While Accel expects to remain focused on video gaming in the near future and has not applied to the IGB or otherwise to engage in these activities, it may consider doing so in the future.

Licensed Establishments and VGTs

As of September 30, 2019, Accel operates 10,346 VGTs in 2,290 licensed establishments. Licensed establishments typically include bars, restaurants, gaming cafes, truck stops, fraternal organizations, veterans’ organizations, and other retail establishments.

Accel enters into long-term exclusive location and VGT use agreements with its licensed establishment partners, or master exclusive VGT use agreements with licensed establishment partners who have several licensed establishments. Under those agreements, Accel has the exclusive right to place VGTs and redemption devices in such licensed establishments. Once proper licenses are received, Accel experiences minimal delay in delivering VGTs to licensed establishment partners. As of September 30, 2019, the average remaining term on Accel’s agreements was 7.0 years. Excluding the acquisition of Grand River Jackpot on September 16, 2019, Accel’s exclusive contracts with its licensed establishment partners had remaining terms averaging approximately 7.4 years of September 30, 2019. In addition, Accel’s voluntary contract renewal rate for the three-year period ended December 31, 2018 was over 99%. Services addressed by these agreements typically include providing hardware and related software, accounting and reporting functions as required by the Illinois Video Gaming Act and/or Pennsylvania Gaming Act, and placement of devices such as stand-alone ATMs and redemption devices.

Under IGB regulations, tax and administrative fees in Illinois are required to be split evenly between VGT operators and licensed establishments. Accordingly, Accel shares the responsibility with its licensed establishment partners of the payment of a 33% tax on gross gaming revenue, with such tax to increase to 34% beginning on July 1, 2020. In accordance with IGB regulations, Accel further shares responsibility with its licensed establishment partners for a 0.8513% administrative fee payable to Scientific Games International, the company that maintains the central communications system to which all VGTs across Illinois are connected. Of the remaining after-tax profits from a video gaming terminal, 50% shall be paid to Accel and 50% shall be paid to the licensed establishment partners in accordance with Illinois state law. Accel typically remits the amount to licensed establishment partners on a weekly basis. Accel’s agreements with licensed establishment partners are typically not subject to termination rights by licensed establishment partners in the event of a sale or relocation of the licensed establishments during the term of the agreements, though termination may occur upon closure of the business or if the licensed establishment partner chooses to terminate at the end of a term.

In addition, Accel has a very limited number of revenue-share agreements with other licensed terminal operators in Illinois, which provide splitting gross gaming revenue. For the nine months ended September 30, 2019, revenue shared with other terminal operators accounted for less than 1% of gross revenue.

Suppliers

Accel offers licensed establishment partners cutting-edge software and multi-game VGTs from leading manufacturers such as Scientific Games International, WMS (owned by Scientific Games International), IGT, Bally (owned by Scientific Games International) and Novomatic. Under agreements with these manufacturers, Accel is able to provide 19 different types of VGT models and 197 different games to licensed establishment partners. Accel believes its efforts to procure VGTs from various sources better enables it to meet the needs of licensed establishment partners and players.

Accel purchases VGTs in upright and slant varieties. Games include different varieties of slots, poker, and keno games. Accel routinely meets with existing and potential manufacturers in the market to discuss performance, service trends, and feedback from licensed establishment partners and players. Accel purchases VGTs from certain suppliers under master purchase agreements and purchase orders. Under these master purchase agreements with certain suppliers, pricing is determined by purchased commitments made for delivery over defined periods. Accel generally pays its suppliers within 90 days after the date of invoice.

Accel also purchases redemption devices, amusement devices and stand-alone ATMs from reputable suppliers such as NRT, Touch Tunes, Arachnid, and Diamond.

Competition

Accel competes on the basis of the responsiveness of its services, and the popularity, content, features, quality, functionality, accuracy and reliability of its products. Accel generally does not consider pricing to be a factor in its VGT business as all revenue splits are mandated by the IGB and by law. Accel believes most establishments focus on player appeal, customer service and reputation when making their decisions to collaborate with terminal operators. In Illinois, Accel competed with 53 terminal operators that operate in 4,837 gaming establishments as of September 30, 2019. The top five terminal operators with which Accel principally competes were, as of September 30, 2019, J&J Ventures Gaming, LLC, Gold Rush Amusements, Inc., Illinois Gaming Investors LLC, Gaming & Entertainment Management-Illinois LLC, and Illinois Gaming Systems, LLC. Together with Accel, as of September 30, 2019, they operated in more than 70% of all licensed establishments in Illinois, and the top 10 terminal operators in Illinois operate in approximately 85% of all licensed establishments. As of September 30, 2019, Accel operated VGTs and/or amusement devices in 31% of all establishments licensed to operate VGTs in Illinois.

Accel faces particularly robust competition from other forms of gaming. The distributed gaming industry is characterized by an increasingly high degree of competition among a large number of participants on both a local and national level, including casinos, internet gaming, sports betting, sweepstakes and poker machines not located in casinos, horse racetracks, including those featuring slot machines and/or table games, fantasy sports, real money iGaming, and other forms of gaming. In addition, Internet-based lotteries, sweepstakes, and fantasy sports, and internet-based or mobile-based gaming platforms, which allow their customers to wager on a wide variety of sporting events and/or play casino games from home or in non-casino settings and could divert players from using Accel’s products in its licensed establishments. Even internet wagering services that may be illegal under federal and state law but operate from overseas locations, may nevertheless sometimes be accessible to domestic gamblers and divert players from visiting licensed establishment partners to play on Accel’s VGTs. The availability of other forms of gaming could increase substantially in the future. Voters and state legislatures may seek to supplement traditional sources of tax revenue by authorizing or expanding gaming. For example, on June 2, 2019, the Illinois legislature passed a significant gaming expansion bill authorizing the addition of more casinos to the state, including a casino in Chicago, permitting slot and table games at three horse racetracks, adding slot machines to two Illinois airports, and sports betting at a variety of approved establishments throughout the state. In addition, jurisdictions are considering or have already recently legalized, implemented and expanded gaming, and there are proposals across the country that would legalize internet poker and other varieties of internet gaming in a number of states and at the federal level. Pennsylvania enacted legislation allowing regulated online poker and casino-style games within the commonwealth and legalizing sports betting in casinos. Established gaming jurisdictions could also award additional gaming licenses or permit the expansion or relocation of existing gaming operations, including VGTs. While Accel believes it is well positioned to take advantage of certain of these opportunities, expansion of gaming in other jurisdictions, both legal and illegal, could further compete with its VGTs.

In addition to competition from other forms of gaming and entertainment and the expansion thereof, Accel’s business faces significant competition from suppliers and other terminal operators, stand-alone ATMs, jukeboxes, dartboards, pool tables, pinball machines and related entertainment machines. Accel’s operations also face competition from many forms of leisure and entertainment activities, including shopping, athletic events, television and movies, concerts and travel. See “Risk Factors—Risks Related to our Business—We operate in the highly competitive gaming industry, and our success depends on our ability to effectively compete with numerous types of businesses in a rapidly evolving, and potentially expanding, gaming environment” beginning on page 23.

Intellectual property

Accel owns or has rights to use the trademarks, service marks or trade names that it uses or will use in conjunction with the operation of its business. In the highly competitive gaming industry, trademarks, service marks, trade names and logos are important to the success of its business.

As of September 30, 2019, Accel owned five registered trademarks and 90 registered domain names. Accel also relies on software or technologies that it licenses from third parties. These licenses may not continue to be available to Accel on commercially reasonable terms in the future and as a result, Accel may be required to obtain substitute software or technologies. See “Risk Factors—Risks Related to our Business—Our business depends on the protection of intellectual property and proprietary information” beginning on page 32.

Seasonality

Accel’s results of operations can fluctuate due to seasonal trends and other factors. For example, the gross revenue per machine per day is typically lower in the summer when players will typically spend less time indoors at licensed establishment partners, and higher in cold weather between February and April, when players will typically spend more time indoors at licensed establishment partners. Holiday and vacation seasons may also cause Accel’s results to fluctuate. See “Risk Factors—Risks Related to our Business—Our results of operations fluctuate due to seasonality and other factors and, therefore, our periodic operating results are not guarantees of future performance” beginning on page 30.

Corporate Information

Accel was formed as a corporation under Illinois law on December 8, 2010. Upon the consummation of the Pace Domestication and the Business Combination, Accel merged with and into NewCo, with NewCo surviving the merger as a subsidiary of Pace. Pace changed its name to Accel Entertainment, Inc. Accel is the sole owner of the IL Operating Subsidiary, and Accel Entertainment Gaming (PA), LLC, a Pennsylvania limited liability company formed in 2018 for the purposes of providing video gaming services in Pennsylvania. Accel’s principal facility and headquarters office building are located at 140 Tower Drive, Burr Ridge, Illinois 60527 and its telephone number is (630) 972-2235. Accel’s website address is https://www.accelentertainment.com/. The information contained on, or that can be accessed through, Accel’s website is not incorporated by reference into, and is not a part of, this prospectus.

Employees

As of September 30, 2019, Accel employed 690 people in Illinois. None of Accel’s employees are represented by a labor union or covered by a collective bargaining agreement. Accel believes its current staffing levels to be adequate for its needs and operations, and that relations with employees are generally good.

Facilities

Accel owns its principal facility and headquarters office building which encompasses approximately 58,000 square feet. This building houses services, support, and sales functions for the Chicagoland region. It also houses the executive management team, as well as several other business units and shared services such as compliance, human resources, information technology, security, fleet, finance/accounting, data digital, sales, service, amusements, and marketing and service units. The facility supports Accel’s 24/7 Service Solutions Call Center, as well as onsite route management and collection processing. This facility also contains Accel’s largest warehouse, from which equipment installations, preparation, programming, and repairs occur, as well as VGT quality assurance processes and general storage. In this facility there is an IGB-approved secured storage site for sensitive video gaming equipment and materials. Accel believes its facilities are adequate and suitable for its current needs.

Accel also leases and operates an additional eleven satellite offices and warehouses located throughout Illinois. Accel believes its facilities are adequate and suitable for its current needs.

Legal Proceedings

Accel has been involved in a series of related litigated matters stemming from claims that Accel wrongly contracted with 10 different licensed establishments (the “Defendant Establishments”) in 2012 in violation of the contractual rights held by J&J Ventures Gaming, LLC (“J&J”), as further described below. In addition, Accel has been named as a defendant in a lawsuit filed by a competitor regarding a current employee.

Action Gaming LLC et. al. v. Action Amusement Co., LLC, et al.

On August 21, 2012, one of Accel’s operating subsidiaries entered into certain agreements with Jason Rowell (“Rowell”), a member of Action Gaming LLC (“Action Gaming”), which was an unlicensed terminal operator that had exclusive rights to place and operate VGTs within a number of establishments, including the Defendant Establishments. Under agreements with Rowell, Accel agreed to pay him for each licensed establishment which decided to enter into exclusive location agreements with Accel. In late August and early September 2012, each of the Defendant Establishments signed separate location agreements with Accel, purporting to grant it the exclusive right to operate VGTs in those establishments. Separately, on August 24, 2012, Action Gaming sold and assigned its rights to all its location agreements to J&J, including its exclusive rights with the Defendant Establishments (the “J&J Assigned Agreements”). At the time of the assignment of such rights to J&J, the Defendant Establishments were not yet licensed by the IGB.

Action Gaming, J&J, and other parties, collectively, the Plaintiffs, filed a complaint against Accel, Rowell, and other parties in the Circuit Court of Cook County (the “Circuit Court”), on August 31, 2012, as amended on November 1, 2012, December 19, 2012, and October 3, 2013, alleging, among other things, that Accel aided and abetted Rowell in breaches of his fiduciary duties and contractual obligations with Action Gaming and tortiously interfered with Action Gaming’s contracts with Rowell and agreements assigned to J&J. The complaint seeks damages and injunctive and equitable relief. On January 24, 2018, Accel filed a motion to dismiss for lack of subject matter jurisdiction, as further described below. On May 14, 2018, the Circuit Court denied Accel’s motion to dismiss and granted a stay to the case, pending a ruling from the IGB on the validity of the J&J Assigned Agreements.

Petitions with the Illinois Gaming Board

From 2013 to 2015, the Plaintiffs filed additional claims, including J&J Ventures Gaming, LLC et al. v. Wild, Inc. (“Wild”), in various circuit courts seeking declaratory judgements with a number of establishments, including each of the Defendant Establishments, requesting declarations that, among other things, J&J held the exclusive right to operate VGTs at each of the Defendant Establishments as a result of the J&J Assigned Agreements. Accel was granted leave to intervene in all of the declaratory judgements. The circuit courts found that the J&J Assigned Agreements were valid because each of the underlying location agreements were between an unlicensed establishment and an unlicensed terminal operator, and therefore did not constitute use agreements that were otherwise precluded from assignment under the IGB’s regulations. Upon Accel’s appeal, the Illinois Appellate Court, Fifth District (the “District Court”), vacated the circuit courts’ judgements and dismissed the appeals, holding that the IGB had exclusive jurisdiction over the matter that formed the basis of the parties’ claims, and declined to consider the merits of the parties’ disputes. On September 22, 2016, and after the IGB intervened, the Supreme Court of Illinois issued a judgment in Wild, affirming the District Court’s decision vacating the circuit courts’ judgments for lack of subject matter jurisdiction and dismissing the appeals, determining that the IGB has exclusive jurisdiction to decide the validity and enforceability of VGT use agreements.

Between May 2017 and September 2017, both Accel and J&J filed petitions with the IGB seeking adjudication of the rights of the parties and the validity of the use agreements. Those petitions have been fully briefed and remain pending. There is no indication as to when the IGB will rule on the petitions. As of September 30, 2019, Accel does not have a present estimate regarding the potential damages, if any, that could potentially be awarded in this litigation and, accordingly, have established no reserves relating to such matters. There are also petitions pending with the IGB which could lead to Accel obtaining new locations.

Illinois Gaming Investors, LLC v. Accel, et.al.

This pending lawsuit in the Circuit Court of Cook County was filed by a competitor. The lawsuit alleges that a current employee of Accel violated his non-competition agreement, and together with Accel, wrongfully solicited prohibited licensed establishments. The complaint on its face seeks damages of $10 million. Accel has moved to dismiss a portion of the complaint and has not yet filed a responsive pleading to the remainder. Accel does not have a present estimate regarding the potential damages, if any, that could potentially be awarded in this litigation and, accordingly, have established no reserves relating to such matters. In addition to this series of related litigation, Accel is, from time-to-time, subject to litigation in the ordinary course of business, including claims regarding employee matters and claims relating to contracts, services, and strategic investments. Accel may incur significant expense defending or settling any such litigation. Additionally, adverse judgments against Accel could result in monetary damages or injunctive relief that could adversely affect its ability to conduct business. There is no guaranty that any litigation will be resolved in Accel’s favor. As of September 30, 2019, Accel does not believe that any such litigation would have a material impact on its business, results, financial condition or prospects.

Accel v Jason Rowell, et. al.

Accel filed a lawsuit on October 7, 2019 in the Circuit Court of Cook County against Jason Rowell and other parties related to Mr. Rowell’s breaches of his non-compete agreement with Accel. Accel alleged that Mr. Rowell and a competitor were working together to interfere with Accel’s customer relationships. That lawsuit, which seeks equitable relief and legal damages, has not yet been served. On November 7, 2019,

Mr. Rowell filed a lawsuit in the Circuit Court of Cook County against Accel alleging that he had not received certain equity interests in Accel to which he was allegedly entitled under his agreement. Although Accel has not yet been served with this lawsuit, Accel intends to defend itself against the allegations. As of November 30, 2019, Accel does not have a present estimate regarding the potential damages, nor does it believe any payment of damages is probable, and, accordingly, has established no reserves relating to these matters.

Business of Pace and Certain Information Regarding the Business Combination

General

Pace was a blank check company incorporated on February 14, 2017 as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Pace neither engaged in any operations nor generated any revenue during its existence. Based on its business activities, Pace was a “shell company” as defined under the Exchange Act because it had no operations and nominal assets consisting almost entirely of cash.

Prior to the Pace IPO, on February 22, 2017, Initial Pace Sponsor purchased 11,500,000 Founder Ordinary Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. On June 19, 2017, Initial Pace Sponsor transferred 40,000 Founder Ordinary Shares to each of Pace’s five independent directors at their original purchase price. On August 14, 2017, Initial Pace Sponsor forfeited 250,000 Founder Ordinary Shares on the expiration of the unexercised portion of the underwriters’ over-allotment option. As of June 30, 2019, Initial Pace Sponsor and five independent directors, collectively, held 11,250,000 Founder Ordinary Shares.

On June 30, 2017, Pace consummated the Pace IPO of 45,000,000 Pace Public Units (which included the purchase of 5,000,000 Pace Public Units subject to the underwriters’ 6,000,000 Pace Public Unit over-allotment option) at a price of $10.00 per Pace Public Unit, generating gross proceeds of $450,000,000 before underwriting discounts and expenses. Each Pace Public Unit consisted of one Pace Public Share and one-third of one Pace Public Warrant. Each Pace Public Warrant entitled the holder to purchase one-third of one Pace Public Share for $11.50 per share. Simultaneous with the closing of the Pace IPO, Pace completed the private placement of an aggregate 7,333,333 Private Placement Warrants to Initial Pace Sponsor, each exercisable to purchase one Pace Public Share for $11.50 per share, at a price of $1.50 per Pace Private Placement Warrant.

Pace received gross proceeds from the Pace IPO and the sale of the Pace Private Placement Warrants of $450,000,000 and $11,000,000, respectively, for an aggregate of $461,000,000. $450,000,000 of the gross proceeds was deposited in the Trust Account with Continental Stock Transfer & Trust Company (the “Trustee”). At the closing of the Pace IPO, the remaining $11,000,000 was held outside of the Trust Account, of which $9,000,000 was used to pay underwriting discounts and $300,000 was used to repay notes payable to Initial Pace Sponsor, with the balance reserved to pay accrued offering and formation costs, business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. A portion of interest income on the funds held in the Trust Account was permitted to be released to Pace to pay tax obligations. On January 2, 2018, Pace invested the funds held in the Trust Account in a money market account invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. On September 12, 2019, Pace transferred a portion of the funds held in the Trust Account to a non-interest bearing U.S.-based trust account at J.P. Morgan Chase Bank, N.A.

On August 17, 2017, Pace announced that, commencing August 18, 2017, holders of the 45,000,000 Pace Public Units sold in the Pace IPO may elect to separately trade the Pace Public Shares and Pace Public Warrants included in the Pace Public Units. Those Pace Public Units not separated continued to trade on the NYSE under the symbol “TPGH.U” and the Pace Public Shares and Pace Public Warrants that are separated continued to trade on the NYSE under the symbols “TPGH” and “TPGH.WS,” respectively.

On June 13, 2019, Pace entered into the Transaction Agreement with respect to the Business Combination.

On September 20, 2019, Pace held an extraordinary general meeting (the “Extension EGM”). At the Extension EGM, the following matters were submitted to and approved by the holders of Pace Public Shares: (i) a proposal to amend Pace’s amended and restated memorandum and articles of association (the “Articles”) at the time of the Extension EGM and (ii) a proposal to amend Pace’s Investment Management Trust Agreement, dated June 27, 2017, by and between Pace and the Trustee, to extend the date on which to commence liquidating the Trust Account in the event Pace had not consummated a business combination prior to September 30, 2019, from September 30, 2019 to December 31, 2019. In connection with this vote, the holders of 3,247,267 Pace Public Shares indicated that they wished to exercise their right under Pace’s Articles to redeem their Pace Public Shares for cash at a redemption price of approximately $10.29 per share, for an aggregate redemption amount of approximately $33,416,715. These Pace Public Shares were redeemed on September 25, 2019, in accordance with the Articles. As of September 30, 2019 proceeds and interest totaling approximately $429,732,943 were held in the Trust Account.

On November 20, 2019, Pace and Accel consummated the Business Combination pursuant to the Transaction Agreement. Pursuant to the Transaction Agreement and in connection therewith, Pace completed the Stock Purchase and, following the closing of the Stock Purchase, Accel merged with and into NewCo, with NewCo surviving such merger.

In connection with the consummation of the Business Combination, Pace changed its name to Accel Entertainment, Inc.

Immediately prior to the Stock Purchase, Pace domesticated (or transferred by way of continuation as a matter of Cayman Islands law) as a Delaware corporation (the “Pace Domestication”) in accordance with Section 388 of the DGCL, whereupon, by virtue of the filing of the Charter with the Secretary of State of Delaware, (i) each Pace Public Share converted into one Class A-1 Share, (ii) each Founder Ordinary Share converted into one Class F Share and (iii) the Pace Private Placement Warrants held by Initial Pace Sponsor and the Pace Public Warrants, in each case, entitled the holder to acquire a corresponding number of Class A-1 Shares on the same terms as in effect immediately prior to the effective time of the Pace Domestication.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described in “Executive Compensation” and “Selling Holders,” the following is a summary of transactions since January 1, 2017 to which Pace or Accel, as applicable, has been a participant, in which:

•	the amount involved exceeded or will exceed $120,000; and

•

any of its directors, executive officers, or holders of more than 5% of its capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation” or that were approved by the board of directors of Accel prior to the Business Combination (the “Accel Board”) or the Company Board, as applicable.

Accel believes the terms obtained or consideration that it paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s-length transactions.

Investment Private Placement

In connection with the Business Combination, Pace entered into the Subscription Agreements with the Original Investors concurrently with the execution of the Transaction Agreement and an additional Subscription Agreement with the Additional Investor on August 13, 2019. Pursuant to the Subscription Agreements, the Investors agreed to subscribe for and Pace agreed to issue and sell to such Investors, 4,696,675 Class A-1 Shares for a purchase price of $10.22 per share, or an aggregate of approximately $48 million in the Investment Private Placement. The Subscription Agreement to which the Pace Affiliate is a party is substantially similar to the Subscription Agreements to which the General Investors are parties except that: (a) the Pace Affiliate could assign its rights under the Subscription Agreement, subject to compliance with the securities laws; and (b) the Pace Affiliate is not entitled to liquidated damages if there is a delay in the registration of the securities. The proceeds from the Investment Private Placement were used to fund a portion of the cash consideration required to effect the Stock Purchase.

The Class A-1 Shares issued pursuant to the Subscription Agreements have not been registered under the Securities Act, and were issued in reliance upon the exemption provided under Section 4(a)(2) of the Securities Act. The closing of the Investment Private Placement occurred immediately prior to the closing of the Stock Purchase.

Founder Ordinary Shares

On February 22, 2017, Initial Pace Sponsor purchased 11,500,000 Founder Ordinary Shares for $25,000, or approximately $0.002 per share. On June 19, 2017, Initial Pace Sponsor transferred 40,000 Founder Ordinary Shares to each of Pace’s five independent directors at their original purchase price. On August 14, 2017, Initial Pace Sponsor forfeited 250,000 Founder Ordinary Shares on the expiration of the unexercised portion of the underwriters’ over-allotment option.

In connection with the Business Combination and immediately prior to the Stock Purchase, at the effective time of the Pace Domestication, each Founder Ordinary Share was converted into the right to receive one Class F Share. Following the Pace Domestication, Initial Pace Sponsor, pursuant to a letter agreement dated as of June 13, 2019 (as amended, the “Pace Sponsor Support Agreement”), by and among Initial Pace Sponsor, Pace and the Shareholder Representative, agreed to (i) surrender for cancellation 1,250,000 Class F Shares, (ii) exchange 2,000,000 Class F Shares for an equal number of Class A-2 Shares, subject to the terms set forth in the Restricted Stock Agreement, (iii) exchange the remaining 7,800,000 Class F Shares for an equal number of Class A-1 Shares, pursuant to the Charter. The Founder Ordinary Shares were identical to the Pace Public Shares included in the Pace Public Units, except that (i) only holders of the Founder Ordinary Shares had the right to vote on the election of directors prior to the Business Combination, (ii) the Founder Ordinary Shares were subject to certain transfer restrictions, and the resulting Class A-1 Shares remain subject to such transfer restrictions, (iii) Initial Pace Sponsor, the directors and officers of Pace prior to the Business Combination, TPG Pace II Sponsor Successor, LLC, Pace Governance and Karl Peterson, entered into a letter agreement dated as of June 27, 2017, with Pace, pursuant to which they agreed (a) to waive their redemption rights with respect to their Founder Ordinary Shares and Pace Public Shares owned in connection with the completion of an initial business combination and (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Ordinary Shares if Pace failed to complete an initial business combination by September 30, 2019 and agreed to vote their Founder Ordinary Shares and any Pace Public Shares purchased by them during or after the Pace IPO in favor of the Business Combination, (iv) the Founder Ordinary Shares were subject to and the Class A-1 Shares resulting from conversion of Founder Ordinary Shares are subject to registration rights (v) the Founder Ordinary Shares were automatically convertible into Pace Public Shares at the time of the initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained in the Articles. In connection with the Business Combination and pursuant to that certain waiver agreement with Pace, dated as of June 13, 2019, as described below, the holders of the Founder Ordinary Shares agreed to waive such conversion adjustment. See “—Waiver Agreement” beginning on page 59.

Pace Private Placement Warrants

On the closing date of the Pace IPO, Initial Pace Sponsor purchased 7,333,333 Pace Private Placement Warrants at a price of $1.50 per Pace Private Placement Warrant, or $11,000,000 in the aggregate, in a private placement. Each Pace Private Placement Warrant entitled the holder to purchase one Pace Public Share at a price of $11.50 per share. Pace Private Placement Warrants may not be redeemed by Pace so long as they are held by Initial Pace Sponsor or its permitted transferees. If any Pace Private Placement Warrants are held by holders other than Initial Pace Sponsor or its permitted transferees, such Pace Private Placement Warrants will be redeemable by Pace and exercisable by the holders on the same basis as the Pace Public Warrants. Initial Pace Sponsor or its permitted transferees have the option to exercise the Private Placement Warrants on a cashless basis. With certain limited exceptions, the Pace Private Placement Warrants and the underlying Pace Public Shares, were not transferable, assignable or salable by the Pace Sponsor until 30 days after the completion of the Business Combination.

In connection with the Business Combination and following the Pace Domestication, Initial Pace Sponsor surrendered for cancellation 2,444,444 Pace Private Placement Warrants, and distributed its remaining 4,888,889 Pace Private Placement Warrants to the Pace Sponsor Members, each of which is a Selling Holder. In connection with the Pace Domestication, each Pace Private Placement Warrant, originally exercisable for one Pace Public Share at $11.50 per Pace Public Share, now entitles its holder to acquire a corresponding number of Class A-1 Shares on the same terms as in effect immediately prior to the Pace Domestication.

For more information on the Pace Private Placement Warrants, see the section entitled “Description of Securities—Warrants” beginning on page 111.

Pace Registration Rights Agreement

Initial Pace Sponsor and the Initial Pace Holders, as holders of the Founder Ordinary Shares, and the resulting Class A-1 Shares following the Business Combination, and Pace Private Placement Warrants were entitled to registration rights pursuant to a registration rights agreement (the “Pace Registration Rights Agreement”) entered into in connection with the Pace IPO. The holders of these securities were entitled to make up to three demands that Pace register the Class A-1 Shares issued or issuable upon conversion of any Founder Ordinary Shares, the Pace Private Placement Warrants and the Class A-1 Shares underlying the Pace Private Placement Warrants. In addition, the holders had certain “piggy-back” registration rights with respect to other registration statements filed by Pace subsequent to its completion of an initial business combination and rights to require Pace to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provided that Pace would not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock up period. Pace agreed to bear the expenses incurred in connection with the filing of any such registration statements.

At the consummation of the Business Combination, Accel entered into the Registration Rights Agreement with, among others, the holders of Founder Ordinary Shares and Pace Private Placement Warrants who were previously party to the Pace Registration Rights Agreement (the “Pace Registration Rights Holders”), which replaced the Pace Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Pace Registration Rights Holders are entitled to certain registration rights. See “—Registration Rights Agreement” beginning on page 62.

Related Party Notes

Between February 14, 2017 (inception) and June 30, 2017 (the closing date of the Pace IPO), Initial Pace Sponsor loaned Pace $300,000 in unsecured promissory notes. The funds were used to pay up front expenses associated with the Pace IPO. These notes were non-interest bearing and were repaid in full to Initial Pace Sponsor on June 30, 2017.

Initial Pace Sponsor, executive officers and directors, or any of their respective affiliates, were reimbursed for any out-of-pocket expenses incurred in connection with activities on Pace’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combination opportunities. Pace’s audit committee reviewed on a quarterly basis all payments that were made to Initial Pace Sponsor, officers or directors of Pace or their respective affiliates and determined which expenses and the amount of expenses that would be reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Pace’s behalf.

In addition, in order to finance transaction costs in connection with an initial business combination, Initial Pace Sponsor or an affiliate of Initial Pace Sponsor or certain of Pace’s officers and directors may have, but were not obligated to, loan Pace funds as may have been required. On September 25, 2019, Initial Pace Sponsor agreed to loan Pace unsecured promissory notes in an aggregate principal balance of up to $7,000,000, with advances and re-advances outstanding under the note to be updated from time to time. On September 25, 2019, Pace borrowed $3,000,000 against the unsecured promissory notes. The funds were used to finance transaction costs in connection with the Business Combination. Pace repaid amounts outstanding under such promissory notes at the consummation of the Business Combination. In the event that the Business Combination did not close, Pace was permitted to use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account were permitted to be used for such repayment.

Promoters of Pace

Initial Pace Sponsor and Pace’s executive officers and directors prior to the Business Combination (including Karl Peterson, Chad Leat, Robert Suss, Paul Walsh and Kathleen Philips, who are, or are affiliated with, Selling Holders) were deemed to be Pace’s “promoters” as such term is defined under the federal securities laws.

Waiver Agreement

Concurrently with the execution of the Transaction Agreement, Pace and holders of Founder Ordinary Shares (which includes Selling Holders) entered into a Waiver Agreement (the “Waiver Agreement”), pursuant to which such holders agreed to waive any adjustment to the conversion ratio of Founder Ordinary Shares as set forth in Pace’s amended and restated memorandum and articles of association at the time of execution of such Waiver Agreement, resulting from the Investment Private Placement.

Private Aircraft Travel

Pace reimbursed affiliates for reasonable travel related expenses incurred while conducting business on behalf of Pace, including the use of private aircraft. During the period from February 14, 2017 (inception) to December 31,

2019, travel related reimbursements for private aircraft use were less than $65,000. Private aircraft services were provided by independent third parties, coordinated by an affiliate of Pace and billed to Pace at cost.

Indemnity

Initial Pace Sponsor agreed that it would be liable to Pace if and to the extent any claims by a vendor (other than Pace’s independent auditors) for services rendered or products sold to Pace, or a prospective target business with which Pace has discussed entering into a transaction agreement, reduced the amount of funds in the Trust Account to below (i) $10.00 per Pace Public Share or (ii) such lesser amount per Pace Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which was permitted to be withdrawn to fund Pace’s working capital requirements, subject to an annual limit of $750,000, and/or to pay taxes. Claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account were also an exception to this agreement with Initial Pace Sponsor, as were any claims under Pace’s indemnity of the underwriters of the Pace IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver were deemed to be unenforceable against a third party, Initial Pace Sponsor would not be responsible to the extent of any liability for such third-party claims. Pace did not independently verify whether Initial Pace Sponsor had sufficient funds to satisfy its indemnity obligations and believed that Initial Pace Sponsor’s only assets were securities of Pace and, therefore, Initial Pace Sponsor would not be able to satisfy those obligations. Pace had not asked Initial Pace Sponsor to reserve for such eventuality as Pace believed the likelihood of Initial Pace Sponsor having to indemnify the Trust Account was limited because Pace would endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with Pace waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Administrative Services Agreement

On June 30, 2017, Pace entered into an agreement to pay monthly recurring expenses of $20,000 for office space, administrative and support services to an affiliate of Initial Pace Sponsor. The agreement terminated upon the completion of the Business Combination. For the three months ended December 31, 2019 and 2018, Pace incurred expenses of $20,000 and $60,000, respectively, under this agreement. For each of the nine months ended December 31, 2019 and 2018, Pace incurred expenses of $140,000 under this agreement.

Related Party Notes and Debts

On October 1, 2018, Brian Carroll, the Chief Financial Officer of Accel and a Selling Holder, entered into a promissory note with Accel Entertainment Gaming, LLC, a subsidiary of Accel, pursuant to which Mr. Carroll borrowed a principal amount of $172,200. The promissory note was satisfied in full prior to the consummation of the Business Combination.

On October 1, 2018, Derek Harmer, the General Counsel and Chief Compliance Officer of Accel and a Selling Holder, entered into a promissory note with Accel Entertainment Gaming, LLC, a subsidiary of Accel, pursuant to which Mr. Harmer borrowed a principal amount of $154,397. The promissory note was satisfied in full prior to the consummation of the Business Combination.

On September 30, 2018, Andrew Rubenstein, the Chief Executive Officer and a director of Accel and a Selling Holder, entered into two promissory notes with Accel Entertainment Gaming, LLC, a subsidiary of Accel, pursuant to which Mr. A. Rubenstein borrowed principal amounts of $95,354 and $325,000. The promissory notes were satisfied in full prior to the consummation of the Business Combination.

As of December 31, 2018, Mr. A. Rubenstein owed Accel $502,894 in connection with a federal tax liability arising from a grant of restricted stock that Accel paid on Mr. A. Rubenstein’s behalf. The debt was satisfied in full prior to the consummation of the Business Combination.

Director Letter Agreements

Concurrently with the execution of the Transaction Agreement, Pace and the independent directors of Pace (including certain Selling Holders) entered into letter agreements pursuant to which such directors agreed that, following the Pace Domestication but prior to the effectiveness of the Stock Purchase, 200,000 Class F Shares held by such directors would be exchanged for an equal number of validly issued, fully paid and non-assessable Class A-1 Shares.

Key Holder Support Agreement

Concurrently with the execution of the Transaction Agreement, Pace and certain Sellers who are members of management of Accel and are Selling Holders herein entered into that certain Key Holder Support Agreement (the “Key Holder Support Agreement”), pursuant to which such members agreed (i) to restrict the amount of Accel Stock they exchange to receive cash for to less than 20% of the number of shares of Accel Stock owned by such member and each of its affiliates on an aggregated basis (ii) not to transfer any of their Accel Stock (except to a permitted transferee or in furtherance of the transactions contemplated by the Transaction Agreement) and (iii) to enter into the Registration Rights Agreement.

Holder Support Agreement

Concurrently with the execution of the Transaction Agreement, Pace, NewCo and certain Sellers who are Selling Holders entered into the Holder Support Agreement (as defined in “Certain Relationships and Related Transactions”), pursuant to which such Sellers agreed (i) to make non-binding elections to receive cash in exchange for their shares of Accel Stock, (ii) not to transfer any of their Accel Stock and any security convertible or exchangeable into Accel Stock (except to a permitted transferee or in furtherance of the transactions contemplated by the Transaction Agreement), and (iii) to enter into the Registration Rights Agreement if such Seller was entitled to receive Business Combination Private Placement Warrants and Class A-2 Shares in the Stock Purchase as consideration for such Seller’s Accel Stock.

Drag-Along Agreement

Concurrently with the execution of the Transaction Agreement, Pace and the Business Combination Private Placement Sellers (each of whom is a Selling Holder) entered into a Drag-Along Agreement, pursuant to which such Sellers agreed to exercise their drag-along rights pursuant to and in accordance with the articles of incorporation of Accel and the shareholders agreement of Accel, in a manner so as to facilitate the consummation of the transactions contemplated by the Transaction Agreement.

Nominating and Support Agreement and Mutual Support Agreement

On November 6, 2019, Pace, NewCo, Clairvest Equity Partners V Limited Partnership, an Ontario limited partnership (“CEP V”), Clairvest Equity Partners V-A Limited Partnership, an Ontario limited partnership (“CEP V-A”), and CEP V Co-Investment Limited Partnership, a Manitoba limited partnership (“CEP Co-Invest”, and together with CEP V and CEP V-A, the “Clairvest Investors”), entered into a Nominating and Support Agreement (the “Nominating Agreement”), whereby, in consideration for the Clairvest Investors delivering (a) a joinder agreement to the Transaction Agreement, and (b) a cash election form setting forth a cash election with respect to (i) the shares of Accel Stock that the Clairvest Investors owned, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record, (ii) any security convertible or exchangeable into Accel Stock and (iii) any additional such securities that the Clairvest Investors acquired after the execution of the Nominating Agreement, Pace agreed to (x) appoint Kenneth B. Rotman to the Company Board contemporaneously with the closing of the Business Combination as a Class III director with a term expiring at the 2022 annual meeting of the stockholders of the Company and (y) nominate Kenneth B. Rotman to the Company Board as set forth in the Nominating Agreement.

Pursuant to the Nominating Agreement, Pace also agreed, subject to the requirements of fiduciary duties under applicable laws, to include in its slate of nominees for election as directors at any meeting of stockholders or action by written consent at which directors are to be elected to the Company Board (each such meeting or action by written consent, an “Election Meeting”), one individual (an “8% Nominee”) nominated to the Company Board by the Clairvest Investors, provided that the Clairvest Investors hold (together with their affiliates) at least 8% of the outstanding Class A-1 Shares until the earlier of (i) the date upon which the Clairvest Investors (together with its affiliates) do not own at least 8% of the outstanding Class A-1 Shares, or (ii) November 20, 2026, the seven year anniversary of the consummation of the Business Combination; provided, that, certain requirements listed in the Nominating Agreement are met. Additionally, the Clairvest Investors agreed, until Kenneth B. Rotman or an 8% Nominee is no longer serving on the Board, to vote (or cause to be voted) all Class A-1 Shares beneficially owned or owned of record by the Clairvest Investors at any meeting of the stockholders of the Company in favor of each director nominated by the Company Board (or its Nominating and Corporate Governance Committee), as provided in any notice of any meeting of the stockholder of the Company and the accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to the stockholders of the Company in connection with any such meeting of the stockholders of the Company.

On November 6, 2019, the Clairvest Investors, Mr. Andrew Rubenstein and Mr. Gordon Rubenstein (together with Mr. A. Rubenstein, the “Rubenstein Parties”), entered into a Mutual Support Agreement (the “Mutual Support Agreement”) whereby (i) the Rubenstein Parties agreed to vote in favor of any 8% Nominee, all in accordance with the Nominating Agreement and provided such nominee is included by the Company in its slate of nominees for election as directors of the Company at any Election Meeting and (ii) the Clairvest Investors agreed to vote in favor of any 8% Nominee to the Company Board nominated by the Rubenstein Parties in accordance with the Nominating Agreement and included by the Company in its slate of nominees for election as directors of the Company at any Election Meeting, in each case, with respect to the Class A-1 Shares, beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act) or owned of record by each such respective party.

Registration Rights Agreement

On November 20, 2019 and in connection with the closing of the Business Combination, Accel and the Registration Rights Holders (all of whom are Selling Holders), including Andrew Rubenstein and an entity affiliated with Andrew Rubenstein, Brian Carroll, Derek Harmer, Gordon Rubenstein and certain entities affiliated with Gordon Rubenstein, Michael Pappas, David W. Ruttenberg and certain entities affiliated with David W. Ruttenberg and Kathleen Philips, each of whom is a director and/or officer of Accel, an entity affiliated with Karl Peterson, a director of Accel and certain entities affiliated with Kenneth B Rotman, a director of Accel, entered into the Registration Rights Agreement, entitling such holders to demand that Accel register for resale certain shares of Accel held by them at any time from and after the consummation of the Business Combination and subject to certain lock-up restrictions.

See the section entitled “Description of Securities—Registration Rights—Registration Rights Agreement” beginning on page 124.

New Accel Warrant Agreement

In connection with the consummation of the Business Combination, the Company and the Sellers entitled to receive Accel Warrants in the Stock Purchase entered into that certain New Accel Warrant Agreement, pursuant to which the Company issued to each such Sellers their respective pro rata share of 2,444,444 Accel Warrants, with such pro rata share to be determined with reference to a number of shares equal to 70% of such Seller’s shares of Accel Stock, less the number of shares of Accel Stock in respect of which the Seller elected to receive cash. Each Accel Warrant entitles the holder to purchase one Class A-1 Share at an exercise price of $11.50 per share, subject to adjustments substantially similar to those applicable to the Pace Warrants, at any time 30 days after the consummation of the Business Combination.

See the section entitled “Description of Securities—Warrants—Business Combination Private Placement Warrants and Accel Public Warrants” beginning on page 118.

Restricted Stock Agreement

In connection with the consummation of the Business Combination, the Company, the Pace Sponsor Members and the Sellers entitled to receive Class A-2 Shares in the Stock Purchase (including all of the Business Combination Private Placement Sellers, each of whom is a Selling Holder) entered into the Restricted Stock Agreement (as defined in “Description of Securities—Common Stock—Class A-2 Common Stock”), which set forth the terms upon which the Class A-2 Shares will be exchanged for an equal number of Class A-1 Shares. The exchange of Class A-2 Shares for Class A-1 Shares will be subject to the terms and conditions set forth in the Restricted Stock Agreement, with such exchanges occurring in three separate tranches upon the satisfaction of certain triggers. On January 14, 2020, the trigger for the first such tranche was satisfied, and 1,596,636 Class A-1 were issued upon exchange of Class A-2 Shares.

See the section entitled “Description of Securities—Common Stock—Class A-2 Shares” beginning on page 109.

Expense Reimbursement Letter

On June 19, 2019, Accel entered into the KPMG Engagement Letter, pursuant to which Accel engaged KPMG to provide professional services to Accel. Pursuant to the KPMG Engagement Letter, any fee amounts to be paid for, and expenses reimbursed under, the Engagement Letter in excess of $750,000 in the aggregate will be paid solely by David W. Ruttenberg, a director and shareholder of Accel and a Shareholder Representative under the Transaction Agreement. In connection with the KPMG Engagement Letter, on June 19, 2019, Pace entered into a letter agreement with David W. Ruttenberg, pursuant to which Pace agreed to reimburse Mr. Ruttenberg for any and all fees and expenses paid by Mr. Ruttenberg in connection with the KPMG Engagement Letter. Since June 19, 2019, Mr. Ruttenberg has been reimbursed for approximately $2.9 million of expenses related to the KPMG Engagement Letter.

Share Repurchases

In connection with the Business Combination, Accel repurchased 36,157 shares of its stock from certain employees, directors and officers at a repurchase price of $177 per share in order to facilitate (x) the repayment of then-existing loans to Accel’s executive officers described in this section (y) the exercise of vested options (including by way of withholding additional shares in connection with the cashless exercise of vested options as permitted by the 2011 Plan (as defined in “Executive Compensation”) and the 2016 Plan (as defined in “Executive Compensation”) and (z) funding any resulting tax obligations from the exercise of such vested options (including by way of withholding additional shares in connection with the cashless exercise of vested options as permitted by the 2011 Plan and the 2016 Plan). In connection with the foregoing, Accel repurchased 30,924 shares from Andrew Rubenstein, 877 shares from Derek Harmer and 978 shares from Brian Carroll. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 65.

Engagement of Raine Securities LLC

Accel engaged Raine Securities LLC (“Raine”) to provide investment banking services to Accel in connection with the Business Combination. Prior to engaging Raine, Accel acknowledged that Gordon Rubenstein, a director of Accel and a Selling Holder, is the Managing Partner of Raine Ventures, an affiliate of Raine, where he leads the firm’s venture capital platform. Gordan Rubenstein is also the brother of Accel’s Chief Executive Officer, Andrew Rubenstein. Since January 1, 2017, Accel has paid Raine approximately $11.04 million in fees and expenses in connection with the Business Combination.

Engagement of Much Shelist, P.C.

From time to time, Accel engages Much Shelist, P.C. (“Much Shelist”), as its legal counsel for general legal and business matters. Much Shelist has provided limited counsel to Accel with respect to the Business Combination. Jeffrey Rubenstein, an attorney at Much Shelist and a Selling Holder, is the father of Accel’s Chief Executive Officer, Andrew Rubenstein. For the period from January 1, 2017 to December 31, 2019, Accel has paid Much Shelist $1,509,770 in legal fees.

Asset Acquisition of Fair Share Gaming, LLC and Fair Share Amusement Company

On June 30, 2017, Accel purchased the assets of Fair Share Gaming, LLC and Fair Share Amusement Company, a licensed terminal operator in the state of Illinois and an operator of amusement games and ATMs, respectively, from Michael Pappas, a Selling Holder, for approximately $60,000,000 (the “Fair Share Gaming Acquisition”). Prior to the Business Combination, Mr. Pappas was an officer and director of Accel.

Relationships with Certain Licensed Establishment Partners

Michael Pappas is the father of William Pappas, a current equityholder of two licensed establishment partners with which Accel has binding agreements to provide VGTs. For the period from January 1, 2017 to December 31, 2019, Accel’s total revenue with respect to these two licensed establishment partners, Pinewoods, LLC and CC of OP, LLC was approximately $10.1 million and $.5 million, respectively.

Indemnification Agreements

On November 20, 2019, Accel entered into indemnity agreements with Messrs. Andrew Rubenstein, Brian Carroll, Derek Harmer, Gordon Rubenstein, David W. Ruttenberg, Kenneth B. Rotman and Karl Peterson and Mses. Eden Godsoe and Kathleen Philips, each of whom is a director and/or officer of Accel and is and/or is affiliated with a Selling Holder. Each indemnity agreement provides that, subject to limited exceptions, and among other things, Accel will indemnify the director or officer to the fullest extent not prohibited by the provisions of its bylaws and the DGCL for claims arising in his or her capacity as our director or officer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Accel’s financial condition and results of operations should be read in conjunction with Accel’s consolidated financial statements and unaudited consolidated financial statements, and their related notes included elsewhere in this prospectus. Accel’s future results could differ materially from the historical results discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors—Risks Related to Our Business” beginning on page 18.

Company Overview

Accel is a leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois market. Accel’s business consists of the installation, maintenance and operation of VGTs, redemption devices that disburse winnings and contain ATM functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores, which are referred to collectively as “licensed establishments.” Accel also operates a small number of stand-alone ATMs in gaming and non-gaming locations. Accel has been licensed by the Illinois Gaming Board since 2012 and holds a conditional license from the PA Board. As of September 30, 2019, Accel’s VGT operations comprised 10,346 VGTs in 2,290 licensed establishments.

Components of Performance

Revenues

Net video gaming

Net video gaming revenue represents net cash received from gaming activities, which is the difference between gaming wins and losses. Net video gaming revenue includes the amounts earned by the licensed establishments and is recognized at the time of gaming play.

Amusement

Amusement revenue represents amounts collected from amusement devices operated at various licensed establishments and is recognized at the point the amusement device is used.

ATM fees and other revenue

ATM fees and other revenue represents fees charged for the withdrawal of funds from Accel’s redemption devices and stand-alone ATMs and is recognized at the time of the ATM transaction.

Operating Expenses

Video gaming expenses

Gaming expenses consist of (i) a 33% tax on net video gaming revenue (30% prior to July 1, 2019) that is payable to the IGB, (ii) an administrative fee (0.8513% currently, 0.7275% prior to July 23, 2018) payable to Scientific Games International, the third-party contracted by IGB to maintain the central system to which all VGTs across Illinois are connected and (iii) establishment revenue share, which is defined as 50% of gross gaming revenue after subtracting the tax and administrative fee.

General and administrative

General and administrative expenses consist of operating expense and general and administrative (“G&A”) expense. Operating expense includes payroll and related expense for service technicians, route technicians, route security, and preventative maintenance personnel. Operating expense also includes vehicle fuel and maintenance, ATM and amusement commissions and fees, and non-capitalizable parts expenses. Operating expenses are generally proportionate to the number of licensed establishments and VGTs. G&A expense includes payroll and related expense for account managers, business development managers, marketing, and other corporate personnel. In addition, G&A includes marketing, information technology, insurance, rent and ordinary course professional fees.

Depreciation and amortization of property and equipment

Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets. Leasehold improvements are amortized over the shorter of the useful life or the lease. Development costs directly associated with the acquisition, development and construction of a project are capitalized as a cost of the project during the periods in which activities necessary to prepare the property for its intended use are in progress. Interest costs associated with major construction projects are capitalized as part of the cost of the constructed assets.

Amortization of route and customer acquisition costs and location contracts acquired

Route and customer acquisition costs consist of fees paid at the inception of contracts entered into with third parties and licensed video gaming establishments throughout the State of Illinois which allow Accel to install and operate video gaming terminals. The route and customer acquisition costs and route and customer acquisition costs payable are recorded at the net present value of the future payments using a discount rate equal to Accel’s incremental borrowing rate associated with its long-term debt. Route and customer acquisition costs are amortized on a straight-line basis beginning on the date the location goes live and amortized over the estimated life of the contract.

Location contracts acquired in a business combination are recorded at fair value, which is based on cash flows to be generated from location contracts acquired through business combinations. Location contracts acquired are amortized on a straight-line basis over the expected useful life of 10 years.

Interest expense

Interest expense for the periods presented herein consists of interest on Accel’s credit facility under the Credit Agreement, amortization of financing fees, and accretion of interest on route and customer acquisitions. Interest on the credit facility is payable monthly on unpaid balances at the variable per annum LIBOR rate plus an applicable margin, as defined under the terms of the credit facility, ranging from 1.70% to 2.50% depending on the ratio of total net debt to EBITDA. Additionally, Accel imputes interest on its third-party partner operations liabilities at a rate of 4.5%, 5%, 5% and 5% for 2016, 2017, 2018 and the nine months ended September 30, 2019.

Income tax expense

Income tax expense consists mainly of taxes payable to national, state and local authorities. Deferred income taxes are recognized for the tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of the assets and liabilities. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. Accel evaluates whether any uncertain tax positions exist at each balance sheet date.

Results of Operations

Nine months Ended September 30, 2019 and 2018

The following table summarizes Accel’s results of operations on a consolidated basis for the nine months ended September 30, 2019 and 2018:

	Nine Months Ended September 30,		Increase / Decrease
	2019	2018	Change	Change %
Revenues:
Net video gaming	$293,239,939	$233,644,259	$59,595,680	25.5%
Amusement	4,087,728	2,998,164	1,089,564	36.3%
ATM fees and other revenue	5,658,240	4,435,644	1,222,596	27.6%

Total revenues	302,985,907	241,078,067	61,907,840	25.7%

Operating expenses:
Video gaming expenses	193,410,165	152,792,495	40,617,670	26.6%
General and administrative	51,160,437	42,068,510	9,091,927	21.6%
Depreciation and amortization of property and equipment	18,664,848	15,192,723	3,472,125	22.9%
Amortization of route and customer acquisition costs and location contracts acquired	13,211,498	10,544,357	2,667,141	25.3%
Other expense	7,546,366	1,941,241	5,605,125	288.7%

Total operating expenses	283,993,314	222,539,326	61,453,988	27.6%

Operating income	18,992,593	18,538,741	453,852	2.4%
Interest expense	9,517,593	6,432,030	3,085,563	48.0%

Income before income tax expense	9,475,000	12,106,711	(2,631,711)	-21.7%
Income tax expense	2,750,496	3,153,710	(403,214)	-12.8%

Net income	$6,724,504	$8,953,001	$(2,228,497)	-24.9%

Revenues

Total revenues for the nine months ended September 30, 2019 was $303.0 million, an increase of $61.9 million, or 25.7%, compared to the nine months ended September 30, 2018. This growth was driven by an increase in net video gaming revenue of $59.6 million, or 25.5%, an increase in amusement revenue of $1.1 million, or 36.3% and an increase in ATM fees and other revenue of $1.2 million, or 27.6%. The increase in revenues is partially attributable to the acquisitions of Skyhigh Gaming on August 1, 2018, Quad B on September 1, 2018, G3 Gaming on October 16, 2018, Mike’s Amusements on October 16, 2018, Family Amusements on October 31, 2018 (collectively, the “2018 Acquisitions”), and Grand River Jackpot on September 16, 2019, which collectively contributed $23.9 million in net video gaming revenue to the above comparative increase. Excluding all acquisitions, net video gaming revenue during such period increased by $36.2 million, or 21.6%, compared to the prior period, largely due to an increase in the number of licensed establishments and VGTs.

Video gaming expenses

Total video gaming expenses for the nine months ended September 30, 2019 were $193.4 million, an increase of $40.6 million, or 26.6%, compared to the nine months ended September 30, 2018. The components of video gaming expenses as a percentage of revenue increased due to the increase in the gaming tax from 30% to 33% on July 1, 2019. As a result, gaming expenses as a percentage of revenue was 63.8% for the nine months ended September 30, 2019 as compared to 63.4% for the nine months ended September 30, 2018. The increase of $40.6 million is the result of an increase in net video gaming revenue and corollary increase in gaming tax at a higher tax rate, as well as establishment revenue share costs and required payments to the IGB’s third-party system administrator.

General and administrative

Total general and administrative expenses for the nine months ended September 30, 2019 were $51.2 million, an increase of $9.1 million, or 21.6%, compared to the nine months ended September 30, 2018. The increase was attributable to a $6.3 million increase in payroll and employee related expenses resulting from increases in employee headcount to support new licensed establishments and VGTs, as well as other costs that increase variably based on the number of licensed establishments and VGTs.

Depreciation and amortization of property and equipment

Depreciation and amortization of property and equipment for the nine months ended September 30, 2019 was $18.7 million, an increase of $3.5 million, or 22.9%, compared to the nine months ended September 30, 2018. The increase in depreciation and amortization is the result of increased number of licensed establishments and VGTs. Depreciation and amortization as a percentage of revenue was 6.2% for the nine months ended September 30, 2019 compared to 6.3% for the comparable prior year period.

Amortization of route and customer acquisition costs and location contracts acquired

Amortization of route and customer acquisition costs and location contracts acquired for the nine months ended September 30, 2019 was $13.2 million, an increase of $2.7 million, or 25.3%, compared to the nine months ended September 30, 2018. The increase is primarily attributable to the 2018 Acquisitions. Amortization of route and customer acquisition costs and location contracts acquired as a percentage of revenue remained consistent at 4.4% between the nine months ended September 30, 2019 and nine months ended September 30, 2018.

Other expenses (income)

Other expenses for the nine months ended September 30, 2019 were $7.5 million, an increase of $5.6 million, compared to the nine months ended September 30, 2018. The increase was largely attributed to one-time expenses for the Business Combination.

Interest expense

Interest expense for the nine months ended September 30, 2019 was $9.5 million, an increase of $3.1 million, or 48.0%, compared to nine months ended September 30, 2018 primarily due to a $143.0 million increase in Accel’s senior secured debt related to the acquisitions of G3 Gaming on October 16, 2018, Mike’s Amusements on October 16, 2018, Family Amusements on October 31, 2018, and Grand River Jackpot on September 16, 2019. As discussed under “Liquidity and Capital Resources—Cash and cash equivalents”, Accel’s total loan facility capacity increased by $80 million during the third quarter of 2019, with $170.0 million drawn under the contract draw loan, $56.0 million borrowed under the revolving credit facility and $106.3 million drawn under the term loan as of September 30, 2019. For the nine months ended September 30, 2019, the weighted average interest rate was approximately 4.6%.

Income tax expense

Income tax expense for the nine months ended September 30, 2019 was $2.8 million, a decrease of $0.4 million, or -12.8%, compared to nine months ended September 30, 2018. Income tax expense decreased in comparable proportion to a decrease in income before income tax expense.

Years Ended December 31, 2018 and 2017

The following table summarizes Accel’s results of operations on a consolidated basis for the years ended December 31, 2018 and 2017:

	Year Ended December 31,		Increase / Decrease
	2018	2017	Change	Change %
	(As Restated)	(As Restated)
Revenues:
Net video gaming	$321,710,501	$240,234,854	$81,475,647	33.9%
Amusement	4,198,789	3,421,688	777,101	22.7%
ATM fees and other revenue	6,083,402	4,778,377	1,305,025	27.3%
Total revenues	$331,992,692	$248,434,919	$83,557,773	33.6%
Operating expenses:
Video gaming expenses	210,507,050	157,009,640	53,497,410	34.1%
General and administrative	58,157,368	45,363,684	12,793,684	28.2%
Depreciation and amortization of property and equipment	20,781,855	16,767,983	4,013,872	23.9%
Amortization of route and customer acquisition costs and location contracts acquired	14,681,495	9,792,488	4,889,007	49.9%
Other expenses (income)	2,996,398	1,331,059	1,665,339	125.1%
Total operating expenses	307,124,166	230,264,854	76,859,312	33.4%
Operating income	24,868,526	18,170,065	6,698,461	36.9%
Interest expense	9,643,447	8,105,563	1,537,884	19.0%
Income before income tax expense	15,225,079	10,064,502	5,160,577	51.3%
Income tax expense	4,422,415	1,753,781	2,668,634	152.2%
Net income	$10,802,664	$8,310,721	$2,491,943	30.0%

Revenues

Total revenues for the year ended December 31, 2018 was $332.0 million, an increase of $83.6 million, or 33.6%, compared to the year ended December 31, 2017. This growth was driven by an increase in net video gaming revenue of $81.5 million, or 33.9%, an increase in amusement revenue of $0.8 million, or 22.7%, and an increase in ATM fees and other revenue of $1.3 million, or 27.3%. The increase is partially attributable to the 2018 Acquisitions and Accel’s 2017 purchase of Fair Share Gaming, LLC and Fair Share Amusement Company, a licensed terminal operator in the state of Illinois and an operator of amusement games and ATMs for $60,000,000 (the “Fair Share Gaming Acquisition”), which collectively contributed $29.9 million of incremental net video gaming revenue to the above comparative increase. Excluding all acquisitions, net video gaming revenue for year ended December 31, 2018 increased by $48.6 million, or 20.2%, compared to the year ended December 31, 2017, largely due to an increase in the number of licensed establishments and VGTs.

Video gaming expenses

Total video gaming expenses for the year ended December 31, 2018 were $210.5 million, an increase of $53.5 million, or 34.1%, compared to the year ended December 31, 2017. The components of gaming expenses as a percentage of revenue remained relatively consistent from 2017 to 2018 and, as a result, gaming expenses as a percentage of revenue was 63.4% for the year ended December 31, 2018 compared to 63.2% the year ended December 31, 2017, reflecting proportional increases in revenue and gaming expenses. The increase of $53.5 million was the result of an increase in net video gaming revenue and corollary increase in gaming tax and establishment revenue share costs, along with required payments to the IGB’s third-party system administrator.

General and administrative

Total general and administrative expenses for the year ended December 31, 2018 were $58.2 million, an increase of $12.8 million, or 28.2%, compared to the year ended December 31, 2017. General and administrative expenses as a percentage of revenue improved to 17.5% in year ended December 31, 2018 compared to 18.3% for the prior year. This improvement was realized considering a $10.7 million increase in payroll and employee related expenses resulting from an increase in employee headcount to support new licensed establishments and VGTs, as well as expense related to the use of salesforce™ customer relationship management (“CRM”), a cloud-based system expected to improve the efficiency and effectiveness of Accel’s sales and operation teams.

Depreciation and amortization of property and equipment

Depreciation and amortization for the year ended December 31, 2018 was $20.8 million, an increase of $4.0 million, or 23.9%, compared to the year ended December 31, 2017. The increase was primarily attributable to additional gaming equipment for new licensed establishments and purchased licensed establishments. Depreciation and amortization as a percentage of revenue was 6.3% for the year ended December 31, 2018 compared to 6.7% for the year ended December 31, 2017.

Amortization of route and customer acquisition costs and location contracts acquired

Amortization of route and customer acquisition costs and location contracts acquired for the year ended December 31, 2018 was $14.7 million, an increase of $4.9 million, or 49.9%, compared to the year ended December 31, 2017. The increase is primarily attributable to the Fair Share Gaming Acquisition in 2017. These increases are offset by certain route acquisition liabilities that were extinguished related to prior periods. Amortization of route and customer acquisition costs and location contracts acquired as a percentage of revenue increased from 3.9% to 4.4% for the year ended December 31, 2017 and 2018, respectively.

Other expenses (income)

Other expenses for the year ended December 31, 2018 were $3.0 million, an increase of $1.7 million, or 125.1%, compared to the year ended December 31, 2017. The increase was largely attributed lobbying efforts in Pennsylvania to allow route gaming, and a revaluation of consideration payable in connection with the gaming acquisitions.

Interest expense

Interest expense for the year ended December 31, 2018 was $9.6 million, an increase of $1.5 million, or 19.0%, compared to year ended December 31, 2017 primarily due to a $50.1 million increase in Accel’s senior secured debt due to the 2018 Acquisitions.

Income tax expense

Income tax expense for the year ended December 31, 2018 was $4.4 million, an increase of $2.7 million, or 152.2%, compared to year ended December 31, 2017. Income tax expense increased due to Accel’s increase in income before income tax expense and the impact of the prior revaluation of deferred tax assets and liabilities offset by lower federal tax rates in 2018 resulting from the Tax Cuts and Jobs Act of 2017.

Years Ended December 31, 2017 and 2016

	Year Ended December 31,		Increase / Decrease
	2017	2016	Change	Change %
	(As Restated)	(As Restated)
Revenues:
Net video gaming	$240,234,854	$167,991,737	$72,243,117	43.0%
Amusement	3,421,688	2,222,689	1,198,999	53.9%
ATM fees and other revenue	4,778,377	3,115,539	1,662,838	53.4%
Total revenues	$248,434,919	$173,329,965	$75,104,954	43.3%
Operating expenses:
Video gaming expenses	157,009,640	109,828,870	47,180,770	43.0%
General and administrative	45,363,684	31,032,801	14,330,883	46.2%
Depreciation and amortization of property and equipment	16,767,983	12,867,817	3,900,166	30.3%
Amortization of route and customer acquisition costs and location contracts acquired	9,792,488	5,906,173	3,886,315	65.8%
Other expenses (income)	1,331,059	(83,639)	1,414,698	-1691.4%
Total operating expenses	230,264,854	159,552,022	70,712,832	44.3%
Operating income	18,170,065	13,777,943	4,392,122	31.9%
Interest expense	8,105,563	5,386,375	2,719,188	50.5%
Income before income tax expense	10,064,502	8,391,568	1,672,934	19.9%
Income tax expense	1,753,781	3,486,488	(1,732,707)	-49.7%
Net income	$8,310,721	$4,905,080	$3,405,641	69.4%

Revenues

Total revenues for the year ended December 31, 2017 were $248.4 million, an increase of $75.1 million, or 43.3%, compared to the year ended December 31, 2016. This growth was driven by an increase in net video gaming revenue of $72.2 million, or 43.0%, an increase in amusement revenue of $1.2 million, or 53.9% and an increase in ATM fees and other revenue of $1.7 million, or 53.4%. The increase is partially attributable to Accel’s 2017 Fair Share Gaming Acquisition and the acquisition on June 1, 2016 of certain assets and assumed liabilities of Abraham Gaming, LLC (the “Abraham Acquisition”) which collectively contributed $28.0 million of incremental net video gaming revenue to the above comparative increase. Excluding all acquisitions, net video gaming revenue increased $43.3 million, or 31.9%, for the year ended December 31, 2017 compared to the year ended December 31, 2016, largely due to an increase in the number of licensed establishments and VGTs.

Video gaming expenses

Total video gaming expenses for the year ended December 31, 2017 were $157.0 million, an increase of $47.2 million, or 43.0%, compared to the year ended December 31, 2016. The components of gaming expense as a percentage of revenue remained relatively consistent from 2016 to 2017 and as a result, gaming expense as a percentage of revenue was 63.2% for the year ended December 31, 2017 compared to 63.4% the year ended December 31, 2016 indicating a proportional increase in revenue and gaming expense. The increase of $47.2 million was the result of an increase in net video gaming revenue and corollary increase in gaming tax and establishment revenue share costs, along with required payments to the IGB’s third-party system administrator.

General and administrative

Total general and administrative expenses for the year ended December 31, 2017 were $45.4 million, an increase of $14.3 million, or 46.2%, compared to the year ended December 31, 2016. The increase was attributable to a $10.5 million increase in payroll and employee related expenses resulting from additional personnel to support new licensed establishments and VGTs. General and administrative expenses as a percentage of revenue was 18.3% for the year ended December 31, 2017 compared to 17.9% for the year ended December 31, 2016.

Depreciation and amortization of property and equipment

Depreciation and amortization of property and equipment for the year ended December 31, 2017 was $16.8 million, an increase of $3.9 million, or 30.3%, compared to the year ended December 31, 2016. The increase in depreciation and amortization is the result of increased number of licensed establishments and VGTs. Depreciation and amortization as a percentage of revenue was 6.7% for the year ended December 31, 2017 compared to 7.4% for the year ended December 31, 2016.

Amortization of route and customer acquisition costs and location contracts acquired

Amortization of route acquisition costs and location contracts acquired for the year ended December 31, 2017 was $9.8 million, an increase of $3.9 million, or 65.8%, compared to the year ended December 31, 2016. The increase is primarily attributable to the Fair Share Gaming Acquisition on July 1, 2017. Amortization of route and customer acquisition costs and location contracts acquired as a percentage of revenue increased to 3.9% from 3.4% for the year ended December 31, 2017 and 2016, respectively.

Other expenses (income)

Other expenses for the year ended December 31, 2017 were $1.3 million, an increase of $1.4 million compared to the year ended December 31, 2017. The increase was largely attributed to a one-time gain in 2016 related to an earn-out on an acquired business.

Interest expense

Interest expense for the year ended December 31, 2017 was $8.1 million, an increase of $2.7 million compared to the year ended December 31, 2016 primarily due to a $52.0 million increase in Accel’s senior secured debt due to drawdowns on Accel’s Credit Agreement.

Income tax expense

Income tax expense for the year ended December 31, 2017 was $1.8 million, a decrease of $1.7 million or 49.7% compared to the year ended December 31, 2016. Income tax expense decreased due to the impact of changes in tax rates from the Tax Cuts and Jobs Act of 2017 including the revaluation of deferred tax asset and liabilities.

Key Business Metrics

Accel uses a variety of statistical data and comparative information commonly used in the gaming industry to monitor the performance of the business, none of which are prepared in accordance with GAAP, and therefore should not be viewed as indicators of operational performance. Accel’s management uses this information for financial planning, strategic planning and employee compensation decisions. The key indicators include:

•	Number of licensed establishments;

•	Number of VGTs;

•	Average remaining contract term (years); and

•	Hold-per-day.

Number of licensed establishments

The number of licensed establishments is calculated based on data provided by Scientific Games, a contractor of the IGB. Terminal operator portal data is updated at the end of each gaming day and includes licensed establishments that may be temporarily closed but still connected to the central system. Accel utilizes this metric to continually monitor growth from organic openings, purchased licensed establishments, and competitor conversions. Competitor conversions occur when a licensed establishment chooses to change terminal operators.

Number of video game terminals (VGTs)

The number of VGTs in operation is based on Scientific Games terminal operator portal data which is updated at the end of each gaming day and includes VGTs that may be temporarily shut off but still connected to the central system. Accel utilizes this metric to continually monitor growth from existing licensed establishments, organic openings, purchased licensed establishments, and competitor conversions.

Average remaining contract term

Average remaining contract term is calculated by determining the average expiration date of all outstanding contracts with Accel’s current licensed establishment partners, and then subtracting the applicable measurement date.

Hold-per-day

Hold-per-day is calculated by dividing the difference between cash deposited in all VGTs and tickets issued to players by the average number of VGTs in operation during the period being measured, and then dividing the calculated amount by the number of days in such period.

The following tables set forth information with respect to Accel’s licensed establishments, number of VGTs, average remaining contract term and hold-per-day as of and for the nine months ended September 30, 2019 and 2018, and the fiscal years ended December 31, 2018, 2017 and 2016, respectively.

	As of and for the Nine Months Ended September 30,		Increase / Decrease
	2019	2018	Change	Change %
Licensed establishments	2,290	1,551	739	47.6%
Video gaming terminals	10,346	7,002	3,344	47.8%
Average remaining contract term (years)	7.0	7.9	(0.9)	-11.4%
Hold-per-day	$133	$128	$5	3.9%

	As of and for the Year Ended December 31,		Increase / Decrease
	2018	2017	Change	Change %
Licensed establishments	1,686	1,442	244	16.9%
Video gaming terminals	7,649	6,439	1,210	18.8%
Average remaining contract term (years)	7.6	8.3	(0.7)	(8.4)%
Hold-per-day	$125	$115	$10	8.7%

	As of and for the Year Ended December 31,		Increase / Decrease
	2017	2016	Change	Change %
Licensed establishments	1,442	1,162	280	24.1%
Video gaming terminals	6,439	4,947	1,492	30.2%
Average remaining contract term (years)	8.3	7.1	1.2	16.9%
Hold-per-day	$115	$105	$10	9.5%

Excluding the Grand River Jackpot acquisition, the average remaining contract life as of September 30, 2019, was 7.4 years.

Excluding the Grand River Jackpot acquisition, the Hold-per-day for the nine months ended September 30, 2019, was $133.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Management of Accel believes Adjusted EBITDA and Adjusted Net Income enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitate company-to-company and period-to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items or represent certain nonrecurring items that are unrelated to core performance. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate Accel’s ability to fund capital expenditures, service debt obligations and meet working capital requirements. For more information see the section entitled “Selected Historical Financial Data of Accel and Non-GAAP Financial Measures” beginning on page 38.

Adjusted Net Income and Adjusted EBITDA

	Nine months ended September 30,		Year Ended December 31,
	2019	2018	2018	2017	2016
			(As Restated)	(As Restated)	(As Restated)
Net income	$6,724,504	$8,953,001	$10,802,664	$8,310,721	$4,905,080
Adjustments:
Amortization of route and customer acquisition costs and location contracts acquired(1)	13,211,498	10,544,357	14,681,495	9,792,488	5,906,173
Stock-based compensation(2)	383,265	413,858	452,916	804,355	821,804
Other Expenses (Income)(3)	7,546,366	1,941,241	3,030,398	1,331,059	(83,639)
Tax effect of adjustments(4)	(6,472,325)	(3,636,816)	(5,830,668)	(2,928,258)	(2,598,933)
Adjusted Net Income	$21,393,308	$18,215,641	$23,136,805	$17,310,365	$8,950,485
Depreciation and amortization of property and equipment	18,664,848	15,192,723	20,781,855	16,767,983	12,867,817
Interest expense	9,517,593	6,432,030	9,643,447	8,105,563	5,386,375
Provision for income taxes	9,222,821	6,790,526	10,253,083	4,682,039	6,085,421

Adjusted EBITDA	$58,798,570	$46,630,920	$63,815,190	$46,865,950	$33,290,098

(1)

Route and customer acquisition costs consist of upfront cash payments and future cash payments to third party sales agents to acquire the licensed video gaming establishments that are not connected with a business combination. Accel amortizes the upfront cash payment over the life of the contract beginning on the date the location goes live, and recognizes non-cash amortization charges with respect to such items. Future or deferred cash payments, which may occur based on terms of the underlying contract, are generally lower in the aggregate as compared to established practice of providing higher upfront payments, and are also capitalized and amortized over the remaining life of the contract. Future cash payments do not include cash costs associated with renewing customer contracts as Accel does not generally incur significant costs as a result of extension or renewal of an existing contract. Location contracts acquired in a business combination are recorded at fair value as part of the business combination accounting and then amortized as an intangible asset on a straight-line basis over the expected useful life of the contract. “Amortization of route and customer acquisition costs and location contracts acquired” aggregates the non-cash amortization charges relating to upfront route and customer acquisition cost payments and location contracts acquired.

(2)	Stock-based compensation consists of options, restricted stock units and warrants.
(3)

Other expenses (income) consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, and (ii) non-recurring expenses including expenses relating to the Business Combination, lobbying efforts and legal expenses in Pennsylvania, lobbying efforts in Missouri and a settlement in connection with a gaming acquisition.

(4)	Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations.

Adjusted EBITDA for the nine months ended September 30, 2019 was $58.8 million, an increase of $12.2 million, or 26.1%, compared to nine months ended September 30, 2018. The increase was primarily attributable to an increase in licensed establishments and VGTs.

Adjusted EBITDA for the year ended December 31, 2018 was $63.8 million, an increase of $16.9 million, or 36.1%, compared to year ended December 31, 2017. The increase in Adjusted EBITDA is attributable to both organic growth of the business as well as the 2018 Acquisitions. The increase was primarily attributable to an increase in licensed establishments and VGTs.

Adjusted EBITDA for the year ended December 31, 2017 was $46.9 million, an increase of $13.6 million, or 40.8%, compared to year ended December 31, 2016. The increase in Adjusted EBITDA is attributable to both organic growth of the business as well as the 2017 acquisitions. The increase was primarily attributable to an increase in licensed establishments and VGTs.

Liquidity and Capital Resources

Cash and cash equivalents

As of September 30, 2019, Accel had $111.2 million in cash and cash equivalents. Accel believes that its cash and cash equivalents, cash flows from operations and borrowing availability under the Credit Agreement will be sufficient to meet its capital requirements during the next 12 months. Accel’s primary short-term cash needs are paying operating expenses, servicing outstanding indebtedness and funding near term acquisitions.

As of September 30, 2019, Accel’s $380 million senior secured first lien credit facility under the Credit Agreement consisted of a $125.0 million term loan (the “Term Loan”), a contract draw loan facility of $170.0 million (the “Contract Draw Loan”) and a revolving credit facility of $85.0 million (the “Revolving Credit Facility”). The senior credit facility is with a syndicated group of banks (collectively, the “Lenders”) with CIBC Bank USA, as administrative agent for the Lenders. The senior credit facility matures on April 10, 2023. Included in the Revolving Credit Facility and Contract Draw Loan are swing line sub-facilities of $5.0 million each.

During 2018, the size of the senior credit facility increased from $210.0 million to $300.0 million, including an increase in the Term Loan from $90.0 million to $125.0 million, an increase in the Contract Draw Loan from $65.0 million to $90.0 million and an increase in the Revolving Credit Facility from $55.0 million to $85.0 million.

In August 2019, Accel entered into a First Amendment to the Third Amended and Restated Loan and Security Agreement, which amendment increased the commitment on the Contract Draw Loan by $80.0 million and the total loan facility to $380 million. In October, Accel entered into a further amendment, which increased the commitment on the Contract Draw Loan by $10 million. These amendments increased the total senior secured first lien credit facility to $390.0 million.

As of September 30, 2019, Accel had no availability under the Contract Draw Loan and $29 million of availability under the Revolving Credit Facility. Term Loan borrowings as of September 30, 2019 were $106.3 million. There were no letters of credit outstanding as of September 30, 2019.

In order to maintain sufficient liquidity, Accel reviews its cash flow projections and available funds with its Board of Directors to consider modifying its capital structure and seeking additional sources of liquidity if needed. The availability of additional liquidity options will depend on the economic and financial environment,

Accel’s credit, its historical and projected financial and operating performance, and continued compliance with financial covenants. As a result of possible future economic, financial and operating declines, possible declines in Accel’s creditworthiness and potential non-compliance with financial covenants, Accel may have less liquidity than anticipated, fewer sources of liquidity than anticipated, less attractive financing terms and less flexibility in determining when and how to use the liquidity that is available.

On November 13, 2019, Newco entered into the New Credit Agreement, providing for (i) a $100.0 million revolving credit facility, including a letter of credit facility with a $10.0 million sublimit and a swing line facility with a $10.0 million sublimit, (ii) a $240.0 million initial term loan facility and (iii) a $125.0 million additional term loan facility.

On the date of the consummation of the Business Combination, the obligations under the New Credit Agreement became guaranteed by Accel, as holdings, and all existing wholly-owned domestic subsidiaries of Accel, subject to certain exceptions (collectively, the “Guarantors”). The obligations under the New Credit Agreement are secured by substantially all of the assets of Accel and the Guarantors, subject to certain exceptions. Certain future-formed or acquired wholly owned domestic subsidiaries of Accel will also be required to guarantee the New Credit Agreement and grant a security interest in substantially all of their assets (subject to certain exceptions) to secure the obligations under the New Credit Agreement. In connection with entering into the New Credit Agreement, Accel terminated the Credit Agreement.

Cash flows

The following table summarizes Accel’s net cash provided by or used in operating activities, investing activities and financing activities for the periods indicated and should be read in conjunction with Accel’s unaudited and audited consolidated statements of cash flows and accompanying notes thereto included elsewhere in this prospectus:

	Nine Months Ended September 30,		Year Ended December 31,
	2019	2018	2018	2017	2016
Net cash provided by operating activities	$45,651,669	$35,692,698	$44,342,987	$33,097,094	$24,774,159
Net cash used in investing activities	(126,258,915)	(28,200,965)	(73,546,424)	(70,869,687)	(51,533,913)
Net cash provided by (used in) financing activities	99,599,490	4,894,336	46,121,721	59,080,982	49,314,673

Net cash provided by operating activities

For the nine months ended September 30, 2019, net cash provided by operating activities was $45.7 million, an increase of $10.0 million over the comparable period of 2018. The increase was primarily attributable to an increase in gaming revenue from recently acquired and newly licensed establishments.

For the year ended December 31, 2018, net cash provided by operating activities was $44.3 million, an increase of $11.2 million over the comparable period of 2017. The increase was primarily attributable to an increase in gaming revenue from new licensed establishments gained from the 2018 Acquisitions, and the full-year impact of licensed establishments from the Fair Share Gaming Acquisition in July 2017.

For the year ended December 31, 2017, net cash provided by operating activities was $33.1 million, an increase of $8.3 million over the comparable period of 2016. The increase was primarily attributable to an increase in gaming revenue from new licensed establishments and licensed establishments from the Fair Share Gaming Acquisition in July 2017.

For the year ended December 31, 2016, net cash provided by operating activities was $24.8 million.

Net cash used in investing activities

For the nine months ended September 30, 2019, net cash used in investing activities was $126.3 million, an increase of $98.1 million over the comparable period of 2018 and was primarily attributable to the Grand River Jackpot acquisition.

For the year ended December 31, 2018, net cash used in investing activities was $73.5 million, an increase of $2.7 million over the comparable period of 2017. Capital spending, net of disposal of property and equipment, was $22.1 million and primarily attributable to purchases of video gaming equipment. Cash used for the 2018 Acquisitions, net of cash acquired, totaled $51.4 million.

For the year ended December 31, 2017, net cash used in investing activities was $70.9 million, an increase of $19.3 million over the comparable period of 2016. The increase in cash used was primarily attributed to the Fair Share Gaming Acquisition and purchases of gaming equipment for new and existing licensed establishments. Capital spending, net of disposal of property and equipment, was $23.4 million and primarily attributable to purchases of video gaming equipment. Cash used for the Fair Share Gaming Acquisition, net of cash acquired, totaled $45.1 million.

For the year ended December 31, 2016, net cash used in investing activities was $51.5 million. Capital spending, net of proceeds from disposal of property and equipment, was $15.4 million and primarily attributable to purchases of video gaming equipment. Accel also invested approximately $7 million for the purchase and improvement of a new headquarters. Acquisition of businesses, net of cash acquired, totaled $36.1 million during year ended December 31, 2016.

Net cash provided by (or used in) financing activities

For the nine months ended September 30, 2019, net cash used in financing activities was $99.6 million, an increase of $94.7 million over the comparable period of 2018. The increase was largely due to drawdowns under Accel’s senior credit facility under the Credit Agreement, which proceeds were used in part to fund the Grand River Jackpot acquisition., as well as the purchase of a $5 million aggregate principal amount convertible promissory note purchased from another terminal operator in July.

For the year ended December 31, 2018, net cash provided by financing activities was $46.1 million, a decrease of $13.0 million over the comparable period of 2017. The decrease was due to increased paydowns on Accel’s credit facility under the Credit Agreement. Cash from financing is primarily used to fund acquisitions, purchases of property and equipment, and for working capital requirements.

For the year ended December 31, 2017, net cash provided by financing activities was $59.1 million, an increase of $9.8 million over the comparable period of 2016. The increase was due to additional borrowings on Accel’s credit facility under the Credit Agreement for the Fair Share Gaming Acquisition. Cash from financing is primarily used to fund acquisitions, purchases of property and equipment, and for working capital requirements.

For the year ended December 31, 2016, net cash provided by financing activities was $49.3 million. Cash from financing is primarily used to fund acquisitions, purchases of property and equipment, and for working capital requirements.

Credit Agreement and New Credit Agreement

As of September 30, 2019, Accel’s senior credit facility under the Credit Agreement consisted of the Term Loan, Contract Draw Loan and Revolving Credit Facility. On April 10, 2018, Accel entered into that certain Third Amended and Restated Loan and Security Agreement, which increased the loan facility from $210,000,000 to $300,000,000, extended the agreement maturity date from November 2021 to April 2023 and changed the loan facility from a borrowing draw loan to a revolving facility whereby Accel can borrow and repay throughout the term of the agreement with no required loan repayments until maturity in April 2023. In August 2019, Accel entered into a First Amendment to the Third Amended and Restated Loan and Security Agreement, which amendment increased the commitment on the Contract Draw Loan by $80.0 million and the total loan facility to $380 million. In October, Accel entered into a further amendment, which increased the commitment on the Contract Draw Loan by $10 million. These amendments increased the total senior secured first lien credit facility under the Credit Agreement to $390.0 million.

Accel’s availability on the senior credit facility under the Credit Agreement was $58 million and $29 million as of December 31, 2018 and September 30, 2019, respectively. Interest on the Term Loan, Contract Draw Loan and Revolving Credit Facility is payable monthly on unpaid balances at the variable per annum LIBOR rate (2.03% at September 30, 2019) plus an applicable margin, as defined, ranging from 1.70% to 2.50% depending on the ratio of Total Net Debt to EBITDA (each as defined under the terms of the Credit Agreement). As of September 30, 2019, the weighted average interest rate on short term borrowings was 4.56%.

On November 13, 2019, Newco entered into the New Credit Agreement, providing for (i) a $100.0 million revolving credit facility, including a letter of credit facility with a $10.0 million sublimit and a swing line facility with a $10.0 million sublimit, (ii) a $240.0 million initial term loan facility and (iii) a $125.0 million additional term loan facility.

On the date of the consummation of the Business Combination, the obligations under the New Credit Agreement became guaranteed by the Guarantors. The obligations under the New Credit Agreement are secured by substantially all of the assets of Accel and the Guarantors, subject to certain exceptions. Certain future-formed or acquired wholly owned domestic subsidiaries of Accel will also be required to guarantee the New Credit Agreement and grant a security interest in substantially all of their assets (subject to certain exceptions) to secure the obligations under the New Credit Agreement. In connection with entering into the New Credit Agreement, Accel terminated the Credit Agreement.

Covenant compliance

As of September 30, 2019, Accel was in compliance with all debt covenants contained in the Credit Agreement, and as of December 31, 2019, Accel was in compliance with all debt covenants contained in the New Credit Agreement.

Share Repurchases

In connection with the Business Combination, Accel repurchased approximately 36,157 shares of its stock from certain employees, directors and officers at a repurchase price of $177 per share in order to facilitate (x) the repayment of existing loans to Accel’s executive officers described further in the section entitled “Certain Relationships and Related Transactions” beginning on page 57 (y) the exercise of vested options (including by way of withholding additional shares in connection with the cashless exercise of vested options as permitted by the 2011 Plan (as defined in “Certain Relationships and Related Transactions”) and the 2016 Plan (as defined in “Certain Relationships and Related Transactions”) and (z) funding any resulting tax obligations from the exercise of such vested options (including by way of withholding additional shares in connection with the cashless exercise of vested options as permitted by the 2011 Plan and the 2016 Plan). In connection with the foregoing, Accel repurchased 30,924 shares from Andrew H. Rubenstein, 877 shares from Derek Harmer and 978 shares from Brian Carroll.

Contractual Obligations

The following table sets forth Accel’s obligations and commitments to make future payments under contracts and contingent commitments as of September 30, 2019:

	Less than 1 Year(1)	Due in 1 to 3 years	Due in 3 to 5 years	Due in over 5 years	Total
Credit facility principal payments(2)	$3,125,000	$48,437,000	$277,187,500	$—	$328,749,500
Interest payments on credit facility(3)	$4,202,779	$46,496,787	$3,486,967	$—	$54,186,533
Operating lease obligations(4)	$72,156	$500,633	$56,256	$—	$629,045
Total contractual obligations	$7,399,935	$95,434,420	$280,730,723	$—	$383,565,078

(1)	The period less than 1 year represents remaining obligations in 2019.
(2)	Term Loan requires quarterly principal payments of increasing amounts at March 31, 2020, 2022 and 2023.
(3)	Interest payable monthly on unpaid balances at variable per annum LIBOR rate plus applicable margin.
(4)	Represents leased office space under agreements expiring between May 2019 through December 2023.

Route acquisition costs payable

Accel enters into contracts with third parties and licensed establishments throughout the State of Illinois which allow Accel to install and operate VGTs. Payments are due over varying terms of the individual agreements and are discounted at Accel’s incremental borrowing cost at the time the contract is acquired. As of September 30, 2019 and December 31, 2018, route acquisition costs payable was $6.4 million and $7.2 million, respectively. The cost payable is included on Accel’s balance sheets as a liability as its deemed to be both probable and estimable based on all available information; however, contractual payments are contingent upon continued future operations of the licensed establishments including ongoing compliance with licensing requirements.

Consideration payable

Consideration payable consists of amounts payable related to certain business acquisitions as well as contingent consideration for future licensed establishment performance related to certain business acquisitions. The contingent consideration is measured at fair value on a recurring basis. Accel uses a discounted cash flow analysis to determine the value of contingent consideration upon acquisition and updates this estimate on a recurring basis. The significant assumptions in the cash flow analysis include the probability adjusted projected revenues after state taxes, a discount rate as applicable to each acquisition, and the estimated number of licensed establishments at which Accel commences operations during the contingent consideration period. The changes in the fair value of contingent consideration are recognized within Accel’s consolidated statements of income as other expenses. As of September 30, 2019 and December 31, 2018, the consideration payable balance was $19.9 million and $11.6 million, respectively.

Capital expenditures

Accel’s capital expenditures relate primarily to the purchase of VGTs, ATMs, redemption devices, amusement devices, and related accessories. The portion of capital expenditures deemed to be regular, routine maintenance is expensed as incurred. In Accel’s judgment, capital expenditures made for software upgrades in its VGTs enhance the functionality and extend the service life of equipment and is therefore deemed to be capitalizable. For the nine months ended September 30, 2019, Accel incurred $19.9 million in capital expenditures related to VGTs, redemption devices, amusement devices and related accessories, and for the years ended December 31, 2018 and 2017, Accel incurred $22.1 million and $23.4 million, respectively. Accel expects that its capital expenditures for the year ending December 31, 2019 will be approximately $25 million.

Critical Accounting Policies and Estimates

Accel prepares its consolidated financial statements in accordance with U.S. GAAP. In applying accounting principles, it is often required to use estimates. These estimates consider the facts, circumstances and information available, and may be based on subjective inputs, assumptions and information known and unknown to Accel. Material changes in certain of the estimates that Accel uses could affect, by a material amount, its consolidated financial position and results of operations. Although results may vary, Accel believes its estimates are reasonable and appropriate. The following describes certain significant accounting policies that involve more subjective and complex judgments where the effect on Accel’s consolidated financial position and operating performance could be material.

Use of estimates

Significant estimates include, but are not limited to, determining the fair values of assets acquired and liabilities assumed through business combinations, the recoverability and useful lives of property and equipment, intangible assets and other long-lived assets, the valuation and realization of deferred income taxes, the fair value of investments, common stock and stock option awards, subsequent re-measurement of acquisition-related contingent consideration, and evaluations of the recoverability of goodwill and other assets. Actual results may differ from these estimates.

Revenue recognition

Video gaming revenue is the win from gaming activities, which is the difference between gaming wins and losses. Amusement revenue represents amounts collected from machines operated at various licensed establishments. ATM fees and other revenue represents fees charged for the withdrawal of funds from Accel’s redemption devices and stand-alone ATMs. The Financial Accounting Standards Board has issued Accounting Standards Update (“ASU”) 2014 09, Revenue from Contracts with Customers (“Topic 606”). The core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The provisions are effective for Accel on January 1, 2019 at which time Accel will adopt Topic 606 using the modified retrospective approach. The provisions will not be presented in the interim periods for the year ending December 31, 2019, as permitted for companies with Emerging Growth Company status, but will be presented for the year ending December 31, 2019 and for the interim periods beginning the year thereafter. For further information, see Note 2 “Summary of Significant Accounting Policies” in the notes to Accel’s unaudited financial statements included elsewhere in this prospectus.

Route and customer acquisition costs

Accel’s route and customer acquisition costs consist of fees paid, typically an upfront payment and future installment payments over the life of the contract, entered into with third parties and licensed establishments throughout the State of Illinois. These contracts are non-cancelable and allow Accel to install and operate VGTs in various establishments throughout the State of Illinois. The upfront payment and future installment payments are recorded at the net present value using a discount rate equal to Accel’s incremental borrowing costs. Route acquisition costs are amortized on a straight-line basis beginning on the date the location goes live and amortized over the specific life of the contract. Accel records the accretion of interest on the route installment payments in the consolidated statements of income as a component of interest expense, net. For locations that close prior to the end of the contractual term, Accel writes-off the net book value of the route and the related installment payables not yet paid and records a gain or loss in the consolidated statements of income as a component of general and administrative expense. Additionally, most of the route acquisition contracts allow Accel to clawback some upfront and installment payments over the first few years of a contract if the location is unable to secure the appropriate licensing or it goes out of business prior to the end of the contract term. In the case of instances where a clawback is triggered and Accel assesses it as recoverable, a receivable will be recorded. Upfront payments with a clawback prior to a location going live are capitalized and will not begin amortization until the respective licensed establishment commences operations.

Consideration payable

Consideration payable consists of amounts payable related to certain business acquisitions as well as contingent consideration for future licensed establishment performance related to certain business acquisitions. The contingent consideration is measured at fair value on a recurring basis. Accel uses a discounted cash flow analysis to determine the value of contingent consideration upon acquisition and updates this estimate on a recurring basis. The significant assumptions in the cash flow analysis include the probability adjusted projected revenues after state taxes, a discount rate as applicable to each acquisition, and the estimated number of licensed establishments at which Accel commences operations during the contingent consideration period. The changes in the fair value of contingent consideration are recognized within Accel’s consolidated statements of income as other expenses (income).

Goodwill

Goodwill represents the difference between the purchase price and the fair value of the identifiable tangible and intangible net assets acquired when accounted for using the purchase method of accounting. Goodwill is not amortized, but reviewed for impairment. Goodwill is reviewed annually, as of October 1, and whenever events or changes in circumstances indicate that the carrying value of the goodwill may not be recoverable. When evaluating recoverability, we compare the fair value of the reporting unit to its carrying value. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of our reporting unit, we would record an impairment loss equal to the difference.

Business combinations

For acquisitions meeting the definition of a business combination, the acquisition method of accounting is used. The acquisition date is the date on which Accel obtains operating control over the acquired business.

The consideration paid is determined on the acquisition date and is the sum of the fair values of the assets acquired by Accel and the liabilities assumed by Accel, including the fair value of any asset or liability resulting from a deferred consideration arrangement. Acquisition-related costs, such as professional fees, are excluded from the consideration transferred and are expensed as incurred.

Any contingent consideration is measured at its fair value on the acquisition date, recorded as a liability and accreted over its payment term in Accel’s consolidated statements of income as other expenses (income).

Goodwill is measured as the excess of the consideration transferred over the fair value of the net identifiable assets acquired and liabilities assumed. Historically, the fair value determinations of net identifiable assets acquired and liabilities assumed for each of Accel’s business combinations did not result in the recognition of any goodwill. If the consideration transferred is less than the fair value of the net assets acquired and liabilities assumed, the difference is recorded as a bargain purchase gain in the income statement.

The acquisition of Grand River Jackpot was accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations. The purchase price has been preliminarily allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based upon their estimated fair values. The areas of the purchase price that are not yet finalized are primarily related to the valuation of location contracts, property and equipment, contingent consideration and a final adjustment to working capital. The excess of the purchase price over the tangible and intangible assets acquired and liabilities assumed has been recorded as goodwill. The goodwill is attributable to the workforce of the acquired business and expected synergies with the Company’s existing operations and is deductible for income tax purposes. The Grand River acquisition resulted in recorded goodwill as a result of a higher consideration multiple paid relative to prior similar acquisitions driven by maturity and quality of the operations and industry, including workforce and corresponding synergies.

Property, plant, and equipment

Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Major additions, replacements and improvements are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets. Leasehold improvements are depreciated over the shorter of the useful life or the lease.

Estimated useful lives are as follows:

Years
Video game terminals and equipment	5–8
Building and improvements	7–39
Amusement and other equipment	3–7
Office equipment and furniture	7
Computer equipment and software	3–5
Leasehold improvements	3–9
Vehicles	2–5

Items affecting future comparability

Seasonality

Accel’s results of operations can fluctuate due to seasonal trends and other factors. For example, the gross revenue per machine per day is typically lower in the summer when players will typically spend less time indoors at licensed establishment partners, and higher in cold weather between February and April, when players will typically spend more time indoors at licensed establishment partners. Holiday and vacation seasons may also cause Accel’s results to fluctuate.

Commitments &Contingencies

Accel is subject to various legal proceedings, regulatory proceedings and claims, the outcomes of which are subject to uncertainty. Accel records an estimated loss from a loss contingency with a corresponding charge to income, if it is probable that an asset has been impaired, or a liability has been incurred and the amount of the loss can be reasonably estimated. Where there is a reasonable possibility that a loss has been incurred, Accel provides disclosure of such contingencies.

Recently issued accounting pronouncements

See “Note 2. Summary of Significant Accounting Policies” to Accel’s consolidated financial statements included elsewhere in this prospectus for a description of recently issued accounting pronouncements applicable to its consolidated financial statements.

Regulations and taxes

Accel’s operations are based primarily in Illinois. Accel has been licensed as a terminal operator in Illinois under the Illinois Gaming Act since 2012. The Illinois state legislature has recently increased applicable marginal tax rates on gaming from 30% to 33% effective July 1, 2019 and from 33% to 34% effective July 1, 2020. While the increase in gaming tax rates could negatively impact the distributed gaming industry, Accel believes other recent legislative changes, such as an increased number of permitted VGTs at a given licensed establishment, increased maximum wager limits and maximum win payouts are expected to drive overall video gaming demand upward. Newly-passed Illinois legislation has also increased the maximum number of VGTs that may be operated at a given licensed establishment from five to six, with certain qualifying truck stop licensed establishments allowed to operate up to ten VGTs. This newly-passed legislation has also increased the maximum wager that may be placed on a VGT from $2.00 to $4.00 and the maximum win from a single play from $500 to $1,199. All VGTs are monitored and controlled by the IGB through a central communications system. The IGB has recently established minimum standards that licensed establishment partner contracts must meet, including limiting the length of contracts entered into after February 2, 2018 to a maximum of eight years with no automatic renewals.

Quantitative and qualitative disclosure about market risk

Market risk represents the risk of loss that may impact Accel’s financial position due to adverse changes in financial market prices and rates. Market risk exposure is primarily the result of fluctuations in interest rates as well as, to a lesser extent, inflation.

Interest rate risk

Accel is exposed to interest rate risk in the ordinary course of its business. As of September 30, 2019, Accel’s senior credit facility under the Credit Agreement consisted of a $380 million senior secured first lien credit facility, with a syndicated group of banks, which matures on April 10, 2023. If the prime rate were to increase by 1.0%, or 100 basis points, the increase in interest expense on Accel’s floating rate debt would decrease Accel’s future earnings and cash flows by approximately $3.3 million annually, assuming the balance outstanding under Accel’s credit facility under the Credit Agreement remained at $332.3 million. Cash and cash equivalents are held in highly liquid, readily available checking and money market accounts, VGTs, redemption terminals, ATMs, and amusement equipment. As a result, these amounts are not materially affected by changes in interest rates.

Borrowings under the New Credit Agreement bear interest, at Accel’s option, at a rate per annum equal to either (a) the adjusted LIBOR rate (“LIBOR”) (which cannot be less than zero) for interest periods of 1, 2, 3 or 6 months (or if consented to by (i) each applicable lender, 12 months or any period shorter than 1 month or (ii) the Agent, a shorter period necessary to ensure that the end of the relevant interest period would coincide with any required amortization payment ) plus the applicable LIBOR margin or (b) the alternative base rate (“ABR”) plus the applicable ABR margin. ABR is a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1/2 of 1.0%, (ii) the prime rate announced from time to time by Capital One, National Association and (iii) LIBOR for a 1-month Interest Period on such day plus 1.0%. The New Credit Agreement also includes provisions for determining a replacement rate when LIBOR is no longer available.

Interest under the New Credit Agreement is payable quarterly in arrears for ABR loans, at the end of the applicable interest period for LIBOR loans (but not less frequently than quarterly) and upon the prepayment or maturity of the underlying loans. NewCo is required to pay a commitment fee quarterly in arrears in respect of unused commitments under the revolving credit facility and the additional term loan facility. Additionally, NewCo will be required to pay an upfront fee with respect to any funded additional term loans.

The applicable LIBOR and ABR margins and the commitment fee rate are calculated based upon the first lien net leverage ratio of NewCo and its restricted subsidiaries on a consolidated basis, as set forth below. Until the delivery of the initial financial statements under the New Credit Agreement, the revolving loans and term loans bear interest, at the option of NewCo, at either (a) ABR plus a margin of 1.25% or (b) LIBOR plus a margin of 2.25%.

First Lien Net Leverage Ratio	LIBOR margin	ABR margin	Commitment Fee Rate	Additional Term Loan Commitment Fee Rate
> 3.50:1.00	2.75%	1.75%	0.50%	0.50%
≤ 3.50:1.00 and >3.00:1.00	2.50%	1.50%	0.50%	0.50%
≤ 3.00:1.00 and >2.00:1.00	2.25%	1.25%	0.50%	0.50%
≤ 2.00:1.00 and >1.50:1.00	2.00%	1.00%	0.375%	0.375%
≤ 1.50:1.00	1.75%	0.75%	0.25%	0.25%

The additional term loan facility is available for borrowings until November 20, 2020, the first anniversary of the date of the consummation of the Business Combination. Each of the revolving loans and the term loans mature on November 20, 2024, the fifth anniversary of the date of the consummation of the Business Combination.

The term loans and, once drawn, the additional term loans will amortize at an annual rate equal to approximately 5.00% per annum. Upon the consummation of certain non-ordinary course asset sales, NewCo may be required to apply the net cash proceeds thereof to prepay outstanding term loans and additional term loans. The loans under the New Credit Agreement may be prepaid without premium or penalty, subject to customary LIBOR “breakage” costs.

Inflation Risk

Accel does not believe that inflation has had a material effect on its results of operations, cash flows and financial condition in the last three years. Inflation may become a greater risk in the event of changes in current economic conditions and governmental fiscal policy.

Controls and Procedures

In connection with the audit of its consolidated financial statements as of and for the years ended December 31, 2018, 2017 and 2016, Accel has identified three material weaknesses in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of Accel’s annual or interim financial statements will not be prevented or detected on a timely basis. As a private company, Accel was not previously subject to the requirements of Section 404 of the Sarbanes-Oxley Act and was therefore not required to assess the effectiveness of its internal control over financial reporting. Following the consummation of the Business Combination, Accel is obligated to develop and maintain proper and effective internal control over financial reporting. Accel management is actively addressing the material weaknesses that have been identified and is developing a comprehensive plan of effective remediation which it expects to have fully implemented by the end of the first quarter of 2020. While these material weaknesses remain unremediated, an increased risk of material misstatement of the consolidated financial statements exists, and if remediation of these material weaknesses is not effective, or if Accel fails to develop and maintain an effective system of disclosure controls and internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired. Please see the section entitled “Risk Factors—Risks Related to Our Business” beginning on page 18.

Subsequent Events

Business Combination

On November 20, 2019, Pace consummated the Business Combination pursuant to the Transaction Agreement. Pursuant to the Transaction Agreement and in connection therewith, Pace completed the Stock Purchase, and following the closing of the Stock Purchase, Accel merged with and into NewCo, with NewCo surviving such merger.

In connection with the closing of the Business Combination, Pace changed its name to Accel Entertainment, Inc.

MANAGEMENT

Directors and Executive Officers

The following table lists the names, ages as of November 20, 2019 and positions of our current executive officers and directors:

Name	Age	Title
Andrew Rubenstein	50	Chief Executive Officer, President and Director
Karl Peterson [2,3,4]	48	Chairman and Director
Brian Carroll	56	Chief Financial Officer
Derek Harmer	52	Secretary
Gordon Rubenstein [4]	48	Director
Kathleen Philips [1,2,3]	52	Director
David W. Ruttenberg [1,3]	78	Director
Eden Godsoe [1,2,4]	50	Director
Kenneth B. Rotman	53	Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and governance committee
(4)	Member of the compliance committee

Each of the directors will serve until his or her successor is appointed or, if earlier, upon such director’s resignation, removal or death.

Directors

A brief biography of each of our directors is set forth below.

Andrew Rubenstein has served as Accel’s Chief Executive Officer, Chairman (prior to the Business Combination) and a director since January 2013. Mr. A. Rubenstein is also a Manager of Accel Entertainment Gaming, LLC, a subsidiary of Accel and a regulated gaming entity in the state of Illinois. In 2009, Mr. A. Rubenstein founded Accel and served as founding chairman of the Accel Board (as defined in “Certain Relationships and Related Transactions”). Prior to serving as Accel’s founding chairman, Mr. A. Rubenstein was a co-owner and an executive of Seven, LLC and was an owner and operator of the largest liquor store chain in central Illinois by revenue, Super Liquors, Inc. Mr. A. Rubenstein is a graduate of Brandeis University where he earned a Bachelor of Arts degree, with honors, in Economics and Master of Arts degree in International Finance and Economics.

Karl Peterson is a Senior Partner of TPG and Managing Partner of TPG Pace Group, the firm’s effort to sponsor special purpose acquisition companies and other permanent capital solutions for companies. Mr. Peterson served as a director, President and Chief Executive Officer of Pace from February of 2017 through the consummation of the Business Combination. Previously, he served as a director, President and Chief Executive Officer of Pace Holdings Corp. from its inception in 2015 through its business combination with Playa Hotels & Resorts B.V. in March of 2017.

From 2010 through 2016, Mr. Peterson was Managing Partner of TPG Europe LLP. Since rejoining TPG in 2004, Mr. Peterson has led investments for TPG in technology, media, financial services, and travel sectors. Prior to 2004, he was a co-founder and the president and chief executive officer of Hotwire.com and served as the company’s President and Chief Executive Officer. He led the business from its inception through its sale to InterActiveCorp in 2003. Before Hotwire, Mr. Peterson was a principal at TPG in San Francisco, and from 1992 to 1995 he was a financial analyst at Goldman Sachs & Co. LLC. Mr. Peterson is currently a director of Sabre Corporation and Playa Hotels & Resorts B.V.

Mr. Peterson is a graduate of the University of Notre Dame, where he earned a Bachelor of Business Administration Degree with High Honors. Mr. Peterson is well-qualified to serve as a director because of his significant directorship experience, his broad experience in the technology, media, financial services and travel sectors and his previous role as a director of Pace Holdings Corp.

Gordon Rubenstein is Managing Partner of Raine Ventures where he leads the Raine Group’s venture capital platform. He is also the Co-Founder of Accel, is one of the original and current Managers of Accel Entertainment Gaming, LLC, and serves on the Board of Directors and also has held the title of Vice Chairman. Prior to joining Raine in 2013, Mr. G. Rubenstein founded and managed Pacific Partners, an operationally-focused venture capital partnership with backing from George Soros, Sam Zell, leading technology executives and entrepreneurs as well as partners from KKR, Silver Lake and Freeman Spogli. In addition, Mr. G. Rubenstein co-founded Astro Gaming (acquired by Skullcandy (Nasdaq: SKUL)), and Rave Digital Media (acquired by AMC Entertainment). Currently, Mr. G. Rubenstein serves on the boards of directors of Tastemade Inc., Happn and TVTime. Additionally, Mr. G. Rubenstein served on the board of directors of Cheddar until stepping down after its sale to Altice (ATUS). In addition, he is an observer to several other Raine Venture partner company boards. Mr. G. Rubenstein has an A.B. from the University of Michigan. He serves on the San Francisco Education Fund Leadership Counsel and lives in San Francisco with his wife and three children.

Kathleen Philips served as a director of Pace from June 2017 through the consummation of the Business Combination. Ms. Philips has served as an advisor at Zillow Group, Inc. since January 2019. During her tenure with Zillow Group, Ms. Philips has held many leadership positions, including chief legal officer from September 2014 until December 2018, secretary from July 2010 until December 2018, chief financial officer and treasurer from August 2015 until May 2018, chief operating officer from August 2013 to August 2015 and general counsel from July 2010 to September 2014. Prior to joining Zillow Group, Ms. Philips served as general counsel at FanSnap, Inc., a search engine for live event tickets, from June 2008 to June 2010, as general counsel at Pure Digital Technologies, Inc., the producer of Flip Video camcorders, from September 2007 to June 2008, and as general counsel at StubHub, Inc., an online live event ticket marketplace, from May 2005 to April 2006. Ms. Philips served as general counsel at Hotwire, Inc. from 2001 to 2004 and as its corporate counsel from 2000 to 2001. Ms. Philips was an attorney in private practice at Cooley Godward LLP from 1998 to 2000 and at Stoel Rives LLP from 1997 to 1998. Ms. Philips holds a B.A. in Political Science from the University of California, Berkeley, and a J.D. from the University of Chicago. Ms. Philips is well-qualified to serve as a director because of her senior management experience at a growth-oriented, publicly-traded company.

David W. Ruttenberg has served as Accel’s director since 2013, and served as Chairman of the compensation committee of the Accel Board until the consummation of the Business Combination. Mr. Ruttenberg founded and served as Chairman of Belgravia Group Limited, a real estate development company, since 2014. In addition, Mr. Ruttenberg is the founder and President of Lakewest, Inc. (a real estate investment company), President of Lakeden Ltd. (a real estate investment company), Partner of Lakewest Venture Partners (a venture investment company), Ruttenberg, Gilmartin and Reis LLC (law firm) and President of David C. & Sarajean Ruttenberg Arts Foundation (a private operating foundation). Mr. Ruttenberg received his Bachelor of Science degree in Economics from Cornell University and his Juris Doctor degree from Northwestern School of Law.

Eden Godsoe is currently the Vice President of Operations at Zeus Living. In this role, Ms. Godsoe manages all aspects of operations including customer experience, field operations and supply chain. Prior to joining Zeus Living, Ms. Godsoe served as Vice President of Strategy and Market Effectiveness at Sunrun where she was responsible for setting the corporate strategy and operating plan as well as implementing growth and margin initiatives. Prior to Sunrun, Ms. Godsoe was the Founder and CEO of two startups—FaveRave, an employee engagement and workforce insights platform, and SkinnyScoop, a consumer polling and social curation platform. Earlier in her career, Ms. Godsoe was the Director of Sales, Marketing and Customer Service at Comcast and Director of Product Management and Marketing at Covad Communications. Ms. Godsoe began her career as an M&A financial analyst at Morgan Stanley. Ms. Godsoe holds an M.B.A. from Stanford Graduate School of Business and a B.A. in Economics and Philosophy from the University of Western Ontario. She currently serves on the board of SMART, a San Francisco non-profit, and has previously served on the board of the Stanford Business School Fund.

Kenneth B. Rotman is the Chief Executive Officer and Managing Director of Clairvest Group Inc., a publicly-traded Toronto-based private equity firm (Toronto Stock Exchange: CVG). He has more than 25 years of experience as a private equity investor. Prior to joining Clairvest in October 1993, Mr. Rotman spent just under three years at E. M. Warburg, Pincus & Co. where Mr. Rotman principally focused on media, communications and manufacturing transactions in North America and the United Kingdom. In addition to serving on the board of directors of Clairvest, he has participated on the boards of numerous public and private companies, including: Also Energy, MAG Aerospace, Discovery Air, Top Aces, Light Tower Rental, PEER 1 Network Enterprises, Hudson Valley Waste, Shepell•fgi, Sparkling Spring Water and Winters Brothers Waste Systems. Mr. Rotman also serves on the board of directors of numerous charitable organizations. He earned a B.A. from Tufts University in 1988, a M.Sc. from the London School of Economics in 1989 and a M.B.A. from New York University Stern School of Business in 1991.

Officers

A brief biography of each of our officers (other than Andrew Rubenstein) is set forth below. Please see the section entitled “ —Directors” for biographical information about Andrew Rubenstein.

Brian Carroll has served as Accel’s Chief Financial Officer since 2014. Prior to joining Accel in 2014, Mr. Carroll has served as President of LCK & Associates, Inc., a financial and litigation consulting company. Prior to serving as President as LCK & Associates, Inc., Mr. Carroll was the President of Calumet Holdings, Inc. from 2012 to 2013 and the Chief Financial Officer of Calumet Holdings, Inc. from 2011 to 2012. Mr. Carroll holds a Bachelor of Arts degree in Finance from Loyola University Chicago, a Master of Business Administration degree from DePaul University and a Juris Doctor degree from John Marshall Law School.

Derek Harmer served as Accel’s General Counsel, Chief Compliance Officer and Secretary since 2012, and currently serves as Secretary of the Company. Mr. Harmer has served as Vice President and Secretary of the Illinois Gaming Machine Operators Association for the past four years. Prior to joining Accel in 2012, Mr. Harmer was the President of Stadium Technology Group, a software and systems company dedicated to creating race and sports book management systems for kiosk and mobile platforms. Prior to joining Stadium Technology Group, Mr. Harmer served as Senior Vice President of Progressive Gaming International Corporation where he oversaw a strategic business unit created to commercialize emerging gaming technologies. Prior to joining Progressive Gaming International Corporation, Mr. Harmer served in various management positions at WMS Gaming Inc. and as Deputy Attorney General in the state of Nevada, Gaming Division, where he was in house counsel to the Nevada Gaming Control Board and Nevada Gaming Commission. Mr. Harmer received his Bachelor of Arts degree in Criminal Justice from the University of Illinois-Chicago and his Juris Doctor degree from Drake University.

Director and Executive Officer Qualifications

The Company has not formally established any specific, minimum qualifications that must be met by each of its officers or directors or specific qualities or skills that are necessary for one or more of its officers or members of the Company Board to possess. However, the Company expects generally to evaluate the following qualities in evaluating candidates for director and officer positions: educational background, diversity of professional experience, including whether the person is a current or was a former chief executive officer or chief financial officer of a public company or the head of a division of a prominent international organization, knowledge of the Company’s business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of the Company’s stockholders.

The Company intends that a majority of the members of the Company Board will meet the criteria for independence under applicable SEC and NYSE rules. The Nominating and Governance Committee of the

Company Board will prepare policies regarding director qualification requirements and the process for identifying and evaluating director candidates for adoption by the Company Board.

The above-mentioned attributes, along with the leadership skills and other experiences of the Company’s officers and the Company Board members described above, are expected to provide the Company with a diverse range of perspectives and judgment necessary to facilitate the Company’s goals of stockholder value appreciation through organic and acquisition growth.

Number and Terms of Office of Officers and Directors

The Company Board is divided into three classes with staggered three-year terms: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. As a result, only one class of directors will be elected at each annual meeting of Accel stockholders, with the other classes continuing for the remainder of their respective three-year terms. The initial term of office of Class I directors, which consist of Karl Peterson and Andrew Rubenstein, will expire at the 2020 annual meeting of stockholders. The initial term of office of Class II directors, which consists of Gordon Rubenstein and David W. Ruttenberg, will expire at the 2021 annual meeting of stockholders. The initial term of office of Class III directors, which consists of Eden Godsoe, Kathleen Philips and Kenneth B. Rotman, will expire at the 2022 annual meeting of stockholders.

The Charter and Bylaws, which came into effect upon the consummation of the Business Combination, provide that only the Company Board may fill vacancies on the Company Board by a vote of the majority of the Company Board then in existence. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so as to maintain the number of directors in each class as nearly equal as possible.

The Company’s officers are elected by the Company Board and serve at the discretion of the Company Board, rather than for specific terms of office. The Company Board is authorized to appoint persons to the offices set forth in the Charter as it deems appropriate. The Bylaws provide that the Company’s officers may consist of a Chief Executive Officer, a Chief Financial Officer, Secretary, Chairman, Treasurer, Presidents, Vice Presidents, Assistant Secretaries and such other offices as may be determined by the Company Board.

Director Independence

NYSE listing standards require that a majority of the Company Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the Company Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Messrs. Ruttenberg, Rotman and Peterson and Mses. Godsoe and Philips are independent pursuant to the NYSE listing rules.

Board Committees

Upon the consummation of the Business Combination, the Company Board established three standing committees, each of which will have the composition and responsibilities described below. NYSE rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. The Company Board may from time to time establish other committees to facilitate the Company’s governance. Members serve on these committees until their resignation or until otherwise determined by the Company Board. Each committee shall operate under a written charter approved by the Company Board that satisfies the applicable rules of the SEC and the listing standards of the NYSE.

Audit Committee

The Audit Committee (the “Audit Committee”) consists of three members appointed by the Company Board, with one member serving as the chairperson. The chairperson of the Audit Committee qualifies as an “audit committee financial expert” as that term is as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than are generally imposed on members of the Company’s Audit Committee and the Company Board. Each of the Audit Committee members must meet the requirements for independence under the current NYSE rules and SEC rules and regulations. Under Rule 10A-3 under the Exchange Act, in order to be considered independent, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. Effective upon the consummation of the Business Combination, the Company Board adopted an Audit Committee Charter, pursuant to which the Audit Committee is responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit the Company’s consolidated financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, the Company’s interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of the Company’s internal controls and internal audit function:

•	reviewing proposed waivers of the global code of conduct for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the board of directors);

•	reviewing material related party transactions or those that require disclosure;

•	selecting a firm to serve as the independent registered public accounting firm to audit the Company’s consolidated financial statements; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

The Compensation Committee (the “Compensation Committee”) consists of three members appointed by the Company Board, with one member serving as the chairperson. The composition of the Compensation Committee must meet the requirements for independence under the current NYSE rules and SEC rules and regulations. Additionally, each member of the Compensation Committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Effective upon the consummation of the Business Combination, the Company Board adopted a Compensation Committee Charter, pursuant to which the Compensation Committee is responsible for, among other things:

•	reviewing and approving the compensation of the Company’s executive officers, other than the Company’s chief executive officer;

•	evaluating the performance of the Company’s chief executive officer in light of the Company’s goals and objectives;

•	reviewing and recommending to the Company Board the compensation of the Company’s directors;

•	administering the Company’s cash and equity incentive plans;

•	reviewing and approving, or making recommendations to the Company Board with respect to, incentive compensation and equity plans; and

•	reviewing the Company’s overall compensation policies.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating and Governance Committee”) consists of three members appointed by the Company Board, with one member serving as the chairperson. The composition of the Nominating and Governance Committee must meet the requirements for independence under the current NYSE rules and SEC rules and regulations. Effective upon the consummation of the Business Combination, the Company Board adopted a Nominating and Governance Committee Charter, pursuant to which the Nominating and Governance Committee is responsible for, among other things:

•	identifying and recommending candidates for membership on the Company Board;

•	recommending directors to serve on board committees;

•	reviewing and recommending the Company’s corporate governance guidelines and policies;

•	reviewing senior management succession, including with respect to the chief executive officer;

•	evaluating, and overseeing the process of evaluating, the performance of the Company Board and individual directors; and

•	assisting the Company Board on corporate governance matters.

Compliance Committee

The Compliance Committee (the “Compliance Committee”) consists of three members appointed by the Company Board, with one member serving as the chairperson. Effective upon the consummation of the Business Combination, the Company Board adopted a Compliance Committee Charter, pursuant to which the Compliance Committee’s principal functions are:

•	ensuring compliance with gaming laws, regulations, policies applicable to the operations of the Company in all jurisdictions in which it conducts business;

•	providing appropriate reports to gaming authorities advising the authorities of the Company’s compliance efforts;

•	performing due diligence in respect of proposed transactions and associations; and

•	collecting information from gaming authorities to help the Company maintain and enhance its compliance with gaming laws and regulations.

Code of Business Conduct and Ethics

Upon the consummation of the Business Combination, the Company Board adopted a code of business conduct and ethics that applies to all of the employees, officers and directors of the Company. Among other matters, the code of business conduct and ethics requires the employees, officers and directors of the Company to adhere to the following principles:

•	honesty and candor in the Company’s activities, including observance of the spirit, as well as the letter of the law;

•	avoidance of conflicts between personal interests and the interests of the Company, or even the appearance of such conflicts;

•	avoidance of payments to candidates running for government posts or other government officials;

•	compliance with generally accepted accounting principles and controls;

•	maintenance of the Company’s reputation and avoidance of activities which might reflect adversely on the Company; and

•	integrity in dealing with the Company’s assets.

The code of business conduct and ethics codifies the business and ethical principles that govern all aspects of the Company’s business.

EXECUTIVE COMPENSATION

Pace was, and immediately following the Business Combination Accel is, an emerging growth company. Accordingly, Accel has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in rules promulgated under the Securities Act.

2019 and 2018 Summary Compensation Table

Accel’s “named executive officers” for the fiscal years ended December 31, 2019 and December 31, 2018, were Andrew Rubenstein, Chief Executive Officer, Brian Carroll, Chief Financial Officer, Derek Harmer, Secretary and Chief Compliance Officer and Karl Peterson, the former Chief Executive Officer (collectively, the “NEOs”).

The following table sets forth the annual base salary and other compensation paid to each of the NEOs for the fiscal years ended December 31, 2019 and December 31, 2018.

Name and Principal Position	Fiscal Year	Salary	Stock Awards($)(1)	Option Awards($)(2)	Nonequity Incentive Plan Compensation($)(3)	All Other Compensation(4)	Total ($)
Andrew Rubenstein	2019	$637,981	$1,094,220	—	$750,000	$10,346	$2,492,547
Chief Executive Officer	2018	$522,596	$988	—	$650,000	$12,178	$1,185,762

Brian Carroll	2019	$268,826	—	—	—	$12,521	$281,347
Chief Financial Officer	2018	$256,025	—	$39,436	$55,000	$11,843	$362,304

Derek Harmer	2019	$308,751	—	—	$155,000	$12,951	$476,702
General Counsel and Chief Compliance Officer	2018	$274,683	—	$63,098	$100,000	$8,648	$446,429

Karl Peterson	2019	—	—	—	—	—	—
Former Chief Executive Officer(5)	2018	—	—	—	—	—	—

(1)

The amounts reported in the “Stock Awards” column represent grant date fair value of the restricted stock granted to the NEOs during the fiscal years ended December 31, 2019 and December 31, 2018 as computed in accordance with FASB Accounting Standards Codification Topic 718. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs from the restricted stock.

(2)

The amounts reported in the “Option Awards” column represent the grant date fair value of the stock options granted to the NEOs during the fiscal years ended December 31, 2019 and December 31, 2018 as computed in accordance with FASB Accounting Standards Codification Topic 718. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs from the stock options.

(3)

The amount reported in the “Nonequity Incentive Plan Compensation” column represents the annual cash discretionary bonuses, which were approved by the Accel Board (as defined in “Certain Relationships and Related Transactions”), earned by the NEOs pursuant to the achievement of certain Accel and individual performance objectives.

(4)	“Other Compensation” consists of Accel’s matching contributions to the 401(k) Plan or other retirement plan, health insurance premiums, vehicle allowances and travel expenses.
(5)	Karl Peterson ceased to be the Chief Executive Officer of Pace on November 20, 2019 in connection with the consummation of the Business Combination.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth specified information concerning unexercised stock options for each of the NEOs outstanding as of December 31, 2019.

Name	Grant Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Andrew Rubenstein	5/9/2016	(2)(3)	—	343,770	$2.33	8/30/2021

Brian Carroll	5/9/2016	(3)(4)	—	103,131	$2.33	8/30/2021
	12/12/2017	(2)(3)	4,297	12,891	$4.07	12/12/2023
	12/19/2018	(2)(3)	4,297	17,188	$5.24	12/11/2024

Derek Harmer	5/9/2016	(3)(4)	—	103,131	$2.33	8/30/2021
	12/12/2017	(2)(3)	6,875	20,626	$4.07	12/12/2023
	12/19/2018	(2)(3)	6,875	27,502	$5.24	12/11/2024

Karl Peterson	—		—	—	—	—

(1)

This table does not include warrants or performance-based Shares that the NEOs have received in connection with the consummation of the Business Combination. For additional information, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 98.

(2)

Granted under Accel’s 2016 Plan (as defined in “—Equity Incentive Plans of Accel—Accel Entertainment, Inc.’s 2016 Equity Incentive Plan.”) The shares subject to the stock option vest over a four-year period, with 25% of the shares vesting on each annual anniversary of the vesting commencement date, subject to continued service with Accel through each vesting date. The options may be exercised for three months after the termination of the grantee’s employment with Accel.

(3)	Vesting commenced on the date that is one year after the grant date.
(4)

Granted under Accel’s 2011 Plan (as defined in “—Equity Incentive Plans of Accel—Accel Entertainment, Inc.’s 2016 Equity Incentive Plan”). The shares subject to the stock option vest over a five-year period, with 20% of the shares vesting on each annual anniversary of the vesting commencement date, subject to continued service with Accel through each vesting date. The options may be exercised for three months after the termination of the grantee’s employment with Accel.

Employment Agreements

Andrew Rubenstein

On January 28, 2013, Accel entered into an employment agreement with Andrew Rubenstein (as amended on April 7, 2017 (with an effective date of December 12, 2016) and January 31, 2019). Under the terms of his employment agreement, Mr. Rubenstein is employed as the Chief Executive Officer of Accel, reporting to the Accel Board (as defined in “Certain Relationships and Related Transactions”). Mr. Rubenstein is entitled to receive an annual salary of $650,000 starting January 27, 2019, subject to annual 6% increases, and, subject to Accel meeting certain performance objectives, is eligible to receive an annual bonus and earn a number of restricted shares of Accel common stock, of which 24,469 remained outstanding and eligible for vesting as of the closing of the Business Combination (the “Restricted Shares”). Accel or Mr. Rubenstein may terminate the employment at any time. In the event that Mr. Rubenstein is terminated by Accel for any reason other than cause, death or disability, he resigns for good reason, or the employment agreement is not renewed or otherwise extended by Accel after the expected completion date of January 27, 2024, and the reason for such non-renewal or extension is not related to a termination for cause, disability or his death, Mr. Rubenstein will be entitled to receive an amount equal to two times the average of his base salary and cash bonus received during the two fiscal years prior to the date of termination. Under the employment agreement, Mr. Rubenstein is subject to non-competition and non-solicitation restrictions during his employment and for a period of five years thereafter. Mr. Rubenstein’s Restricted Shares vested in connection with the closing of the Business Combination with performance deemed satisfied at target levels.

Brian Carroll

On March 18, 2014, Accel entered into an employment agreement with Brian Carroll (as amended on November 9, 2017 and July 9, 2018). Under the terms of his employment agreement, Mr. Carroll is employed as the Chief Financial Officer of Accel, reporting to the Chief Executive Officer. Mr. Carroll is entitled to receive an annual salary of $247,000, subject to annual 3-10% increases based on the performance of Mr. Carroll and Accel, and is eligible to receive sales commissions and, subject to discretion of the Accel Board, long- term equity incentives and an annual bonus. Accel or Mr. Carroll may terminate the employment at any time upon giving prior written notice to the other party. In the event that Mr. Carroll is terminated by Accel for any reason other than cause, death or disability, he resigns for good reason, or the employment agreement is not renewed or otherwise extended by Accel and the reason for such non-renewal or extension is not related to a termination for cause, disability or his death, Mr. Carroll will be entitled to receive an amount equal to one-half of the base salary and target cash bonus he received during the 360 days prior to the date of termination. Under the employment agreement, Mr. Carroll is subject to non-competition and non-solicitation restrictions during his employment and for a period of two and five years thereafter, respectively.

Derek Harmer

On July 9, 2012, Accel entered into an employment agreement with Derek Harmer (as amended on November 8, 2017 and July 9, 2018). Under the terms of his employment agreement, Mr. Harmer is employed as the General Counsel and Chief Compliance Officer of Accel, reporting to the Chief Executive Officer. Mr. Harmer is entitled to receive an annual salary of $265,000, subject to annual 3-10% increases based on the performance of Mr. Harmer and Accel, and is eligible to receive sales commissions and, subject to discretion of the Accel Board, long-term equity incentives and an annual cash bonus. Accel or Mr. Harmer may terminate the employment at any time upon giving thirty days prior written notice to the other party. In the event that Mr. Harmer is terminated by Accel for any reason other than cause, death or disability, he resigns for good reason, or the employment agreement is not renewed or otherwise extended and the reason for such non-renewal is not related to a termination for cause, disability or his death, Mr. Harmer will be entitled to receive an amount equal to two-thirds of the base salary and target bonus he received during the 360 days prior to the date of termination. Under the employment agreement, Mr. Harmer is subject to non-competition and non-solicitation restrictions during his employment and for a period of five years thereafter.

Equity Incentive Plans of Accel

Accel Entertainment, Inc. 2011 Equity Incentive Plan

On April 13, 2011, the Accel Board approved the Accel Entertainment, Inc. 2011 Equity Incentive Plan (the “2011 Plan”), which was subsequently approved by the Accel majority stockholders on December 2, 2011. The Accel Board, or a committee thereof appointed by the Accel Board, administered the 2011 Plan and the awards granted under it.

A total of 270,000 shares of Class A common stock, no par value, of Accel (the “Accel Class A Common Stock”) were initially reserved for issuance pursuant to future awards under the 2011 Plan. The 2011 Plan provided for the grant of incentive stock options, which qualify for favorable tax treatment to their recipients under Section 422 of the Code, nonqualified stock options, restricted stock awards, and stock appreciation rights. Such awards could be granted under the 2011 Plan to Accel’s employees, directors and consultants.

Accel Entertainment, Inc. 2016 Equity Incentive Plan

On June 20, 2016, the Accel Board approved the Accel Entertainment, Inc. 2016 Plan (“2016 Plan”), which was subsequently approved by Accel stockholders on December 13, 2016. The Accel Board, or a committee thereof appointed by the Accel Board, administered the 2016 Plan and the awards granted under it.

A total of 305,724 shares of Accel Class A Common Stock were initially reserved for issuance pursuant to future awards under the 2016 Plan.

The 2016 Plan provided for the grant of incentive stock options, which qualified for favorable tax treatment to their recipients under Section 422 of the Code, nonqualified stock options, restricted stock awards, and stock appreciation rights. Such awards could be granted under the 2016 Plan to Accel’s employees, directors and consultants.

In connection with the Business Combination, any vested and unexercised stock options outstanding under the 2011 Plan or the 2016 Plan were cancelled for no consideration and ceased to exist upon the consummation of the Business Combination. In addition, any unvested stock options outstanding under the 2011 Plan or the 2016 Plan were converted into a stock option that will be exercisable for a number of Class A-1 Shares calculated as specified in the Transaction Agreement, in accordance with the vesting schedule as in effect prior to the Business Combination. The total number of stock options subject to such vesting following the Business Combination was 71,467.

Long Term Incentive Plan

On the closing date of the Business Combination, the Accel Entertainment, Inc. Long Term Incentive Plan (the “LTIP”) became effective. The purpose of the LTIP is to enhance the Company and its affiliates’ ability to attract, retain and motivate persons who make important contributions to the Company and its affiliates by providing those individuals with equity ownership opportunities. The LTIP provides for grants of a variety of awards, including, but not limited to: incentive stock options qualified as such under U.S. federal income tax laws, stock options that do not qualify as incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, cash incentive awards, and other stock-based awards. Officers or employees of the Company or any of its affiliates or any other person who provides services to the Company or any of its affiliates, including directors of the Company, will be eligible for grants under the LTIP. The Company has reserved a total of 6,000,000 Class A-1 Shares for issuance pursuant to the LTIP, subject to certain adjustments set forth therein.

Retirement and Other Benefits

Accel maintains a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code, commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan is available on the same basis to all employees, including the NEOs. Each participant in the 401(k) plan may elect to defer from 0% to 90% of compensation, subject to limitations under the Internal Revenue Code and Employee Retirement Income Security Act. Accel matches up to 50% of its employees’ contributions to the 401(k) plan, so long as the employee contributes at least 5% of their annual compensation (not including any bonus, severance or legal settlements). Accel does not provide any pension benefits. Accel maintains various other employee benefit plans, including medical, dental and life insurance.

Director Compensation

In fiscal year 2019, non-employee directors received no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, and lodging expenses. Accordingly, Accel did not pay fees to directors for attendance at meetings of its board of directors or its committees in fiscal year 2019.

Bankruptcies

Brian Carroll was the Chief Executive Officer of Calumet Holdings International and its principal U.S. operating subsidiary, Calumet Photographic Inc., until November 2013. In addition to Calumet Photographic Inc., Calumet Holdings International also consisted of an operating company in China and five operating companies in Europe. In March of 2014, Calumet Photographic Inc. filed for Chapter 13 Bankruptcy Protection.

USE OF PROCEEDS

We will receive up to an aggregate of $256,833,042 from the exercise of all Pace Public Warrants, Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants, assuming the exercise in full of all such Accel Warrants for cash. Other than such proceeds, the Selling Holders will receive all of the net proceeds from the sale of the securities. See “Selling Holders.” Unless we inform you otherwise in a prospectus or free writing prospectus, we intend to use the net proceeds from any such exercise of any Accel Warrants for general corporate purposes, which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

MARKET INFORMATION FOR OUR COMMON STOCK

The Class A-1 Shares are listed on the NYSE under the symbol “ACEL.” As of February 14, 2020, we had 142 holders of record of our Class A-1 Shares, based on information provided by our transfer agent.

The Accel Warrants are traded on the NYSE under the symbol “ACEL.WS”. As of February 14, 2020, we had 83 holders of record of Accel Warrants, based on information provided by our transfer agent.

Dividends

The Company has not paid any cash dividends on its capital stock. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Company Board. However, we do not anticipate paying any dividends for the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 20, 2019 regarding the beneficial ownership of the Company’s capital stock by:

•	each person known to be the beneficial owner of more than 5% of the outstanding Class A-1 Shares;

•	each director and named executive officer of the Company, in each case, after giving effect to the issuance of 1,596,636 Class A-1 Shares upon exchange of Class A-2 Shares on January 14, 2020; and

•	all current executive officers and directors as a group.

The information below is based on an aggregate of 78,234,106 Class A-1 Shares issued and outstanding as of November 20, 2019, after giving effect to the issuance of 1,596,636 Class A-1 Shares upon conversion of Class A-2 Shares on January 14, 2020. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if she, he or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by the individuals below:

Name and Address of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
5% Stockholders:
The Rubenstein Family(2)	14,429,540	18.44%
Clairvest(3)	16,649,659	21.28%
Executive Officers and Directors:
Andrew Rubenstein(4)	8,350,293	10.67%
Karl Peterson(5)	2,775,646	3.55%
Brian Carroll	322,982	*
Derek Harmer	185,473	*
Gordon Rubenstein(6)	3,003,457	3.84%
Kathleen Philips(7)	40,000	*
David W. Ruttenberg(8)	1,974,099	2.52%
Ken Rotman(9)	—	—
Eden Godsoe(10)	—	—
All executive officers and directors as a group (9 persons)	16,651,950	21.28%

*	Less than 1 percent.
(1)	Unless otherwise noted, the business address of each of the persons and entities listed above is 140 Tower Drive, Burr Ridge, IL 60527.
(2)

Includes shares beneficially owned by Andrew Rubenstein, Gordon Rubenstein, Jeffrey C. Rubenstein, NFS LLC IRA FBO Jeffrey C. Rubenstein and Jeffrey C. Rubenstein, as trustee, or his successors in trust, of the Susan Rubenstein Family Trust.

(3)

Includes shares beneficially owned by Clairvest Equity Partners V-A Limited Partnership, Clairvest Equity Partners V Limited Partnership and CEP V Co-Investment Limited Partnership. The address of each of the foregoing is c/o Clairvest Group Inc., 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3.

(4)	Includes shares beneficially owned by Mr. Rubenstein through Harry R, LLC.

(5)

Includes shares beneficially owned by Mr. Peterson through Peterson Capital Partners, LP, by Karter Peterson and by Kennedy Peterson. Peterson Capital Partners, LP’s address is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(6)

Includes shares beneficially owned by Mr. Rubenstein through Fund Indy LLC, The PrivateBank &Trust Company, as Custodian of the Gordon Rubenstein SEP IRA, and Gordon S. Rubenstein and Krista M. Ramonas Joint Revocable Trust.

(7)	The address of Ms. Philips is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(8)

Includes shares beneficially owned by Mr. Ruttenberg, solely as trustee, or his successors in trust, of the David W. Ruttenberg Revocable Trust, as now or hereafter amended, and through Grant Place Fund LLC, Crilly Court Trust and Lakewest Gaming G.P.

(9)	The address of Mr. Rotman is c/o Clairvest Group Inc., 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3.
(10)	The address of Ms. Godsoe is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

SELLING HOLDERS

This prospectus relates in part to the possible offer and resale by the Selling Holders of up to 65,868,235 Class A-1 Shares and 7,114,538 Accel Warrants. The Class A-1 Shares registered hereunder include Class A-1 shares that may be issued upon the exercise of outstanding Accel Warrants or the exchange of the outstanding Class A-2 Shares.

The Business Combination

Upon the Pace Domestication, by virtue of the filing of certificate of corporate domestication and the filing of the Charter with the Secretary of State of the State of Delaware, (i) each Pace Public Share converted into one Class A-1 Share, (ii) each Founder Ordinary Share converted into one Class F Share and (iii) the outstanding warrants that were exercisable for one Pace Public Share automatically became warrants exercisable for a corresponding number of Class A-1 Shares on the same terms as in effect immediately prior to the effective time of the Pace Domestication.

•

Immediately following the Pace Domestication, Pace, the Shareholder Representatives and the Sellers consummated the Business Combination, including the Stock Purchase, and following the closing of the Stock Purchase, the merger of Accel with and into NewCo, with NewCo surviving such merger. In connection with the Business Combination:

•	certain Sellers received, in the aggregate, 24,285,196 Class A-1 Shares, and 1,196,283 Accel Warrants in the Business Combination Private Placement in exchange for their shares Accel Stock;

•	the PIPE Investors consummated the purchase of 4,696,675 Class A-1 Shares, for cash, in the Investment Private Placement, pursuant to the terms of the Subscription Agreements;

•

the Initial Pace Holders, who constituted the independent directors of Pace at the consummation of the Business Combination, or their transferees received, in the aggregate, 200,000 Class A-1 Shares in exchange for an equal number of their Class F Shares in the Director Share Exchange, pursuant to the terms of those certain letter agreements, dated June 13, 2019, by and between Pace and such independent directors;

•

the Initial Pace Sponsor received 7,800,000 Class A-1 Shares and 2,000,000 Class A-2 Shares in exchange for its Founder Ordinary Shares in the Sponsor Share Exchange, pursuant to the terms of that certain letter agreement dated as of June 13, 2019 (as amended on July 22, 2019) by and among the Initial Pace Sponsor, Pace and the Shareholder Representatives; and

•	the Initial Pace Sponsor distributed 7,800,000 Class A-1 Shares, 2,000,000 Class A-2 Shares and 4,888,889 Pace Private Placement Warrants to the Pace Sponsor Members.

Beneficial Ownership

Up to 65,868,235 of our Class A-1 Shares may be offered for resale by the Selling Holders under this prospectus, including (a) 53,753,698 Class A-1 Shares currently owned by the Selling Holders, including the shares issued in connection with the Business Combination Private Placement, the Investment Private Placement, the Director Share Exchange and the Sponsor Share Exchange; (b) 4,999,999 Class A-1 Shares that may be issued upon the exchange of the Class A-2 Shares (including, 1,596,636 Class A-1 Shares that were so issued on January 14, 2020); and (c) 7,114,538 Class A-1 Shares that may be issued upon exercise of Accel Warrants covered by this prospectus, including Pace Private Placement Warrants, Business Combination Private Placement Warrants and certain Accel Public Warrants.

Up to 7,114,538 Accel Warrants may be offered for resale by the Selling Holders under this prospectus, including the Pace Private Placement Warrants, Business Combination Private Placement Warrants and certain

Accel Public Warrants. Information for each additional Selling Holder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Holder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Holder and the number of Class A-1 Shares and Accel Warrants registered on its behalf. A Selling Holder may sell all, some or none of such securities in this offering. See the section entitled “Plan of Distribution” beginning on page 106.

The following table sets forth the number of Class A-1 Shares and Accel Warrants that may be offered by the Selling Holders, including their donees, pledgees, transferees or other successors-in-interest, subject to the transfer restrictions described in this prospectus, based on the assumptions that: (i) all securities registered for sale by this registration statement will be sold by or on behalf of the Selling Holders; and (ii) no other securities will be acquired prior to completion of this offering by the Selling Holders. The Selling Holders are not making any representation that any securities covered by this prospectus will be offered for sale. The Selling Holders reserve the right to accept or reject, in whole or in part, any proposed sale of the securities. For purposes of the table below, we assume that all of the securities covered by this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the securities beneficially owned by them. The inclusion of any securities in this table does not constitute an admission of beneficial ownership for the person named below.

The percentages in the tables are based on 78,234,106 Class A-1 Shares and 22,333,308 Accel Warrants outstanding as of November 20, 2019, as applicable, after giving effect to the issuance of 1,596,636 Class A-1 Shares upon exchange of Class A-2 Shares on January 14, 2020. In calculating the percentage for a particular Selling Holder’s beneficial ownership of Class A-1 Shares, we treated as outstanding only the number of Class A-1 Shares that such Selling Holder is deemed to beneficially own, which consists solely of Class A-1 Shares held by such Selling Holder, and does not include Class A-1 Shares issuable upon exercise of such Selling Holder’s Accel Warrants or Class A-1 Shares issuable upon exchange of such Selling Holder’s Class A-2 Shares. Until the registration statement of which this prospectus forms a part has been declared effective by the SEC, each Selling Holder disclaims beneficial ownership of all Class A-1 Shares issuable upon exercise of the Accel Warrants, as it is not deemed a beneficial owner of such Class A-1 Shares issuable upon exercise of the Accel Warrants until a registration statement covering such Class A-1 shares has been declared effective by the SEC. In addition, each Selling Holder disclaims beneficial ownership of all Class A-1 Shares issuable upon exchange of Class A-2 Shares, other than the 1,596,636 Class A-1 Shares that were issued upon the exchange of Class A-2 Shares on January 14, 2020, as no such Class A-2 Shares are expected to be exchangeable for Class A-1 Shares at the option of the holder thereof within 60 days of the effective date of the registration statement of which this prospectus forms a part. The Selling Holders may be deemed beneficial owners of such Class A-1 Shares issuable upon exchange of Class A-2 Shares within 60 days of their convertibility on the terms and conditions described in “Description of Securities—Common Stock—Class A-2 Shares.” All such Class A-1 Shares issuable upon exercise of the Accel Warrants and all such Class A-1 Shares issuable upon exchange of Class A-2 Shares are, however, registered hereby. Further, the Class A-1 Shares and Accel Warrants issued to the Selling Holders are subject to transfer restrictions, as described in this prospectus.

Name of Selling Holder	Beneficial Ownership of Class A-1 Shares Before Offering(1)		Class A-1 Shares to be Sold in the Offering		Beneficial Ownership of Accel Warrants Before the Offering		Accel Warrants to be Sold in the Offering		Beneficial Ownership of Class A-1 Shares and Accel Warrants After the Offering
	Shares	Percentage(2)	Shares	Percentage(2)	Warrants	Percentage(2)	Warrants	Percentage(2)	Shares	Percentage(2)
Abraham J. Stern(3)	693,797	*	693,797	*	37,185	*	37,185	*	—	—
Andrew H. Rubenstein(4)	8,350,293	10.67%	8,350,293	10.67%	476,988	2.14%	476,988	2.14%	—	—
Bassman Family L.P.(5)	693,797	*	693,797	*	37,185	*	37,185	*	—	—
Brian Carroll(6)	322,982	*	322,982	*	18,681	*	18,681	*	—	—
David Nussbaumer(7)	388,316	*	388,316	*	13,764	*	13,764	*	—	—
Derek Harmer(8)	185,473	*	185,473	*	9,940	*	9,940	*	—	—
Edward H. McDermott under the Edward and Elizabeth McDermott Trust, as now and hereafter amended(9)	408,133	*	408,133	*	24,436	*	24,436	*	—	—
Geneva Venture Investments LLC(10)	234,790	*	234,790	*	5,451	*	5,451	*	—	—
Gordon S. Rubenstein(11)	3,003,457	3.84%	3,003,457	3.84%	166,528	*	166,528	*	—	—
David W. Ruttenberg(12)	1,974,099	2.52%	1,974,099	2.52%	55,122	*	55,122	*	—	—
Howard Ankin(13)	430,329	*	430,329	*	1,507	*	1,507	*	—	—
James T. Borello Trust(14)	1,439,165	1.84%	1,439,165	1.84%	49,404	*	49,404	*	—	—
Jeffrey C. Rubenstein(15)	3,075,790	3.93%	3,075,790	3.93%	171,781	*	171,781	*	—	—
John Hatherly(16)	217,969	*	217,969	*	3,407	*	3,407	*	—	—
Kerry Denny	713,324	*	713,324	*	—	—	—	—	—	—
Michael Pappas(17)	2,045,929	2.62%	2,045,929	2.62%	110,033	*	110,033	*	—	—
Roth Holdings LLC(18)	135,952	*	135,952	*	1,449	*	1,449	*	—	—
Sam Sallerson(19)	274,983	*	274,983	*	10,423	*	10,423	*	—	—
Sherwin Jarol(20)	622,508	*	622,508	*	35,525	*	35,525	*	—	—
Clairvest(21)	16,649,659	21.28%	16,649,659	21.28%	996,840	4.46%	996,840	4.46%	—	—
TPG Pace II Sponsor Successor, LLC(22)	1,514,842	1.94%	1,514,842	1.94%	929,610	4.16%	929,610	4.16%	—
TPG Pace Governance, LLC(23)	3,905,784	4.99%	3,905,784	4.99%	2,439,812	10.92%	2,439,812	10.92%	—
Peterson Capital Partners, L.P.(24)	2,775,646	3.55%	2,775,646	3.55%	1,519,467	6.80%	1,519,467	6.80%	—	—
Miller Creek Investments, LLC	107,848	*	107,848	*	—	—	—	—	—	—
Chicago Community Foundation(25)	500,561	*	500,561	*	—	—	—	—	—	—
DFRB Investors LLC	97,848	*	97,848	*	—	—	—	—	—	—
Stephen I. Chazen	244,619	*	244,619	*	—	—	—	—	—	—
Stephenson Management, Inc.	293,543	*	293,543	*	—	—	—	—	—	—
BEMAP Master Fund LTD.	97,848	*	97,848	*	—	—	—	—	—	—
Thomas Klein	146,772	*	146,772	*	—	—	—	—	—	—
Darlington Partners, L.P.	1,641,011	2.10%	1,641,011	2.10%	—	—	—	—	—	—
Darlington Partners II, L.P.	120,242	*	120,242	*	—	—	—	—	—	—
Jean Pierre Conte Revocable Trust	293,543	*	293,543	*	—	—	—	—	—	—
Michael D. Getlaka	293,543	*	293,543	*	—	—	—	—	—	—
Bonderman Family Limited Partnership	587,085	*	587,085	*	—	—	—	—	—	—
CFIP IV (LS), LLC	97,848	*	97,848	*	—	—	—	—	—	—
Other Holders(26)	688,865	*	688,865	*	—	—	—	—	—	—

*	Represents less than 1%
(1)

Represents ownership of Class A-1 Shares that the Selling Holder is deemed to beneficially own, which consists solely of Class A-1 Shares held by such Selling Holder, and does not include Class A-1 Shares issuable upon exercise of such Selling Holder’s Accel Warrants or Class A-1 Shares that are issuable or that have been issued upon exchange of such Selling Holder’s Class A-2 Shares. Until the registration statement of which this prospectus forms a part has been declared effective by the SEC, each Selling Holder (i) disclaims beneficial ownership of all Class A-1 Shares issuable upon exercise of the Accel Warrants, as it is not deemed a beneficial owner of such Class A-1 Shares issuable upon exercise of the Accel Warrants until a registration statement covering such Class A-1 Shares has been declared effective by the SEC, and (ii) disclaims beneficial ownership of all Class A-1 Shares issuable upon exchange of Class A-2 Shares, other than the Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020, as no such Class A-2 Shares are expected to be exchangeable for Class A-1 Shares at the option of the holder thereof within 60 days of the effective date of the registration statement of which this prospectus forms a part. Such Class A-1 Shares issuable upon exercise of the Accel Warrants and such Class A-1 Shares issuable upon exchange of Class A-2 Shares (other than the Class A-1 Shares so issued on January 14, 2020) are, however, registered hereby.

(2)

Based upon 78,234,106 Class A-1 Shares and 22,333,308 Accel Warrants outstanding as of November 20, 2019, as applicable, after giving effect to the issuance of 1,596,636 Class A-1 Shares upon exchange of Class A-2 Shares on January 14, 2020.

(3)

Includes 693,797 Class A-1 Shares (including 15,212 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 37,185 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 30,424 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Abraham J. Stern, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(4)

Includes (i) 4,034,216 Class A-1 Shares (including 91,661 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 224,066 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 183,324 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Andrew H. Rubenstein, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, and (ii) 4,224,416 Class A-1 Shares (including 103,466 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 252,922 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 206,932 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Harry R, LLC, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed. Andrew Rubenstein is our Chief Executive Officer and a director on the Company Board.

(5)

Includes 693,797 Class A-1 Shares (including 15,212 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 37,185 Class A-1 Shares issuable upon exercise of Accel Warrants owned by Bassman Family L.P. and (y) 30,424 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Bassman Family L.P., each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(6)

Includes 322,982 Class A-1 Shares (including 7,642 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 18,681 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 15,285 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Brian Carroll, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed. Brian Carroll is our Chief Financial Officer.

(7)

Includes 388,316 Class A-1 Shares (including 5,631 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 13,764 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 11,262 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by David Nussbaumer, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(8)

Includes 185,473 Class A-1 Shares (including 4,066 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 9,940 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 8,134 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Derek Harmer, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed. Derek Harmer is Secretary of the Company.

(9)

Includes 408,133 Class A-1 Shares (including 9,996 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 24,436 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 19,992 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Edward H. McDermott under the Edward and Elizabeth McDermott Trust, as now and hereafter amended, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(10)

Includes 234,790 Class A-1 Shares (including 2,230 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 5,451 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 4,461 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Geneva Venture Investments, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(11)

Includes (i) 357,246 Class A-1 Shares (including 8,749 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 21,388 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 17,500 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Gordon S. Rubenstein, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, (ii) 1,847,497 Class A-1 Shares (including 42,530 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 103,966 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 85,062 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Fund Indy LLC, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, (iii) 543,261 Class A-1 Shares (including 13,305 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 32,526 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 26,612 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by The PrivateBank & Trust Company, as Custodian of the Gordon Rubenstein SEP IRA, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, and (iv) 255,453 Class A-1 Shares (including 3,538 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 8,648 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 7,076 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Gordon S. Rubenstein and Krista M. Ramonas Revocable Trust, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed. Gordon Rubenstein is a director on the Company Board.
(12)

Includes (i) 643,659 Class A-1 Shares (including 4,693 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 11,473 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 9,388 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Grant Place Fund LLC, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, (ii) 643,677 Class A-1 Shares (including 4,694 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 11,474 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 9,388 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Crilly Court Trust, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, (iii) 537,412 Class A-1 Shares (including 13,162 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 32,175 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 26,325 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by David W. Ruttenberg, solely as trustee, or his successors in trust, of the David W. Ruttenberg Revocable Trust, as now or hereafter amended, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, and (iv) 149,351 Class A-1 Shares owned by Lakewest Gaming General Partnership. David W. Ruttenberg is a director on the Company Board. Prior to the Business Combination, Mr. Ruttenberg served as a director of Accel.

(13)

Includes 430,329 Class A-1 Shares (including 616 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 1,507 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 1,234 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Howard Ankin, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(14)

Includes (i) 1,432,368 Class A-1 Shares (including 20,210 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 49,404 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 40,421 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by James T. Borello Trust, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed and (ii) 6,797 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020, but does not include 13,594 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by James Borello, each of which are registered pursuant to the registration statement of which this prospect forms a part, but with respect to which beneficial ownership is disclaimed.

(15)

Includes (i) 362,401 Class A-1 Shares (including 8,631 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 21,098 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 17,262Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Jeffrey C. Rubenstein, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed and (ii) 2,723,389 Class A-1 Shares (including 61,642 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 150,683 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 123,284 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Jeffrey C. Rubenstein, as trustee, or his successors in trust, of the Susan Rubenstein Family Trust, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(16)

Includes 217,969 Class A-1 Shares (including 1,394 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 3,407 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 2,788 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by John Hatherly, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(17)

Includes 2,045,929 Class A-1 Shares (including 45,013 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 110,033 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 90,026 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Michael Pappas, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(18)

Includes 135,952 Class A-1 Shares including 593 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 1,449 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 1,186 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Roth Holdings LLC, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(19)

Includes 274,983 Class A-1 Shares (including 4,264 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 10,423 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 8,529 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Sam Sallerson, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(20)

Includes (i) 196,860 Class A-1 Shares (including 4,108 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 10,041 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 8,216 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Sherwin Jarol, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, and (ii) 425,648 Class A-1 Shares (including 10,425 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 25,484 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 20,850 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Bradley Associates Trust, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(21)

Includes (i) 4,994,907 Class A-1 Shares (including 122,337 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 299,052 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 244,674 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by CEP V Co-Investment Limited Partnership, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, (ii) 9,795,129 Class A-1 Shares (including 239,905 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 586,449 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 479,812 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Clairvest Equity Partners V Limited Partnership, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, and (iii) 1,859,623 Class A-1 Shares (including 45,546 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 111,339 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 91,094 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by Clairvest Equity Partners V-A Limited Partnership, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed (the stockholders listed in clauses (i), (ii) and (iii) collectively, “Clairvest Investors”). Kenneth B. Rotman, a director on the Company Board, is affiliated with the Clairvest Investors.
(22)

Includes 1,514,842 Class A-1 Shares (including 126,765 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 929,610 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 253,530 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by TPG Pace II Sponsor Successor, LLP, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(23)

Includes 3,905,784 Class A-1 Shares (including 262,701 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 2,439,812 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 665,404 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by TPG Pace Governance, LLC, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(24)

Includes (i) 2,676,040 Class A-1 Shares (including 207,200 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include (x) 1,519,467 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 414,400 Class A-1 Shares upon conversion of Class A-2 Shares owned by Peterson Capital Partners, L.P., each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, (ii) 9,785 Class A-1 Shares owned by Karter Peterson and (iii) 9,785 Class A-1 Shares owned by Kennedy Peterson. Karl Peterson is a director on the Company Board.

(25)

Includes 500,561 Class A-1 Shares (including 561 Class A-1 Shares issued upon exchange of Class A-2 Shares on January 14, 2020), but does not include 1,122 Class A-1 Shares issuable upon exchange of Class A-2 Shares owned by The Chicago Community Foundation, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(26)

Includes approximately 24 other holders not otherwise listed above, none of which currently beneficially owns more than 0.5% of the Class A-1 Shares. Collectively, these stockholders beneficially own approximately 0.88% of the Company’s Class A-1 Shares, not accounting for the exercise of Accel Warrants and also not accounting for the exchange of Class A-2 Shares held by such holders, other than the Class A-2 Shares exchanged for Class A-1 Shares on January 14, 2020. Several of these stockholders have served in the past as employees of the Company and may be affiliated with the Company as a result of former or current employment and business relationships with TPG Global, LLC, or its affiliates. One of these stockholders currently serves on the board of directors of the Company. Furthermore, this category of other holders, and therefore this table does not include 82,141 Class A-1 Shares that were issued upon exchange of Class A-2 Shares on January 14, 2020 and 164,348 Class A-1 Shares which are issuable upon exchange of Class A-2 Shares; such Class A-1 Shares are nonetheless being registered pursuant to the registration statement of which this prospectus forms a part, and each holder thereof disclaims beneficial ownership with respect thereto.

Material Relationships with the Selling Holders

The section of this registration statement entitled “Certain Relationships and Related Transactions” beginning on page 57 is incorporated herein.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 22,333,308 Class A-1 Shares that may be issued upon the exercise of the Pace Public Warrants, Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants. We are also registering the resale by the Selling Holders of up to 65,868,235 Class A-1 Shares, including up to 4,999,999 Class A-1 Shares that may be issued upon exchange of Class A-2 Shares pursuant to our restated certificate of incorporation (including 1,596,636 Class A-1 Shares that have been so issued on January 14, 2020), and up to 7,114,538 Pace Private Placement Warrants, Business Combination Private Placement Warrants and certain Accel Public Warrants, as more fully described on the cover and in the section entitled “Selling Holders,” as applicable.

As of the date of this prospectus, we have not been advised by the Selling Holders as to any plan of distribution. The Selling Holders, or their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, or any recipient other than a Selling Holder of Class A-1 Shares issuable upon exercise of an Accel Warrant covered by this prospectus (together with the Selling Holders, a “Distributor”), may offer and sell all or a portion of the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through the distribution of the securities by any Distributor to its partners, members or stockholders;

•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part; and

•	“at the market” or through market makers or into an existing market for the securities.

The Distributors may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Distributors and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.

The Distributors may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Distributors may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Distributors. The Distributors may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Distributors or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Distributors and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The Distributors may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act. The Distributors have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. Upon our notification by a Distributor that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of the securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the Distributor;

•	the securities being offered;

•	the number of the securities being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by a Distributor that a donee, pledgee, transferee or other successor-in-interest intends to sell securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Distributor.

Under the Registration Rights Agreement, certain of our stockholders have entered into lock-up agreements. In addition to the lock-up period relating to an underwritten public offering, these additional lock-up restrictions apply, subject to certain waivers:

•

the registrable shares held by the Pace Sponsor Members and the Initial Pace Holders will not be transferable, assignable or salable until the earlier of (1) November 20, 2020 (one year after the completion of the Business Combination), (2) the date on which the Company consummates a liquidation, merger, share exchange, reorganization, or other similar transaction after a business combination that results in all of our stockholders having the right to exchange their Class A-1 Shares for cash, securities or other property, and (3) the date on which the last sale price of the Class A-1 Shares equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days following the Business Combination;

•

the registrable shares held by the Sellers that are named as Major Accel Stockholders therein will not be transferable, assignable or salable until May 18, 2020 (180 days after the completion of the Business Combination); and

•

each Registration Rights Holder agrees not to effect any sale or distribution of its registrable shares if such sale or distribution would, or would reasonably be expected to, constitute or result in a “change of control” or similar event under the Company’s or its subsidiaries’ credit facilities. each Registration Rights Holder agrees not to effect any sale or distribution of its registrable shares if such sale or distribution would, or would reasonably be expected to, constitute or result in a “change of control” or similar event under the Company’s or its subsidiaries’ credit facilities.

The Distributors are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Distributors. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Distributors and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Distributors may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

DESCRIPTION OF SECURITIES

The following summary of certain material provisions of our common stock, warrants and preferred stock does not purport to be complete. You should refer to our Charter and Bylaws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the DGCL. See “Where You Can Find More Information”.

Authorized and Outstanding Stock

The Charter authorizes the issuance of (a) 280,000,000 shares of Common Stock, including three separate series of common stock consisting of (i) 250,000,000 Class A-1 Shares, (ii) 10,000,000 Class A-2 Shares and (iii) 20,000,000 Class F Shares and (b) 1,000,000 shares of preferred stock with a par value of $0.0001 per share (the “Preferred Stock”).

As of November 20, 2019, the Company’s issued and outstanding share capital consists of (a) (i) 76,637,470 Class A-1 Shares, (ii) 4,999,999 Class A-2 Shares and (iii) no Class F Shares; (b) no shares of Preferred Stock; (c) 22,333,308 Accel Warrants consisting of (i) 14,999,982 Pace Public Warrants, (ii) 4,888,889 Pace Private Placement Warrants, (iii) 1,196,283 Business Combination Private Placement Warrants and (iv) 1,248,154 Accel Public Warrants. On January 14, 2020, 1,596,636 additional Class A-1 Shares were issued upon exchange of Class A-2 Shares.

Common Stock

Class A-1 Shares

Upon the Pace Domestication, each Class A ordinary share, par value $0.0001 of Pace was converted into one Class A-1 Share.

Class A-2 Shares

In connection with the Business Combination, the Company, the Pace Sponsor Members and certain other persons, including certain Sellers that received Class A-2 Shares in the Stock Purchase entered into that certain Restricted Stock Agreement (the “Restricted Stock Agreement”), which sets forth the terms upon which the Class A-2 Shares will be exchanged for an equal number of validly issued, fully paid and non-assessable Class A-1 Shares. The exchange of Class A-2 Shares for Class A-1 Shares will be subject to the terms and conditions set forth in the Restricted Stock Agreement, with such exchanges occurring in three separate tranches upon the satisfaction of the following triggers:

•

Tranche I, equal to 1,666,666 Class A-2 Shares, will be exchanged for Class A-1 Shares if either (i) the EBITDA for the last twelve months (“LTM EBITDA”) of the Company (as determined pursuant to the Restricted Stock Agreement) as of December 31, 2021, March 31, 2022 or June 30, 2022 equals or exceeds $132 million or (ii) the closing sale price of Class A-1 Shares on the NYSE equals or exceeds $12.00 for at least twenty trading days in any consecutive thirty trading day period (which threshold was reached on January 14, 2020, resulting in the issuance of 1,596,636 Class A-1 Shares upon exchange of Class A-2 Shares);

•

Tranche II, equal to 1,666,667 Class A-2 Shares, will be exchanged for Class A-1 Shares if either (i) the LTM EBITDA of the Company (as determined pursuant to the Restricted Stock Agreement) as of December 31, 2022, March 31, 2023 or June 30, 2023 equals or exceeds $152 million or (ii) the closing sale price of Class A-1 Shares on the NYSE equals or exceeds $14.00 for at least twenty trading days in any 30 trading day period; and

•	Tranche III, equal to 1,666,667 Class A-2 Shares, will be exchanged for Class A-1 Shares if either (i) the LTM EBITDA of the Company (as determined pursuant to the Restricted Stock Agreement) as of December 31, 2023, March 31, 2024 or June 30, 2024 equals or exceeds $172 million or (ii) the closing sale price of Class A-1 Shares on the NYSE equals or exceeds $16.00 for at least twenty trading days in any 30 trading day period. The LTM EBITDA and LTM EBITDA thresholds will be reasonably adjusted by the independent directors of the Company Board from time to time to take into account the anticipated effect of any acquisitions or dispositions that exceed certain thresholds and are otherwise materially different from certain forecasts.

Notwithstanding the foregoing, Class A-2 Shares, if not previously exchanged pursuant to the triggers described above, will be exchanged for an equal number of Class A-1 Shares immediately prior to the consummation of a transaction or series of related transactions that would result in a third party or group (as defined in or under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, more than fifty percent of the total voting power of the equity securities of the Company, or more than fifty percent of the consolidated net revenues, net income or total assets (including equity securities of its subsidiaries) of the Company, provided that the satisfaction of the conditions set forth in the aforementioned triggers cannot be determined at such time.

The Restricted Stock Agreement further provides that holders of Class A-2 Shares are not required to exchange such shares for Class A-1 Shares if, (x) prior to giving effect to exchanges pursuant to the triggers described above, such holder beneficially owns less than 4.99% of the issued and outstanding Class A-1 Shares, and (y) after giving effect to the exchanges pursuant to the triggers described above, such holder would beneficially own in excess of 4.99% of the issued and outstanding Class A-1 Shares. However, notwithstanding the limitation described in the previous sentence, if and when a holder of Class A-2 Shares has obtained all required gaming approvals from the applicable gaming authorities permitting such holder to beneficially own Class A-1 Shares in excess of 4.99%, then the Class A-2 Shares held by such holder which are subject to exchange shall immediately be exchanged for Class A-1 Shares without regard to the limitation.

The Class A-2 Shares may not be transferred, other than to certain permitted transferees as set forth in the Restricted Stock Agreement, and the rights and obligations under the Restricted Stock Agreement may not be assigned to any person or entity, other than to certain permitted transferees as set forth in the Restricted Stock Agreement.

Upon exchange of Class A-2 Shares to Class A-1 Shares, such Class A-2 Shares will be cancelled and the number of authorized Class A-2 Shares will be reduced by a corresponding number.

The foregoing summary of the Charter and the Restricted Stock Agreement is not complete and is qualified in its entirety by reference to the complete text of the Charter and the Restricted Stock Agreement.

Voting Power

Except as otherwise required by law or the Charter (including any resolution or resolution adopted by the Company Board providing for the issuance of one or more series of Preferred Stock stating the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof and included in a certificate of designation (a “Preferred Stock Designation”)), holders of Class A-1 Shares exclusively possess all voting power with respect to the Company, including with respect to the election of directors, and shall be entitled to one vote for each Class A-1 Share on each matter properly submitted to the stockholders on which holders of Class A-1 Shares are entitled to vote. However, except as otherwise required by law or the Charter (including any Preferred Stock Designation), holders of any series of Common Stock shall not be entitled to vote on any amendment to the Charter (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any Preferred Stock Designation) or the DGCL.

Dividends

Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock and except as otherwise set forth herein, the holders of Class A-1 Shares shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the Company Board from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions subject to such rights of the holders of Preferred Stock.

Liquidation, Dissolution and Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and subject to applicable law and to the rights, if any, of the holders of outstanding Preferred Stock in respect thereof, the holders of Class A-1 Shares shall be entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the Class A-1 Shares held by them.

Preemptive or Other Rights

The holders of Common Stock do not have preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to the Common Stock.

Preferred Stock

The Charter provides that the Company Board is authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock, establish the number of shares to be included in each such series and fix the voting rights, designations, powers, preferences and relative, participating, optional, special and other rights, of each such series and any qualifications, limitations and restrictions thereof, as stated in the resolution or resolutions adopted by the Company Board providing for the issuance of such series and included in a Preferred Stock Designation filed pursuant to the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance) by the affirmative vote of the holders of a majority of the outstanding Class A-1 Shares, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to the Charter, including any Preferred Stock Designation. As of November 20, 2019, the Company had no shares of Preferred Stock outstanding. Although the Company does not currently intend to issue any Preferred Stock, it may do so in the future.

The Charter provides that the Company has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Company any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Company Board. The Company Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

Warrants

For purposes of the following description of the Pace Warrants, (i) “Pace” shall refer to Pace prior to the Business Combination and shall refer to the Company following the Business Combination and (ii) “initial business combination” shall refer to the Business Combination, as applicable. From and after the Business Combination, the Pace Warrants became securities of the Company, and upon satisfaction of the applicable conditions described below, are exercisable for Class A-1 Shares of the Company.

Pace Warrants

Prior to the Pace Domestication, each Pace Public Warrant entitled the registered holder to purchase one Pace Public Share at a price of $11.50 per share. Upon the Pace Domestication, each Pace Public Share converted to one Class A-1 Share, and each Pace Public Warrant entitles the holder to acquire a corresponding number of Class A-1 Shares on the same terms as in effect immediately prior to the effective time of the Pace Domestication. Following the Business Combination, each Pace Public Warrant entitles the registered holder to purchase one Class A-1 Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time 30 days after the completion of the Business Combination. Prior to the Pace Domestication, each Pace Private Placement Warrant entitled the registered holder to purchase one Pace Public Share at a price of $11.50 per share. Following the Pace Domestication, each Pace Private Placement Warrant entitles the holder to acquire a corresponding number of Class A-1 Shares on the same terms as in effect immediately prior to the effective time of the Pace Domestication. Except as described below, the Pace Private Placement Warrants have terms and provisions that are identical to those of the Pace Public Warrants.

Each Pace Warrant must be exercised for a whole Class A-1 Share. The Pace Warrants will expire five years after the completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A-1 Shares pursuant to the exercise of a Pace Public Warrant and will have no obligation to settle such Pace Public Warrant exercise unless a registration statement under the Securities Act with respect to the Class A-1 Shares underlying the Pace Public Warrant is then effective and a prospectus relating thereto is current, subject to Pace satisfying its obligations described below with respect to registration. No Pace Public Warrant will be exercisable for cash or on a cashless basis, and Pace will not be obligated to issue any Class A-1 Shares to holders seeking to exercise their Pace Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Pace Public Warrant, the holder of such Pace Public Warrant will not be entitled to exercise such Pace Public Warrant and such Pace Public Warrant may have no value and expire worthless. In no event will Pace be required to net cash settle any Pace Public Warrant. In the event that a registration statement is not effective for the exercised Pace Public Warrants, a warrantholder that acquired such Pace Public Warrant through the purchase of a Pace Public Unit containing such Pace Public Warrant will have paid the full purchase price for the Pace Public Unit solely for the Pace Public Share (which converted into a Class A-1 Share upon the Pace Domestication) underlying such Pace Public Unit.

Pace has agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the consummation of the Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A-1 Shares issuable upon exercise of the Pace Warrants, which burden the Company initially met with the filing of a Registration Statement on Form S-3 on December 13, 2019. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Pace Warrants in accordance with the provisions of that certain Warrant Agreement, by and between Pace and Continental Stock Transfer & Trust Company, as warrant agent, dated as of June 27, 2017 (the “Continental Warrant Agreement”). Notwithstanding the above, if the Class A-1 Shares are at the time of any exercise of a Pace Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Pace Public Warrants who exercise their Pace Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Pace Warrants for Cash. Once the Pace Warrants become exercisable, the Company may redeem such Pace Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Pace Warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to registered holders of the Pace Public Warrants; and

•

if, and only if, the reported last sale price of the Class A-1 Shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date the Company sends to the notice of redemption to the holders of the Pace Warrants.

If and when the Pace Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The last of the redemption criterion discussed above was established to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Pace Warrants, each holder of a Pace Warrant will be entitled to exercise his, her or its Pace Public Warrant prior to the scheduled redemption date. However, the price of the Class A-1 Shares may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Pace Warrants for Class A-1 Shares. Ninety days after the Pace Warrants become exercisable, the Company may redeem the outstanding Pace Warrants (except as described herein with respect to the Pace Private Placement Warrants):

•	in whole and not in part;

•

at a price equal to a number of Class A-1 Shares to be determined by reference to the table below, based on the redemption date and the “fair market value” of the Class A-1 Shares (as defined below) except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of the Class A-1 Shares equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the holders of Pace Warrants.

The numbers in the table below represent the “redemption prices,” or the number of Class A-1 Shares that a holder of Pace Warrants will receive upon redemption by the Company pursuant to this redemption feature, based on the “fair market value” of the Class A-1 Shares on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Pace Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Pace Warrants, each as set forth in the table below.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A-1 Shares
	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of Class A-1 Shares shall mean the average reported last sale price of the Class A-1 Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Pace Warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A-1 Shares to be issued for each Pace Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365-day year. For example, if the average reported last sale price of the Class A-1 Shares for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Pace Warrants is $11 per share, and at such time there are 57 months until the expiration of the Pace Warrants, the Company may choose to, pursuant to this redemption feature, redeem the Pace Warrant at a “redemption price” of 0.277 Class A-1 Shares for each whole Pace Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average reported last sale price of Class A-1 Shares for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Pace Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Pace Warrants, the Company may choose to, pursuant to this redemption feature, redeem the warrants at a “redemption price” of 0.298 Class A-1 Shares for each whole Pace Warrants. Finally, as reflected in the table above, the Company can redeem the Pace Warrants for no consideration in the event that the Pace Warrants are “out of the money” (i.e. the trading price of the Class A-1 Shares is below the exercise price of the Pace Warrants) and about to expire.

Any Pace Public Warrants held by the Company’s officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such Pace Public Warrants so redeemed (“fair market value” for such Pace Public Warrants held by the Company’s officers or directors being defined as the last sale price of the Pace Public Warrants on such redemption date).

This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than Pace Private Placement Warrants) when the trading price for Class A ordinary shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Pace Warrants (other than Pace Private Placement Warrants) to be redeemed when the Class A-1 Shares are trading at or above $10.00 per share, which may be at a time when the trading price of the Class A-1 Shares is below the exercise price of the Pace Warrants. This redemption feature has been established to provide the Pace Warrants with an additional liquidity feature, which provides the Company with the flexibility to redeem the Pace Warrants for Class A-1 Shares, instead of cash, for “fair value” without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Pace Warrants for Cash.” Holders of the Pace Warrants will, in effect, receive a number of shares having a value reflecting a premium for their Pace Warrants, based on the “redemption price” as determined pursuant to the above table. The “redemption prices” as set forth in the table above have been calculated to reflect a premium in value as compared to the expected trading price that the Pace Warrants would be expected to trade. This redemption right provides the Company not only with an additional mechanism by which to redeem all of the outstanding Pace Warrants, in this case, for Class A-1 Shares, and therefore have certainty as to (i) its capital structure as the Pace Warrants would no longer be outstanding and would have been exercised or redeemed and (ii) to the amount of cash provided by the exercise of the Pace Warrants and available to the Company, and also provides a ceiling to the theoretical value of the warrants as it locks in the “redemption prices” the Company would pay to holders of Pace Warrants if the Company chose to redeem Pace Warrants in this manner. While the Company will effectively be required to pay a “premium” to holders of Pace Warrants if the Company chooses to exercise this redemption right, it will allow the Company to quickly proceed with a redemption of the warrants for Class A-1 Shares if the Company determines it is in its best interest to do so. As such, the Company would redeem the Pace Warrants in this manner when the Company believes it is in its best interest to update its capital structure to remove the Pace Warrants and pay the premium to the holders of Pace Warrants. In particular, it would allow the Company to quickly redeem the Pace Warrants for Class A-1 Shares, without having to negotiate a redemption price with the holders of Pace Warrants, which in some situations, may allow the Company to more quickly and easily close an initial business combination. And for this right, the Company is effectively agreeing to pay a premium to the holders Pace Warrants. In addition, the holders of Pace Warrants will have the ability to exercise their Pace Warrants prior to redemption if they should choose to do so.

As stated above, the Company can redeem the Pace Warrants when the Class A-1 Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to the Company’s capital structure and cash position while providing holders of Pace Warrants with a premium (in the form of Class A-1 Shares). If the Company chooses to redeem the Pace Warrants when the Class A-1 Shares are trading at a price below the exercise price of the Pace Warrants, this could result in the holders of Pace Warrants receiving fewer Class A-1 Shares than they would have received if they had chosen to wait to exercise their Pace Warrants for Class A-1 Shares if and when such Class A-1 Shares were trading at a price higher than the exercise price of $11.50.

No fractional Class A-1 Shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of Class A-1 Shares to be issued to the holder.

Redemption procedures and cashless exercise. If the Company calls the Pace Warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise his, her or its Pace Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Pace Warrants on a “cashless basis,” the Company’s management will consider, among other factors, its cash position, the number of Pace Warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of Class A-1 Shares issuable upon the exercise of Pace Warrants. If the Company’s management takes advantage of this option, all holders of Pace Warrants would pay the exercise price by surrendering their Pace Warrants for that number of Class A-1 Shares equal to the quotient obtained by dividing (x) the product of the number of Class A-1 Shares underlying such Pace Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of such warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A-1 Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Pace Warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A-1 Shares to be received upon exercise of the Pace Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option to it if the Company does not need the cash from the exercise of the Pace Warrants. If the Company calls the Pace Warrants for redemption and its management does not take advantage of this option, Initial Pace Sponsor and its permitted transferees would still be entitled to exercise their Pace Private Placement Warrants for cash or on a cashless basis using the same formula described above that other holders of Pace Warrants would have been required to use had all holders of Pace Warrants been required to exercise their warrants of Pace on a cashless basis, as described in more detail below.

A holder of a Pace Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Pace Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A-1 Shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Class A-1 Shares is increased by a capitalization or share dividend payable in Class A-1 Shares, or by a split-up of Class A-1 Shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Class A-1 Shares issuable on exercise of each Pace Warrant will be increased in proportion to such increase in the outstanding Class A-1 Shares. A rights offering to holders of Class A-1 Shares entitling holders to purchase Class A-1 Shares at a price less than the fair market value will be deemed a share dividend of a number of Class A-1 Shares equal to the product of (i) the number of Class A-1 Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A-1 Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Class A-1 Share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A-1 Shares, in determining the price payable for Class A-1 Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A-1 Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A-1 Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Pace Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A-1 Shares on account of such Class A-1 Shares (or other shares of the Company’s capital stock into which the Pace Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A-1 Share in respect of such event.

If the number of outstanding Class A-1 Shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A-1 Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A-1 Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A-1 Shares.

Whenever the number of Class A-1 Shares purchasable upon the exercise of the Pace Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A-1 Shares purchasable upon the exercise of the warrants of the Company immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A-1 Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A-1 Shares (other than those described above or that solely affects the par value of such Class A-1 Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of outstanding Class A-1 Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Pace Warrants and in lieu of the Class A-1 Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Pace Warrants would have received if such holder had exercised their Pace Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Pace Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding Class A-1 Shares, the holder of a Pace Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such holder of Pace Warrants had exercised their Pace Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A-1 Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Continental Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of capital stock or shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Pace Warrant properly exercises such Pace Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Continental Warrant Agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the Continental Warrant Agreement) of such Pace Warrant.

The Pace Warrants were issued in registered form under the Continental Warrant Agreement. You should review a copy of the Continental Warrant Agreement, the form of which was filed as an exhibit to Pace’s registration statement on June 7, 2017, for a complete description of the terms and conditions applicable to the Pace Warrants. The Continental Warrant Agreement provides that the terms of the Pace Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Pace Public Warrants to make any change that adversely affects the interests of the registered holders of Pace Public Warrants.

The Pace Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Pace Warrants being exercised. The holders of Pace Warrants do not have the rights or privileges of holders of Class A-1 Shares and any voting rights until they exercise their warrants and receive Class A-1 Shares. After the issuance of Class A-1 Shares upon exercise of the Pace Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Pace Private Placement Warrants

The Pace Private Placement Warrants have terms and provisions that are identical to those of the Pace Public Warrants, except that:

•

The Pace Private Placement Warrants (including the Class A-1 Shares issuable upon exercise of the Pace Private Placement Warrants) were subject to lock-up provisions that provided that the Pace Private Placement Warrants would not be transferable, assignable or salable until 30 days after the completion of an initial business combination and will not be redeemable, as applicable, so long as they are held by Initial Pace Sponsor or its permitted transferees, except that the Pace Private Placement Warrants (including the Class A-1 Shares issuable upon exercise of the Pace Private Placement Warrants) can be transferred by such holders (a) to Pace’s officers or directors, any affiliates or family members of any of Pace’s officers or directors, members of Initial Pace Sponsor (which at the consummation of the Business Combination consisted of the Pace Sponsor Members), or any affiliates of Initial Pace Sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the shares were originally purchased; (f) in the event of Pace’s liquidation prior to its completion of an initial business combination; (g) by virtue of the laws of the Cayman Islands or Initial Pace Sponsor’s limited liability company agreement upon dissolution of Initial Pace Sponsor; or (h) in the event of Pace’s liquidation, merger, share exchange, reorganization or other similar transaction which results in all of Pace’s stockholders having the right to exchange their Pace Public Shares for cash, securities or other property subsequent to Pace’s completion of an initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

•

If holders of the Pace Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Class A-1 Shares equal to the quotient obtained by dividing (x) the product of the number of Class A-1 Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A-1 Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Business Combination Private Placement Warrants and Accel Public Warrants

In connection with the consummation of the Business Combination, the Company and the Sellers that have received Business Combination Private Placement Warrants and Accel Public Warrants entered into that certain New Accel Warrant Agreement, pursuant to which the Company has issued to each such Seller who made a cash election with respect to less than 70% of its shares of Accel Stock, its respective pro rata share of 2,444,444 newly issued warrants of the Company, with such pro rata share determined with reference to a number of shares equal to 70% of such Seller’s Accel Stock less the number of shares in respect of which the Seller elected to receive cash in exchange for such shares. Each Accel Public Warrant and Business Combination Private Placement Warrant entitles the holder to purchase one Class A-1 Share at an exercise price of $11.50 per share, subject to adjustments substantially similar to those applicable to the other outstanding Accel Warrants, at any time 30 days after the consummation of the Business Combination. The Business Combination Private Placement Warrants and Accel Public Warrants have terms and provisions that are identical to those of the Pace Public Warrants, except:

•

The Business Combination Private Placement Warrants and Accel Public Warrants will expire five years after the consummation of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

•

The Business Combination Private Placement Warrants and Accel Public Warrants (including the Class A-1 Shares issuable upon exercise thereof) are subject to lock-up provisions that provide that so long as such warrants are held by a Seller receiving Business Combination Private Placement Warrants and/or Accel Public Warrants in connection with the Business Combination or its permitted transferees, such securities are not transferable, assignable or salable until 30 days after the consummation of the Business Combination and will not be redeemable, except that such warrants (including the Class A-1 Shares issuable upon exercise thereof) may be transferred by such holders (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Accel holder, or any affiliates of the Accel holder, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) in the event of the Company’s liquidation, merger, share exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Public Shares for cash, securities or other property subsequent to the completion of the Business Combination; provided, however, that in the case of clauses (a) through (d) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

•

If holders of the Business Combination Private Placement Warrants and/or Accel Public Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Class A-1 Shares equal to the quotient obtained by dividing (x) the product of the number of Class A-1 Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A-1 Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

•

The Business Combination Private Placement Warrants and Accel Public Warrants may not be exercised if (a) prior to giving effect to the exercise, the holder such warrant beneficially owns less than 4.99% of the total number of Class A-1 Shares issued and outstanding at such time and (b) after giving effect to such exercise, the holder of such warrant would beneficially own in excess of 4.99% of the total Class A-1 Shares issued and outstanding at such time. However, notwithstanding the foregoing limitation, the Business Combination Private Placement Warrants and Accel Public Warrants held by a holder that has obtained all required gaming approvals from applicable gaming authorities permitting such holder to beneficially own Class A-1 Shares in an amount in excess of 4.99% of the total number of Class A-1 Shares issued and outstanding at such time shall immediately be exercisable without regard to such limitation.

The Business Combination Private Placement Warrants and Accel Public Warrants were issued under a warrant agreement entered into at the closing of the Stock Purchase, by and between Pace and Continental Stock Transfer & Trust Company as warrant agent (the “New Continental Warrant Agreement”). You should review a copy of the New Continental Warrant Agreement for a complete description of the terms and conditions applicable to the Business Combination Private Placement Warrants and Accel Public Warrants.

Dividends and Other Distributions

The Company has not paid any cash dividends on its shares to date, nor does it intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Company Board. Further, if the Company incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for the Common Stock and warrant agent for the Accel Warrants is Continental Stock Transfer & Trust Company. The Company has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Gaming and Regulatory Matters

Illinois and Pennsylvania Gaming Laws

Holders of Common Stock are subject to certain gaming regulations. In Illinois, Pennsylvania and other regulated gaming jurisdictions, gaming laws can require any holder of Common Stock to file an application, be investigated, and qualify or have his, her or its suitability determined by gaming authorities. Gaming laws in Illinois, Pennsylvania and other regulated gaming jurisdictions also require any person who acquires beneficial ownership of more than 5% of voting securities of a gaming company to notify the gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability, subject to limited exceptions for “institutional investors” that hold a company’s voting securities for investment purposes only. If a holder is found unsuitable by a gaming authority, that holder would not be able to, directly or indirectly, beneficially own Common Stock.

Gaming authorities have very broad discretion in determining whether an applicant should be deemed suitable. For any cause deemed reasonable by the gaming authorities, subject to certain administrative proceeding requirements, gaming regulators in Illinois, Pennsylvania or elsewhere would have the authority to (i) deny any application; (ii) limit, condition, restrict, revoke, or suspend any license, registration, finding of suitability or approval, including revoking any licenses held by the Company to conduct business in the state or (iii) fine any person licensed, registered, or found suitable or approved. Any person required by a gaming authority to be found suitable, who is found unsuitable by the gaming authority, may not hold, directly or indirectly, the beneficial ownership of any voting security or beneficial or record ownership of any non-voting security or any debt security of any public corporation that is registered with the gaming authority beyond the time prescribed by the gaming authority. A finding of unsuitability by a particular gaming authority in Illinois, Pennsylvania or elsewhere will impact that person’s ability to associate or affiliate with gaming licensees in that particular jurisdiction and could impact the person’s ability to associate or affiliate with gaming licensees in other jurisdictions.

Compliance with Gaming Laws

The Charter provides that all capital stock of the Company shall be held subject to restrictions and requirements of all applicable gaming laws. All persons owning or controlling Company capital stock shall comply with all applicable gaming laws, including any provisions of such gaming laws that require such person to file applications for gaming licenses with, and provide information to, the applicable gaming authorities. Any transfer of our capital stock may be subject to the prior approval of the gaming authorities and/or the Company, and any purported transfer thereof in violation of such requirements shall be void ab initio.

Ownership Restrictions

The Charter provides that any person who owns or controls 5% or more of any class or series of the capital stock of the Company shall promptly notify the Company of such fact. In addition, any person who owns or controls any shares of any class or series of the capital stock of the Company may be required by gaming law to (a) provide to the gaming authorities in each gaming jurisdiction in which the Company or any of its subsidiaries either conducts gaming or has a pending application for a gaming license all information regarding such person as may be requested or required by such gaming authorities and (b) respond to written or oral questions or inquiries from any such gaming authorities. Any person who owns or controls any shares of any class or series of the capital stock of the Company, by virtue of such ownership or control, consents to the performance of any personal background investigation that may be required by any gaming authorities. In the event any person who owns or controls any of the capital stock of the Company fails to comply with the obligations set forth in this paragraph, then the Company may (i) redeem, in accordance with the Charter, such number of the capital stock of the Company which such person owns or controls, but only in the amount necessary to reduce such person’s ownership or control of the capital stock of the Company to a level to cause such person to be in compliance with, or not subject to, gaming law or the regulatory requirements of the gaming authorities (as the case may be) or (ii) prohibit the transfer of such person’s capital stock of the Company until such time as such person has complied with their obligations described in this paragraph.

Redemption

The Charter provides that any capital stock of the Company owned or controlled by a person who (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any gaming authority or for any gaming license when such finding of suitability or gaming license is required by gaming laws or gaming authorities, (ii) is denied or disqualified from eligibility for any gaming license by any gaming authority, (iii) is determined by a gaming authority to be unsuitable or disqualified to own or control any capital stock of the Company, (iv) is determined by a gaming authority to be unsuitable to be affiliated, associated or involved with a person engaged in gaming activities in any gaming jurisdiction, (v) causes any gaming license of the Company or any affiliated company to be lost, rejected, rescinded, suspended, revoked or not renewed by any gaming authority, or causes the Company or any affiliated company to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non -renewal of any gaming license (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a gaming authority is final and/or non -appealable), or (vi) is deemed likely, in the discretion of the Company Board, acting reasonably and in good faith, to (1) preclude or materially delay, impede, impair, threaten or jeopardize any gaming license held or desired to be held by the Company or any affiliated company or the Company’s or any affiliated company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any gaming license, or (2) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any gaming license of the Company or any affiliated company (each of such persons, an “Unsuitable Person”) or its affiliates shall be redeemable by the Company, out of funds legally available therefore, as directed by a gaming authority and if not so directed, as and to the extent deemed necessary or advisable by the Company Board, in which event the Company shall deliver a redemption notice to the Unsuitable Person or its affiliate and shall redeem or purchase or cause one or more of its affiliated companies to purchase the capital stock by the date set forth in the notice, which subject to certain exceptions, shall not be fewer than 45 calendar days following the notice. An Unsuitable Person includes any individual or entity that (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any gaming authority or for any gaming license when such finding of suitability or gaming license is required by gaming laws or gaming authorities, (ii) is denied or disqualified from eligibility for any gaming license by any gaming authority, (iii) is determined by a gaming authority to be unsuitable or disqualified to own or control any capital stock of the Company, (iv) is determined by a gaming authority to be unsuitable to be affiliated, associated or involved with a person engaged in gaming activities in any gaming jurisdiction, (v) causes any gaming license of the Company or any affiliated company to be lost, rejected, rescinded, suspended, revoked or not renewed by any gaming authority, or causes or any affiliated company to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non -renewal of any gaming license (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a gaming authority is final and/or non-appealable), or (vi) is deemed likely, in the discretion of the Company Board, acting reasonably and in good faith, to (1) preclude or materially delay, impede, impair, threaten or jeopardize any gaming license held or desired to be held by the Company or any affiliated company or the Company’s or any affiliated company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any gaming license or (2) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any gaming license of the Company or any affiliated company. The Company Board shall be required to delineate in reasonable detail its reasons for finding a person to be an Unsuitable Person under clause (vi) of the preceding sentence. Notwithstanding clause (vi), a person shall not be found to be an Unsuitable Person by the Company Board under clause (vi) for such purposes (i) solely due to such person’s ownership of gaming assets in any jurisdiction (including a jurisdiction the Company operates in or desires to operate in) or (ii) if there is no documented material issue between such person and a gaming authority like the items described in items (i) through (v); provided, that the Company Board shall be entitled, in its discretion, acting reasonably and in good faith, to remove any individual associated with a stockholder from the office of manager, officer, partner or director of the Company to the extent the Company Board determines that such a stockholder is actually competing with the Company (including through ownership of gaming assets) in a particular jurisdiction in which the Company currently operates. Such a determination shall be effective upon delivery of a notice of such finding to such person. As of the date of the effectiveness of the Charter, the Company has confirmed, to its knowledge, that none of its current stockholders will be deemed an Unsuitable Person.

The Charter provides that, from and after delivery of the notice of redemption, such capital stock of the Company shall no longer be deemed to be outstanding, such Unsuitable Person, or such person’s affiliate, shall cease to be a stockholder, member, partner or owner, as applicable, of the Company with respect to such capital stock, and all rights of such Unsuitable Person, or such person’s affiliate, in such capital stock, other than the right to receive the fair market value of such capital stock, or such other redemption price (if any) as may be required by a gaming authority making a finding of unsuitability, shall cease. In accordance with the requirements of the notice of redemption, such Unsuitable Person, or such person’s affiliate, shall surrender the certificate(s), if any, representing the capital stock to be so redeemed. In addition, from and after delivery of the notice of redemption, such Unsuitable Person, or such person’s affiliates, holding capital stock of the Company to be redeemed in accordance with the foregoing shall not: (i) receive any dividend, payment, distribution or interest with regard to such capital stock, (ii) exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such capital stock, and such capital stock shall not for any purposes be included in the capital stock of the Company entitled to vote, (iii) receive any remuneration that may be due to such person, accruing after the date of delivery of such notice of redemption, in any form from the Company for services rendered or otherwise or (iv) be or continue as a manager, officer, partner or director of the Company or any affiliated company.

Certain Anti-Takeover Provisions of Delaware Law, the Charter and Bylaws

The Company is subject to the provisions of Section 203 of the DGCL (“Section 203”) regulating corporate takeovers.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns fifteen percent or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent of the Company’s assets. However, the above provisions of Section 203 do not apply if:

•	the Company Board approves the transaction that made the stockholder an interested stockholder, prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by the Company Board and authorized at a meeting of the Company’s stockholders, and not by written consent, by an affirmative vote of two-thirds of the outstanding voting stock not owned by the interested stockholder.

In addition, the Charter does not provide for cumulative voting in the election of directors. The Company Board will be empowered to elect a director to fill a vacancy created by the expansion of the Company Board or the resignation, death, or removal of a director in certain circumstances; and the advance notice provisions will require that stockholders must comply with certain procedures in order to nominate candidates to the Company Board or to propose matters to be acted upon at a stockholders’ meeting.

The Company’s authorized but unissued Common Stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection

Subject to certain limitations, the Charter provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, creditors or other constituents; (iii) any action asserting a claim arising pursuant to any provision of the DGCL or Charter or the Bylaws; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine.

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of Common Stock outstanding as shown on the most recent report or statement published by the Company; or

•	the average weekly reported trading volume of trading in such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by the Company’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the filing of our Current Report on Form 8-K, filed with the SEC on November 26, 2019, reflecting our status as an entity that is not a shell company.

As of November 20, 2019, the Company had 76,637,470 Class A-1 Shares outstanding. 24,285,196 Class A-1 Shares issued to Sellers in connection with the Business Combination Private Placement and 4,696,675 Class A-1 shares issued to the PIPE Investors in connection with the Investment Private Placement are restricted securities for purposes of Rule 144. 200,000 Class A-1 Shares issued in connection with the Director Share Exchange and 7,800,000 Class A-1 Shares issued in connection with the Sponsor Share Exchange are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All such restricted shares have been registered for resale under the Securities Act on the registration statement of which this prospectus is part.

As of November 20, 2019, the Company had 4,999,999 Class A-2 Shares outstanding. On January 14, 2020, 1,596,636 Class A-1 Shares were issued upon exchange of Class A-2 Shares.

As of November 20, 2019, the Company had 22,333,308 Accel Warrants outstanding, consisting of 14,999,982 Pace Public Warrants, 4,888,889 Pace Private Placement Warrants, 1,196,283 Business Combination Private Placement Warrants and 1,248,154 Accel Public Warrants. 4,888,889 Pace Private Placement Warrants and 1,196,283 Business Combination Private Placement Warrants issued to Sellers in connection with the Business Combination Private Placement are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All such restricted warrants have been registered for resale under the Securities Act on the registration statement of which this prospectus is part.

Registration Rights

Registration Rights Agreement

In connection with the consummation of the Business Combination, the Company and the Registration Rights Holders entered into the Registration Rights Agreement. The Registration Rights Holders are entitled to registration rights under the Registration Rights Agreement in respect of the Class A-1 Shares held by or issuable upon the exercise of Pace Private Placement Warrants, Business Combination Private Placement Warrants or Accel Public Warrants, or upon exchange of Class A-2 Shares held by such Registration Rights Holders.

Pursuant to the Registration Rights Agreement, at any time, and from time to time, after the consummation of the Business Combination and subject to the lock-up restrictions set forth therein, certain of the Registration Rights Holders, being TPG Pace II Sponsor Successor, LLC, Pace Governance, the Sellers named as Accel Founders or Restricted Accel Stockholders therein, may demand that the Company register for resale some or all of their Class A-1 Shares for so long as they continue to meet certain ownership thresholds. For a period of 24 months from the date of the Registration Rights Agreement, no demand registration may be made unless the Registration Rights Holder intends to distribute the registrable shares by means of an underwritten offering, in respect of which the Company shall have the right to select the underwriter or underwriters

If a demanding Registration Rights Holder intends to distribute the registrable shares by means of an underwritten offering, they must so advise the Company as a part of their demand registration notice. A demanding Registration Rights Holder also may request that demand registration be made on a form of registration permitting the offer and sale of registrable shares under Rule 415 of the Securities Act (which, for a period of 24 months following the date of the Registration Rights Agreement, must be in connection with an underwritten offering, in respect of which the Company shall have the right to select the underwriter or underwriters, or a block trade, in respect of which the holders of a majority of registrable shares being sold shall select underwriters from an approved list) or that the applicable registration statement be filed on Form S-3 if the Company is eligible to file a registration on Form S-3.

Each demanding Registration Rights Holder, together with its respective permitted transferees, is entitled to continue to exercise the demand registration rights under the Registration Rights Agreement until such Registration Rights Holder no longer holds shares representing at least $5,000,000 of the outstanding registrable shares, and each exercise of a demand registration right under Registration Rights Agreement must be with respect to a minimum of $5,000,000 of the outstanding registrable shares (or all of the registrable shares of such Registration Rights Holder or Registration Rights Holders, if less than $5,000,000 of the outstanding registrable shares are held by such Registration Rights Holder or Registration Rights Holders). In addition, all Registration Rights Holders have “piggy-back” registration rights to include such securities in other registration statements filed by the Company.

In connection with any underwritten public offering, the Registration Rights Holders have agreed not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any registrable shares or any other securities of the Company during the applicable lock-up period. The lock-up period occurs during the seven calendar days prior to the closing date of the underwritten sale of such securities pursuant to an effective registration statement, except as part of such registration, and during such period after the closing date of the underwritten sale of securities pursuant to an effective registration statement as is set by the managing underwriter (not to exceed 90 calendar days), except as part of such registration.

In addition to the lock-up period relating to an underwritten public offering, these additional lock-up restrictions apply, subject to certain waivers:

•

the registrable shares held by the Pace Sponsor Members and the Initial Pace Holders named therein, are not be transferable, assignable or salable by until the earlier of (1) one year after the completion of the Business Combination, (2) the date on which the Company consummates a liquidation, merger, share exchange, reorganization, or other similar transaction after a business combination that results in all of the Company’s stockholders having the right to exchange their Class A-1 Shares for cash, securities or other property, and (3) the date on which the last sale price of the Class A-1 Shares equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the Business Combination;

•

the registrable shares held by the Sellers named as “Major Accel Stockholders” therein will not be transferable, assignable or salable for 180 calendar days after the completion of the Business Combination; and

•

each Registration Rights Holder has agreed not to effect any sale or distribution of its registrable shares if such sale or distribution would, or would reasonably be expected to, constitute or result in a “change of control” or similar event under the Company’s or its subsidiaries’ credit facilities.

The Registration Rights Agreement includes customary indemnification and confidentiality provisions. The Company will bear the expenses of filing any such registration statements. The Registration Rights Agreement replaces the initial registration rights agreement, dated as of June 27, 2017, by and among Initial Pace Sponsor and Chad Leat, Kathleen Philips, Robert Suss, Paul Walsh and Kneeland Youngblood.

Investment Private Placement Subscription Agreements

Concurrently with the execution of the Transaction Agreement, Pace entered into the Original Subscription Agreements with the Original Investors. On August 13, 2019, Pace entered into a Subscription Agreement with the Additional Investor.

Pursuant to the Investment Private Placement, and in accordance with the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase and Pace agreed to issue and sell to such PIPE Investors 4,696,675 Class A-1 Shares for a purchase price of $10.22 per share, or an aggregate of approximately $48 million. The Subscription Agreement to which the Pace Affiliate is a party is substantially similar to the Subscription Agreements to which the General Investors are parties except that: (a) the Pace Affiliate may assign its rights under the Subscription Agreement, subject to compliance with the securities laws; and (b) the Pace Affiliate is not entitled to liquidated damages if there is a delay in the registration of the securities. The Investment Private Placement was consummated on the date of the consummation of the Business Combination. The proceeds from the Investment Private Placement were used to fund a portion of the cash consideration required to effect the Business Combination.

The Class A-1 Shares issued pursuant to the Subscription Agreements has not been registered under the Securities Act, and was issued in reliance upon the exemption provided under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company has agreed, among other things, to register the resale of the Class A-1 Shares pursuant to a registration statement to be filed with the SEC within 30 days after consummation of the Business Combination and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof.

Other Registration Obligations

Under the terms of the Holder Support Agreement and the Key Holder Support Agreement, Pace agreed, within thirty (30) calendar days after consummation of the Business Combination, to file a registration statement registering the resale of Class A-1 Shares issued to such Business Combination Private Placement Sellers pursuant to the Transaction Agreement. Pace (and following the Business Combination, the Company) is required to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies the Company that it will “review” the registration statement) following the consummation of the Business Combination and (ii) the 10th business day after the date Pace (or following the Business Combination, the Company) is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. The filing of the registration statement of which this prospectus forms a part is intended to satisfy the Company’s obligations pursuant to these provisions of the Holder Support Agreement and Key Holder Support Agreement.

Accel Warrants

Accel and Pace, pursuant to that certain New Continental Warrant Agreement, dated as of November 20, 2019 among the Company and Continental Stock Transfer & Trust Company and that certain Continental Warrant Agreement, dated as of June 27, 2017, between Pace and Continental Stock Transfer & Trust Company, as warrant agent, have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the consummation of the Business Combination, Accel will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A-1 Shares issuable upon exercise of the Accel Warrants (including the Pace Public Warrants and Pace Private Placement Warrants). The filing of the registration statement of which this prospectus forms a part is intended to satisfy these obligations.

Listing

Our Class A-1 Shares are registered under the Exchange Act and listed on the New York Stock Exchange under the trading symbol “ACEL”. Our Accel Warrants, each of which is exercisable for one Class A-1 Share at an exercise price of $11.50, are registered under the Exchange Act and listed on the New York Stock Exchange under the trading symbol “ACEL-WS”.

LEGAL MATTERS

Fenwick & West LLP, New York, New York will pass upon the validity of the Class A-1 Shares and Accel Warrants covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of TPG Pace Holdings Corp. as of December 31, 2018 and 2017, and for the year ended December 31, 2018 and for the period from February 14, 2017 (inception) to December 31, 2017, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 financial statements of TPG Pace Holdings Corp. contains an explanatory paragraph that states that Pace’s limited amount of time to complete an initial business combination for which significant contingencies to completion exist raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of Accel Entertainment, Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report of KPMG LLP covering the consolidated financial statements of Accel Entertainment, Inc. and subsidiaries contains an explanatory paragraph that states that the 2018, 2017, and 2016 consolidated financial statements have been restated to correct misstatements.

The consolidated financial statements of Grand River Jackpot, LLC and Subsidiary as of and for the year ended December 31, 2018 have been audited by RSM US LLP, independent auditors, as stated in their report thereon which report expresses an unqualified opinion. Such consolidated financial statements have been included herein in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our capital stock, including the Class A-1 Shares and the Accel Warrants, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at ir.accelentertainment.com. Information on our website does not constitute part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

Page
TPG Pace Holdings Corp.—Unaudited Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2019 and December 31, 2018	F-3
Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2019 and September 30, 2018	F-4
Condensed Consolidated Statements of Changes in Shareholders’ Equity for the nine months ended September 30, 2019 and September 30, 2018	F-5
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2019 and September 30, 2018	F-6
Notes to Condensed Consolidated Financial Statements	F-7
TPG Pace Holdings Corp.—Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-17
Consolidated Balance Sheets as of December 31, 2018 and December 31, 2017	F-18
Consolidated Statements of Operations for the fiscal years ended December 31, 2018 and the period from February 14, 2017 (inception) to December 31, 2017	F-19
Consolidated Statements of Shareholders’ Equity for the fiscal years ended December 31, 2018 and the period from February 14, 2017 (inception) to December 31, 2017	F-20
Consolidated Statements of Cash Flows for the fiscal years ended December 31, 2018 and the period from February 14, 2017 (inception) to December 31, 2017	F-21
Notes to Financial Statements	F-22
Accel Entertainment, Inc.—Unaudited Financial Statements
Consolidated Statements of Income for the nine months ended September 30, 2019 and September 30, 2018	F-33
Consolidated Balance Sheets as of September 30, 2019 and December 31, 2018	F-34
Consolidated Statements of Stockholders’ Equity for the nine months ended September 30, 2019 and September 30, 2018	F-35
Consolidated Statements of Cash Flows for the nine months ended September 30, 2019 and September 30, 2018	F-36
Notes to Consolidated Financial Statements	F-38
Accel Entertainment, Inc.—Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-53
Consolidated Statements of Income for the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016	F-54
Consolidated Balance Sheets as of December 31, 2018 and December 31, 2017	F-55
Consolidated Statements of Stockholders’ Equity for the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016	F-56
Consolidated Statements of Cash Flows for the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016	F-57
Notes to Consolidated Financial Statements	F-59
Grand River Jackpot, LLC—Unaudited Financial Statements
Consolidated Balance Sheets as of June 30, 2019 and December 31, 2018	F-98
Consolidated Statements of Operations for the six months ended June 30, 2019 and June 30, 2018	F-99
Consolidated Statements of Members’ Deficit for the six months ended June 30, 2019 and June 30, 2018	F-100
Consolidated Statements of Cash Flows for the six months ended June 30, 2019 and June 30, 2018	F-101
Notes to Consolidated Financial Statements	F-102

PART I – FINANCIAL INFORMATION

TPG Pace Holdings Corp.

Condensed Consolidated Balance Sheets

(unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash	$79,575	$512,827
Prepaid expenses	21,250	35,000

Total current assets	100,825	547,827
Investments held in Trust Account	429,732,860	456,919,551

Total assets	$429,833,685	$457,467,378

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued professional fees, travel and other expenses	$5,807,399	$252,472

Total current liabilities	5,807,399	252,472
Note payable to Sponsor	3,000,000	—
Deferred underwriting compensation	15,750,000	15,750,000

Total liabilities	24,557,399	16,002,472
Commitments and contingencies
Class A ordinary shares subject to possible redemption; 40,027,628 shares at September 30, 2019 and 43,646,490 shares at December 31, 2018 at a redemption value of $10.00 per share	400,276,280	436,464,900
Shareholders’ equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,725,105 shares issued and outstanding (excluding 40,027,628 shares subject to possible redemption) at September 30, 2019, and 1,353,510 shares and outstanding (excluding 43,646,490 shares subject to possible redemption) at December 31, 2018	172	135
Class F ordinary shares, $0.0001 par value; 20,000,000 shares authorized, 11,250,000 shares issued and outstanding	1,125	1,125
Retained earnings	4,998,709	4,998,746

Total shareholders’ equity	5,000,006	5,000,006

Total liabilities and shareholders’ equity	$429,833,685	$457,467,378

The accompanying notes are an integral part of these condensed consolidated financial statements.

TPG Pace Holdings Corp.

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three	For the Three	For the Nine	For the Nine
	Months Ended	Months Ended	Months Ended	Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenue	$—	$—	$—	$—
Professional fees and other expenses	5,300,971	137,687	9,876,929	592,575

Loss from operations	(5,300,971)	(137,687)	(9,876,929)	(592,575)
Interest income	1,999,354	2,069,168	7,105,025	5,285,412

Net (loss) income attributable to ordinary shares	$(3,301,617)	$1,931,481	$(2,771,904)	$4,692,837

Net (loss) income per ordinary share:
Basic and diluted	$(0.06)	$0.03	$(0.05)	$0.08

Weighted average ordinary shares outstanding:
Basic and diluted	55,897,036	56,250,000	56,131,052	56,250,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

TPG Pace Holdings Corp.

Condensed Consolidated Statements of Changes in Shareholders’ Equity

(unaudited)

	Preferred Shares		Class A Ordinary Shares		Class F Ordinary Shares		Additional	Retained	Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Earnings	Equity
Balance at December 31, 2018	—	$—	1,353,510	$135	11,250,000	$1,125	$—	$4,998,746	$5,000,006
Redeemable equity adjustment	—	—	—	—	—	—	2,373,357	(2,373,357)	—
Change in shares subject to possible redemption	—	—	(237,338)	(23)	—	—	(2,373,357)	—	(2,373,380)
Net income attributable to ordinary shares	—	—	—	—	—	—	—	2,373,378	2,373,378

Balance at March 31, 2019	—	$—	1,116,172	$112	11,250,000	$1,125	$—	$4,998,767	$5,000,004

Redeemable equity adjustment	—	—	—	—	—	—	(1,843,652)	1,843,652	—
Change in shares subject to possible redemption	—	—	184,367	18	—	—	1,843,652	—	1,843,670
Net loss attributable to ordinary shares	—	—	—	—	—	—	—	(1,843,665)	(1,843,665)

Balance at June 30, 2019	—	$—	1,300,539	$130	11,250,000	$1,125	$—	$4,998,754	$5,000,009

Redeemable equity adjustment	—	—	—	—	—	—	(3,301,571)	3,301,571	—
Shares redeemed in excess of par	—	—	—	—	—	—	(944,046)	—	(944,046)
Change in shares subject to possible redemption	—	—	424,566	42	—	—	4,245,617	—	4,245,659
Net loss attributable to ordinary shares	—	—	—	—	—	—	—	(3,301,616)	(3,301,616)

Balance at September 30, 2019	—	$—	1,725,105	$172	11,250,000	$1,125	$—	$4,998,709	$5,000,006

	Preferred Shares		Class A Ordinary Shares		Class F Ordinary Shares		Additional	Retained	Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Earnings	Equity
Balance at December 31, 2017	—	$—	2,040,060	$204	11,250,000	$1,125	$5,375,048	$(376,372)	$5,000,005
Change in shares subject to possible redemption	—	—	(112,638)	(11)	—	—	(1,126,369)	—	(1,126,380)
Net income attributable to ordinary shares	—	—	—	—	—	—	—	1,126,385	1,126,385

Balance at March 31, 2018	—	$—	1,927,422	$193	11,250,000	$1,125	$4,248,679	$750,013	$5,000,010

Change in shares subject to possible redemption	—	—	(163,498)	(17)	—	—	(1,634,963)	—	(1,634,980)
Net income attributable to ordinary shares	—	—	—	—	—	—	—	1,634,971	1,634,971

Balance at June 30, 2018	—	$—	1,763,924	$176	11,250,000	$1,125	$2,613,716	$2,384,984	$5,000,001

Change in shares subject to possible redemption	—	—	(193,148)	(19)	—	—	(1,931,461)	—	(1,931,480)
Net income attributable to ordinary shares	—	—	—	—	—	—	—	1,931,481	1,931,481

Balance at September 30, 2018	—	$—	1,570,776	$157	11,250,000	$1,125	$682,255	$4,316,465	$5,000,002

The accompanying notes are an integral part of these condensed consolidated financial statements.

TPG Pace Holdings Corp.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30, 2019	September 30, 2018
Cash flows from operating activities:
Net (loss) income attributable to ordinary shares	$(2,771,904)	$4,692,837
Changes in operating assets and liabilities:
Prepaid expenses	13,750	61,977
Accrued professional fees, travel and other expenses	5,585,605	11,099
Interest on Investments held in Trust Account	(7,105,025)	(5,285,412)
Withdrawal of interest from Trust Account to pay operating expenses	875,000	750,000

Net cash (used in) provided by operating activities	(3,402,574)	230,501
Cash flows from investing activities:
Withdrawal from Trust Account to fund redemption of Class A ordinary shares	33,416,716	—

Net cash provided by investing activities	33,416,716	—
Cash flows from financing activities:
Payment of accrued offering costs	(30,678)	(89,747)
Proceeds of notes payable from Sponsor	3,000,000	—
Redemption of ordinary shares	(33,416,716)	—

Net cash used in financing activities	(30,447,394)	(89,747)
Net change in cash	(433,252)	140,754
Cash at beginning of period	512,827	372,073

Cash at end of period	$79,575	$512,827

The accompanying notes are an integral part of these condensed consolidated financial statements.

TPG Pace Holdings Corp.

Notes to Condensed Consolidated Financial Statements

(unaudited)

1. Organization and Business Operations

Organization and General

TPG Pace Holdings Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on February 14, 2017 (“Inception”). The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s sponsor is TPG Pace II Sponsor, LLC, a Cayman Islands limited liability company (the “Sponsor”), which is an affiliate of TPG Global, LLC.

On June 9, 2019, the Company formed two new wholly-owned subsidiaries, New Pace LLC and Pace Merger Sub LLC, both Delaware limited liability companies, in contemplation of the Proposed Business Combination, as defined below in “Proposed Business Combination”. Pace Merger Sub LLC was dissolved effective August 15, 2019 and the winding up of this entity has been completed.

All activity for the period from Inception to September 30, 2019 relates to the Company’s formation and the initial public offering of units, each consisting of one of the Company’s Class A ordinary shares and one-third of one warrant to purchase one Class A ordinary share (the “Public Offering”), the identification and evaluation of prospective acquisition targets for a Business Combination and the entry into the Transaction Agreement (as defined below) in connection with the Proposed Business Combination. The Company will not generate operating revenues prior to the completion of the Business Combination and will generate non-operating income in the form of interest income on Permitted Investments (as defined below) from the proceeds derived from the Public Offering. The Company has selected December 31st as its fiscal year end.

Going Concern

Pursuant to the provisions of the Company’s amended and restated memorandum and articles of association, it currently has until December 31, 2019 to complete an initial Business Combination. If the Company does not complete an initial Business Combination by December 31, 2019, the Company will (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem all of the Class A ordinary shares issued as part of the units in the Public Offering at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account with Continental Stock Transfer and Trust Company acting as trustee, (the “Trust Account”), including interest, net of taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish the shareholder rights of owners of Class A ordinary shares (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution, including Trust Account assets, will be less than the initial public offering price per unit in the Public Offering. In addition, if the Company fails to complete its Business Combination by December 31, 2019, there will be no redemption rights or liquidating distributions with respect to warrants to purchase the Company’s Class A ordinary shares, which will expire worthless.

At September 30, 2019, the Company had current liabilities of $5,807,399 and negative working capital of $5,706,574 largely due to amounts owed for professional fees associated with the Proposed Business Combination. As discussed below, the Company has the ability to use annually up to $750,000 of interest earned from the Trust Account to fund working capital. The Company’s ability to continue as a going concern is dependent upon its ability to consummate a Business Combination or have access to sufficient interest income from the Trust Account to fund expenses and negative working capital balances. If there is insufficient interest income available to pay such amounts in full or if a Business Combination does not occur, the Company will need to obtain additional funds to meet its liabilities. Management’s potential options for obtaining additional working capital, to the extent needed, include requesting loans from the Sponsor or affiliates of the Sponsor, or certain of the Company’s executive officers or directors. Additional funds could also be raised through a private offering of debt or equity. There can be no assurance that the Company will be able to raise such funds if they are needed. In addition, the Company’s successful completion of the Proposed Business Combination is contingent on customary closing conditions, including, but not limited to, approval by the Company’s shareholders, approval by Accel’s shareholders, expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act and approval by the Pennsylvania Gaming Control Board. The uncertainty regarding the need for and ability to obtain such funding raises substantial doubt about the Company’s ability to continue as a going concern. This mandatory liquidation and subsequent dissolution requirement raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying condensed consolidated financial statements have been prepared on a going concern basis and do not include any adjustments that might arise as a result of uncertainties about the Company’s ability to continue as a going concern.

Financing

The registration statement for the Company’s Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on June 27, 2017. The Public Offering closed on June 30, 2017 (the “Close Date”). The Sponsor purchased an aggregate of 7,333,333 warrants at a purchase price of $1.50 per warrant, or $11,000,000 in the aggregate, in a private placement on the Close Date (the “Private Placement”). The warrants are included in additional paid-in capital at the balance sheet.

The Company intends to finance a Business Combination with proceeds from its $450,000,000 Public Offering (see Note 3) and $11,000,000 Private Placement (see Note 4). The proposed financing for the Proposed Business Combination is discussed below under “Proposed Business Combination.” At the Close Date, proceeds of $450,000,000, net of underwriting discounts of $9,000,000 and funds designated for operational use of $2,000,000, were deposited in the Trust Account as described below.

The Trust Account

On January 2, 2018, funds held in the Trust Account were invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations (collectively, “Permitted Investments”). On September 12, 2019, the Company transferred a portion of the funds held in the Trust Account to a non-interest bearing U.S. based trust account at J.P. Morgan Chase Bank, N.A. On September 20, 2019, the Company withdrew $33.4 million from the Trust Account to pay holders of 3,247,267 Class A ordinary shares who opted to redeem their shares.

Funds will remain in the Trust Account except for the withdrawal of interest earned on the funds that may be released to the Company to fund working capital requirements, subject to an annual limit of $750,000, and/or to pay taxes. The proceeds from the Public Offering will not be released from the Trust Account until the earliest of (i) the completion of the Business Combination, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the amended and restated memorandum and articles of association to modify the substance and timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the Business Combination within the designated period, including extensions.

Of the remaining proceeds of $2,000,000 held outside the Trust Account, $300,000 was used to repay the loan from the Sponsor, with the remainder used to pay offering costs, business, legal and accounting due diligence on prospective acquisitions, listing fees and continuing general and administrative expenses.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a target business. As used herein, the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the Company signing a definitive agreement.

As discussed below, the Company entered into a definitive agreement for a proposed Business Combination and will provide the public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares either (i) in connection with a shareholder meeting to approve the Business Combination or (ii) by means of a tender offer. Each public shareholder may elect to redeem their shares irrespective of whether they vote for or against the Business Combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements, subject to an annual limit of $750,000, and/or to pay taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be approximately $10.00 per public share. The per-share amount the Company will distribute to investors who properly redeem their shares will not be reduced by any deferred underwriting commissions payable to underwriters. The decision as to whether the Company will seek shareholder approval of the Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval under the law or stock exchange listing requirements. If the Company seeks shareholder approval, it will complete its Business Combination only if a majority of the outstanding Class A ordinary shares voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 after payment of the deferred underwriting commission. In such an instance, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

The Company’s Sponsor and five independent directors (collectively, “Initial Shareholders”) and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to their Founder Shares (as defined in Note 4) if the Company fails to complete a Business Combination by December 31, 2019.

The underwriters have agreed to waive their rights to any deferred underwriting commission held in the Trust Account in the event the Company does not complete the Business Combination and those amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s public shares.

If the Company fails to complete the Business Combination, the redemption of the Company’s public shares will reduce the book value of the shares held by the Initial Shareholders, who will be the only remaining shareholders after such redemptions.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with a Business Combination, a public shareholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements, subject to an annual limit of $750,000, and/or to pay taxes. As a result, such ordinary shares are recorded at their redemption amount and classified as temporary equity on the balance sheet, in accordance with ASC 480, “Distinguishing Liabilities from Equity.”

Proposed Business Combination

On June 13, 2019, the Company entered into a Transaction Agreement (as it may be amended from time to time, the “Transaction Agreement”) with each of the person set forth on Schedule I thereto (collectively, the “Sellers”) and David Ruttenberg and John S. Bakalar (as successor to Gordon Rubenstein) (each in their capacity as shareholder representative, together the “Shareholder Representatives”) pursuant to which (i) the Company will acquire, directly or indirectly, all of the issued or outstanding shares of common stock and preferred stock of Accel Entertainment, Inc., an Illinois corporation (“Accel”) by the Sellers (the “Stock Purchase”); (ii) following the closing of the Stock Purchase, Accel will merge with and into New Pace LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“NewCo”), with NewCo surviving such merger (the “Merger”, and together with the other transactions contemplated by the Transaction Agreement, the “Proposed Business Combination”). Accel is a gaming service provider located in the United States and operates approximately 8,000 video game terminals in more than 1,700 locations.

Pursuant to the Transaction Agreement, at the closing of the Stock Purchase, holders of Accel’s stock will receive a mix of consideration comprised of (a) cash consideration equal to the number of Accel shares for which such holder makes an election to receive cash (a “Cash Election”) multiplied by $177 per share (the “Purchase Price”) and (b) share consideration comprised of New Parent Class A-1 Stock equal to the number of Accel shares for which such holder does not make a Cash Election multiplied by the Purchase Price divided by approximately $10.22 per share (such price per share to be determined as set forth in the Transaction Agreement), subject to pro rata adjustment in the event that holders of Accel’s stock elect more than $350,000,000 in cash in the aggregate. In addition, holders of Accel’s stock who roll more than 30% of their shares of Accel common stock into the new structure will receive a pro-rata share (based upon the number of shares rolled in excess of the 30% threshold) of (a) 2,444,444 of our New Accel Warrants (as defined below) and (b) 3,000,000 shares of our Class A-2 Common Stock (as defined below) subject to vesting conditions that will be set forth in a restricted stock agreement. The New Parent Class A-1 Stock is expected to be listed on the NYSE upon consummation of the Proposed Business Combination.

On July 22, 2019, pursuant to Section 8.13 of the Transaction Agreement, the Company, the Sellers and the Shareholder Representatives entered into Amendment No. 1 to the Transaction Agreement (the “First Amendment”), which provides for certain administrative amendments to the Transaction Agreement. On July 23, 2019, in connection with the Transaction Agreement, as amended by the First Amendment, and pursuant to a drag-along agreement, dated as of June 13, 2019 (the “Drag-Along Agreement”), by and among the Company and the persons named as Dragging Shareholders thereto (the “Dragging Shareholders”), the Dragging Shareholders issued a written notice to Accel and certain shareholders of Accel, pursuant to which they agreed to exercise their right to cause each Accel shareholder who has not entered into the Transaction Agreement to deliver a joinder to the Transaction Agreement, pursuant to which such shareholder will be bound by all of the terms and conditions of the Transaction Agreement (as modified by such joinder).

On October 3, 2019, pursuant to Section 8.13 of the Transaction Agreement, the Company, the Sellers and the Shareholder Representatives entered into Amendment No. 2 to the Transaction Agreement (the “Second Amendment” and together with the First Amendment, the “Amendments”), which provides for certain administrative amendments to various exhibits to the Transaction Agreement. On October 7, 2019, in connection with the Transaction Agreement, as amended by the First Amendment and the Second Amendment, and pursuant to the Drag-Along Agreement, the Dragging Shareholders issued a further written notice to Accel and certain shareholders of Accel, pursuant to which they agreed to exercise their right to cause each Accel shareholder who has not entered into the Transaction Agreement to deliver a joinder to the Transaction Agreement, pursuant to which such shareholder will be bound by all of the terms and conditions of the Transaction Agreement (as modified by such joinder).

For further discussion of the Proposed Business Combination, the Transaction Agreement and the Amendments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Proposed Business Combination.”

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC, and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the Company’s financial position at September 30, 2019 and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for the full year or any future periods. The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed by the Company on February 13, 2019 with the SEC (as amended by the Company’s Form 10-K/A, which was filed with the SEC on August 26, 2019).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and the accounts of the Company’s wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Cash

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents at September 30, 2019.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet due to their short-term nature.

Fair Value Measurement

ASC 820 establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I measurements) and the lowest priority to unobservable inputs (Level III measurements).

Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will typically have a higher degree of input observability and a lesser degree of judgment applied in determining fair value.

The three levels of the fair value hierarchy under ASC 820 are as follows:

Level I—Quoted prices (unadjusted) in active markets for identical investments at the measurement date are used.

Level II—Pricing inputs are other than quoted prices included within Level I that are observable for the investment, either directly or indirectly. Level II pricing inputs include quoted prices for similar investments in active markets, quoted prices for identical or similar investments in markets that are not active, inputs other than quoted prices that are observable for the investment, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level III—Pricing inputs are unobservable and include situations where there is little, if any, market activity for the investment. The inputs used in determination of fair value require significant judgment and estimation.

In some cases, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the investment is categorized in its entirety is determined based on the lowest level input that is significant to the investment. Assessing the significance of a particular input to the valuation of an investment in its entirety requires judgment and considers factors specific to the investment. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment.

Redeemable Ordinary Shares

All 45,000,000 Class A ordinary shares sold as part of the Units (as defined below) in the Public Offering contain a redemption feature as discussed above. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its Class A ordinary shares in an amount that would cause its net tangible assets, or total shareholders’ equity, to fall below $5,000,001. Effective September 20, 2019, in connection with the Company’s Extraordinary General Meeting of Shareholders to vote to amend the date on which to commence liquidating the Trust Account established in connection with the Company’s initial public offering in the event the Company has not consummated the Business Combination prior to September 30, 2019, from September 30, 2019 to December 31, 2019 (the “Extension Meeting”), holders of 3,247,267 Class A ordinary shares opted to redeem their shares. Accordingly, at September 30, 2019 and December 31, 2018, 40,027,628 and 43,646,490, respectively, of the Company’s 41,752,733 and 45,000,000 Class A ordinary shares, respectively, were classified outside of permanent equity at their redemption value.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A “Expenses of Offering”. The Company incurred offering costs of $1,299,223 in connection with the Public Offering. These costs, together with the underwriter discount and Deferred Discount (as defined below), totaling $24,750,000, were charged to additional paid-in capital upon completion of the Public Offering.

Net (Loss) Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net (loss) income per ordinary share is computed by dividing net (loss) income by the weighted average number of ordinary shares outstanding during the period as calculated using the treasury stock method. At September 30, 2019, the Company had outstanding warrants to purchase up to 22,333,333 Class A ordinary shares. The weighted average of these shares was excluded from the calculation of diluted net (loss) income per ordinary share since the exercise of the warrants is contingent upon the occurrence of future events. At September 30, 2019, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company under the treasury stock method. As a result, diluted net (loss) income per ordinary share is the same as basic net (loss) income per ordinary share for the period.

Income Taxes

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of the enactment date. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at September 30, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with federal income tax regulations, income taxes are not levied on the Company, but rather on the individual owners.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. Public Offering

In its Public Offering, the Company sold 45,000,000 units at a price of $10.00 per unit. Each unit consists of one Class A ordinary share of the Company at $0.0001 par value and one-third of one warrant (a “Unit”). Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share (a “Warrant”). Only whole Warrants may be exercised and no fractional Warrants will be issued upon separation of the Units and only whole Warrants may be traded. The Warrants will become exercisable 30 days after the completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. Alternatively, if the Company does not complete a Business Combination by December 31, 2019, the Warrants will expire at the end of such period. If the Company is unable to deliver registered Class A ordinary shares to the holder upon exercise of Warrants issued in connection with the 45,000,000 Units during the exercise period, the Warrants will expire worthless, except to the extent that they may be exercised on a cashless basis in the circumstances described in the agreement governing the Warrants.

Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole, but not in part, at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, and only in the event that the last sale price of the Company’s public shares equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Warrant holders. Additionally, 90 days after the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole, but not in part, for Class A ordinary shares at a price based on the redemption date and “fair market value” of the Company’s Class A ordinary shares upon a minimum of 30 days’ prior written notice of redemption, and only in the event that the last sale price of the Company’s Class A ordinary shares equals or exceeds $10.00 per share on the trade date prior to the date on which the Company sends the notice of redemption to the Warrant holders. The “fair market value” of the Company’s Class A ordinary shares shall mean the average reported last sale price of the Company’s Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the Warrant holders. The Company has agreed to use its best efforts to file a registration statement for the Class A ordinary shares issuable upon exercise of the Warrants under the Securities Act as soon as practicable, but in no event later than 15 business days following the completion of a Business Combination.

The Company paid an underwriting discount of 2.00% of the gross proceeds of the Public Offering, or $9,000,000, to the underwriters at the Close Date, with an additional fee (the “Deferred Discount”) of 3.50% of the gross proceeds of the Public Offering, or $15,750,000, payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes a Business Combination. The underwriters are not entitled to receive any of the interest earned on Trust Account funds that would be used to pay the Deferred Discount. The Deferred Discount has been recorded as a deferred liability on the balance sheet at September 30, 2019 as management has deemed the consummation of a Business Combination to be probable.

4. Related Party Transactions

Founder Shares

On February 22, 2017, the Sponsor purchased an aggregate of 11,500,000 Company’s Class F ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.002 per share. Prior to the Sponsor’s initial investment in the Company of $25,000, the Company had no assets. The purchase price of the Founder Shares was determined by dividing the amount of cash contributed to the Company by the number of Founder Shares issued by the Company.

On June 19, 2017, the Sponsor transferred 40,000 Founder Shares to each of the Company’s five independent directors at their original purchase price. On August 14, 2017, the Sponsor forfeited 250,000 Founder Shares on the expiration of the underwriters’ over-allotment option. At September 30, 2019, the Initial Shareholders held, collectively, 11,250,000 Founder Shares.

The Founder Shares are identical to the Class A ordinary shares included in the Units sold in the Public Offering except that:

•	only holders of the Founder Shares have the right to vote on the election of directors prior to the Business Combination

•	the Founder Shares are subject to certain transfer restrictions, as described in more detail below;

•

the Initial Shareholders and the Company’s officers and directors entered into a letter agreement with the Company, pursuant to which they have agreed (i) to waive their redemption rights with respect to their Founder Shares and public shares in connection with the completion of the Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the Business Combination within 24 months from the Close Date. If the Company submits the Business Combination to the public shareholders for a vote, the Initial Shareholders have agreed, pursuant to such letter agreement, to vote their Founder Shares and any public shares purchased during or after the Public Offering in favor of the Business Combination; and

•

the Founder Shares are automatically convertible into Class A ordinary shares at the time of the Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights.

Additionally, the Initial Shareholders have agreed not to transfer, assign or sell any of their respective Founder Shares until the earlier of (i) one year after the completion of the Business Combination or (ii) subsequent to the Business Combination, if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination and (iii) the date following the completion of the Business Combination on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property (the “Lock Up Period”).

Private Placement Warrants

On the Close Date, the Sponsor purchased from the Company an aggregate of 7,333,333 private placement warrants at a price of $1.50 per warrant, or approximately $11,000,000, in a private placement that occurred in the Private Placement (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share, subject to adjustment. A portion of the purchase price of the Private Placement Warrants was placed in the Trust Account. The Private Placement Warrants will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Warrants. The Sponsor, or its permitted transferees, will have the option to exercise the Private Placement Warrants on a cashless basis. The Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the Business Combination.

If the Company does not complete the Business Combination by December 31, 2019, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Company’s public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Registration Rights

Holders of the Founder Shares and Private Placement Warrants are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the Public Offering. The holders of these securities are entitled to make up to three demands that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to other registration statements filed by the Company subsequent to its completion of the Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that that Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Indemnity

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company discussed entering into a transaction agreement, reduces the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to fund the Company’s working capital requirements, subject to an annual limit of $750,000, and/or to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company and, therefore, the Sponsor may not be able to satisfy those obligations. The Company has not asked the Sponsor to reserve for such eventuality as the Company believes the likelihood of the Sponsor having to indemnify the Trust Account is limited because the Company will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Related Party Note Payable

On September 25, 2019, the Company issued an unsecured promissory note to the Sponsor that provides for the Sponsor to advance the Company up to $7,000,000 (the “Note”). The Note is non-interest bearing with all unpaid principal due and payable on the first to occur of (i) September 25, 2020, or (ii) the date on which the Company consummates a business combination. Funds in the Trust Account are not available to be used to repay any amounts outstanding under the Note if the Company has not completed a Business Combination. On September 25, 2019, the Company borrowed 3,000,000 under the Note. The outstanding balance on the Note at September 30, 2019 was $3,000,000.

Between Inception and the Close Date, the Company’s Sponsor loaned the Company $300,000 in unsecured promissory notes. The funds were used to pay up front expenses associated with the Public Offering. These notes were non-interest bearing and were repaid in full to the Sponsor at the Close Date.

Administrative Services Agreement

On June 30, 2017, the Company entered into an agreement to pay $20,000 a month for office space, administrative and support services to an affiliate of the Sponsor and will terminate the agreement upon the earlier of a Business Combination or the liquidation of the Company. For the each of the three months ended September 30, 2019 and 2018, the Company incurred expenses of $60,000 under this agreement. For each of the nine months ended September 30, 2019 and 2018, the Company incurred expenses of $180,000 under this agreement.

5. Investments Held in Trust Account

Gross proceeds of $450,000,000 and $11,000,000 from the Public Offering and the sale of the Private Placement Warrants, respectively, less underwriting discounts of $9,000,000; and funds of $2,000,000 designated to pay the Company’s accrued formation and offering costs, ongoing administrative and acquisition search costs, plus repay notes payable of $300,000 to the Sponsor at the Close Date were placed in the Trust Account at the Close Date.

On January 2, 2018, all funds held in the Trust Account were invested in Permitted Investments, which are considered Level 1 investments under ASC 820. On September 12, 2019, the Company transferred a portion of the funds held in the Trust Account to a non-interest bearing U.S. based trust account at J.P. Morgan Chase Bank, N.A. For the three months ended September 30, 2019 and 2018, the Permitted Investments generated interest income of $1,999,354 and $2,069,168, respectively, all of which was reinvested in Permitted Investments. For the nine months ended September 30, 2019 and 2018, the Permitted Investments generated interest income of $7,105,025 and $5,285,412, respectively, all of which was reinvested in Permitted Investments.

On August 30, 2019, the Company made a withdrawal of $125,000 from the Trust Account to pay operating expenses. On June 28, 2019, the Company made a withdrawal of $750,000 from the Trust Account to pay operating expenses. On August 9, 2018, the Company made a withdrawal of $750,000 from the Trust Account to pay operating expenses.

At September 30, 2019, the balance of funds held in the Trust Account was $429,732,860.

6. Deferred Underwriting Compensation

The Company is committed to pay the Deferred Discount of 3.50% of the gross proceeds of the Public Offering, or $15,750,000, to the underwriters upon the Company’s completion of a Business Combination. The underwriters are not entitled to receive any of the interest earned on Trust Account funds that would be used to pay the Deferred Discount, and no Deferred Discount is payable to the underwriters if a Business Combination is not completed by December 31, 2019.

7. Shareholders’ Equity

Class A Ordinary Shares

The Company is currently authorized to issue 200,000,000 Class A ordinary shares. Depending on the terms of a potential Business Combination, the Company may be required to increase the number of authorized Class A ordinary shares at the same time as its shareholders vote on the Business Combination to the extent the Company seeks shareholder approval in connection with its Business Combination. Holders of Class A ordinary shares are entitled to one vote for each share with the exception that only holders of Class F ordinary shares have the right to vote on the election of directors prior to the completion of a Business Combination, subject to adjustment as provided in the Company’s amended and restated memorandum and articles of association. At September 30, 2019 and December 31, 2018, 40,027,628 and 43,646,490, respectively, of the Company’s 41,752,733 and 45,000,000 Class A ordinary shares, respectively, were classified outside of permanent equity at their redemption value.

Class F Ordinary Shares

The Company is currently authorized to issue 20,000,000 Class F ordinary shares. At September 30, 2019, there were 11,250,000 Class F ordinary shares (Founder Shares) issued and outstanding.

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares. The Company’s board of directors is authorized to fix the voting rights, if any; designations; powers; preferences; relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors is able to, without stockholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At September 30, 2019, there were no preferred shares issued or outstanding.

Dividend Policy

The Company has not paid and does not intend to pay any cash dividends on its ordinary shares prior to the completion of the Business Combination. Additionally, the Company’s board of directors does not contemplate or anticipate declaring any stock dividends in the foreseeable future.

8. Subsequent Events

On October 3, 2019, the Company entered into the Second Amendment to the Transaction Agreement. The Second Amendment provides for certain administrative amendments to various exhibits to the Transaction Agreement.

For further discussion of the Amendments to the Transaction Agreement, see Proposed Business Combination in Note 1 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Proposed Business Combination.”

Management has performed an evaluation of subsequent events through November 1, 2019, the date the condensed consolidated financial statements were issued, noting no other items which require adjustment or disclosure.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors

TPG Pace Holdings Corp.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of TPG Pace Holdings Corp. (the Company) as of December 31, 2018 and 2017, the related statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2018 and for the period from February 14, 2017 (inception) to December 31, 2017, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended December 31, 2018 and for the period from February 14, 2017 (inception) to December 31, 2017, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s limited amount of time to complete an initial business combination for which significant contingencies to completion exist raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2017.

Fort Worth, Texas

February 13, 2019

TPG Pace Holdings Corp.

Balance Sheets

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash	$512,827	$372,073
Prepaid expenses	35,000	134,722

Total current assets	547,827	506,795
Investments held in Trust Account	456,919,551	450,000,000

Total assets	$457,467,378	$450,506,795

Liabilities and shareholders’ equity
Current liabilities:
Accrued professional fees, travel and other expenses	$252,472	$157,390

Total current liabilities	252,472	157,390
Deferred underwriting compensation	15,750,000	15,750,000

Total liabilities	16,002,472	15,907,390
Commitments and contingencies
Class A ordinary shares subject to possible redemption; 43,646,490 and 42,959,940 shares at December 31, 2018 and 2017, respectively, at a redemption value of $10.00 per share	436,464,900	429,599,400
Shareholders’ equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,353,510 shares issued and outstanding (excluding 43,646,490 shares subject to possible redemption) at December 31, 2018, and 2,040,060 shares issued and outstanding (excluding 42,959,940 shares subject to possible redemption) at December 31, 2017	135	204
Class F ordinary shares, $0.0001 par value; 20,000,000 shares authorized, 11,250,000 shares issued and outstanding	1,125	1,125
Additional paid-in capital	—	5,375,048
Retained earnings (accumulated deficit)	4,998,746	(376,372)

Total shareholders’ equity	5,000,006	5,000,005
Total liabilities and shareholders’ equity	$457,467,378	$450,506,795

The accompanying notes are an integral part of these financial statements.

TPG Pace Holdings Corp.

Statements of Operations

	For the Year Ended December 31, 2018	For the Period from February 14, 2017 (Inception) to December 31, 2017
Revenue	$—	$—
Professional fees, formation costs and other expenses	804,050	376,372

Loss from operations	(804,050)	(376,372)

Interest income	7,669,551	—

Net income (loss) attributable to ordinary shares	$6,865,501	$(376,372)

Net income (loss) per ordinary share:
Basic and diluted	$0.12	$(0.01)

Weighted average ordinary shares outstanding:
Basic and diluted	56,250,000	37,038,941

The accompanying notes are an integral part of these financial statements.

TPG Pace Holdings Corp.

Statements of Shareholders’ Equity

	Preferred Shares		Class A Ordinary Shares		Class F Ordinary Shares		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Shareholder’s Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at February 14, 2017 (Inception)	—	$—	—	$—	—	$—	$—	$—	$—
Sale of Class F ordinary shares to Sponsor on February 22, 2017 at $0.002 per share	—	—	—	—	11,500,000	1,150	23,850	—	25,000
Proceeds from initial public offering of Units on June 30, 2017 at $10.00 per Unit	—	—	45,000,000	4,500	—	—	449,995,500	—	450,000,000
Sale of 7,333,333 Private Placement Warrants to Sponsor on June 30, 2017 at $1.50 per Private Placement Warrant	—	—	—	—	—	—	11,000,000	—	11,000,000
Underwriters discounts	—	—	—	—	—	—	(9,000,000)	—	(9,000,000)
Deferred offering costs charged to additional paid-in capital	—	—	—	—	—	—	(1,299,223)	—	(1,299,223)
Deferred underwriting compensation	—	—	—	—	—	—	(15,750,000)	—	(15,750,000)
Class F ordinary shares forfeited by Sponsor on August 14, 2017	—	—	—	—	(250,000)	(25)	25	—	—
Class A ordinary shares subject to possible redemption; 42,959,940 shares at a redemption value of $10.00 per share	—	—	(42,959,940)	(4,296)	—	—	(429,595,104)	—	(429,599,400)
Net loss attributable to ordinary shares	—	—	—	—	—	—	—	(376,372)	(376,372)

Balance at December 31, 2017	—	$—	2,040,060	$204	11,250,000	$1,125	$5,375,048	$(376,372)	$5,000,005

Change in shares subject to possible redemption	—	—	(686,550)	(69)	—	—	(6,865,431)	—	(6,865,500)
Redeemable equity adjustment	—	—	—	—	—	—	1,490,383	(1,490,383)	—
Net income attributable to ordinary shares	—	—	—	—	—	—	—	6,865,501	6,865,501

Balance at December 31, 2018	—	$—	1,353,510	$135	11,250,000	$1,125	$—	$4,998,746	$5,000,006

The accompanying notes are an integral part of these financial statements.

TPG Pace Holdings Corp.

Statements of Cash Flows

	For the Year Ended December 31, 2018	For the Period from February 14, 2017 (Inception) to December 31, 2017
Cash flows from operating activities:
Net income (loss) attributable to ordinary shares	$6,865,501	$(376,372)
Changes in operating assets and liabilities:
Prepaid expenses	99,722	(134,722)
Accrued professional fees, travel and other expenses	95,082	36,589
Accrued formation costs		—
Interest on investments held in Trust Account	(7,669,551)
Withdrawal of interest from Trust Account to pay operating expenses	750,000	—

Net cash provided by (used in) operating activities	140,754	(474,505)
Cash flows from investing activities:
Proceeds deposited into Trust Account	—	(450,000,000)

Net cash used in investing activities	—	(450,000,000)
Cash flows from financing activities:
Proceeds from sale of Class F ordinary shares to Sponsor	—	25,000
Proceeds from sale of Units in initial public offering	—	450,000,000
Proceeds from sale of Private Placement Warrants to Sponsor	—	11,000,000
Proceeds of notes payable from Sponsor	—	300,000
Payment of underwriters discounts	—	(9,000,000)
Payment of accrued offering costs	—	(1,178,422)
Repayment of notes payable from Sponsor	—	(300,000)

Net cash provided by financing activities	—	450,846,578
Net change in cash	140,754	372,073
Cash at beginning of period	372,073	—

Cash at end of period	$512,827	$372,073

Supplemental disclosure of non-cash financing activities:
Deferred underwriting compensation	$—	$15,750,000
Accrued offering costs	$—	$120,801

The accompanying notes are an integral part of these financial statements.

TPG Pace Holdings Corp.

Notes to Financial Statements

1. Organization and Business Operations

Organization and General

TPG Pace Holdings Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on February 14, 2017 (“Inception”). The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s sponsor is TPG Pace II Sponsor, LLC, a Cayman Islands limited liability company (the “Sponsor”), which is an affiliate of TPG Global, LLC.

All activity for the period from Inception to December 31, 2018 relates to the Company’s formation and the initial public offering of units, each consisting of one of the Company’s Class A ordinary shares (“Public Shares”) and one-third of one warrant to purchase one Class A ordinary share (the “Public Offering”), and the identification and evaluation of prospective acquisition targets for a Business Combination. The Company will not generate operating revenues prior to the completion of the Business Combination and will generate non-operating income in the form of interest income on Permitted Investments (as defined below) from the proceeds derived from the Public Offering. The Company has selected December 31st as its fiscal year end.

Going Concern

If the Company does not complete an initial Business Combination within 24 months from June 30, 2017 (the “Close Date”), or 27 months from the Close Date if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months of the Close Date, the Company will (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem all of the Class A ordinary shares issued as part of the units in the Public Offering at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account with Continental Stock Transfer and Trust Company acting as trustee (the “Trust Account”), including interest, net of taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish the shareholder rights of owners of Class A ordinary shares (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution, including Trust Account assets, will be less than the initial public offering price per unit in the Public Offering. In addition, if the Company fails to complete its Business Combination within 24 months of the Close Date, or 27 months from the Close Date if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months of the Close Date, there will be no redemption rights or liquidating distributions with respect to warrants to purchase the Company’s Class A ordinary shares, which will expire worthless. This mandatory liquidation and subsequent dissolution requirement raises substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared on a going concern basis and do not include any adjustments that might arise as a result of uncertainties about the Company’s ability to continue as a going concern.

Financing

The registration statement for the Company’s Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on June 27, 2017. The Public Offering closed on the Close Date. The Sponsor purchased an aggregate of 7,333,333 warrants at a purchase price of $1.50 per warrant, or $11,000,000 in the aggregate, in a private placement on the Close Date (the “Private Placement”). The warrants are included in additional paid-in capital at the balance sheet.

The Company intends to finance a Business Combination with proceeds from its $450,000,000 Public Offering (see Note 3) and $11,000,000 Private Placement (see Note 4). At the Close Date, proceeds of $450,000,000, net of underwriting discounts of $9,000,000 and funds designated for operational use of $2,000,000, were deposited in the Trust Account as described below.

The Trust Account

Prior to January 2018, funds held in the Trust Account were not invested and were held in a non-interest bearing account. On January 2, 2018, funds held in the Trust Account were invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations (collectively, “Permitted Investments”).

Funds will remain in the Trust Account except for the withdrawal of interest earned on the funds that may be released to the Company to fund working capital requirements, subject to an annual limit of $750,000, and/or to pay taxes. The proceeds from the Public Offering will not be released from the Trust Account until the earliest of (i) the completion of the Business Combination, (ii) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the amended and restated memorandum and articles of association to modify the substance and timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete the Business Combination within 24 months from the Close Date, or 27 months from the Close Date if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months of the Close Date and (iii) the redemption of all of the Company’s Public Shares if it is unable to complete the Business Combination within 24 months from the Close Date, or 27 months from the Close Date if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months of the Close Date, subject to applicable law.

Of the remaining proceeds of $2,000,000 held outside the Trust Account, $300,000 was used to repay the loan from the Sponsor, with the remainder available to pay offering costs, business, legal and accounting due diligence on prospective acquisitions, listing fees and continuing general and administrative expenses.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a target business. As used herein, the target business must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the Company signing a definitive agreement.

After signing a definitive agreement for a Business Combination, the Company will provide the public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares either (i) in connection with a shareholder meeting to approve the Business Combination or (ii) by means of a tender offer. Each public shareholder may elect to redeem their shares irrespective of whether they vote for or against the

Business Combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements, subject to an annual limit of $750,000, and/or to pay taxes, divided by the number of then outstanding Public Shares, subject to the limitations described herein. The per-share amount the Company will distribute to investors who properly redeem their shares will not be reduced by any deferred underwriting commissions payable to underwriters. The decision as to whether the Company will seek shareholder approval of the Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval under the law or stock exchange listing requirements. If the Company seeks shareholder approval, it will complete its Business Combination only if a majority of the outstanding Class A ordinary shares voted are voted in favor of the Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, after payment of the deferred underwriting commission. In such an instance, the Company would not proceed with the redemption of its Public Shares and the related Business Combination, and instead may search for an alternate Business Combination.

The Company has 24 months from the Close Date, or 27 months from the Close Date if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months of the Close Date, to complete its Business Combination. If the Company does not complete a Business Combination within this period, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds in the Trust Account and not previously released to the Company to fund its working capital requirements, subject to an annual limit of $750,000, and/or to pay its taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Company’s Sponsor and five independent directors (collectively, “Initial Shareholders”) and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to their Founder Shares (as defined in Note 4) if the Company fails to complete the Business Combination within 24 months from the Close Date, or 27 months from the Close Date if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months of the Close Date. However, if the Initial Shareholders acquire Public Shares after the Close Date, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete the Business Combination within the allotted 24-month time period, or 27 months from the Close Date if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months of the Close Date.

The underwriters have agreed to waive their rights to any deferred underwriting commission held in the Trust Account in the event the Company does not complete the Business Combination and those amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares.

If the Company fails to complete the Business Combination, the redemption of the Company’s Public Shares will reduce the book value of the shares held by the Initial Shareholders, who will be the only remaining shareholders after such redemptions.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with a Business Combination, a public shareholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements, subject to an annual limit of $750,000, and/or to pay taxes. As a result, such ordinary shares are recorded at their redemption amount and classified as temporary equity on the balance sheet, in accordance with ASC 480, “Distinguishing Liabilities from Equity.”

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC, and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the Company’s financial position at December 31, 2018 and 2017, and the results of operations and cash flows for the periods presented.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Cash

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents at December 31, 2018.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet owing to their short-term nature.

Fair Value Measurement

ASC 820 establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I measurements) and the lowest priority to unobservable inputs (Level III measurements).

Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will typically have a higher degree of input observability and a lesser degree of judgment applied in determining fair value.

The three levels of the fair value hierarchy under ASC 820 are as follows:

Level I—Quoted prices (unadjusted) in active markets for identical investments at the measurement date are used.

Level II—Pricing inputs are other than quoted prices included within Level I that are observable for the investment, either directly or indirectly. Level II pricing inputs include quoted prices for similar investments in active markets, quoted prices for identical or similar investments in markets that are not active, inputs other than quoted prices that are observable for the investment, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level III—Pricing inputs are unobservable and include situations where there is little, if any, market activity for the investment. The inputs used in determination of fair value require significant judgment and estimation.

In some cases, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the investment is categorized in its entirety is determined based on the lowest level input that is significant to the investment. Assessing the significance of a particular input to the valuation of an investment in its entirety requires judgment and considers factors specific to the investment. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment.

Redeemable Ordinary Shares

All 45,000,000 Class A ordinary shares sold as part of the Units in the Public Offering contain a redemption feature as discussed above. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its Class A ordinary shares in an amount that would cause its net tangible assets, or total shareholders’ equity, to fall below $5,000,001. Accordingly, at December 31, 2018 and 2017, 43,646,490 and 42,959,940, respectively, of the Company’s 45,000,000 Class A ordinary shares were classified outside of permanent equity at their redemption value.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A “Expenses of Offering”. The Company incurred offering costs of $1,299,223 in connection with the Public Offering. These costs, together with the underwriter discount and Deferred Discount (as defined below), totaling $24,750,000, were charged to additional paid-in capital upon completion of the Public Offering.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net income per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period as calculated using the treasury stock method. At December 31, 2018 and 2017, the Company had outstanding warrants to purchase up to 22,333,333 Class A ordinary shares. The weighted average of these shares was excluded from the calculation of diluted net income per ordinary share since the exercise of the warrants is contingent upon the occurrence of future events. At December 31, 2018 and 2017, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company under the treasury stock method. As a result, diluted net income and diluted net loss per ordinary share is the same as basic net income and basic net loss per ordinary share for the years ended December 31, 2018 and 2017, respectively.

Income Taxes

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of the enactment date. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2018 or December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with federal income tax regulations, income taxes are not levied on the Company, as there is no income that is susceptible to federal income tax.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. Public Offering

In its Public Offering, the Company sold 45,000,000 units at a price of $10.00 per unit. Each unit consists of one Class A ordinary share of the Company at $0.0001 par value and one-third of one warrant (a “Unit”). Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share (a “Warrant”). Only whole Warrants may be exercised and no fractional Warrants will be issued upon separation of the Units and only whole Warrants may be traded. The Warrants will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the Close Date, and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. Alternatively, if the Company does not complete a Business Combination within 24 months after the Close Date, or 27 months from the Close Date if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months of the Close Date, the Warrants will expire at the end of such period. If the Company is unable to deliver registered Class A ordinary shares to the holder upon exercise of Warrants issued in connection with the 45,000,000 Units during the exercise period, the Warrants will expire worthless, except to the extent that they may be exercised on a cashless basis in the circumstances described in the agreement governing the Warrants.

Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole, but not in part, at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, and only in the event that the last sale price of the Company’s Public Shares equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Warrant holders. Additionally, 90 days after the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole, but not in part, for Class A ordinary shares at a price based on the redemption date and “fair market value” of the Company’s Class A ordinary shares upon a minimum of 30 days’ prior written notice of redemption, and only in the event that the last sale price of the Company’s Class A ordinary shares equals or exceeds $10.00 per share on the trade date prior to the date on which the Company sends the notice of redemption to the Warrant holders. The “fair market value” of the Company’s Class A ordinary shares shall mean the average reported last sale price of the Company’s Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the Warrant holders. The Company has agreed to use its best efforts to file a registration statement for the Class A ordinary shares issuable upon exercise of the Warrants under the Securities Act as soon as practicable, but in no event later than 15 business days following the completion of a Business Combination.

The Company paid an underwriting discount of 2.00% of the gross proceeds of the Public Offering, or $9,000,000, to the underwriters at the Close Date, with an additional fee (the “Deferred Discount”) of 3.50% of the gross proceeds of the Public Offering, or $15,750,000, payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes a Business Combination. The underwriters are not entitled to receive any of the interest earned on Trust Account funds that would be used to pay the Deferred Discount. The Deferred Discount has been recorded as a deferred liability on the balance sheet at December 31, 2018 and December 31, 2017 as management has deemed the consummation of a Business Combination to be probable.

4. Related Party Transactions

Founder Shares

On February 22, 2017, the Sponsor purchased an aggregate of 11,500,000 Company’s Class F ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.002 per share. Prior to the Sponsor’s initial investment in the Company of $25,000, the Company had no assets. The purchase price of the Founder Shares was determined by dividing the amount of cash contributed to the Company by the number of Founder Shares issued by the Company.

On June 19, 2017, the Sponsor transferred 40,000 Founder Shares to each of the Company’s five independent directors at their original purchase price. On August 14, 2017, the Sponsor forfeited 250,000 Founder Shares on the expiration of the underwriters’ over-allotment option. At December 31, 2018 and December 31, 2017, the Sponsor and the Company’s five independent directors (the “Initial Shareholders”) held, collectively, 11,250,000 Founder Shares.

The Founder Shares are identical to the Class A ordinary shares included in the Units sold in the Public Offering except that:

•	only holders of the Founder Shares have the right to vote on the election of directors prior to the Business Combination

•	the Founder Shares are subject to certain transfer restrictions, as described in more detail below;

•

the Initial Shareholders and the Company’s officers and directors entered into a letter agreement with the Company, pursuant to which they have agreed (i) to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of the Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the Business Combination within 24 months from the Close Date. If the Company submits the Business Combination to the public shareholders for a vote, the Initial Shareholders have agreed, pursuant to such letter agreement, to vote their Founder Shares and any Public Shares purchased during or after the Public Offering in favor of the Business Combination; and

•

the Founder Shares are automatically convertible into Class A ordinary shares at the time of the Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights.

Additionally, the Initial Shareholders agreed not to transfer, assign or sell any of their respective Founder Shares until the earlier of (i) one year after the completion of the Business Combination or (ii) subsequent to the Business Combination, if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination and (iii) the date following the completion of the Business Combination on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property (the “Lock Up Period”).

Private Placement Warrants

On the Close Date, the Sponsor purchased from the Company an aggregate of 7,333,333 private placement warrants at a price of $1.50 per warrant, or approximately $11,000,000, in a private placement that occurred in conjunction with the completion of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share, subject to adjustment. A portion of the purchase price of the Private Placement Warrants was placed in the Trust Account. The Private Placement Warrants will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Warrants. The Sponsor, or its permitted transferees, will have the option to exercise the Private Placement Warrants on a cashless basis. The Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the Business Combination.

If the Company does not complete the Business Combination within 24 months from the Close Date, or 27 months from the Close Date if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months of the Close Date, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Company’s Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Registration Rights

Holders of the Founder Shares and Private Placement Warrants are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the Public Offering. The holders of these securities are entitled to make up to three demands that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to other registration statements filed by the Company subsequent to its completion of the Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that that Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Indemnity

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company discussed entering into a transaction agreement, reduces the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to fund the Company’s working capital requirements, subject to an annual limit of $750,000, and/or to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company and, therefore, the Sponsor may not be able to satisfy those obligations. The Company has not asked the Sponsor to reserve for such eventuality as the Company believes the likelihood of the Sponsor having to indemnify the Trust Account is limited because the Company will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Related Party Note Payable

Between Inception and the Close Date, the Company’s Sponsor loaned the Company $300,000 in unsecured promissory notes. The funds were used to pay up front expenses associated with the Public Offering. These notes were non-interest bearing and were repaid in full to the Sponsor at the Close Date.

Administrative Services Agreement

On June 30, 2017, the Company entered into an agreement to pay $20,000 a month for office space, administrative and support services to an affiliate of the Sponsor, and will terminate the agreement upon the earlier of a Business Combination or the liquidation of the Company. For the year ended December 31, 2018 and the period from Inception to December 31, 2017, the Company incurred expenses of $240,000 and $120,000, respectively, under this agreement.

Private Aircraft Travel

The Company reimburses affiliates for reasonable travel related expenses incurred while conducting business on behalf of the Company, including the use of private aircraft. During the period from Inception to December 31, 2017, travel related reimbursements for private aircraft use were $49,285. Private aircraft services are provided by independent third parties, coordinated by an affiliate of the Company and billed to the Company at cost.

5. Investments Held in Trust Account

Gross proceeds of $450,000,000 and $11,000,000 from the Public Offering and the sale of the Private Placement Warrants, respectively, less underwriting discounts of $9,000,000; and funds of $2,000,000 designated to pay the Company’s accrued formation and offering costs, ongoing administrative and acquisition search costs, plus repay notes payable of $300,000 to the Sponsor at the Close Date were placed in the Trust Account at the Close Date.

On January 2, 2018, all funds held in the Trust Account were invested in Permitted Investments, which are considered Level 1 investments under ASC 820. For the year ended December 31, 2018, the Permitted Investments generated interest income of $7,669,551, all of which was reinvested in Permitted Investments.

On August 9, 2018, the Company made a withdrawal of $750,000 from the Trust Account to pay operating expenses.

At December 31, 2018, the balance of funds held in the Trust Account was $456,919,551.

6. Deferred Underwriting Compensation

The Company is committed to pay the Deferred Discount of 3.50% of the gross proceeds of the Public Offering, or $15,750,000, to the underwriters upon the Company’s completion of a Business Combination. The underwriters are not entitled to receive any of the interest earned on Trust Account funds that would be used to pay the Deferred Discount, and no Deferred Discount is payable to the underwriters if a Business Combination is not completed within 24 months after the Close Date, or 27 months from the Close Date if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months of the Close Date.

7. Shareholders’ Equity

Class A Ordinary Shares

The Company is currently authorized to issue 200,000,000 Class A ordinary shares. Depending on the terms of a potential Business Combination, the Company may be required to increase the number of authorized Class A ordinary shares at the same time as its shareholders vote on the Business Combination to the extent the Company seeks shareholder approval in connection with its Business Combination. Holders of Class A ordinary shares are entitled to one vote for each share with the exception that only holders of Class F ordinary shares have the right to vote on the election of directors prior to the completion of a Business Combination, subject to adjustment as provided in the Company’s amended and restated memorandum and articles of association. At December 31, 2018 and December 31, 2017, there were 45,000,000 Class A ordinary shares issued and outstanding, of which 43,646,490 and 42,959,940 shares, respectively, were subject to possible redemption and are classified outside of shareholders’ equity at the balance sheet.

Class F Ordinary Shares

The Company is currently authorized to issue 20,000,000 Class F ordinary shares. At December 31, 2018 and December 31, 2017, there were 11,250,000 Class F ordinary shares (Founder Shares) issued and outstanding.

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares. The Company’s board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors is able to, without stockholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At December 31, 2018 and December 31, 2017, there were no preferred shares issued or outstanding.

Dividend Policy

The Company has not paid and does not intend to pay any cash dividends on its ordinary shares prior to the completion of the Business Combination. Additionally, the Company’s board of directors does not contemplate or anticipate declaring any stock dividends in the foreseeable future.

8. Quarterly Financial Information (Unaudited)

Following are the Company’s unaudited quarterly statements of operations for the period from Inception to March 31, 2017 and the quarters ended June 30, 2017 through December 31, 2018. The Company has prepared the quarterly data on a consistent basis with the audited financial statements included elsewhere in this Annual Report on Form 10-K and, in the opinion of management, the financial information reflects all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for these periods. This information should be read in conjunction with the audited financial statements and related notes included elsewhere in this Annual Report on Form 10-K. These quarterly operating results are not necessarily indicative of the Company’s operating results for any future period.

	For the Period Three Months Ended March 31, 2018	For the Three Months Ended June 30, 2018	For the Three Months Ended September 30, 2018	For the Three Months Ended December 31, 2018
Operating expenses:
Professional fees, formation costs and other expenses	$288,600	$166,288	$137,687	$211,475

Loss from operations	(288,600)	(166,288)	(137,687)	(211,475)

Interest income	1,414,985	1,801,259	2,069,168	2,384,139

Net income attributable to ordinary shares	$1,126,385	$1,634,971	$1,931,481	$2,172,664

Net income per ordinary share:
Basic and diluted	$0.02	$0.03	$0.03	$0.04

Weighted average ordinary shares outstanding:
Basic and diluted	56,250,000	56,250,000	56,250,000	56,250,000

	For the Period from February 14, 2017 (Inception) to March 31, 2017	For the Three Months Ended June 30, 2017	For the Three Months Ended September 30, 2017	For the Three Months Ended December 31, 2017
Operating expenses:
Professional fees, formation costs and other expenses	$79,538	$45,000	$94,400	$157,434

Net loss attributable to ordinary shares	$(79,538)	$(45,000)	$(94,400)	$(157,434)

Net loss per ordinary share:
Basic and diluted	$(0.01)	$—	$—	$—

Weighted average ordinary shares outstanding:
Basic and diluted	9,500,000	11,994,505	56,369,565	56,250,000

9. Subsequent Events

Management has performed an evaluation of subsequent events through February 13, 2019, the date the financial statements were issued, noting no items which require adjustment or disclosure.

Accel Entertainment, Inc. and Subsidiaries

Consolidated Statements of Income (Unaudited)

Nine Months Ended September 30, 2019 and 2018

	Nine months Ended September 30,
	2019	2018
Revenues:
Net video gaming	$293,239,939	$233,644,259
Amusement	4,087,728	2,998,164
ATM fees and other revenue	5,658,240	4,435,644

Total net revenues	302,985,907	241,078,067

Operating expenses:
Video gaming expenses	193,410,165	152,792,495
General and administrative	51,160,437	42,068,510
Depreciation and amortization of property and equipment	18,664,848	15,192,723
Amortization of route and customer acquisition costs and location contracts acquired	13,211,498	10,544,357
Other expenses	7,546,366	1,941,241

Total operating expenses	283,993,314	222,539,326

Operating income	18,992,593	18,538,741

Interest expense	9,517,593	6,432,030

Income before income tax expense	9,475,000	12,106,711

Income tax expense	2,750,496	3,153,710

Net income	$6,724,504	$8,953,001

Net income per share attributable to Class A and B Common Stock and Class C and D Preferred Stock:
Basic	$1.98	$2.66
Diluted	1.86	2.47

Weighted average number of shares outstanding:
Basic	3,403,412	3,362,198
Diluted	3,607,794	3,619,703

The accompanying notes are an integral part of these consolidated financial statements

Accel Entertainment, Inc. and Subsidiaries

Consolidated Balance Sheets

September 30, 2019 and December 31, 2018

	September 30, 2019 (Unaudited)	December 31, 2018
Assets
Current assets:
Cash	$111,221,637	$92,229,393
Prepaid expenses	3,339,581	2,538,119
Income taxes receivable	6,618,850	2,102,322
Investment in convertible note	5,000,000	—
Other current assets	6,981,930	5,140,878

Total current assets	133,161,998	102,010,712

Property and equipment, net	114,494,974	92,442,348

Other assets:
Route and customer acquisition costs, net	14,220,913	13,993,806
Location contracts acquired, net	172,410,483	126,038,312
Goodwill	34,701,570	—
Other assets	754,830	689,037

	222,087,796	140,721,155

Total assets	$469,744,768	$335,174,215

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$56,000,000	$50,000,000
Current maturities of term loan	14,062,500	12,500,000
Current maturities of capital leases	—	531,228
Current portion of route and customer acquisition costs payable	1,694,700	1,821,201
Accounts payable	9,829,134	4,492,105
Accrued location gaming expense	3,898,816	1,131,798
Accrued state gaming expense	5,940,405	4,929,053
Other accrued expenses	10,968,723	7,921,316
Current portion of consideration payable	7,503,881	2,555,883

Total current liabilities	109,898,159	85,882,584

Long-term liabilities:
Term loan, less current maturities, net	90,794,005	101,895,286
Contract draw loan	170,000,000	67,000,000
Route and customer acquisition costs payable, less current portion	4,723,923	5,363,593
Consideration payable, less current portion	12,369,923	9,020,178
Deferred income tax liability	11,645,578	8,895,082

Total long-term liabilities	289,533,429	192,174,139

Stockholders’ equity:
Class D Preferred Stock; no par value; 1,500,000 shares authorized; 944,925 shares issued and outstanding at September 30, 2019 and December 31, 2018 (aggregate liquidation preference of $32,458,174)	39,590,222	39,590,222
Class C Preferred Stock; no par value; 2,400,000 shares authorized; 1,515,029 shares issued and outstanding at September 30, 2019; 1,342,904 shares issued and 1,340,204 shares outstanding at December 31, 2018	21,031,618	18,146,433
Class B Common Stock; no par value; 1,200,000 shares authorized; 662,228 shares issued and 639,228 shares outstanding at September 30, 2019; 662,228 shares issued and 639,228 shares outstanding at December 31, 2018	1,007,216	1,007,216
Class A Common Stock; no par value; 1,700,000 shares authorized; 452,868 shares issued and 418,803 shares outstanding at September 30, 2019; 452,868 shares issued and 402,245 outstanding at December 31, 2018	15,481,469	15,481,469
Additional paid-in capital	9,200,838	5,926,219
Treasury stock, at cost	(5,520,639)	(5,832,019)
Accumulated deficit	(10,477,544)	(17,202,048)

	70,313,180	57,117,492

Total liabilities and equity	$469,744,768	$335,174,215

The accompanying notes are an integral part of these consolidated financial statements

Accel Entertainment, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity (Unaudited)

Nine Months Ended September 30, 2019 and 2018

	Class D Preferred Stock		Class C Preferred Stock		Class B Common Stock		Class A Common Stock		Additional Paid-In	Treasury	Note Receivable,	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stockholder	Deficit	Equity
Balance, December 31, 2017	944,925	$39,590,222	1,342,904	$18,146,433	662,228	$1,007,216	451,013	$15,437,146	$1,626,159	$—	$(3,267,600)	$(28,004,712)	$44,534,864
Repurchase of common and preferred stock	—	—	—	—	—	—	—	—	—	(2,204,933)	—	—	(2,204,933)
Exercise of common stock options	—	—	—	—	—	—	—	—	—	480,413	—	—	480,413
Receipt of stock previously issued pursuant to acquisition into treasury	—	—	—	—	—	—	—	—	—	(399,279)	—	—	(399,279)
Reclassification of contingent stock consideration	—	—	—	—	—	—	—	—	4,673,774	—	—	—	4,673,774
Settlement of note receivable issued	—	—	—	—	—	—	—	—	—	(3,267,600)	3,267,600	—	—
Employee stock option compensation	—	—	—	—	—	—	—	—	413,858	—	—	—	413,858
Net income	—	—	—	—	—	—	—	—	—	—	—	8,953,001	8,953,001

Balance, September 30, 2018	944,925	$39,590,222	1,342,904	$18,146,433	662,228	$1,007,216	451,013	$15,437,146	$6,713,791	$(5,391,399	$—	$(19,051,711)	$56,451,698

	Class D Preferred Stock		Class C Preferred Stock		Class B Common Stock		Class A Common Stock		Additional Paid-In	Treasury	Note Receivable,	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stockholder	Deficit	Equity
Balance, December 31, 2018	944,925	$39,590,222	1,342,904	$18,146,433	662,228	$1,007,216	452,868	$15,481,469	$5,926,219	$(5,832,019)	$—	$(17,202,048)	$57,117,492
Exercise of common stock options	—	—	—	—	—	—	—	—	—	84,680	—	—	84,680
Exercise of warrants	—	—	172,125	2,885,185	—	—	—	—	—	226,700	—	—	3,111,885
Employee stock option compensation	—	—	—	—	—	—	—	—	383,265	—	—	—	383,265
Contributed capital, professional service fees paid by shareholder	—	—	—	—	—	—	—	—	2,891,354	—	—	—	2,891,354
Net income	—	—	—	—	—	—	—	—	—	—	—	6,724,504	6,724,504

Balance, September 30, 2019	944,925	$39,590,222	1,515,029	$21,031,618	662,228	$1,007,216	452,868	$15,481,469	$9,200,838	$(5,520,639)	$—	$(10,477,544)	$70,313,180

The accompanying notes are an integral part of these consolidated financial statements

Accel Entertainment, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

Nine Months Ended September 30, 2019 and 2018

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Cash flows from operating activities:
Net income	$6,724,504	$8,953,001
Non-cash items included in net income:
Depreciation and amortization of property and equipment	18,664,848	15,192,723
Amortization of route and customer acquisition costs and location contracts acquired	13,211,498	10,544,357
Amortization of debt issuance costs	436,219	316,461
Contributed capital, professional service fees paid by shareholder	2,891,354	—
Stock option compensation	383,265	413,858
Loss (gain) on disposal of property and equipment	110,600	(140,269)
Loss on write-off of route and customer acquisition costs and route and customer acquisition costs payable	186,588	331,712
Remeasurement of contingent consideration	(85,718)	(148,459)
Accretion of interest on route and customer acquisition costs payable, contingent consideration, and contingent stock consideration	1,278,890	1,092,883
Deferred Income Taxes	2,750,496	1,619,692
Changes in operating assets and liabilities, net of acquisition of businesses:
Prepaid expenses and other current assets	(2,642,514)	(241,508)
Income taxes receivable	(4,516,528)	49,654
Route and customer acquisition costs	(2,444,200)	(1,626,068)
Route and customer acquisition costs payable	(1,031,416)	(267,998)
Accounts payable	3,520,259	(57,925)
Accrued expenses	6,279,317	(392,607)
Other assets	(65,793)	53,191

Net cash provided by operating activities	45,651,669	35,692,698

Cash flows from investing activities:
Purchases of property and equipment	(19,877,924)	(19,773,890)
Proceeds from the sale of property and equipment	24,080	1,085,964
Payments for location contracts acquired	(508,744)	(761,396)
Purchase of investment in convertible note	(5,000,000)	—
Business and asset acquisitions, net of cash acquired	(100,896,327)	(8,751,643)

Net cash used in investing activities	(126,258,915)	(28,200,965)

Cash flows from financing activities:
Payments on capital lease obligation	(531,228)	(3,033,726)
Net proceeds from line of credit	6,000,000	10,000,000
Proceeds from exercise of common stock options and preferred stock warrants	3,196,565	480,413
Payments for repurchase of common and preferred shares	—	(2,204,933)
Payments on consideration payable	(2,090,847)	(689,085)
Payments for debt issuance costs	(600,000)	(533,333)
Proceeds from term loan	—	46,250,000
Payments on term loan	(9,375,000)	(5,375,000)
Proceeds from contract draw line	112,250,000	19,000,000
Payments on contract draw line	(9,250,000)	(59,000,000)

Net cash provided by financing activities	99,599,490	4,894,336

Net increase in cash	18,992,244	12,386,069

Cash
Beginning of period	92,229,393	75,311,109

End of period	$111,221,637	$87,697,178

The accompanying notes are an integral part of these consolidated financial statements

Accel Entertainment, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited) (continued)

Nine Months Ended September 30, 2019 and 2018

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Supplemental disclosures of cash flow information:
Cash payments for:
Interest, net of amount of capitalized	$8,146,002	$6,602,079

Income taxes paid	$1,759,000	$1,590,000

Supplemental schedules of noncash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued liabilities	$4,916,639	$1,655,093

Reclassification of contingent stock consideration from liabilities to equity	$—	$4,274,495

Acquisition of businesses and assets:
Total identifiable net assets acquired	$119,137,663	$14,819,702
Less cash acquired	(8,860,673)	(1,125,975)
Less consideration payable	(9,380,663)	(4,942,084)

Cash purchase price	$100,896,327	$8,751,643

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

References in these footnotes to “Accel,” the “Company,” “we,” “our” or “us” refer to Accel Entertainment, Inc. and its subsidiaries, except where stated or the context otherwise indicates.

Note 1. Description of Business

Accel Entertainment, Inc. is a C corporation. The Company’s wholly owned subsidiary, Accel Entertainment Gaming LLC, is a terminal operator licensed by the State of Illinois Gaming Board. Accel received its license to operate in the State of Illinois on March 15, 2012. The terminal operator license allows the Company to install and operate video gaming terminals in licensed video gaming locations throughout the State of Illinois as approved by individual municipalities. The Company also operates redemption terminals which also function as automated teller machines (“ATMs”) at its licensed video gaming locations and amusement equipment at certain locations. The Company is subject to various federal, state and local laws and regulations in addition to gaming regulations. The terminal operator license, which is not transferable or assignable, requires compliance with applicable regulations and the license is renewable annually unless sooner cancelled or terminated. In May 2019, the Company received a conditional gaming license to operate in the Commonwealth of Pennsylvania. As of September 30, 2019, the Company has no terminals operating in the Commonwealth of Pennsylvania.

The Company operates 10,346 and 7,649 video gaming terminals across 2,290 and 1,686 locations in the State of Illinois as of September 30, 2019 and December 31, 2018, respectively.

The Company has a single reportable segment as a result of the operations and management of the organization during the periods presented.

Note 2. Summary of Significant Accounting Policies

Basis of presentation and preparation: The consolidated financial statements include the accounts of the Company and of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. These interim consolidated statements have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), which permit reduced disclosure for interim periods. The consolidated balance sheet as of December 31, 2018 was derived from audited financial statements for the year then ended, but does not include all necessary disclosures required by accounting principles generally accepted in the United States of America (“U.S. GAAP”) with respect to annual financial statements. In the opinion of management, the unaudited consolidated financial statements include all recurring adjustments and normal accruals necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the dates and periods presented. These financial statements and accompanying notes should be read in conjunction with the Company’s audited annual consolidated financial statements for the year ended December 31, 2018 and notes thereto.

Concentration of credit risk: The Company’s operations are centralized primarily in the State of Illinois. Should there be favorable or unfavorable changes to the Illinois Gaming Act there may be an impact on the Company’s results of operations. Certain municipalities have high concentrations which could impact the Company if these municipalities changes their laws.

Fair value of financial instruments: The Company’s financial instruments consist principally of cash, investment in convertible note, accounts payable, short-term note payable, and bank indebtedness.

The Fair Value Measurements and Disclosures Topic of the Accounting Standards Codification (“ASC”) defines fair value, establishes a framework for measuring fair value and expands disclosure requirements around fair value measurements. This topic applies to all financial instruments that are being measured and reported on a fair value basis.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the various methods including market, income and cost approaches are used. Based on these approaches, certain assumptions are utilized that the market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. Valuation techniques are utilized that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, it is required to provide information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1: Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Level 1 also includes U.S. Treasury and federal agency securities and federal agency mortgage-backed securities, which are traded by dealers or brokers in active markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2: Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third-party pricing services for identical or similar assets or liabilities.

Level 3: Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

The carrying amount of cash, accounts payable and short-term borrowings approximates fair value because of the short-term maturity of these instruments. The Company has classified the convertible note investment as available-for-sale and records the investment at fair value as of each balance sheet date. Any changes in fair value of the convertible note investment are recorded in accumulated other comprehensive income or loss classified in Stockholders’ Equity on the Consolidated Balance Sheet. The carrying amount of the investment in convertible note approximates the fair value, in all material respects, as of September 30, 2019 due to the relatively limited passage of time from the original purchase date, the short term maturity of the note and the illiquid nature of an investment in a private entity. We estimate the fair value of our debt using level two and level three inputs by discounting the future cash flows using current interest rates at which we could obtain similar borrowings in consideration of the estimated enterprise value of the Company.

Contingent consideration, which is recorded within consideration payable on the accompanying consolidated balance sheets, is measured at fair value on a recurring basis based on Level 3 inputs. The fair value recorded at September 30, 2019 and December 31, 2018 was determined using a discounted cash flow analysis. Refer to consideration payable below for disclosure of unobservable Level 3 inputs used. A hypothetical 1% increase in the applicable discount rate would decrease other expenses approximately $282,000 while a hypothetical 1% decrease in the applicable discount rate would increase other expenses approximately $282,000.

Cash: Cash includes bank deposit accounts and uncollected cash in the Company’s video gaming terminals, ATMs, and redemption terminals.

The Company’s policy is to limit the amount of credit exposure to any one financial institution. The Company maintains its cash in accounts which may at times exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits. The Company has not experienced any losses in such accounts.

Property and equipment: Property and equipment are stated at cost or fair value at the date of acquisition. Maintenance and repairs are charged to expense as incurred. Major additions, replacements and improvements are capitalized. Spare parts are capitalized when acquired and are expensed when used to repair equipment. Depreciation has been computed using the straight-line method over the estimated useful lives of the individual assets. Leasehold improvements are amortized over the shorter of the useful life or the lease.

Development costs directly associated with the acquisition, development and construction of a project are capitalized as a cost of the project during the periods in which activities necessary to prepare the property for its intended use are in progress. Interest costs associated with major construction projects are capitalized as part of the cost of the constructed assets. When no debt is incurred specifically for a project, interest is capitalized on amounts expended for the project using the weighted-average cost of borrowing. Capitalization of interest ceases when the project (or discernible portions of the project) is substantially complete. If substantially all of the construction activities of a project are suspended, capitalization of interest will cease until such activities are resumed. Capitalized interest was $2,814 and $78,692 during the nine months ended September 30, 2019, and 2018, respectively.

Estimated useful lives are as follows:

Years
Video game terminals and equipment	5 - 8
Buildings and improvements	7 - 39
Amusement and other equipment	3 - 7
Office equipment and furniture	7
Computer equipment and software	3 - 5
Leasehold improvements	3 - 9
Vehicles	2 - 5

Route and customer acquisition costs: The Company’s route and customer acquisition costs consist of fees paid at the inception of contracts entered into with third parties and licensed video gaming establishments throughout the State of Illinois which allow the Company to install and operate video gaming terminals. The route and customer acquisition costs and route and customer acquisition costs payable are recorded at the net present value of the future payments using a discount rate equal to the Company’s incremental borrowing rate associated with its long-term debt. Route and customer acquisition costs are amortized on a straight-line basis beginning on the date the location goes live and amortized over the estimated life of the contract. The Company records the accretion of interest on route and customer acquisitions costs payable in the consolidated statements of income as a component of interest expense. For locations that close prior to the end of the contractual term, the Company writes-off the net book value of the route and customer acquisition cost and route and customer acquisition cost payable and records a gain or loss in the consolidated statements of income as other expenses. The Company’s route and customer acquisition cost also consist of prepaid commission costs to our internal sales force of employees. The commissions paid to internal sales employees are subsequently expensed once the respective licensed video gaming location goes live and the commission is earned by the employee.

Business acquisitions: We account for acquisitions using the acquisition method and record the cost of the businesses acquired among tangible and recognized intangible assets and liabilities based upon their estimated fair values as of the acquisition date. Recognized intangibles primarily include the value of location contracts and goodwill. We estimate the fair value of the business acquired using a combination of the cost and income approaches, depending on the specific assets or liabilities acquired. Our valuation approaches for consideration payable and location contracts are discussed below. We estimate the value of property and equipment and other current assets and liabilities acquired based on their cost, which approximates fair value at acquisition.

Goodwill: Goodwill represents the difference between the purchase price and the fair value of the identifiable tangible and intangible net assets acquired when accounted for using the purchase method of accounting. Goodwill is not amortized, but reviewed for impairment. Goodwill is reviewed annually, as of October 1, and whenever events or changes in circumstances indicate that the carrying value of the goodwill may not be recoverable. We compare the fair value of the reporting unit to its carrying value. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of our reporting unit, we would record an impairment loss equal to the difference.

Location contracts acquired: Location contracts acquired are accounted for as intangible assets and consist of expected cash flows to be generated from location contracts acquired through business combinations. Location contracts acquired are amortized on a straight-line basis over the expected useful life of 10 years.

Consideration payable: Consideration payable consists of amounts payable related to certain assets acquisitions, business acquisitions as well as contingent consideration for future location performance related to certain business acquisitions. Consideration payable, exclusive of contingent consideration, is discounted using the Company’s incremental borrowing rate associated with its long-term debt. The contingent consideration is measured at fair value on a recurring basis. We use a discounted cash flow analysis to determine the value of contingent consideration upon acquisition and update this estimate on a recurring basis. The significant assumptions in our cash flow analysis include the probability adjusted projected revenues after state taxes, operating expenses, a discount rate as applicable to each acquisition, and the estimated number of locations that “go live” with the Company during the contingent consideration period. The changes in the fair value of contingent consideration are recognized within the Company’s consolidated statements of income as other expenses.

Impairment of long-lived assets: Long-lived assets, which includes property and equipment, net and other assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset or asset group may not be recoverable. Impairment of the assets is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount of which the carrying amount of the asset exceeds the fair value of the asset. There was no recorded impairment of long-lived assets in 2019 or 2018.

Revenue recognition: Video gaming terminal revenue is the net cash from gaming activities, which is the difference between gaming wins and losses. Video gaming terminal revenue includes the amounts earned by the licensed video gaming locations and is recognized at the time of gaming play. Additionally, taxes and administrative expenses due to the State of Illinois are recorded as video gaming terminal revenue and video gaming expenses. Amusement revenue represents amounts collected from machines operated at various locations and is recognized at the time the amusement machine is used. ATM fees and other revenue represents fees charged for the withdrawal of funds from the Company’s redemption terminals and stand-alone ATM and is recognized at the time of the transaction.

Stock-based compensation: The Company grants common stock options to certain employees and officers. Stock option compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite service period.

Income taxes: The Company is organized as a C corporation and is taxable at the federal and state level. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the book basis of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of the deferred tax asset, will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in the tax laws and rates as of the date of enactment.

The Company follows ASC Topic 740, Income Taxes, for accounting for uncertainty in income taxes. The consolidated financial statements reflect expected future tax consequences of uncertain tax positions presuming the taxing authorities’ full knowledge of the position and all relevant facts. The Company files tax returns in all appropriate jurisdictions, which includes a federal tax return and an Illinois return. Open tax years for the federal and state returns are 2016 to 2018, which statutes expire in 2020 to 2022, respectively. When and if applicable, potential interest and penalty costs are accrued as incurred with expenses recognized in general and administrative expenses in the consolidated statements of income. As of September 30, 2019 and December 31, 2018, the Company has not recorded a liability for unrecognized tax benefits.

Earnings per share: The Company determines earnings per share in accordance with the authoritative guidance in ASC Topic 260, Earnings Per Share. The Company computes basic earnings per share by dividing net income by the weighted average number of common shares outstanding for the applicable period. Diluted earnings per share are computed in the same manner as basic earnings per share, except that the number of shares is increased to assume exercise of potentially dilutive stock options using the treasury stock method, unless the effect of such increase would be anti-dilutive. Under the treasury stock method, the amount the employee must pay for exercising stock options and the amount of compensation cost for future service that the Company has not yet recognized are assumed to be used to repurchase shares.

Use of estimates in the preparation of consolidated financial statements: The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates used by us include, among other things, the useful lives for depreciable and amortizable assets, income tax provisions, the evaluation of the future realization of deferred tax assets, projected cash flows in assessing the initial valuation of intangible assets in conjunction with business acquisitions, the initial selection of useful lives for depreciable and amortizable assets in conjunction with business acquisitions, contingencies, and the expected term of share-based compensation awards, stock price volatility and estimated stock prices when computing share-based compensation expense. Actual results may differ from those estimates.

Recent accounting pronouncements: The FASB has issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“Topic 606”). The amendments in this update supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance. The core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14, which defers the effective date of ASU 2014-09 one year, making it effective for annual reporting periods beginning after December 15, 2018. The provisions are effective for the Company on January 1, 2019 at which time the Company will adopt Topic 606 using the modified retrospective approach. The provisions will not be presented in the interim periods for the year ended December 31, 2019, as permitted for companies with Emerging Growth Company status, but will be presented for the year ended December 31, 2019 and for the interim periods beginning the year thereafter.

While the Company is continuing to assess all potential impacts of the standard, the Company’s focus areas include the gross or net presentation of video gaming revenues, evaluating the amortization period associated with costs of obtaining contracts, capitalization of internal commissions, and expanded revenue recognition disclosures.

The Company’s project plan for the implementation of the new standard includes a review of all revenue streams to identify potential differences in the performance obligations, timing, measurement or presentation that would result from applying the new standard. The Company is in the process of implementing appropriate changes to its business processes, systems and controls to support revenue recognition and disclosures under Topic 606.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), that requires that lessees present right-of-use assets and lease liabilities on the balance sheet. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. ASU No. 2016-02 becomes effective for the Company on January 1, 2021, unless the Company disqualifies as an emerging growth company, in which case earlier adoption may be required. The Company’s implementation efforts are focused on accounting policy and disclosure updates and system enhancements required to meet the new standard. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures and has not determined the expected impact.

Note 3. Route and Customer Acquisition Costs

The Company enters into contracts with third parties and licensed video gaming locations throughout the State of Illinois which allow the Company to install and operate video gaming terminals. When video gaming operations commence, payments are due monthly. Gross payments due based on the number of live locations as of September 30, 2019 and December 31, 2018, respectively, are approximately $7,341,000 and $8,230,000. Payments are due over varying terms of the individual agreements and are discounted at the Company’s incremental borrowing rate associated with its long-term debt at the time the contract is acquired. The net present value of payments due are $6,419,000 and $7,185,000 as of September 30, 2019 and December 31, 2018, respectively, of which approximately $1,695,000 and $1,821,000 is included in current liabilities in the accompanying consolidated balance sheets as of September 30, 2019 and December 31, 2018, respectively. The route and customer acquisition cost asset is comprised of payments made on the contracts of $19,669,351 and $18,793,039 as of September 30, 2019 and December 31, 2018, respectively. The Company has upfront payments of commissions paid to the third parties for the acquisition of the customer contracts that are subject to a claw back provision if the customer cancels the contract prior to completion. The payments subject to a claw back are $2,310,095 and $2,587,857 as of September 30, 2019 and December 31, 2018, respectively.

Route and customer acquisition costs consist of the following at September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018
Cost	$28,535,173	$27,726,239
Accumulated amortization	(14,314,260)	(13,732,433)

Route and customer acquisition costs, net	$14,220,913	$13,993,806

The asset is amortized over the contractual term of the contract. Amortization of route and customer acquisition costs amounted to $2,030,505 and $2,426,888 for nine months ended September 30, 2019 and 2018, respectively.

Note 4. Location Contracts Acquired

Location contracts assets acquired in business combinations are recorded at acquisition at fair value based on an income approach consist of the following at September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018
Cost	$204,893,836	$147,340,672
Accumulated amortization	(32,483,353)	(21,302,360)

Location contracts acquired, net	$172,410,483	$126,038,312

Amortization of location contracts acquired, included within operating expenses, was $11,180,993 and $8,117,469 for the nine months ended September 30, 2019 and 2018, respectively.

Note 5. Property and Equipment

Property and equipment consists of the following at September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018
Video game terminals and equipment	$157,640,693	$126,043,160
Amusement and other equipment	15,370,983	12,538,704
Office equipment and furniture	1,893,357	1,827,355
Computer equipment and software	8,046,273	5,092,195
Leasehold improvements	905,846	43,960
Vehicles	8,342,785	7,174,290
Buildings and improvements	9,926,654	9,364,540
Land	910,797	882,797
Construction in progress	1,496,159	1,339,320

Total property and equipment	204,533,547	164,306,321
Less accumulated depreciation and amortization	(90,038,573)	(71,863,973)

Property and equipment, net	$114,494,974	$92,442,348

Depreciation and amortization of property and equipment amounted to $18,664,848 and $15,192,723 for the nine months ended September 30, 2019 and 2018, respectively.

Note 6. Debt

As of January 1, 2018, the Company was party to a Second Amended and Restated Loan and Security Agreement (“Second Amendment”) with most of the same syndicated group of banks in its prior loan agreements which provided for a total loan facility of $210,000,000 and includes term loan availability, contract draw availability, and line of credit availability. On April 10, 2018, the Company entered into a Third Amended and Restated Loan and Security Agreement (“Third Amendment”) with most of the same syndicated group of banks, and increased the loan facility from $210,000,000 to $300,000,000. The Third Amendment extended the agreement maturity date from November 2021 to April 2023. On August 22, 2019, the Company entered into the First Amendment to the Third Amended and Restated Loan and Security Agreement (“Fourth Amendment”) with most of the same syndicated group of banks, and increased the loan facility from $300,000,000 to $380,000,000. This amendment also included changes to borrowing base restrictions, as well as covenant definitions and calculations.

Under the Third Amendment, interest on all credit facilities is payable monthly on unpaid balances at the variable per annum LIBOR rate (2.03% at September 30, 2019) plus an applicable margin, as defined, ranging from 1.70% to 2.50% depending on the ratio of the Company’s Secured Debt to EBITDA, as defined. As of September 30, 2019, the average interest rate was approximately 4.56%. An unused line fee of 0.25% is payable monthly on the difference between the total availability and the average daily balance of the line of credit and the contract draw loan outstanding. There were no changes to interest payments in the Fourth Amendment.

The Third Amendment increased the term loan availability from $90,000,000 to $125,000,000 and requires quarterly principal payments of $3,125,000 through March 31, 2020, $3,906,250 through March 31, 2022, $4,687,500 through March 31, 2023, and the remaining balance due upon maturity in April 2023. The term loan balance at September 30, 2019 and December 31, 2018 was $106,250,000 and $115,625,000, respectively. There were no changes to the term loan in the Fourth Amendment.

The Third Amendment increased the contract draw availability from $65,000,000 to $90,000,000 and changed from a borrowing draw loan to a revolving facility whereby the Company can borrow and repay throughout the term of the agreement with no required loan repayments until maturity in April 2023. The Fourth Amendment increased the contract draw availability from $90,000,000 to $170,000,000. As of September 30, 2019 and December 31, 2018, the contract draw loan balance was $170,000,000 and $67,000,000, respectively. As of September 30, 2019 and December 31, 2018, availability on the contract draw loan was $0 and $23,000,000, respectively.

The Third Amendment increased the maximum line of credit borrowings from $55,000,000 to $85,000,000 subject to a borrowing base which is defined as the sum of 90% of the Company’s vault cash outstanding, as defined; less payables owed to establishment owners, the State of Illinois and the Illinois Gaming Board. Payments can be made on demand at the Company’s election, and are only required if the balance exceeds the lesser of the total line of credit commitment of $85,000,000 or the revolving loan availability. As of September 30, 2019 and December 31, 2018, the line of credit balance was $56,000,000 and $50,000,000, respectively. There were no changes to the line of credit in the Fourth Amendment

Additionally, the Company has the ability to utilize letters of credit. The Company had no outstanding letters of credit as of September 30, 2019 and December 31, 2018.

The credit facilities are collateralized by substantially all assets of the Company and includes defined financial covenants related to leverage, fixed charge and minimum EBITDA.

Unamortized debt issuance costs related to the facilities were $1,393,495 and $1,229,714 as of September 30, 2019 and December 31, 2018, respectively.

Note 7. Business and Asset Acquisitions

2019 Business Acquisitions

Grand River Jackpot

On August 26, 2019, the Company entered into an agreement to acquire all issued and outstanding membership interests in Grand River Jackpot, LLC and subsidiaries (“Grand River”), a terminal operator licensed by the State of Illinois Gaming Board. On September 16, 2019, the Company completed its acquisition of Grand River. Grand River has 2,009 VGTs in over 450 licensed establishments. The Company completed this transaction in order to expand its presence within the State of Illinois.

The acquisition aggregate purchase consideration transferred totaled $114,473,243, which included: i) a cash payment made at closing of $100,000,000; ii) a subsequent cash payment of $7,337,000 for a working capital adjustment and; iii) contingent purchase consideration with an estimated fair value of $7,136,243. The contingent consideration represents two installment payments that are to be paid, up to a maximum amount, as follows: i) $2,500,000 within 30 days following the one-year anniversary of the acquisition closing date and; ii) $7,000,000 within 30 days following the three-year anniversary of the acquisition closing date. These payments are subject to adjustment based on certain performance measures included within the purchase agreement. The estimated fair value was determined based on the Company’s expected probability of future payment, discounted using Grand River’s weighted average cost of capital. The cash payment made at closing and subsequent working capital adjustment payment were both funded with the Company’s existing credit facilities.

The acquisition was accounted for as a business combination using the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. The purchase price has been preliminarily allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based upon their estimated fair values. The areas of the purchase price that are not yet finalized are primarily related to the valuation of location contracts, property and equipment, contingent consideration, and a final adjustment to working capital. The excess of the purchase price over the tangible and intangible assets acquired and liabilities assumed has been recorded as goodwill. The Grand River acquisition resulted in recorded goodwill as a result of a higher consideration multiple paid relative to prior similar acquisitions driven by maturity and quality of the operations and industry, including workforce and corresponding synergies, and is amortizable for income tax purposes. Management plans to integrate the Grand River acquisition into its existing business structure, which is comprised of a single reporting unit.

The following table summarizes the fair value of consideration transferred and the preliminary estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash paid at closing	$107,337,000
Contingent consideration	7,136,243

Total consideration	$114,473,243

Cash	$8,860,673
Location contracts acquired	54,000,000
Property and equipment:
Video game terminals and equipment	18,000,000
Land	28,000
Buildings	548,000
Vehicles	600,000
Goodwill	34,701,570

Total assets acquired	116,738,243
Accounts payable assumed	(534,000)
Accrued expenses assumed	(1,731,000)

Net assets acquired	$114,473,243

The Company incurred $209,160 in acquisition related costs that are included in other operating expenses within the consolidated statement of operations for the interim period ended September 30, 2019.

The results of operations for Grand River are included in the consolidated financial statements of the Company from the date of acquisition. During the interim period ended September 30, 2019, Grand River’s revenue and net income subsequent to the acquisition date were not material as the acquisition occurred with 14 days remaining in the period.

2019 Asset Acquisition

On September 23, 2019, pursuant to the terms of an asset purchase agreement, the Company purchased from Illinois Gaming Systems, LLC (“IGS”) terminal use agreements and equipment representing the operations of 139 video game terminals in 29 licensed establishments. The Company has accounted for this transaction as an asset acquisition. The purchase consideration consisted of: i) cash payment of $2,420,000 paid at closing and; ii) note payable of $2,244,000 issued at closing. The asset acquisition costs were allocated to the following assets: i) video game terminals and equipment totaling $1,700,000 and; ii) route and customer acquisition costs totaling $2,964,420. The note payable bears interest of 5% and is due in full on March 23, 2020.

2018 Business Acquisitions

The following acquisitions were accounted for as business combinations and results of operations subsequent to the date of acquisition are included in the consolidated statements of income. Location contracts acquired for these acquisitions are amortized over an expected useful life of 10 years. The Company consummated the Skyhigh Gaming and G3 Gaming acquisitions primarily for the purpose of acquiring additional routes from competitors operating in the State of Illinois. The Company consummated the Quad B, Mike’s Amusements and Family Amusement acquisitions primarily to acquire non-gaming amusement equipment and amusement agreements from competitors operating in the State of Illinois.

Quad B

On September 1, 2018, the Company acquired certain assets of B.B.B.B. Inc. (“Quad B”), an Illinois amusement operator. The Company acquired 61 locations that are or are expected to become operational.

Skyhigh Gaming

On August 1, 2018, the Company acquired certain assets of Skyhigh Gaming, LLC (“Skyhigh”), an Illinois licensed terminal operator. The Company initially acquired 23 locations that are or are expected to become operational.

G3 Gaming

On October 16, 2018, the Company acquired certain assets of G3 Gaming, LLC (“G3”), an Illinois licensed terminal operator. The Company initially acquired 87 locations that are or are expected to become operational.

Mike’s Amusements

On October 16, 2018, the Company acquired certain assets of Mike’s Amusements, Inc. (“Mike’s Amusements”), an Illinois amusement operator. The Company initially acquired 73 locations that are or are expected to become operational.

Family Amusement

On October 31, 2018, the Company entered into an agreement to acquire certain assets of Family Amusement, Inc. (“Family Amusement”), an Illinois amusement operator. The Company initially acquired 139 locations that are or are expected to become operational.

The consolidated statements of income include $24,172,074 of revenue and $1,146,727 of net income attributable to operations of the 2018 business combinations for the nine months ended September 30, 2019, respectively, and $1,592,256 of revenue and $58,529 of net income attributable to operations for the nine months ended September 30, 2018, respectively.

Pro Forma Results

The following unaudited pro forma consolidated financial information reflects the results of operations of the Company for the nine month periods ended September 30, 2019 and 2018 as if the acquisitions of Grand River, Quad B, Skyhigh, G3, Mike’s Amusements, and Family Amusement, had occurred as of the beginning of the fiscal year prior to the fiscal year of acquisition, after giving effect to certain purchase accounting adjustments. These amounts are based on available financial information of the acquirees prior to the acquisition dates and are not necessarily indicative of what Company’s operating results would have been had the acquisitions actually taken place at the beginning of the fiscal year prior to the fiscal year of acquisition. This unaudited pro forma information does not project revenues and income before income tax expense post acquisition.

	Nine Months ended	Nine Months ended
	9/30/2019	9/30/2018
Revenues	$345,067,225	$261,505,385
Net income	9,857,503	9,594,788

Consideration Payable

The Company has a contingent consideration payable related to certain locations, as defined, in the respective acquisition agreement which are placed into operation during a specified period after the acquisition date. The fair value of contingent consideration is included in the consideration payable on the consolidated balance sheets as of September 30, 2019 and December 31, 2018. The contingent consideration accrued is measured at fair value on a recurring basis.

Current and long-term portions of consideration payable consist of the following at September 30, 2019 and December 31, 2018:

	September 30, 2019		December 31, 2018
	Current	Long-Term	Current	Long-Term
TAV	$85,378	$1,242,824	$193,835	$1,231,917
Abraham	76,509	—	206,706	—
Fair Share Gaming	434,970	—	1,027,311	—
Family Amusement	463,497	3,047,696	357,095	3,010,736
Skyhigh	1,245,765	3,164,665	550,310	3,971,314
G3	651,837	—	220,626	806,211
Grand River	2,221,505	4,914,738	—	—
IGS	2,324,420	—	—	—

Total	$7,503,881	$12,369,923	$2,555,883	$9,020,178

Note 8. Stockholders’ Equity

The Company from time to time repurchases shares, at its sole discretion, upon request by shareholders. Such repurchases are based on the estimated fair value of the underlying stock at each date of repurchase. Repurchased shares are typically held in treasury for future reissuances.

Warrants

As of September 30, 2019 and December 30, 2018, there were 15,750 and 190,575 shares of warrants outstanding, respectively. During the nine months ended September 30, 2019, 174,825 warrants were exercised for proceeds of $3,111,885.

Treasury Stock

The following presents changes to the Company’s outstanding shares of capital stock, treasury shares and additional paid-in capital for the nine months ended September 30, 2019 and 2018:

				Treasury Shares
	Shares of Class C Preferred Stock Outstanding	Shares of Class B Common Stock Outstanding	Shares of Class A Common Stock Outstanding	Shares of Class C Preferred Stock	Shares of Class B Common Stock	Shares of Class A Common Stock	Total Cost
Balance, December 31, 2017	1,342,904	662,228	451,013	—	—	—	$—
Exercise of common stock options	—	—	8,013	—	—	8,013	480,413
Repurchase of preferred stock	(1,000)	(23,000)	(2,700)	(1,000)	(23,000)	(2,700)	(2,204,933)
Settlement of note receivable issued	—	—	(46,667)	—	—	(46,667)	(3,267,600)
Receipt of stock previously issued	—	—	(3,956)	—	—	(3,956)	(399,279)

Balance, September 30, 2018	1,341,904	639,228	405,703	(1,000)	(23,000)	(45,310)	$(5,391,399)

Balance, December 31, 2018	1,340,204	639,228	402,245	(2,700)	(23,000)	(50,623)	$(5,832,019)
Exercise of common stock options	—	—	16,558	—	—	16,558	84,680

Exercise of warrants	174,825	—	—	2,700	—	—	226,700

Balance, September 30, 2019	1,515,029	639,228	418,803	—	(23,000)	(34,065)	$(5,520,639)

Note 9. Stock-based Compensation

The Company grants various types of stock-based awards including stock options. Stock compensation awards granted are valued on the date of grant and are expensed over the required service period.

The Company previously adopted the 2011 Equity Incentive Plan of Accel Entertainment, Inc., and in 2016 the Company adopted the 2016 Equity Incentive Plan of Accel Entertainment, Inc. (collectively, “the Plans”).

Stock-based compensation expense, which pertains to the Company’s stock options and other equity awards, was $383,265 and $413,858 for the nine months ended September 30, 2019 and 2018, respectively, and is included within the unaudited consolidated statements of income under “General and administrative.”

Note 10. Income Taxes

The Company recognized income tax expense of $2,750,496 and $3,153,710 during the nine months ended September 30, 2019 and 2018, respectively.

The Company calculates the provision for income taxes during interim reporting periods by applying an estimate of the annual effective tax rate to its year-to-date pretax book income or loss. The effective tax rate (income taxes as a percentage of income before income taxes) was 29.0% and 26.0% for the nine months ended September 30, 2019 and 2018, respectively. The Company’s effective income tax rate can vary from period to period depending on, among other factors, the business mix of our earnings, and the level of our tax credits.

Note 11. Related-Party Transactions

From time to time the Company enters into stock buy-back and cashless option conversion transactions in exchange for non-recourse stockholder notes for certain officers and employees of the Company. As of September 30, 2019 and December 31, 2018, stockholder notes receivable were $1,373,779 and $1,462,779, respectively. The notes mature at various dates through October 2023 and bear interest at rates from 4% to 5%. These notes are accounted for as outstanding options until the notes are repaid. In conjunction with a business combination further described in Note 15, in November 2019, these balances were paid in full to the Company.

As of September 30, 2019 and December 31, 2018, an officer and shareholder owes the Company $502,894 for federal taxes paid by the Company on the shareholder’s behalf. This balance is recorded within other current assets on the interim consolidated balance sheets. In October 2019, this balance was paid in full to the Company.

Subsequent to the Company’s acquisition of Fair Share Gaming and G3, the sellers became employees of the Company. Consideration payable to the Fair Share Gaming seller was $434,970 and $1,027,311 as of September 30, 2019 and December 31, 2018, respectively. Payments of consideration payable under the acquisition agreement were $592,340 and $0 for the nine months ended September 30, 2019 and 2018, respectively. Consideration payable to the G3 sellers was $651,837 and $1,026,837 as of September 30, 2019 and December 31, 2018, respectively. Payments of consideration payable under the acquisition agreement were $375,000 and $0 for the nine months ended September 30, 2019 and 2018, respectively. Subsequent to the Fair Share Gaming acquisition, the seller of Fair Share Gaming joined the Company’s Board of Directors.

The Company engaged Much Shelist, P.C. (“Much Shelist”) as its legal counsel for its general legal and business matters. An attorney at Much Shelist is a related party to management of the Company. Legal fees, which are included in general and administrative expenses within the consolidated statements of income, were $383,594 and $179,255 for the nine months ended September 30, 2019 and 2018, respectively.

Throughout the third quarter of 2019, one of the Company’s Class A Common Stockholders made payments on behalf of the Company directly to the Company’s independent registered public accounting firm for services rendered to the Company during the same period totaling $2,891,354. Such amounts are included as a component of other expenses in the Company’s consolidated income statement and contributed capital in the consolidated statement of stockholders’ equity.

Note 12. Earnings Per Share

As of September 30, 2019, the Company has Class A Common shares, Class B Common shares, Class C Preferred shares and Class D Preferred shares outstanding. According to the Articles of Incorporation amended in March 2016, all four classes of shares have the same rights to the Company’s earnings. None of the shares have any prior or senior rights to dividends to other shares.

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of Class A, Class B, Class C and Class D shares outstanding during the period. Diluted EPS is computed based on the weighted average number of shares plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options for Class A Common shares and warrants for Class C Preferred shares.

The components of basic and diluted EPS were as follows:

(In thousands, except earnings per share)
	Nine months Ended September 30,
	2019	2018
Net income	$6,724,504	$8,953,001
Net income attributable to preferred shareholders	4,649,027	6,090,032

Net income attributable to common shareholders	$2,075,477	$2,862,969

Weighted average outstanding shares of Class A Common shares	411,214	416,056
Weighted average outstanding shares of Class B Common shares	639,228	659,099
Weighted average outstanding shares of Class C Preferred shares	1,408,045	1,342,117
Weighted average outstanding shares of Class D Preferred shares	944,925	944,925

Total shares for basic EPS	3,403,412	3,362,198

Dilutive Shares
Dilutive effect of stock-based awards for Class A Common shares	64,735	97,283
Dilutive effect of stockholder notes receivable for Class A Common shares	53,912	13,274
Dilutive effect of warrants for Class C Preferred shares	85,735	146,948
Weighted average outstanding shares of Class A Common shares	529,861	526,614
Weighted average outstanding shares of Class B Common shares	639,228	659,099
Weighted average outstanding shares of Class C Preferred shares	1,493,780	1,489,065
Weighted average outstanding shares of Class D Preferred shares	944,925	944,925

Total shares for dilutive EPS	3,607,794	3,619,703

Basic earnings per share
Class A Common	$1.98	$2.66
Class B Common	1.98	2.66
Class C Preferred	1.98	2.66
Class D Preferred	1.98	2.66

Diluted earnings per share
Class A Common	$1.86	$2.47
Class B Common	1.86	2.47
Class C Preferred	1.86	2.47
Class D Preferred	1.86	2.47

Anti-dilutive stock-based awards excluded from the calculations of diluted EPS were 5,300 and 11,250 shares of stock options as of and for the nine months ended September 30, 2019 and 2018, respectively.

Note 13. Commitments and Contingencies

Lawsuits and claims are filed against the Company from time to time in the ordinary course of business, including related to employment of professional and non-compete clauses and agreements. These actions are in various stages, and no judgments or decisions have been rendered. Management, after reviewing matters with legal counsel, believes that the outcome of such matters will not have a material adverse effect on the Company’s financial position or results of operations.

On July 2, 2019 Illinois Gaming Investors, LLC filed a lawsuit against the Company. The lawsuit alleges that a current employee of the Company violated his non-competition agreement with Illinois Gaming Investors, LLC, and together with the Company, wrongfully solicited prohibited licensed video gaming locations. The lawsuit on its face seeks damages of $10,000,000. The Company is in the process of defending this lawsuit, and has not accrued any amounts as losses related to this suit are not probable or reasonably estimable.

Note 14. Investment in Convertible Note

On July 19, 2019, the Company entered into an agreement to purchase up to $30,000,000 in convertible promissory notes that bear interest at 3% per annum from another terminal operator. The notes mature six months following the satisfaction of administrative conditions. At closing, the Company purchased a $5,000,000 note which is subordinated to the terminal operator’s credit facility. The Company has classified this investment as available for sale. The carrying amount of the investment in convertible note approximates the fair value, in all material respects, as of September 30, 2019 due to the relatively limited passage of time from the original purchase date, the short term maturity of the note and the illiquid nature of an investment in a private entity. On October 11, 2019, the Company purchased a $25,000,000 note which is subordinated to the terminal operator’s credit facility. The Company has the option of converting the notes to common stock of the terminal operator prior to the maturity date.

Note 15. Subsequent Events

On November 20, 2019 (the “Closing Date”), Accel Entertainment, Inc. (f/k/a TPG Pace Holdings Corp.), a Delaware corporation (“New Pace”), consummated a business combination pursuant to that certain Transaction Agreement, dated as of June 13, 2019 (as amended on July 22, 2019 and October 3, 2019 and as it may further be amended from time to time, the “Transaction Agreement”), by and among New Pace, each of the shareholders (“Sellers”) of Accel Entertainment, Inc., an Illinois corporation (“Accel”). Pursuant to the Transaction Agreement and in connection therewith, New Pace acquired, directly or indirectly, all of the issued and outstanding shares of common stock and preferred stock of Accel (the “Accel Stock”) held by the Sellers (the “Stock Purchase”); and, following the closing of the Stock Purchase, Accel merged with and into New Pace LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of New Pace (“NewCo”), with NewCo surviving such merger (the “Merger” and, together with the other transactions contemplated by the Transaction Agreement, the “Business Combination”). In connection with the closing of the Business Combination (the “Closing”), TPG Pace Holdings Corp. changed its name to Accel Entertainment, Inc.

The consideration paid to holders of Accel Stock in connection with the Business Combination and subject to the terms and conditions of the Transaction Agreement, consisted of a mix of consideration comprised of cash consideration equal to the number of shares of Accel Stock for which such holder of Accel Stock made a cash election multiplied by $177 per share (the “Purchase Price”) and share consideration comprised of a number of Class A-1 Shares equal to the number of shares of Accel Stock for which such holder of Accel Stock did not make a cash election multiplied by an exchange ratio calculated by dividing the Purchase Price by the Public Share Value. In addition, each holder of Accel Stock that made a Cash Election with respect to less than 70% of its shares of Accel Stock received its pro rata share, with such pro rata share to be determined with reference to a number of shares equal to 70% of such holder’s shares of Accel Stock less the number of shares of Accel Stock with respect to which such holder made a cash election, of 2,444,444 New Pace Warrants, subject to the conditions set forth in the New Pace Warrant Agreement and 3,000,000 Class A-2 Shares, subject to the conditions set forth in a restricted stock agreement.

In connection with the Business Combination, Accel repurchased approximately 36,157 shares of its stock from certain employees, directors and officers at a repurchase price of $177 per share in order to facilitate (i) the repayment of existing loans to Accel’s executive officers, (ii) the exercise of vested options and (iii) funding any resulting tax obligations from the exercise of such vested options.

On November 13, 2019, in order to refinance Accel’s existing credit facility, for working capital and other general purposes from time to time, and, if required, to facilitate the Closing of the Business Combination, NewCo entered into a credit agreement (the “Credit Agreement”) among NewCo, as borrower, on and after the transactions on the Closing Date, Accel Entertainment, LLC, as a guarantor, the banks, financial institutions and other lending institutions from time to time party thereto, as lenders, the other parties from time to time party thereto and Capital One, National Association, as administrative agent (in such capacity, the “Agent”), collateral agent, issuing bank and swingline lender, providing for (i) a $100.0 million revolving credit facility, including a letter of credit facility with a $10.0 million sublimit and a swing line facility with a $10.0 million sublimit, (ii) a $240.0 million initial term loan facility and (iii) a $135.0 million additional term loan facility.

The obligations under the Credit Agreement will be guaranteed by the post-Business Combination Company, as holdings, and all existing wholly-owned domestic subsidiaries of Accel, subject to certain exceptions (collectively, the “Guarantors”). The obligations under the Credit Agreement are secured by substantially all of assets of NewCo and the Guarantors, subject to certain exceptions. Certain future-formed or acquired wholly owned domestic subsidiaries of Accel will also be required to guarantee the Credit Agreement and grant a security interest in substantially all of their assets (subject to certain exceptions) to secure the obligations under the Credit Agreement.

Borrowings under the Credit Agreement bear interest, at NewCo’s option, at a rate per annum equal to either (a) the adjusted LIBOR rate (“LIBOR”) (which cannot be less than zero) for interest periods of 1, 2, 3 or 6 months (or if consented to by (i) each applicable Lender, 12 months or any period shorter than 1 month or (ii) the Agent, a shorter period necessary to ensure that the end of the relevant interest period would coincide with any required amortization payment ) plus the applicable LIBOR margin or (b) the alternative base rate (“ABR”) plus the applicable ABR margin. ABR is a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1?2 of 1.0%, (ii) the prime rate announced from time to time by Capital One, National Association and (iii) LIBOR for a 1-month Interest Period on such day plus 1.0%. The Credit Agreement also includes provisions for determining a replacement rate when LIBOR is no longer available.

Interest is payable quarterly in arrears for ABR loans, at the end of the applicable interest period for LIBOR loans (but not less frequently than quarterly) and upon the prepayment or maturity of the underlying loans. NewCo is required to pay a commitment fee quarterly in arrears in respect of unused commitments under the revolving credit facility and the additional term loan facility. Additionally, NewCo is required to pay an upfront fee with respect to any funded additional term loans.

The applicable LIBOR and ABR margins and the commitment fee rate are calculated based upon the first lien net leverage ratio of NewCo and its restricted subsidiaries on a consolidated basis, as defined in the Credit Agreement. Until the delivery of the initial financial statements under the Credit Agreement, the revolving loans and term loans bear interest, at the option of NewCo, at either (a) ABR plus a margin of 1.25% or (b) LIBOR plus a margin of 2.25%.

The additional term loan facility is available for borrowings until the first anniversary of the Closing Date. Each of the revolving loans and the term loans mature on the fifth anniversary of the Closing Date.

The term loans and, once drawn, the additional term loans will amortize at an annual rate equal to approximately 5.00% per annum. Upon the consummation of certain non-ordinary course asset sales, NewCo may be required to apply the net cash proceeds thereof to prepay outstanding term loans and additional term loans. The loans under the Credit Agreement may be prepaid without premium or penalty, subject to customary LIBOR “breakage” costs.

The Credit Agreement contains certain customary affirmative and negative covenants and events of default, and requires NewCo and certain of its affiliates obligated under the Credit Agreement to make customary representations and warranties in connection with credit extensions thereunder.

In addition, the Credit Agreement requires NewCo to maintain (a) a ratio of consolidated first lien net debt to consolidated EBITDA no greater than 4.50 to 1.00 and (b) a ratio of consolidated EBITDA to consolidated fixed charges no less than 1.20 to 1.00, in each case, tested as of the last day of each full fiscal quarter ending after the Closing Date and determined on the basis of the four most recently ended fiscal quarters of NewCo for which financial statements have been delivered pursuant to the Credit Agreement, subject to customary “equity cure” rights.

If an event of default (as such term is defined in the Credit Agreement) occurs, the lenders would be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement, termination of the lenders’ commitments thereunder, foreclosure on collateral, and all other remedial actions available to a secured creditor. The failure to pay certain amounts owing under the Credit Agreement may result in an increase in the interest rate applicable thereto.

Accel filed a lawsuit on October 7, 2019 in the Circuit Court of Cook County against Jason Rowell and other parties related to Mr. Rowell’s breaches of his non-compete agreement with Accel. Accel alleged that Mr. Rowell and a competitor were working together to interfere with Accel’s customer relationships. That lawsuit, which seeks equitable relief and legal damages, has not yet been served. On November 7, 2019, Mr. Rowell filed a lawsuit in the Circuit Court of Cook County against Accel alleging that he had not received certain equity interests in Accel to which he was allegedly entitled under his agreement. Although Accel has not yet been served with this lawsuit, Accel intends to defend itself against the allegations. Accel does not have a present estimate regarding the potential damages, nor does it believe any payment of damages is probable, and, accordingly, has established no reserves relating to these matters.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Accel Entertainment, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Accel Entertainment, Inc. and its subsidiaries (the Company) as of December 31, 2018 and 2017, the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Restatement of Consolidated Financial Statements

As discussed in note 2 of the consolidated financial statements, the 2018, 2017, and 2016 consolidated financial statements have been restated to correct misstatements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2019.

Chicago, Illinois

September 4, 2019

Accel Entertainment, Inc. and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2018, 2017 and 2016

	2018 (As Restated)	2017 (As Restated)	2016 (As Restated)
Revenues:
Net video gaming	$321,710,501	$240,234,854	$167,991,737
Amusement	4,198,789	3,421,688	2,222,689
ATM fees and other revenue	6,083,402	4,778,377	3,115,539

Total net revenues	331,992,692	248,434,919	173,329,965

Operating expenses:
Video gaming expenses	210,507,050	157,009,640	109,828,870
General and administrative	58,157,368	45,363,684	31,032,801
Depreciation and amortization of property and equipment	20,781,855	16,767,983	12,867,817
Amortization of route and customer acquisition costs and location contracts acquired	14,681,495	9,792,488	5,906,173
Other expenses (income)	2,996,398	1,331,059	(83,639)

Total operating expenses	307,124,166	230,264,854	159,552,022

Operating income	24,868,526	18,170,065	13,777,943
Interest expense	9,643,447	8,105,563	5,386,375

Income before income tax expense	15,225,079	10,064,502	8,391,568
Income tax expense	4,422,415	1,753,781	3,486,488

Net income	$10,802,664	$8,310,721	$4,905,080

Net income per share attributable to Class A and B Common Stock and Class C and D Preferred Stock:
Basic	$3.22	$2.54	$1.37
Diluted	2.99	2.40	1.31
Weighted average number of shares outstanding:
Basic	3,352,306	3,276,676	3,573,673
Diluted	3,617,625	3,456,239	3,756,484

The accompanying notes are an integral part of these consolidated financial statements

Accel Entertainment, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2018 and 2017

	2018 (As Restated)	2017 (As Restated)
Assets
Current assets:
Cash	$92,229,393	$75,311,109
Prepaid expenses	2,538,119	3,227,851
Income taxes receivable	2,102,322	666,785
Other current assets	5,140,878	3,959,904

Total current assets	102,010,712	83,165,649

Property and equipment, net	92,442,348	81,279,833

Other assets:
Route and customer acquisition costs, net	13,993,806	16,579,026
Location contracts acquired, net	126,038,312	81,624,968
Other assets	689,037	724,750

	140,721,155	98,928,744

Total assets	$335,174,215	$263,374,226

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$50,000,000	$47,000,000
Current maturities of term loan	12,500,000	9,000,000
Current maturities of capital lease	531,228	3,275,649
Current portion of route and customer acquisition costs payable	1,821,201	2,321,230
Contingent stock consideration	—	3,914,874
Accounts payable	4,492,105	2,828,052
Accrued location gaming expense	1,131,798	3,978,741
Accrued state gaming expense	4,929,053	3,724,011
Other accrued expenses	7,921,316	5,563,658
Current portion of consideration payable	2,555,883	1,351,324

Total current liabilities	85,882,584	82,957,539

Long-term liabilities:
Term loan, less current maturities, net	101,895,286	70,909,524
Contract draw loan	67,000,000	51,000,000
Capital lease, less current maturities	—	531,228
Route and customer acquisition costs payable, less current portion	5,363,593	7,380,084
Consideration payable, less current portion	9,020,178	1,466,322
Deferred income tax liability	8,895,082	4,594,665

Total long-term liabilities	192,174,139	135,881,823

Stockholders’ equity:
Class D Preferred Stock; no par value; 1,500,000 shares authorized; 944,925 shares issued and outstanding at December 31, 2018 and 2017 (aggregate liquidation preference of $32,458,174)	39,590,222	39,590,222
Class C Preferred Stock; no par value; 2,400,000 shares authorized; 1,342,904 shares issued and 1,340,204 shares outstanding at December 31, 2018; 1,342,904 shares issued and outstanding at December 31, 2017	18,146,433	18,146,433
Class B Common Stock; no par value; 1,200,000 shares authorized; 662,228 shares issued and 639,228 shares outstanding at December 31, 2018; 662,228 shares issued and outstanding at December 31, 2017	1,007,216	1,007,216
Class A Common Stock; no par value; 1,700,000 shares authorized; 452,868 shares issued and 402,245 shares outstanding at December 31, 2018; 451,013 shares issued and outstanding at December 31, 2017	15,481,469	15,437,146
Additional paid-in capital	5,926,219	1,626,159
Treasury stock, at cost	(5,832,019)	—
Note receivable, stockholder	—	(3,267,600)
Accumulated deficit	(17,202,048)	(28,004,712)

	57,117,492	44,534,864

Total liabilities and equity	$335,174,215	$263,374,226

The accompanying notes are an integral part of these consolidated financial statements

Accel Entertainment, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2018, 2017 and 2016

	Class D Preferred Stock		Class C Preferred Stock		Class B Common Stock		Class A Common Stock		Additional Paid-In Capital (As Restated)	Treasury Stock (As Restated)	Note Receivable, Stockholder (As Restated)	Accumulated Deficit (As Restated)	Total Stockholders’ Equity (As Restated)
	Shares	Amount (As Restated)	Shares	Amount (As Restated)	Shares	Amount (As Restated)	Shares	Amount (As Restated)
Balance, December 31, 2015	—	$—	1,709,428	$22,968,992	669,833	$1,007,330	682,778	$2,712,145	$3,076,692	$(325,782)	$—	$(12,891,570)	$16,547,807
Exercise of common stock options	—	—	—	—	—	—	35,880	909,501	—	325,782	—	—	1,235,283
Exercise of warrants	—	—	51,500	916,700	—	—	—	—	—	—	—	—	916,700
Repurchase of common and preferred stock, held in treasury	—	—	—	—	—	—	—	—	—	(217,225)	—	—	(217,225)
Issuance of preferred stock, net of issuance costs	944,925	39,590,222	—	—	—	—	—	—	—	—	—	—	39,590,222
Repurchase of common and preferred stock, cancelled	—	—	(424,924)	(5,755,359)	(7,605)	(114)	(512,396)	(2,499,114)	(3,076,692)	—	—	(28,258,943)	(39,590,222)
Dividends	—	—	—	—	—	—	—	—	—	—	—	(70,000)	(70,000)
Stock option compensation	—	—	—	—	—	—	—	—	821,804	—	—	—	821,804
Net income	—	—	—	—	—	—	—	—	—	—	—	4,905,080	4,905,080

Balance, December 31, 2016	944,925	39,590,222	1,336,004	18,130,333	662,228	1,007,216	206,262	1,122,532	821,804	(217,225)	—	(36,315,433)	24,139,449
Exercise of common stock options	—	—	—	—	—	—	65,291	1,351,147	—	28,625	—	—	1,379,772
Repurchase of common stock	—	—	—	—	—	—	—	—	—	(123,500)	—	—	(123,500)
Exercise of warrants	—	—	6,900	16,100	—	—	—	—	—	188,600	—	—	204,700
Issuance of common stock pursuant to acquisition of business	—	—	—	—	—	—	146,715	10,670,407	—	123,500	—	—	10,793,907
Issuance of note receivable and shares	—	—	—	—	—	—	32,745	2,293,060	—	—	(3,267,600)	—	(974,540)
Stock option compensation	—	—	—	—	—	—	—	—	804,355	—	—	—	804,355
Net income	—	—	—	—	—	—	—	—	—	—	—	8,310,721	8,310,721

Balance, December 31, 2017	944,925	39,590,222	1,342,904	18,146,433	662,228	1,007,216	451,013	15,437,146	1,626,159	—	(3,267,600)	(28,004,712)	44,534,864
Repurchase of common and preferred stock	—	—	—	—	—	—	—	—	—	(3,343,438)	—	—	(3,343,438)
Exercise of common stock options	—	—	—	—	—	—	1,855	44,323	(826,630)	1,178,298	—	—	395,991
Reclassification of contingent stock consideration	—	—	—	—	—	—	—	—	4,673,774	—	—	—	4,673,774
Receipt of stock previously issued pursuant to acquisition into treasury (Note 11)	—	—	—	—	—	—	—	—	—	(399,279)	—	—	(399,279)
Settlement of note receivable issued	—	—	—	—	—	—	—	—	—	(3,267,600)	3,267,600	—	—
Stock option compensation	—	—	—	—	—	—	—	—	452,916	—	—	—	452,916
Net income	—	—	—	—	—	—	—	—	—	—	—	10,802,664	10,802,664

Balance, December 31, 2018	944,925	$39,590,222	1,342,904	$18,146,433	662,228	$1,007,216	452,868	$15,481,469	$5,926,219	$(5,832,019)	$—	$(17,202,048)	$57,117,492

The accompanying notes are an integral part of these consolidated financial statements

Accel Entertainment, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2018, 2017 and 2016

	2018 (As Restated)	2017 (As Restated)	2016 (As Restated)
Cash flows from operating activities:
Net income	$10,802,664	$8,310,721	$4,905,080
Non-cash items included in net income:
Depreciation and amortization of property and equipment	20,781,855	16,767,983	12,867,817
Amortization of route and customer acquisition costs and location contracts acquired	14,681,495	9,792,488	5,906,173
Amortization of debt issuance costs	394,095	284,472	387,860
Stock option compensation	452,916	804,355	821,804
Loss on disposal of property and equipment	61,307	337,959	201,308
Loss on writeoff of route and customer acquisition costs and route and customer acquisition costs payable	515,833	394,862	256,219
Remeasurement of contingent consideration	852,251	—	(518,890)
Accretion of interest on route and customer acquisition costs payable, contingent consideration and contingent stock consideration	912,475	694,667	521,661
Deferred income taxes	4,300,417	1,518,876	3,191,879
Changes in operating assets and liabilities, net of acquisition of businesses:
Prepaid expenses and other current assets	(491,242)	(3,824,743)	(853,569)
Income taxes receivable	(1,435,537)	(666,785)	—
Route and customer acquisition costs	(3,719,429)	(2,778,401)	(3,554,041)
Route and customer acquisition costs payable	(955,818)	(1,353,576)	(566,991)
Accounts payable	(790,202)	(1,461,256)	(119,539)
Accrued expenses	(1,859,449)	4,682,518	1,430,707
Consideration payable	(196,357)	—	—
Other assets	35,713	(407,046)	(103,319)

Net cash provided by operating activities	44,342,987	33,097,094	24,774,159

Cash flows from investing activities:
Purchase of property and equipment	(23,245,916)	(23,625,758)	(15,821,129)
Proceeds from the sale of property and equipment	1,172,936	259,448	372,270
Payments for location contracts acquired	(80,000)	(2,374,135)	—
Acquisition of businesses, net	(51,393,444)	(45,129,242)	(36,085,054)

Net cash used in investing activities	(73,546,424)	(70,869,687)	(51,533,913)

Cash flows from financing activities:
Payments on capital lease obligation	(3,275,649)	(2,728,754)	(2,403,612)
Net proceeds from line of credit	3,000,000	18,500,000	10,456,568
Net increase in outstanding checks in excess of bank balance	66,921	199,552	192,697
Proceeds from exercise of common stock options and warrants	395,991	1,584,472	2,151,983
Payments for repurchase of common and preferred shares	(3,343,438)	(123,500)	(39,807,447)
Proceeds from issuance of preferred shares	—	—	39,590,222

	2018 (As Restated)	2017 (As Restated)	2016 (As Restated)
Payments on consideration payable	(813,771)	(350,788)	(280,438)
Payments for debt issuance costs	(533,333)	—	(515,300)
Proceeds from term loan	46,250,000	—	45,357,143
Payments on term loan	(11,625,000)	(9,000,000)	(5,357,143)
Proceeds from contract draw line	75,000,000	60,000,000	39,000,000
Payments on contract draw line	(59,000,000)	(9,000,000)	(39,000,000)
Dividends	—	—	(70,000)

Net cash provided by financing activities	46,121,721	59,080,982	49,314,673

Net increase in cash	16,918,284	21,308,389	22,554,919
Cash
Beginning of year	75,311,109	54,002,720	31,447,801

End of year	$92,229,393	$75,311,109	$54,002,720

Supplemental disclosure of cash flow information:
Cash payments for:
Interest	$8,718,521	$6,224,320	$3,192,144

Income taxes paid	$1,593,900	$—	$—

Supplemental schedules of noncash investing and financing activities:
Property and equipment acquired through accounts payable	$2,243,203	$1,049,569	$1,439,682

Property and equipment received and not invoiced	$2,575,206	$890,446	$—

Settlement of shares previously issued	$—	$974,540	$—

Reclassification of contingent stock consideration from liabilities to equity	$4,274,495	$—	$—

Acquisition of businesses:
Total identifiable net assets acquired	$63,745,303	$65,118,575	$40,186,948
Less cash acquired	(3,633,464)	(4,925,702)	(3,911,430)
Less contingent consideration	(5,350,564)	(594,597)	(190,464)
Less promissory note	(3,367,831)	—	—
Less common stock issued to seller	—	(10,793,907)	—
Less contingent stock consideration	—	(3,675,127)	—

Cash purchase price	$51,393,444	$45,129,242	$36,085,054

The accompanying notes are an integral part of these consolidated financial statements

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

References in these footnotes to “Accel,” the “Company,” “we,” “our” or “us” refer to Accel Entertainment, Inc. and its subsidiaries, except where stated or the context otherwise indicates.

Note 1. Description of Business

Accel Entertainment, Inc. is a C corporation. The Company’s wholly owned subsidiary, Accel Entertainment Gaming LLC, is a terminal operator licensed by the State of Illinois Gaming Board. Accel received its license to operate in the State of Illinois on March 15, 2012. The terminal operator license allows the Company to install and operate video gaming terminals in licensed video gaming locations throughout the State of Illinois as approved by individual municipalities. The Company also operates redemption terminals which also function as automated teller machines (“ATMs”) at its licensed video gaming locations and amusement equipment at certain locations. The Company is subject to various federal, state and local laws and regulations in addition to gaming regulations. The terminal operator license, which is not transferable or assignable, requires compliance with applicable regulations and the license is renewable annually unless sooner cancelled or terminated.

The Company operates 7,649 and 6,439 video gaming terminals across 1,686 and 1,442 locations in the State of Illinois as of December 31, 2018 and 2017, respectively.

The Company has a single reportable segment as a result of the operations and management of the organization during the periods presented.

Note 2. Restatement of Previously Issued Financial Statements

The Company has restated the accompanying consolidated financial statements for the years ending December 31, 2018, 2017, and 2016, and as of January 1, 2016 (“the opening balance sheet”), along with certain notes to such restated consolidated financial statements.

The restatements reflect adjustments to correct errors identified both by management and during the course of the Company’s external re-audits, which were conducted in accordance with applicable auditing standards in response to the transaction agreement entered into on June 13, 2019, as discussed in Note 20 to the consolidated financial statements. The restatements reflect adjustments to correct errors in accounting for business acquisitions and subsequent accounting, accounting for route and customer acquisitions costs and related liabilities, classification of items on the consolidated statements of stockholders’ equity and cash flows, accounting for income taxes, and other miscellaneous adjustments. The nature and impact of these adjustments on the Company’s previously issued consolidated financial statements is summarized as follows and the effects by impacted line item are detailed in the tables below. We have restated impacted amounts and associated disclosures within the accompanying notes to the consolidated financial statements.

Business acquisitions

•

Certain of the Company’s business acquisitions included contingent consideration which is initially determined as of the date of acquisition. The Company previously used its weighted average cost of capital (“WACC”) to determine the fair value at the date of acquisition, whereas applicable accounting standards require the use of the internal rate of return to determine the fair value of contingent consideration. As a result, adjustments were made to increase consideration payable liabilities and location contracts acquired fair values at the date of acquisition by an aggregate of $638,568, along with related adjustments to amortization expense for location contracts acquired.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

•

Certain contingent consideration liabilities were not appropriately revalued at each balance sheet date. The effect of the revaluation resulted in an increase in consideration payable at December 31, 2018 of $149,043 and a corresponding reduction of pre-tax income during the year ended December 31, 2018.

•

In situations where the Company appropriately revalued contingent consideration liabilities at December 31, 2018, these revaluation amounts were previously recorded as interest expense and restatement reclassifications were made to properly record such amounts within other expenses on the consolidated income statement. The total effect of the reclassifications resulted in a decrease to interest expense during the years ended December 31, 2018 and an increase to other expenses of $197,898, with no impact on income before income tax expense or net income.

•

Over the restated periods, total payments of $196,357 made in excess of the acquisition date fair value of contingent consideration had previously been reflected as investing activities and restatement reclassifications were recorded to present these amounts as operating activities on the consolidated statements of cash flows. Additionally, the Company previously presented amounts due to seller arising from business acquisitions on the statements of cash flow as supplemental noncash investing activities. The Company reclassified amounts due to seller of $3,637,290 in 2018 and $2,054,719 in 2017 within cash flows from investing activities by increasing acquisition of business, net as the amounts were paid by the Company in the near term after the business acquisitions were completed. Certain reclassifications were made to separately present remeasurement of contingent consideration within cash flows from operating activities and also to reclassify amounts between payment of consideration payable within financing activities and accretion of interest on route and customer acquisition costs payable, contingent consideration and contingent stock consideration within operating activities.

•

For the Abraham and TAV business acquisitions discussed in Note 11, at the date of acquisition the Company estimated the number of locations that were operational or expected to be operational during defined periods. In instances where the estimated number of locations changed subsequent to acquisition date, restatement adjustments were recorded to reflect amounts as other expenses on the consolidated statements of income and not as adjustments to the cost basis of location contracts acquired. The effect of the change in number of locations resulted in an increase of other expenses of $470,057 over the restated periods.

•

As discussed in Note 14, the Company entered into a settlement agreement during 2017 related to the 2013 acquisition of Illinois Gold Rush, Inc. that provided for the issuance of shares and a stockholder note receivable. An adjustment was necessary to reflect the executed stockholder note at its collateral value of $3,267,600 and Class A Common Stock outstanding at December 31, 2017. At the time of the settlement, the Company previously decreased its location contract asset and Class A Common Stock by $974,450, which was reversed in the restatement adjustments as these amounts were outstanding as of December 31, 2017. The redemption of these outstanding shares into treasury and the settlement of the note receivable were recorded in the restated consolidated financial statements in 2018. In addition, the Company recorded additional other expenses of $113,260 related to the settlement of all outstanding claims with the seller at the time of the settlement agreement with an offsetting reduction to location contracts.

•

As discussed in Note 11, the Company acquired certain assets of Fair Share whereby the acquisition agreement provided for $15,000,000 of the purchase price to be paid through the issuance of Class A Common stock which was determined to be accounted for incorrectly. Accordingly, restatement adjustments were recorded, included recording a contingent stock consideration liability of $3,675,127 as of the date of acquisition, and for the year ending December 31, 2018 a reversal of a gain recorded of $399,279 and additional interest expense of $359,621. The restated December 31, 2018 balance

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

sheet reflects the restated effects of additional paid-In capital of $4,673,774 and additional treasury stock of $399,279. The restatement entries also resulted in additional interest expense of $239,747 recorded during the year ended December 31, 2017.

•

As discussed in Note 11, the Company acquired certain assets of Family Amusement during 2018 in which the agreement included the settlement of outstanding liabilities that arose from a pre-existing relationship prior to the business acquisition. The Company had accounted for the difference between the settlement amount and the value of the outstanding liabilities as a gain within operating expenses. The effects of the restatement included disposing of the route and customer acquisition cost asset of $3,720,139 and accumulated amortization of $2,194,352 related to Family Amusement and recording the residual amount as a reduction in amortization of route and customer acquisition costs. As a result, other expenses increased $1,915,660 during the year ended December 31, 2018.

•

The total impact on amortization expense of location contracts acquired over the restated periods as a result of the above adjustments was a decrease of $209,736. Amortization expense decreased by $5,024, $115,630 and $89,082 for the years ended December 31, 2018, 2017 and 2016, respectively.

Route and customer acquisition costs

•

At inception of contracts entered into with third parties and licensed video gaming establishments, the Company historically recorded the route and customer acquisition costs and route and customer acquisition costs payable at the net present value of the future payments using a discount rate that was equal to the Company’s WACC. In accordance with applicable accounting standards, the Company should have used a discount rate that approximated its incremental borrowing rate. The Company adjusted its route and customer acquisition costs utilizing the appropriate discount rates, and related restatement adjustments were made to increase amortization expense and accumulated amortization by $437,917 during the restated period.

•

Adjustments were made to record the accretion of interest expense of $687,231 over the restated periods on route and customer acquisition costs payable. Adjustments were made to record losses from disposals of the net route and customer acquisition costs and route and customer acquisition costs payable of $651,081 during the restated period within other expenses.

•

As a result of the Family Amusement business acquisition and related settlement discussed above and in Note 11, a decrease to amortization expense of route and customer acquisition costs of $58,921 was recorded for the year ended December 31, 2018.

•

Adjustments were made on the consolidated statements of cash flows to classify payments of $2,917,211, $6,249,039 and $3,669,339 for the years ended December 31, 2018, 2017 and 2016, respectively, for route and customer acquisition costs as operating cash outflows whereas these amounts were previously classified as investing activities.

Presentation of line of credit and contract draw loan activity

The Company previously reported proceeds and repayments related to its revolving line of credit separately on the consolidated statements of cash flows. As the Company’s obligations under the revolving line of credit are repayable on demand at the Company’s will, and such revolving line of credit is regularly drawn upon and repaid, reclassifications were recorded to reflect proceeds and repayments on a net basis on the consolidated statements of cash flow which reflects the nature of the Company’s use of its revolving line of credit. In addition, the Company had previously included incorrect amounts of gross proceeds and payments related to the contract draw line in the consolidated statements of cash flow. Adjustments were made to present the proper amounts of

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

payments and proceeds for the contract draw line. The impact of these restatement reclassifications within cash flows from financing activities on the consolidated statements of cash flows are reflected in the summary tables below.

Stockholders’ equity

•

We historically had not presented our Class C and Class D preferred stock balances separately on the consolidated balance sheets. The impacts of these reclassifications from Preferred Stock to Class C Preferred Stock and Class D Preferred Stock are reflected in the summary tables below.

•

We historically had not presented our Class A and Class B Common Stock balances separately on the consolidated balance sheets. As of December 31, 2018, we reclassified $15,481,469 and $1,007,216 to Class A and Class B Common Stock, respectively from common stock. As of December 31, 2017, we reclassified $15,437,146 and $1,007,216 to Class A and Class B Common Stock, respectively from common stock.

•	We reclassified $182,000 to increase accumulated deficit and Class D Preferred Stock during the year ended December 31, 2016 related to proceeds received from the issuance of preferred stock.

•	We recorded cumulative adjustments to increase Class C Preferred Stock $42,442 due to treasury stock activity,

•

As discussed above, the settlement with Illinois Gold Rush Inc. provided for the issuance of shares and a stockholder note receivable. An adjustment was necessary to reflect the executed stockholder note at its collateral value of $3,267,600 and Class A Common Stock outstanding at December 31, 2017. At the time of the settlement, the Company previously decreased its location contract asset and Class A Common Stock by $974,450, which was reversed in the restatement adjustments as these amounts were outstanding as of December 31, 2017. The redemption of these outstanding shares into treasury and the settlement of the note receivable were recorded in the restated consolidated financial statements in 2018.

•

We historically had not appropriately presented treasury stock balances and activities. As a result, we recorded adjustments related to treasury stock activity and the cumulative impact of these adjustments to the restated period was an increase to treasury stock by $5,832,019, of which $325,782 related to the opening balance sheet, with a corresponding increase to additional paid-in capital.

•

During the years ended December 31, 2018 and 2017, the Company entered into stock buy-back and cashless option conversion transactions in exchange for non-recourse stockholder notes in the amount of $1,231,279 and $231,400, respectively, for certain officers and employees of the Company. These amounts were previously reported as issuances of Class A Common stock on the statements of stockholders’ equity and the offsetting receivable balances were recorded as a component of stockholders’ equity. Restatement adjustments were made to remove the activity and receivable balances and instead account for the activity as outstanding stock options until the notes are repaid to the Company.

Cash adjustments and reclassifications

•

As a result of reconciliation errors identified, we reduced the amount of recorded uncollected cash in the our video gaming terminals by $2,500,000 related to periods prior to 2016, with a corresponding increase to accumulated deficit as of January 1, 2016.

•

In addition, we had previously recorded negative cash balances as a component of cash, however with no right of offset present, these amounts were reclassified to current liabilities within accounts payable on the accompanying consolidated balance sheets for all periods presented.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

•	Within other current assets, we increased receivables related to ATM reimbursements, with a corresponding decrease to cash at December 31, 2018 and 2017.

Miscellaneous adjustments

We recorded various miscellaneous adjustments during the restated periods, which resulting in an increase to total assets of $236,062, an increase to total liabilities of $107,727, and an increase to net income of $833,472.

•

We had not previously capitalized avoidable interest related to construction in progress. As a result, restatement adjustments were made to increase building and improvements within property and equipment, and restatement adjustments were made to reduce interest expense and increase depreciation expense and accumulated depreciation for all restated periods.

•

We recorded adjustments related to our capital lease arrangement discussed in Note 7, increasing the capital lease liability for all restated periods, and decreasing related interest expense during the year ended December 31, 2018 and increasing interest expense during the years ended December 31, 2017 and 2016.

•

We had not previously written off unamortized debt issuance costs related to banks departing the syndicated group in connection with the 2018 Third Amendment to the Amended and Restated Loan and Security Agreement (Note 8). As a result of this and other amortization differences identified, additional amortization expense was recorded during the year ended December 31, 2018.

•

We recorded restatement adjustments to prepaid expenses to reclassify prepaid commission amounts paid but not expected to be realized within a year from the balance sheet dates to long-term other assets. Additionally, adjustments were recorded to reduce prepaid expenses and accounts payable for items that were paid in the following period, as well as improper amortization of prepaid expenses into operating expenses.

•

During the year ended December 31, 2018, the Company began a sweepstakes program and related direct costs were previously recorded within operating expenses. In accordance with applicable accounting literature, direct costs associated with prizes and sweepstakes were reclassified from operating expenses to an offset of net video gaming revenues on the consolidated statement of income for the year ended December 31, 2018.

Income taxes

The Company had not properly recorded deferred income taxes related to income tax credits, certain depreciation adjustments, and the unvested shares outstanding component of stock-based compensation. Additionally, adjustments to income taxes receivable and deferred income tax liability were necessary to reflect the various restatement effects described above. The cumulative impact of income tax effects for the items above resulted in decreases to deferred income tax liability and income tax expense and an increase to net income of $1,200,633 during the restated period.

Opening balance sheet impacts

Certain of the adjustments described in the various categories above, or portions thereof, relate to periods prior to January 1, 2016. The cumulative effect of those restatement adjustments on the opening balance sheet has been reflected as a $2,910,973 increase to accumulated deficit as of December 31, 2015.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The following tables represent a summary of the as previously reported balances, adjustments and restated balances on the Company’s consolidated statements of income only for the financial statement line items impacted for the years ended:

Effects on consolidated statement of income for the year ended December 31, 2018:

	As Previously Reported	Restatement Adjustments	As Restated
Revenues:
Net video gaming	$321,901,126	$(190,625)	$321,710,501
Total net revenues	332,183,317	(190,625)	331,992,692
Operating expenses:
General and administrative	60,024,380	(1,867,012)	58,157,368
Depreciation and amortization of property and equipment	20,776,228	5,627	20,781,855
Amortization of route and customer acquisition costs and location contracts acquired	13,848,658	832,837	14,681,495
Gain on settlement of route and customer acquisition costs payable	(1,915,660)	1,915,660	—
Other expenses (income)	—	2,996,398	2,996,398
Total operating expenses	303,240,656	3,883,510	307,124,166
Operating income	28,942,661	(4,074,135)	24,868,526
Interest expense	10,798,824	(1,155,377)	9,643,447
Income before income tax expense	18,143,837	(2,918,758)	15,225,079
Income tax expense	6,360,427	(1,938,012)	4,422,415
Net income	11,783,410	(980,746)	10,802,664

Net income per share attributable to common stockholders:
Basic	$3.52	$(0.30)	$3.22
Diluted	3.26	(0.27)	2.99

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Effects on consolidated statement of income for the year ended December 31, 2017:

	As Previously Reported	Restatement Adjustments	As Restated
Operating expenses:
General and administrative	$46,093,166	$(729,482)	$45,363,684
Depreciation and amortization of property and equipment	16,766,452	1,531	16,767,983
Amortization of route and customer acquisition costs and location contracts acquired	9,499,508	292,980	9,792,488
Other expenses (income)	—	1,331,059	1,331,059
Total operating expenses	229,368,766	896,088	230,264,854
Operating income	19,066,153	(896,088)	18,170,065
Interest expense	7,464,050	641,513	8,105,563
Income before income tax expense	11,602,103	(1,537,601)	10,064,502
Income tax expense	1,404,613	349,168	1,753,781
Net income	$10,197,490	$(1,886,769)	$8,310,721

Net income per share attributable to common stockholders:
Basic	$3.11	$(0.57)	$2.54
Diluted	2.95	(0.55)	2.40

Effects on consolidated statement of income for the year ended December 31, 2016:

	As Previously Reported	Restatement Adjustments	As Restated
Operating expenses:
Amortization of route and customer acquisition costs and location contracts acquired	$7,719,625	$(1,813,452)	$5,906,173
Gain on purchase consideration	(605,372)	605,372	—
Other expenses (income)	—	(83,639)	(83,639)
Total operating expenses	160,843,741	(1,291,719)	159,552,022
Operating income	12,486,224	1,291,719	13,777,943
Interest expense	5,087,143	299,232	5,386,375
Income before income tax expense	7,399,081	992,487	8,391,568
Income tax expense	3,098,277	388,211	3,486,488
Net income	$4,300,804	$604,276	$4,905,080

Net income per share attributable to common stockholders:
Basic	$1.20	$0.17	$1.37
Diluted	1.14	0.17	1.31

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The following tables represent a summary of the as previously reported balances, adjustments and restated balances on the Company’s consolidated balance sheets only for the financial statement line items impacted for the years ended:

Effects on consolidated balance sheet as of December 31, 2018:

	As Previously Reported	Restatement Adjustments	As Restated
Current assets:
Cash	$94,826,383	$(2,596,990)	$92,229,393
Prepaid expenses	3,295,681	(757,562)	2,538,119
Other current assets	4,584,718	556,160	5,140,878
Total current assets	104,809,104	(2,798,392)	102,010,712
Property and equipment, net	92,137,761	304,587	92,442,348
Other assets:
Route and customer acquisition costs, net	15,123,158	(1,129,352)	13,993,806
Location contracts acquired, net	127,227,033	(1,188,721)	126,038,312
Other assets	—	689,037	689,037
Total long-term assets	142,350,191	(1,629,036)	140,721,155
Total assets	$339,297,056	$(4,122,841)	$335,174,215

Current liabilities:
Current maturities of capital lease	$530,793	$435	$531,228
Current portion of route and customer acquisition costs payable	1,776,221	44,980	1,821,201
Accounts payable	4,032,935	459,170	4,492,105
Other accrued expenses	7,878,219	43,097	7,921,316
Current portion of consideration payable	2,262,357	293,526	2,555,883
Total current liabilities	85,041,376	841,208	85,882,584
Long-term liabilities:
Term loan, less current maturities, net	101,831,091	64,195	101,895,286
Route and customer acquisition costs payable, less current portion	4,431,230	932,363	5,363,593
Consideration payable, less current portion	9,626,999	(606,821)	9,020,178
Deferred income tax liability	10,142,592	(1,247,510)	8,895,082
Total long-term liabilities	193,031,912	(857,773)	192,174,139

Stockholders’ equity
Preferred stock	57,512,213	(57,512,213)	—
Class D Preferred Stock	—	39,590,222	39,590,222
Class C Preferred Stock	—	18,146,433	18,146,433
Common stock	17,463,293	(17,463,293)	—
Class B Common Stock	—	1,007,216	1,007,216
Class A Common Stock	—	15,481,469	15,481,469
Additional paid-in capital	2,148,198	3,778,021	5,926,219
Treasury stock, at cost	—	(5,832,019)	(5,832,019)
Note receivable, stockholder	(1,462,779)	1,462,779	—
Total stockholders’ equity	61,223,768	(4,106,276)	57,117,492
Total liabilities and equity	339,297,056	(4,122,841)	335,174,215

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Effects on consolidated balance sheet as of December 31, 2017:

	As Previously Reported	Restatement Adjustments	As Restated
Current assets:
Cash	$78,963,568	$(3,652,459)	$75,311,109
Prepaid expenses	4,374,724	(1,146,873)	3,227,851
Income tax receivable	—	666,785	666,785
Other current assets	2,415,196	1,544,708	3,959,904
Total current assets	85,753,488	(2,587,839)	83,165,649
Property and equipment, net	81,074,542	205,291	81,279,833
Route and customer acquisition costs, net	15,777,122	801,904	16,579,026
Other assets	105,626	619,124	724,750
Total long-term assets	97,908,254	1,020,490	98,928,744
Total assets	$264,736,284	$(1,362,058)	$263,374,226

Current liabilities:
Current maturities of capital lease	$2,936,920	338,729	$3,275,649
Current portion of route and customer acquisition costs payable	3,025,798	(704,568)	2,321,230
Contingent stock consideration	—	3,914,874	3,914,874
Accounts payable	2,719,472	108,580	2,828,052
Other accrued expenses	5,135,741	427,917	5,563,658
Current portion of consideration payable	1,490,512	(139,188)	1,351,324
Total current liabilities	79,011,195	3,946,344	82,957,539
Long-term liabilities:
Capital leases, less current maturities	—	531,228	531,228
Route and customer acquisition costs payable, less current portion	6,285,637	1,094,447	7,380,084
Consideration payable, less current portion	1,379,840	86,482	1,466,322
Deferred income tax liability	3,988,012	606,653	4,594,665
Total long-term liabilities	133,563,013	2,318,810	135,881,823

Stockholders’ equity:
Preferred stock	57,738,913	(57,738,913)	—
Class D Preferred Stock	—	39,590,222	39,590,222
Class C Preferred Stock	—	18,146,433	18,146,433
Class B Common Stock	—	1,007,216	1,007,216
Class A Common Stock	—	15,437,146	15,437,146
Additional paid-in capital	1,523,190	102,969	1,626,159
Note receivable, stockholder	(231,400)	(3,036,200)	(3,267,600)
Accumulated deficit	(24,292,013)	(3,712,699)	(28,004,712)
Total stockholders’ equity	52,162,076	(7,627,212)	44,534,864
Total liabilities and equity	$264,736,284	$(1,362,058)	$263,374,226

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The following tables represent a summary of the as previously reported balances, adjustments and restated balances on the Company’s consolidated statements of cash flows only for the financial statement line items impacted for the years ended:

Effects on consolidated statement of cash flows for the year ended December 31, 2018:

	As Previously Reported	Restatement Adjustments	As Restated
Cash flows from operating activities:
Net income	$11,783,410	$(980,746)	$10,802,664
Non-cash items included in net income:
Depreciation and amortization of property and equipment	20,776,228	5,627	20,781,855
Amortization of route and customer acquisition costs and location contracts acquired	13,848,658	832,837	14,681,495
Amortization of debt issuance costs	329,900	64,195	394,095
Stock option compensation	625,008	(172,092)	452,916
Cancellation of stock previously issued pursuant to acquisition of a business	(399,279)	399,279	—
Remeasurement of contingent consideration	—	852,251	852,251
Accretion of interest on route and customer acquisition costs and contingent consideration	981,578	(69,103)	912,475
Gain on settlement of route and customer acquisition costs payable	(1,915,660)	1,915,660	—
Deferred income taxes	6,154,580	(1,854,163)	4,300,417
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,082,479)	591,237	(491,242)
Income taxes receivable	(2,102,322)	666,785	(1,435,537)
Route and customer acquisition costs	—	(3,719,429)	(3,719,429)
Route and customer acquisition costs payable	—	(955,818)	(955,818)
Accounts payable	(929,740)	139,538	(790,202)
Accrued expenses	(1,474,629)	(384,820)	(1,859,449)
Consideration payable	—	(196,357)	(196,357)
Other assets	—	35,713	35,713
Net cash provided by operating activities	47,172,393	(2,829,406)	44,342,987
Cash flows from investing activities:
Purchase of property and equipment	(23,285,125)	39,209	(23,245,916)
Payments for route and customer acquisition costs	(261,552)	261,552	—
Payments for route and customer acquisition costs payable	(2,655,659)	2,655,659	—
Payments for location contracts acquired	(431,862)	351,862	(80,000)
Payments on consideration payable	(4,227,881)	4,227,881	—
Payments received on loans receivable, net	97,626	(97,626)	—
Acquisition of businesses, net	(49,456,154)	(1,937,290)	(51,393,444)
Net cash used in investing activities	(79,047,671)	5,501,247	(73,546,424)
Cash flows from financing activities:
Payments on capital lease obligation	(2,406,127)	(869,522)	(3,275,649)
Net proceeds from line of credit	5,250,000	(2,250,000)	3,000,000
Payments on line of credit	(2,250,000)	2,250,000	—
Net increase in outstanding checks in excess of bank balance	—	66,921	66,921
Payments on consideration payable	—	(813,771)	(813,771)
Net cash provided by financing activities	47,738,093	(1,616,372)	46,121,721
Supplemental disclosure of cash flow information:
Cash payments for interest	$10,405,977	$(1,687,456)	$8,718,521
Supplemental schedules of noncash investing and financing activities:
Routes acquired through operator agreements	$2,577,576	$(2,577,576)	$—
Reclassification of contingent stock consideration from liabilities to equity	$—	$4,274,495	$4,274,495
Acquisition of businesses:
Total identifiable net assets acquired	$64,244,684	$(499,381)	$63,745,303
Less contingent consideration	(6,621,861)	1,271,297	(5,350,564)
Less due to seller	(6,233,205)	2,865,374	(3,367,831)
Plus settlement of route and customer acquisition costs payable	1,700,000	(1,700,000)	—
Cash purchase price	$49,456,154	$1,937,290	$51,393,444

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Effects on consolidated statement of cash flows for the year ended December 31, 2017:

	As Previously Reported	Restatement Adjustments	As Restated
Cash flows from operating activities:
Net income	$10,197,490	$(1,886,769)	$8,310,721
Non-cash items included in net income:
Depreciation and amortization of property and equipment	16,766,452	1,531	16,767,983
Amortization of route and customer acquisition costs and location contracts acquired	9,499,508	292,980	9,792,488
Stock option compensation	701,386	102,969	804,355
Loss on writeoff of route and customer acquisition costs and route and customer acquisition costs payable	—	394,862	394,862
Accretion of interest on route and customer acquisition costs, contingent consideration and contingent stock consideration	—	694,667	694,667
Deferred income taxes	1,184,434	334,442	1,518,876
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(3,949,155)	124,412	(3,824,743)
Income taxes receivable	—	(666,785)	(666,785)
Route and customer acquisition costs	—	(2,778,401)	(2,778,401)
Route and customer acquisition costs payable	—	(1,353,576)	(1,353,576)
Accounts payable	(1,177,586)	(283,670)	(1,461,256)
Accrued expenses	4,310,862	371,656	4,682,518
Other assets	—	(407,046)	(407,046)
Net cash provided by operating activities	38,155,822	(5,058,728)	33,097,094
Cash flows from investing activities:
Purchase of property and equipment	(23,478,725)	(147,033)	(23,625,758)
Payments for location contracts acquired	(1,610,421)	(763,714)	(2,374,135)
Payments for route and customer acquisition costs	(4,902,921)	4,902,921	—
Payments for route and customer acquisition costs payable	(1,346,118)	1,346,118	—
Payments on consideration payable	(350,790)	350,790	—
Payments received on loans receivable, net	38,556	(38,556)	—
Acquisition of businesses, net	(43,074,523)	(2,054,719)	(45,129,242)
Net cash used in investing activities	(74,465,494)	3,595,807	(70,869,687)
Cash flows from financing activities:		—
Payments on capital lease obligation	(2,822,721)	93,967	(2,728,754)
Net proceeds from line of credit	60,092,381	(41,592,381)	18,500,000
Payments on line of credit	(41,592,381)	41,592,381	—
Net increase in outstanding checks in excess of bank balance	—	199,552	199,552
Payments on consideration payable	—	(350,788)	(350,788)
Repurchase of stock issued in acquisition	(974,540)	974,540	—
Net cash provided by financing activities	58,163,711	917,271	59,080,982

Supplemental disclosure of cash flow information:
Cash payments for interest	$7,179,578	$(955,258)	$6,224,320

Supplemental schedules of noncash investing and financing activities:
Routes acquired through operator agreements	$661,227	$(661,227)	$—
Settlement of shares previously issued	$—	$974,540	$974,540

Acquisition of businesses:
Total identifiable net assets acquired	$65,788,728	$(670,153)	$65,118,575
Less contingent consideration	(733,784)	139,187	(594,597)
Less due to seller	(2,054,719)	2,054,719	—
Less common stock issued to seller	(15,000,000)	4,206,093	(10,793,907)
Less contingent share consideration	—	(3,675,127)	(3,675,127)

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Effects on consolidated statement of cash flows for the year ended December 31, 2016:

	As Previously Reported	Restatement Adjustments	As Restated
Cash flows from operating activities:
Net income	$4,300,804	$604,276	$4,905,080
Non-cash items included in net income:
Amortization of route and customer acquisition costs and location contracts acquired	7,719,625	(1,813,452)	5,906,173
Loss on disposal of property and equipment	201,312	(4)	201,308
Loss on writeoff of route and customer acquisition costs and route and customer acquisition costs payable	—	256,219	256,219
Gain on settlement of TAV purchase consideration	(605,372)	605,372	—
Remeasurement of contingent consideration	—	(518,890)	(518,890)
Accretion of interest on route and customer acquisition costs payable, contingent consideration and contingent stock consideration	—	521,661	521,661
Deferred income taxes	2,803,578	388,301	3,191,879
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(697,594)	(155,975)	(853,569)
Route and customer acquisition costs	—	(3,554,041)	(3,554,041)
Route and customer acquisition costs payable	—	(566,991)	(566,991)
Accounts payable	(127,920)	8,381	(119,539)
Accrued expenses	1,961,172	(530,465)	1,430,707
Other obligations	(359,401)	359,401	—
Other assets	—	(103,319)	(103,319)
Net cash provided by operating activities	29,273,685	(4,499,526)	24,774,159
Cash flows from investing activities:
Purchase of property and equipment	(15,761,342)	(59,787)	(15,821,129)
Payments for route and customer acquisition costs	(1,350,884)	1,350,884	—
Payments for route and customer acquisition costs payable	(2,318,455)	2,318,455	—
Payments received on loans receivable, net	70,203	(70,203)	—
Net cash used in investing activities	(55,073,262)	3,539,349	(51,533,913)
Cash flows from financing activities:		—
Payments on capital lease obligation	(2,474,465)	70,853	(2,403,612)
Payments on settlement note payable	(249,410)	249,410	—
Payments for repurchase of stock	(217,225)	217,225	—
Net proceeds from line of credit	52,500,000	(42,043,432)	10,456,568
Payments on line of credit	(42,043,432)	42,043,432	—
Net increase in outstanding checks in excess of bank balance	—	192,697	192,697
Payments for repurchase of common and preferred shares	(39,408,222)	(399,225)	(39,807,447)
Proceeds from issuance of preferred shares	39,408,222	182,000	39,590,222
Payments on consideration payable	(487,118)	206,680	(280,438)
Net cash provided by financing activities	48,595,033	719,640	49,314,673

Supplemental disclosure of cash flow information:
Cash payments for interest:	$4,592,140	$(1,399,996)	$3,192,144

Supplemental schedule of noncash investing and financing activities:
Routes acquired through operator agreements	$455,466	$(455,466)	$—

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Summary of Significant Accounting Policies

Basis of presentation and preparation: The consolidated financial statements include the accounts of the Company and of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The preparation of these consolidated financial statements and accompanying notes is in conformity with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Concentration of credit risk: The Company’s operations are centralized primarily in the State of Illinois. Should there be favorable or unfavorable changes to the Illinois Gaming Act there may be an impact on the Company’s results of operations. Certain municipalities have high concentrations which could impact the Company if these municipalities changes their laws.

Fair value of financial instruments: The Company’s financial instruments consist principally of cash, accounts payable and bank indebtedness.

The Fair Value Measurements and Disclosures Topic of the Accounting Standards Codification (“ASC”) defines fair value, establishes a framework for measuring fair value and expands disclosure requirements around fair value measurements. This topic applies to all financial instruments that are being measured and reported on a fair value basis.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the various methods including market, income and cost approaches are used. Based on these approaches, certain assumptions are utilized that the market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. Valuation techniques are utilized that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, it is required to provide information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1: Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Level 1 also includes U.S. Treasury and federal agency securities and federal agency mortgage-backed securities, which are traded by dealers or brokers in active markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2: Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third-party pricing services for identical or similar assets or liabilities.

Level 3: Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

The carrying amount of cash, accounts payable and short-term borrowings approximates fair value because of the short-term maturity of these instruments. We estimate the fair value of our debt using level two and level three inputs by discounting the future cash flows using current interest rates at which we could obtain similar borrowings in consideration of the estimated enterprise value of the Company.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Contingent consideration, which is recorded within consideration payable on the accompanying consolidated balance sheets, is measured at fair value on a recurring basis based on Level 3 inputs. The fair value recorded at December 31, 2018 and 2017 was determined using a discounted cash flow analysis. Refer to consideration payable below for disclosure of unobservable Level 3 inputs used. A hypothetical 1% increase in the applicable discount rate would decrease other expenses approximately $136,000 while a hypothetical 1% decrease in the applicable discount rate would increase other expenses approximately $143,000.

Cash: Cash includes bank deposit accounts, uncollected cash in the Company’s video gaming terminals, ATMs, and redemption terminals, and cash in Company vaults.

The Company’s policy is to limit the amount of credit exposure to any one financial institution. The Company maintains its cash in accounts which may at times exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits. The Company has not experienced any losses in such accounts.

Property and equipment: Property and equipment are stated at cost or fair value at the date of acquisition. Maintenance and repairs are charged to expense as incurred. Major additions, replacements and improvements are capitalized. Spare parts are capitalized when acquired and are expensed when used to repair equipment. Depreciation has been computed using the straight-line method over the estimated useful lives of the individual assets. Leasehold improvements are amortized over the shorter of the useful life or the lease.

Development costs directly associated with the acquisition, development and construction of a project are capitalized as a cost of the project during the periods in which activities necessary to prepare the property for its intended use are in progress. Interest costs associated with major construction projects are capitalized as part of the cost of the constructed assets. When no debt is incurred specifically for a project, interest is capitalized on amounts expended for the project using the weighted-average cost of borrowing. Capitalization of interest ceases when the project (or discernible portions of the project) is substantially complete. If substantially all of the construction activities of a project are suspended, capitalization of interest will cease until such activities are resumed. During the years ended December 31, 2018, 2017 and 2016, interest of $104,923, $147,121 and $59,701 was capitalized, respectively.

Estimated useful lives are as follows:

Years
Video game terminals and equipment	5 - 8
Buildings and improvements	7 - 39
Amusement and other equipment	3 - 7
Office equipment and furniture	7
Computer equipment and software	3 - 5
Leasehold improvements	3 - 9
Vehicles	2 - 5

Route and customer acquisition costs: The Company’s route and customer acquisition costs consist of fees paid at the inception of contracts entered into with third parties and licensed video gaming establishments throughout the State of Illinois which allow the Company to install and operate video gaming terminals. The route and customer acquisition costs and route and customer acquisition costs payable are recorded at the net present value of the future payments using a discount rate equal to the Company’s incremental borrowing rate associated with its long-term debt. Route and customer acquisition costs are amortized on a straight-line basis beginning on the date the location goes live and amortized over the estimated life of the contract. The Company records the

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

accretion of interest on route and customer acquisitions costs payable in the consolidated statements of income as a component of interest expense. For locations that close prior to the end of the contractual term, the Company writes-off the net book value of the route and customer acquisition cost and route and customer acquisition cost payable and records a gain or loss in the consolidated statements of income as a component of other expenses (income). The Company’s route and customer acquisition costs also consists of prepaid commission costs to our internal sales force of employees. The commissions paid to internal sales employees are subsequently expensed once the respective licensed video gaming location goes live and the commission is earned by the employee.

Business acquisitions: We account for acquisitions using the acquisition method and record the cost of the businesses acquired among tangible and recognized intangible assets and liabilities based upon their estimated fair values as of the acquisition date. Recognized intangibles primarily include the value of location contracts. We estimate the fair value of the business acquired using a combination of the cost and income approaches, depending on the specific assets or liabilities acquired. Our valuation approaches for consideration payable and location contracts are discussed below. We estimate the value of property and equipment and other current assets and liabilities acquired based on their cost, which approximates fair value at acquisition.

Location contracts acquired: Location contracts acquired are accounted for as intangible assets and consist of expected cash flows to be generated from location contracts acquired through business acquisitions. Location contracts acquired are amortized on a straight-line basis over the expected useful life of 10 years.

Consideration payable: Consideration payable consists of amounts payable related to certain business acquisitions as well as contingent consideration for future location performance related to certain business acquisitions (Note 11). Consideration payable, exclusive of contingent consideration, is discounted using the Company’s incremental borrowing rate associated with its long-term debt. The contingent consideration is measured at fair value on a recurring basis. We use a discounted cash flow analysis to determine the value of contingent consideration upon acquisition and update this estimate on a recurring basis. The significant assumptions in our cash flow analysis include the probability adjusted projected revenues after state taxes, a discount rate as applicable to each acquisition, and the estimated number of locations that “go live” with the Company during the contingent consideration period. The changes in the fair value of contingent consideration are recognized within the Company’s consolidated statements of income as other expenses (income).

Impairment of long-lived assets: Long-lived assets, which includes property and equipment, net and other assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset or asset group may not be recoverable. Impairment of the assets is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount of which the carrying amount of the asset exceeds the fair value of the asset. There were no indicators of impairment of long-lived assets in 2018, 2017 or 2016.

Contingent stock consideration: Contingent stock, which is provided as consideration in business acquisitions, is valued based on the fair value of stock issued. The contingent stock consideration is discounted using the Company’s WACC and the Company recorded the accretion of interest in the consolidated statements of income as a component of interest expense.

Revenue recognition: Video gaming terminal revenue is the net cash from gaming activities, which is the difference between gaming wins and losses. Video gaming terminal revenue includes the amounts earned by the licensed video gaming locations and is recognized at the time of gaming play. Additionally, taxes and administrative expenses due to the State of Illinois are recorded as video gaming terminal revenue and video

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

gaming expenses. Amusement revenue represents amounts collected from machines operated at various locations and is recognized at the time the amusement machine is used. ATM fees and other revenue represents fees charged for the withdrawal of funds from the Company’s redemption terminals and stand-alone ATM machines and is recognized at the time of the transaction.

Stock-based compensation: The Company grants common stock options to certain employees and officers. Stock option compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite service period.

Income taxes: The Company is organized as a C corporation and is taxable at the federal and state level. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the book basis of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of the deferred tax asset, will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in the tax laws and rates as of the date of enactment.

The Company follows ASC 740, Income Taxes, for accounting for uncertainty in income taxes. The consolidated financial statements reflect expected future tax consequences of uncertain tax positions presuming the taxing authorities’ full knowledge of the position and all relevant facts. The Company files tax returns in all appropriate jurisdictions, which includes a federal tax return and an Illinois return. Open tax years for the federal and state returns are 2015 to 2018, which statutes expire in 2019 to 2022, respectively. When and if applicable, potential interest and penalty costs are accrued as incurred with expenses recognized in general and administrative expenses in the consolidated statements of income. As of December 31, 2018 and 2017, the Company has not recorded a liability for unrecognized tax benefits.

Comprehensive income: Comprehensive income is a measure of net income and all other changes in equity that result from transactions other than transactions with stockholders. Management has determined that net income is the Company’s only component of comprehensive income. Accordingly, there is no difference between net income and comprehensive income.

Earnings per share: The Company determines earnings per share in accordance with the authoritative guidance in ASC Topic 260, Earnings Per Share. The Company computes basic earnings per share by dividing net income by the weighted average number of shares outstanding for the applicable period. Diluted earnings per share are computed in the same manner as basic earnings per share, except that the number of shares is increased to assume exercise of potentially dilutive stock options using the treasury stock method, unless the effect of such increase would be anti-dilutive. Under the treasury stock method, the amount the employee must pay for exercising stock options and the amount of compensation cost for future service that the Company has not yet recognized are assumed to be used to repurchase shares.

Debt issuance costs: Debt issuance costs are capitalized and amortized on a straight-line basis, which approximates the effective interest method, over the contractual terms of the related loans and are presented as an offset to the related loans. As of December 31, 2018 and 2017, accumulated amortization was $1,108,080 and $786,145 respectively. For the years ended December 31, 2018, 2017 and 2016, the Company incurred $533,333, $0 and $515,300 of additional debt issuance costs that were capitalized.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Advertising costs: Advertising costs are expensed as incurred and are recorded within general and administrative expense within the accompanying consolidated statements of income. Advertising costs were $2,990,142, $2,792,529 and $2,076,649 for the years ended December 31, 2018, 2017 and 2016, respectively.

Segment information: The Company operates as a single operating segment. The Company’s chief operating decision maker (“CODM”) is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM assesses the Company’s performance and allocates resources based on consolidated results, and this is the only discrete financial information that is regularly reviewed by the CODM.

Use of estimates in the preparation of consolidated financial statements: The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates used by us include, among other things, the useful lives for depreciable and amortizable assets, income tax provisions, the evaluation of the future realization of deferred tax assets, projected cash flows in assessing the initial valuation of intangible assets in conjunction with business acquisitions, the initial selection of useful lives for depreciable and amortizable assets in conjunction with business acquisitions, contingencies, and the expected term of share-based compensation awards, stock price volatility and estimated stock prices when computing share-based compensation expense. Actual results may differ from those estimates.

Recent accounting pronouncements: The FASB has issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“Topic 606”). The amendments in this update supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance. The core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14, which defers the effective date of ASU 2014-09 one year, making it effective for annual reporting periods beginning after December 15, 2018. The provisions are effective for the Company on January 1, 2019 at which time the Company will adopt Topic 606 using the modified retrospective approach. The provisions will not be presented in the interim periods for the year ended December 31, 2019, as permitted for companies with Emerging Growth Company status, but will be presented for the year ended December 31, 2019 and for the interim periods beginning the year thereafter.

While the Company is continuing to assess all potential impacts of the standard, the Company’s focus areas include the gross or net presentation of video gaming revenues, evaluating the amortization period associated with costs of obtaining contracts, capitalization of internal commissions, and expanded revenue recognition disclosures.

The Company’s project plan for the implementation of the new standard includes a review of all revenue streams to identify potential differences in the performance obligations, timing, measurement or presentation that would result from applying the new standard. The Company is in the process of implementing appropriate changes to its business processes, systems and controls to support revenue recognition and disclosures under Topic 606.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. In July 2018, the FASB also issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method allowing the standard to be applied at the

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

adoption date. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is assessing impact of the standard on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which provides guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. ASU 2017-01 requires entities to use a screen test to determine when an integrated set of assets and activities is not a business or if the integrated set of assets and activities needs to be further evaluated against the framework. ASU 2017-01 will be effective for the Company beginning on January 1, 2019. ASU 2017-01 must be applied prospectively. The Company anticipates that the adoption of this standard will not have a significant impact on its consolidated financial statements.

Adopted accounting pronouncements: In April 2015, the FASB issued ASU 2015-03, Interest—Imputation of Interest (Subtopic 835-30). ASU 2015-03 requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability. Prior to the issuance of the new guidance, debt issuance costs were required to be presented in the balance sheet as an asset. This guidance was effective January 1, 2016 and did not have a material impact on the Company’s financial statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. ASU 2015-17 requires all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent to the consolidated balance sheets. Prior guidance required the deferred taxes for each jurisdiction to be presented as a net current asset or liability and net noncurrent asset or liability. As a result of the new guidance, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. The new guidance does not change the existing requirement that only permits offsetting deferred tax assets and liabilities within a single jurisdiction. Entities had the option to apply the new guidance prospectively or retrospectively. The new guidance was effective January 1, 2018, however the Company early adopted the guidance for the year ended December 31, 2017. The adoption resulted in the reclassification of current deferred tax assets and liabilities to noncurrent asset and liabilities. See Note 17 for the deferred taxes included in the consolidated balance sheets.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 simplifies several aspects of accounting for share-based payment transactions including income tax consequences, classification of awards as either equity or liabilities, and the classification on the statement of cash flows. The guidance was effective for fiscal years beginning after December 15, 2017. The Company adopted ASU 2016-09 effective January 1, 2018. Upon adoption, the Company elected to account for forfeitures as they occur rather than estimate expected forfeitures. Adoption did not have a significant impact on the Company’s consolidated financial statements.

Note 4. Route and Customer Acquisition Costs

The Company enters into contracts with third parties and licensed video gaming locations throughout the State of Illinois which allow the Company to install and operate video gaming terminals. When video gaming operations commence, payments are due monthly. Gross payments due based on the number of live locations as of

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 are approximately $8,230,000 and $11,442,000, respectively. Payments are due over varying terms of the individual agreements and are discounted at the Company’s incremental borrowing rate associated with its long-term debt at the time the contract is acquired. The net present value of payments due is $7,185,000 and $9,701,000 as of December 31, 2018 and 2017, respectively, of which approximately $1,821,000 and $2,321,000 is included in current liabilities in the accompanying consolidated balance sheets as of December 31, 2018 and 2017, respectively. The route and customer acquisition cost asset is comprised of payments made on the contracts of $18,793,039 and $19,722,130 as of December 31, 2018 and 2017, respectively. The Company has upfront payments of commissions paid to the third parties for the acquisition of the customer contracts that are subject to a claw back provision if the customer cancels the contract prior to completion. The payments subject to a claw back are $2,587,857 and $2,360,281 as of December 31, 2018 and 2017, respectively.

Route and customer acquisition costs consist of the following at December 31, 2018 and 2017:

	2018	2017
Cost	$27,726,239	$30,150,992
Accumulated amortization	(13,732,433)	(13,571,966)

Route and customer acquisition costs, net	$13,993,806	$16,579,026

Each asset is amortized over the contractual term of the respective contract. Amortization of route and customer acquisition costs amounted to $3,873,156, $3,323,680 and $3,216,116 for the years ended December 31, 2018, 2017 and 2016, respectively.

Note 5. Location Contracts Acquired

Location contract assets acquired in business acquisitions are recorded at acquisition at fair value based on an income approach. Location contracts acquired consist of the following at December 31, 2018 and 2017:

	2018	2017
Cost	$147,340,672	$92,118,989
Accumulated amortization	(21,302,360)	(10,494,021)

Location contracts acquired, net	$126,038,312	$81,624,968

Each asset is amortized over the expected useful life of 10 years. Estimated amortization expense related to location contracts acquired for the next five years and thereafter is as follows:

Year ending December 31:
2019	$14,734,067
2020	14,734,067
2021	14,734,067
2022	14,734,067
2023	14,734,067
Thereafter	52,367,977

Total	$126,038,312

Amortization of location contracts acquired, included within operating expenses, was $10,808,339, $6,468,808 and $2,690,057, during the years ended December 31, 2018, 2017 and 2016, respectively.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 6. Property and Equipment

Property and equipment consists of the following at December 31, 2018 and 2017:

	2018	2017
Video game terminals and equipment	$126,043,160	$106,235,579
Amusement and other equipment	12,538,704	9,484,777
Office equipment and furniture	1,827,355	1,435,222
Computer equipment and software	5,092,195	2,711,731
Leasehold improvements	43,960	43,960
Vehicles	7,174,290	4,867,858
Buildings and improvements	9,364,540	3,770,616
Land	882,797	676,684
Construction in progress	1,339,320	3,474,599

Total property and equipment	164,306,321	132,701,026
Less accumulated depreciation and amortization	(71,863,973)	(51,421,193)

Property and equipment, net	$92,442,348	$81,279,833

Depreciation and amortization of property and equipment amounted to $20,781,855, $16,767,983 and $12,867,817 during the years ended December 31, 2018, 2017 and 2016, respectively.

Note 7. Capital Lease

The Company leased certain video game terminals under a capital lease that expired in April 2019. The term of the video gaming terminal lease was six years from the date of delivery of the video game terminal in a licensed establishment. The lease had imputed interest of 13.6% with a bargain purchase option at the end of the lease, which was subsequently exercised. The depreciation expense on these assets is included with depreciation expense on owned assets. The cost of equipment under the capital leases was $12,577,021 and $12,624,565 and accumulated depreciation was $9,697,347 and $7,864,302 at December 31, 2018 and 2017, respectively. As of December 31, 2018, total remaining minimum lease payments to be paid during 2019 amounted to $548,510, of which $17,282 represented interest.

Note 8. Debt

On December 8, 2015, the Company entered into an Amended and Restated Loan and Security Agreement with a syndicated group of banks. Under this agreement term loan availability was $50,000,000, contract draw loan availability was $40,000,000, and revolving line of credit availability was $35,000,000. Interest applicable on the term loan, contract draw loan, and revolving line of credit was payable on unpaid balance at the variable per annum LIBOR plus an applicable margin, as defined, ranging from 2.00% to 3.25% depending on the ratio of the Company’s Secured Debt to EBITDA, as defined. On November 15, 2016, the Company entered into a Second Amended and Restated Loan and Security Agreement (“Second Amendment”) with most of the same syndicated group of banks which provided for a total loan facility of $210,000,000 and includes term loan availability, contract draw availability, and line of credit availability. On April 10, 2018, the Company entered into a Third Amended and Restated Loan and Security Agreement (“Third Amendment”) with most of the same syndicated group of banks in prior loan agreements, and increased the loan facility from $210,000,000 to $300,000,000. The Third Amendment extended the agreement maturity date from November 2021 to April 2023.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Under the Second Amendment, interest applicable on all facilities is payable monthly on unpaid balances at the variable per annum LIBOR rate (1.56% at December 31, 2017) plus an applicable margin, as defined, ranging from 1.95% to 3.00% depending on the ratio of the Company’s Secured Debt to EBITDA, as defined. As of December 31, 2017, the average interest rate was approximately 4.55%. An unused line fee of 0.30% was payable monthly on the difference between the total availability and the average daily balance of the revolving line of credit and the contract loan draw outstanding.

Under the Third Amendment, interest on all credit facilities is payable monthly on unpaid balances at the variable per annum LIBOR rate (2.51% at December 31, 2018) plus an applicable margin, as defined, ranging from 1.70% to 2.50% depending on the ratio of the Company’s Secured Debt to EBITDA, as defined. As of December 31, 2018, the average interest rate was approximately 4.60%. An unused line fee of 0.25% is payable monthly on the difference between the total availability and the average daily balance of the line of credit and the contract draw loan outstanding.

The Third Amendment increased the term loan availability from $90,000,000 to $125,000,000 and requires quarterly principal payments of $3,125,000 through March 31, 2020, $3,906,250 through March 31, 2022, $4,687,500 through March 31, 2023, and the remaining balance due upon maturity in April 2023. The term loan balance at December 31, 2018 and December 31, 2017 was $115,625,000 and $81,000,000, respectively.

The Third Amendment increased the contract draw availability from $65,000,000 to $90,000,000 and changed from a borrowing draw loan to a revolving facility whereby the Company can borrow and repay throughout the term of the agreement with no required loan repayments until maturity in April 2023. As of December 31, 2018 and 2017, the contract draw loan balance was $67,000,000 and $51,000,000, respectively, and availability on the contract draw loan was $23,000,000 and $14,000,000, respectively.

The Third Amendment increased the maximum line of credit borrowings from $55,000,000 to $85,000,000 subject to a borrowing base which is defined as the sum of 90% of the Company’s vault cash outstanding, as defined; less payables owed to establishment owners, the State of Illinois and the Illinois Gaming Board. Payments can be made on demand at the Company’s election, and are only required if the balance exceeds the lesser of the total line of credit commitment of $85,000,000 or the revolving loan availability. As of December 31, 2018 and 2017, the line of credit balance was $50,000,000 and $47,000,000, respectively.

Additionally, the Company has the ability to utilize letters of credit. The Company had no outstanding letters of credit as of December 31, 2018 and 2017.

The credit facilities are collateralized by substantially all assets of the Company and includes defined financial covenants related to leverage, fixed charge and minimum EBITDA.

Unamortized debt issuance costs related to the facilities were $1,229,714 and $1,090,476 as of December 31, 2018 and 2017, respectively.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The principal maturities of long-term debt as of December 31, 2018 are as follows:

Year ending December 31:
2019	$12,500,000
2020	14,843,750
2021	15,625,000
2022	17,968,750
2023	121,687,500

Total debt	182,625,000
Less current portion	(12,500,000)

Long-term debt	170,125,000
Less unamortized portion of debt issuance costs	(1,229,714)

Net long-term debt	$168,895,286

The fair value of the Company’s debt is estimated based on observable inputs such as the change in yield on comparable indices and unobservable inputs such as the enterprise value. The inputs used to determine the fair value of the Company’s debt were classified as Level 2 and Level 3 in the fair value hierarchy. The carrying value and estimated fair value of our contract draw loan and term loan debt at December 31, 2018 and 2017 was as follows:

	2018	2017
Carrying value	$181,395,286	$130,909,524
Fair value	179,762,728	129,549,429

Note 9. Video Gaming Terminal Fees

In accordance with the Illinois Video Gaming Act, a 30% tax on net terminal income, as defined, is payable to the State of Illinois Gaming Board. Through July 2018, a 0.7275% administrative fee was payable to a third-party at the direction of the State of Illinois Gaming Board (the “Administrative Fee”). Effective July 2018, the administrative fee increased to 0.8513%. Video gaming terminal fees, which consist of the tax and administrative fee, amounted to $99,097,840, $73,818,807 and $51,620,215 for the years ended December 31, 2018, 2017 and 2016, respectively. The net terminal income remaining is split “50/50” between the Company and the licensed video gaming location and amounted to $111,409,210, $83,190,833 and $58,208,655 for the years ended December 31, 2018, 2017 and 2016, respectively. The video gaming terminal fee, administrative fee and the licensed video game location net terminal income share are recorded in video gaming expenses in the accompanying consolidated statements of income.

Note 10. Operating Leases

The Company leases office space under agreements expiring at various dates from May 2019 through December 2021. Total rent expense under these leases approximated $303,000, $370,000 and $297,000 for the years ended December 31, 2018, 2017 and 2016, respectively. The Company recognizes rent expense on a straight-line basis over the life of the leases. Rent expense is recorded in general and administrative expense in the accompanying consolidated statements of income.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Future minimum payments under these leases are as follows:

Years ending December 31:
2019	$198,846
2020	19,101
2021	15,120
2022	—
2023	—

Total	$233,067

Note 11. Business Acquisitions

The following acquisitions were accounted for as business combinations and results of operations subsequent to the date of acquisition are included in the consolidated statements of income. Location contracts acquired for these acquisitions are to be amortized over an expected useful life of 10 years. The Company consummated the TAV, Abraham, Fair Share, Skyhigh, and G3 acquisitions primarily for the purpose of acquiring additional routes from competitors operating in the State of Illinois. The Company consummated the Quad B, Mike’s Amusements and Family Amusement acquisitions primarily to acquire non-gaming amusement equipment and amusement agreements from competitors operating in the State of Illinois. The Company expensed approximately $82,000, $91,000 and $91,000 related to aggregate legal fees incurred for these transactions during the years ended December 31, 2018, 2017 and 2016, respectively. These expenses are included in general and administrative expense on the consolidated statements of income.

2018 Business Acquisitions

The following table summarizes the consideration paid and the estimated fair values of the tangible and intangible assets acquired at the acquisition dates for the Company’s 2018 business acquisitions:

	Quad B	Skyhigh	G3	Mike’s Amusements	Family Amusement	Totals
Cash paid at closing	$610,000	$9,267,618	$36,500,000	$3,500,000	$1,512,000	$51,389,618
Contingent consideration payable	—	4,323,727	1,026,837	—	—	5,350,564
Promissory note	—	—	—	—	3,367,831	3,367,831
Due to seller	—	618,357	3,018,933	—	—	3,637,290

Total consideration	$610,000	$14,209,702	$40,545,770	$3,500,000	$4,879,831	$63,745,303

Cash	$—	$1,125,975	$2,507,489	$—	$—	$3,633,464
Video game terminals and equipment	—	505,743	3,009,344	—	—	3,515,087
Amusement and other equipment	472,189	59,257	204,118	419,505	300,000	1,455,069
Location contracts acquired	137,811	12,518,727	34,824,819	3,080,495	4,579,831	55,141,683

Total assets acquired	610,000	14,209,702	40,545,770	3,500,000	4,879,831	63,745,303

Fair value of net assets acquired	$610,000	$14,209,702	$40,545,770	$3,500,000	$4,879,831	$63,745,303

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Quad B

On September 1, 2018, the Company acquired certain assets of B.B.B.B. Inc. (“Quad B”), an Illinois amusement operator.

The Company acquired 61 locations that are or are expected to become operational. Quad B’s acquired assets generated revenues and net income of $89,623 and $35,646, respectively, for the period from the acquisition date of September 1, 2018, through December 31, 2018.

Skyhigh Gaming

On August 1, 2018, the Company acquired certain assets of Skyhigh Gaming, LLC (“Skyhigh”), an Illinois licensed terminal operator.

The Company initially acquired 23 locations that are or are expected to become operational.

The Company has a contingent consideration payable related to certain locations, as defined, in the acquisition agreement placed in operation during five years after the acquisition date (“the installment period”). The Company will pay Skyhigh 18.44% of the adjusted net terminal income, related to locations in operation during five years after the acquisition date. Payments will be made on a monthly basis for the first two years and every three months for the latter three years, through July 2023. The agreement also provides for a final payment upon the expiration of the installment period equal to 1.75 times the adjusted and defined net terminal income generated by the locations in the twelve-month period ending on the final payment date. The fair value of contingent consideration due as of December 31, 2018 was $4,521,624. The fair value of contingent consideration is included in the consideration payable on the consolidated balance sheet at December 31, 2018. The contingent consideration accrued is measured at fair value on a recurring basis. The maximum amount is determined based on the net terminal income for the related locations.

Skyhigh’s acquired assets generated revenues and net income of $3,857,675 and $1,059,855, respectively, for the period from the acquisition date of August 1, 2018, through December 31, 2018.

G3 Gaming

On October 16, 2018, the Company acquired certain assets of G3 Gaming, LLC (“G3”), an Illinois licensed terminal operator.

The Company initially acquired 87 locations that are or are expected to become operational.

The Company has contingent consideration payable related to locations placed in operation during the three years after the acquisition date whereby the Company will pay G3 a specified percent of the monthly terminal operator revenue less video gaming terminal fees for pending locations, recently added locations, and for a specified group of target establishments through 2022. The fair value of contingent consideration due as of December 31, 2018 was $1,026,837. The remaining contingent consideration is included in the consideration payable on the consolidated balance sheet as of December 31, 2018. The maximum amount is determined based on the net terminal income for the related locations.

G3’s acquired assets generated revenues and net income of $4,254,249 and $785,427, respectively, for the period from the acquisition date of October 16, 2018, through December 31, 2018.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Mike’s Amusements

On October 16, 2018, the Company acquired certain assets of Mike’s Amusements, Inc. (“Mike’s Amusements”), an Illinois amusement operator.

The Company initially acquired 73 locations that are or are expected to become operational. Mike’s Amusement’s acquired assets generated revenues and net income of $209,791 and $95,729, respectively, for the period from the acquisition date of October 16, 2018, through December 31, 2018.

Family Amusement

On October 31, 2018, the Company entered into an agreement to acquire certain assets of Family Amusement, Inc. (“Family Amusement”), an Illinois amusement operator. Concurrent with the agreement, the Company and Family Amusement entered into a settlement agreement to settle outstanding liabilities that arose from a previous agreement between the parties.

The Company initially acquired 139 locations that are or are expected to become operational. Family Amusement’s acquired assets generated revenues and net income of $96,402 and $57,841, respectively, for the period from the acquisition date of October 31, 2018, ending on December 31, 2018.

The Company entered into a promissory note in connection with the acquisition. The promissory note provides for three annual installments of $400,000 from 2019 through 2021, one installment of $700,000 in 2022, and one installment of $2,100,000 in 2023. The first installment was paid upon signing of the promissory note and each subsequent installment shall be paid on or before the anniversary date of the signing of the promissory note. The fair value of the consideration due as of December 31, 2018 was $3,367,831. The consideration is included in the consideration payable on the consolidated balance sheet at December 31, 2018. The Company and Family Amusement had a pre-existing relationship prior to the business acquisition. Under that pre-existing relationship the Company had route and customer acquisition costs payable to Family Amusement. As a result of the business acquisition, the pre-existing route and customer acquisition payables to Family Amusement were settled and cost and accumulated amortization of the existing Family Amusement route and customer acquisition cost assets was disposed, and a $58,921 reduction in amortization of route and customer acquisition costs and location contracts acquired was recorded.

2017 Business Acquisition

Fair Share Gaming

On July 1, 2017, the Company acquired certain assets and assumed certain liabilities of Fair Share Gaming, LLC (“Fair Share”), an Illinois licensed terminal operator.

The Company initially acquired 125 locations that are or will become operational.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The following table summarizes the consideration paid and the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash paid at closing	$48,000,225
Issuance of common stock to seller	10,793,907
Contingent stock consideration	3,675,127
Due to seller	2,054,719
Contingent consideration	594,597

Total consideration	$65,118,575

Cash	$4,925,702
Video game terminals and equipment	6,363,014
Vehicles	125,501
Amusement and other equipment	1,148,467
Location contracts acquired	52,715,890

Total assets acquired	65,278,574
Accrued expenses assumed	(159,999)

Net assets acquired	$65,118,575

The Company has a contingent consideration payable related to certain locations, as defined in the acquisition agreement, in operation one year after the acquisition date. The Company will pay Fair Share half of the Company’s share of revenue after the state taxes based on the number of locations expected to be in operation one year after the acquisition date. On the one year anniversary of the date the location goes live, monthly payments commence for a period of two years. The fair value of contingent consideration due as of December 31, 2018 and December 31, 2017 was $1,027,311 and $594,597, respectively. The remaining contingent consideration is included in the consideration payable on the consolidated balance sheets. The contingent consideration accrued is measured at fair value on a recurring basis. The maximum amount is determined based on the net terminal income for the related locations.

The purchase agreement provided for $15,000,000 of the purchase price to be paid through the issuance of Class A Common Stock in the Company. The purchase agreement allowed for an adjustment to the $15,000,000 issuance of common stock to the seller fifteen months after the date of acquisition predicated on the estimated value of the Company at September 30, 2018. The fair value of the common stock issued on the acquisition date was $10,793,907. The difference between the $15,000,000 provided for in the purchase agreement and the fair value of the common stock issued was discounted and $3,675,127 was recorded as contingent stock consideration at the acquisition date. The fair value of the contingent stock consideration was $3,914,874 at December 31, 2017. The adjustment was determined based on the difference between estimated Accel Value, as defined, at the acquisition date and actual Accel Value, as defined, as of September 30, 2018. As a result of this adjustment, 3,956 shares of Common Stock A were received back from Fair Share and placed into treasury during the year ended December 31, 2018.

Fair Share’s acquired assets generated revenues and net income of $19,032,683 and $3,287,380, respectively, for the period from the acquisition date of July 1, 2017, through December 31, 2017. Fair Share’s acquired assets generated revenues and net income of $40,783,736 and $7,044,286, respectively, for the year ended December 31, 2018.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

2016 and Prior Business Acquisitions

Abraham

On June 1, 2016, the Company acquired certain assets and assumed certain liabilities of Abraham Gaming, LLC (“Abraham”), an Illinois licensed terminal operator. The Company initially acquired 138 locations that are or are expected to become operational.

The following table summarizes the consideration paid and the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash paid at closing	$27,996,331
Cash held in escrow	12,000,153
Contingent consideration	190,464

Total consideration	$40,186,948

Cash	$3,911,430
Video game terminals and equipment	6,961,511
Vehicles	154,000
Amusement and other equipment	1,768,091
Land	167,793
Building	568,682
Location contracts acquired	26,663,820

Total assets acquired	40,195,327
Accrued expenses assumed	(8,379)

Net assets acquired	$40,186,948

The Company has a contingent consideration payable related to certain locations in operation two years after these locations go live. The Company will make one payment to Abraham for half of the Company’s share of revenue after the state taxes related to locations in operation within 10 business days after determining the amount owed related to the two years of operations. The fair value of contingent consideration due as of December 31, 2018 and 2017, was $206,706 and $190,464, respectively. The remaining contingent consideration is included in the consideration payable on the consolidated balance sheets. The contingent consideration accrued is measured at fair value on a recurring basis. The maximum amount is determined based on the net terminal income for the related locations.

Abraham’s acquired assets generated revenues and net income of $11,004,794 and $1,937,294, respectively, for the period from the acquisition date of June 1, 2016, through December 31, 2016. Abraham’s acquired assets generated revenues and net income of $19,850,715 and $3,494,538, respectively, for the year ended December 31, 2017. Abraham’s acquired assets generated revenues and net income of $20,822,813 and $3,665,667, respectively, for the year ended December 31, 2018.

TAV Gaming

On December 30, 2014, the Company acquired certain assets and assumed certain liabilities of TAV Gaming, Inc. (“TAV”), an Illinois licensed terminal operator.

The total purchase consideration payable to TAV is subject to earnouts based on actual locations placed in operation and the performance thereof. The Company initially acquired 32 locations that were or would become

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

operational. During 2016, seven of the locations weren’t operational per the terms of the acquisition agreement, resulting in a decrease in the fair value of consideration payable of $605,372. The Company recognized a gain on the decrease of the consideration payable included in other expenses (income) on the accompanying consolidated statements of income. Consideration payable due to TAV in relation to the acquisition was $1,425,752 and $1,771,356 at December 31, 2018 and 2017, respectively, which is included in consideration payable in the accompanying consolidated balance sheets. The Company makes monthly payments of principal and interest due through December 30, 2024.

Consideration Payable

Current and long-term portions of consideration payable consist of the following for the years ended December 31, 2018 and 2017:

	2018		2017
	Current	Long-Term	Current	Long-Term
TAV	$193,835	$1,231,917	$305,034	$1,466,322
Abraham	206,706	—	190,464	—
Fair Share	1,027,311	—	594,597	—
Family Amusement	357,095	3,010,736	261,229	—
Skyhigh	550,310	3,971,314	—	—
G3	220,626	806,211	—	—

Total	$2,555,883	$9,020,178	$1,351,324	$1,466,322

Pro Forma Results

The Company’s unaudited pro forma revenues and net income for the years ended December 31, 2018, 2017 and 2016, assuming the 2018 Quad B, Skyhigh, G3, Mike’s Amusements, and Family Amusement business acquisitions had occurred as of January 1, 2017, are presented for comparative purposes below.

	2018	2017
Revenue	$271,009,854	$201,582,252
Net income	13,670,839	13,420,061

The Company’s unaudited pro forma revenues and net income for the years ended December 31, 2017 and 2016, assuming the 2017 Fair Share business acquisition had occurred as of January 1, 2016, are presented for comparative purposes below.

	2017	2016
Revenue	$266,093,833	$173,329,965
Net income	13,114,601	8,391,568

The Company’s unaudited pro forma revenues and net income for the year ended December 31, 2016, assuming the 2016 Abraham business acquisition had occurred as of January 1, 2015, are presented for comparative purposes below.

2016
Revenue	$182,132,776
Net income	9,941,223

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

These amounts are based on available information of the revenues and expenses of the acquirees prior to the acquisition dates and are not necessarily indicative of what the revenues and expenses would have been had the acquisitions been completed on the aforementioned dates. This unaudited pro forma information does not project revenues and net income post acquisition.

Note 12. Fair Value Measurements

The following tables summarize the Company’s liabilities that are measured at fair value on a recurring basis:

		Fair Value Measurement at Reporting Date Using
	December 31, 2018	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Contingent consideration	$6,782,478	$—	$—	$6,782,478

		Fair Value Measurement at Reporting Date Using
	December 31, 2017	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Contingent consideration	$785,061	$—	$—	$785,061

The following table provides a roll-forward of the fair value of recurring Level 3 fair value measurements for the years ended December 31, 2018, 2017 and 2016:

	2018	2017	2016
Liabilities:
Contingent consideration:
Beginning of year balance	$785,061	$190,464	$—
Issuance of contingent consideration in connection with acquisitions	5,350,564	594,597	190,464
Payment of contingent consideration	(386,820)	—	—
Additional accruals included in earnings	1,033,673	—	—

Ending balance	$6,782,478	$785,061	$190,464

Changes in the fair value of contingent consideration liabilities are classified within other expenses (income) on the accompanying consolidated statements of income.

Note 13. Employee Benefit Plans

401(k) Plan

The Company maintains a 401(k) benefit plan for all employees with at least three months of service and 21 years of age. The Company may elect to make a discretionary matching contribution to the Plan. Participants vest 20% a year after the first 2 years of employment and are fully vested after 6 years of employment according to the discretionary plan. During February 2017, the Company added an employer match of 50% of the participants’ contribution up to 5% of their compensation. Participants are fully vested after one year of employment. The Company made contributions of approximately $458,000, $237,000 and $0 in 2018, 2017 and 2016, respectively.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Incentive Compensation Plan

Included in certain employee agreements are provisions for bonuses, which are determined at the discretion of management. Bonus expense amounted to $1,840,323, $1,589,096 and $776,098 for the years ended December 31, 2018, 2017 and 2016, respectively. Accrued bonuses amounted to $1,089,134 and $935,031 at December 31, 2018 and 2017, respectively.

Note 14. Commitments and Contingencies

The Company has operating leases for office space (see discussion in Note 10).

The Company has certain earnouts in periods for future location performance related to certain business acquisitions (see discussion in Note 11).

The Company has certain employment agreements that call for salaries and potential severance upon termination.

Lawsuits and claims are filed against the Company from time to time in the ordinary course of business, including related to employment of professional and non-compete clauses and agreements. Other than settled matters explained as follows, these actions are in various stages, and no judgments or decisions have been rendered. Management, after reviewing matters with legal counsel, believes that the outcome of such matters will not have a material adverse effect on the Company’s financial position or results of operations.

During 2017, the Company entered into a settlement agreement with Illinois Gold Rush, Inc. (“Illinois Gold Rush”), related to a 2013 business acquisition completed by the Company with Illinois Gold Rush. As a result of the settlement, the Company paid $3,500,000, 32,745 additional shares of Class A Common Stock were issued, 4 locations were acquired and the Company issued a stockholder note receivable of $3,267,000 based on the value of the underlying collateral. During the year ended December 31, 2018 the note receivable matured, and was settled and 46,667 shares of Class A Common Stock were placed into treasury. As a result of the settlement agreement the Company decreased its location contract asset and Common Stock A $974,540 during 2017 for the fair value of the shares outstanding prior to the settlement agreement.

During the year ended December 31, 2018, the Company entered into a settlement agreement regarding breach of contract with Family Amusements (see discussion in Note 11). Additionally during the year ended December 31, 2018, the Company entered into settlement agreements related to breach of contract and employment matters for a total of $397,000, which was recorded within general and administrative expenses on the consolidated income statement.

On July 16, 2019, Clairvest (see Note 15) commenced litigation with respect to the June 13, 2019 transaction agreement between TPG Pace Holdings Corp. and the Company (see discussion in Note 20). On August 20, 2019, Clairvest filed a request for voluntary dismissal related to such litigation.

Note 15. Stockholders’ Equity

In December 2010, pursuant to the terms of the Company’s Articles of Incorporation, the Company authorized as available for issuance the following shares and classes of no par value capital stock: i) 1.7 million shares of Class A Common Stock; ii) 1.2 million shares of Class B Common Stock; and iii) 2.4 million shares of Class C Preferred Stock. Pursuant to terms of the Company’s Articles of Incorporation, the shares of Class C Preferred Stock, as originally issued, were designated as preferred shares which included certain rights, privileges and preferences which ranked senior to those of the Class A and B Common shares.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

In March 2016, the Company amended its Articles of Incorporation in order to authorize as available for issuance 1.5 million shares of Class D Preferred Stock. On March 9, 2016, pursuant to the terms of the Share Purchase Agreement by and between the Company and Clairvest Equity Partners V Limited Partnership, Clairvest Equity Partners V-A Limited Partnership and CEP V Co-Investment Limited Partnership (collectively, “Clairvest” or “the Class D Shareholder”), the Company issued 944,925 shares of Class D Preferred Stock in exchange for cash consideration. The shares of Class D Preferred Stock were issued at an initial purchase price of $34.35 per share, subject to a final adjustment as defined in the Share Purchase Agreement, such that the final purchase price would not exceed $42.65 per share. Upon determination of the final adjusted share price, the shares of Class D Preferred Stock were issued to the Class D Shareholder at a final purchase price of $42.65. In conjunction with the Class D Preferred Stock financing, the Company raised gross proceeds of $40,483,051, net of associated issuance costs totaling $892,829. The net proceeds raised from the Company’s Class D Preferred Stock issuance were used to repurchase 424,924 shares of Class C Preferred Stock, 512,396 shares of Class A Common Stock and 7,605 shares of Class B Common Stock from existing shareholders. The repurchased shares were cancelled.

In conjunction with and as a term and condition associated with the closing of the Company’s Class D Preferred Stock financing round, the Company amended the Articles of Incorporation to modify the rights, privileges and preferences associated with the Class C Preferred Stock, such that the rights, privileges and preferences associated with the Class C Preferred Stock were commensurate with the Company’s Class A Common Stock.

Pursuant to the terms of the amended Articles of Incorporation, Class C and D Preferred stockholders are not entitled to any cumulative dividends. Any such dividends declared by the Company are discretional, determined annually, and shall be distributed equally and pro rata to each then-outstanding share of Class A Common Stock, Class B Common Stock, Class C Preferred Stock and Class D Preferred Stock. The payment of dividends is restricted by the Third Amended and Restated Loan and Security Agreement. The payment of dividends is also restricted by a shareholder agreement, which provides that Clairvest must approve any dividend payments or distributions to the shareholders other than as already approved by the board of directors.

In the event of liquidation, the Company shall make distributions of its available assets in the following order of priority:

•

First, distributions shall be made to the holders of then-outstanding Class D Preferred shares in equal amounts per share until each Class D Preferred share has received an amount equal to its original purchase price of $34.35 (as adjusted for any stock splits, stock dividend, recapitalizations or similar transaction with respect to such Class D Preferred shares);

•

Second, distributions shall be made to the holders of then-outstanding Class A and Class B Common shares and Class C Preferred shares in equal amount per share, pro rata and pari passu, until each Class A Common share, Class B Common share and Class C Preferred share has received an amount equal to the Class D Preferred share original purchase price, $34.35.

•	Third, all remaining amounts shall be distributed equally and pro rata per share to each Class A Common share, Class B Common share, Class C Preferred share and Class D Preferred share.

The holders of Class A Common shares, Class C Preferred shares and Class D Preferred shares are entitled to one vote per share. The holders of Class B Common shares, however, are entitled to three votes per share. There are no associated conversion or redemption rights associated with the various classes of the Company’s authorized capital stock.

The Company from time to time repurchases shares, at its sole discretion, upon request by shareholders. Such repurchases are based on the estimated fair value of the underlying stock at each date of repurchase. Repurchased shares are held in treasury for future reissuances.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Dividend

During 2016, the Company declared and paid a cash dividend of $70,000 which was evenly distributed to the then-outstanding Class A and Class B Common shares, and Class C and Class D Preferred shares in an equal amount per share.

Warrants

On January 31, 2013, the Company issued 253,575 shares of warrants to certain individual shareholders as compensation for providing a personal guaranty for a revolving loan agreement. The warrants granted their holders the right to purchase the Company’s Class C Preferred shares at the price of $17.80 per share anytime from January 31, 2013 through January 30, 2020. The warrants were classified as an equity instrument. As of December 31, 2018 and 2017, there were 190,575 shares of warrants outstanding. During the year ended December 31, 2017, 11,500 warrants were exercised for proceeds of $204,700. During the year ended December 31, 2016, 51,500 warrants were exercised for proceeds of $916,700.

Treasury Stock

The following presents changes to the Company’s outstanding shares of capital stock, treasury shares and additional paid-in capital for the years ended December 31, 2018, 2017 and 2016:

				Treasury Shares
	Shares of Class C Preferred Stock Outstanding	Shares of Class B Common Stock Outstanding	Shares of Class A Common Stock Outstanding	Shares of Class C Preferred Stock	Shares of Class B Common Stock	Shares of Class A Common Stock	Total Cost
Balance, December 31, 2015	1,709,428	669,833	654,628	—	—	(28,150)	$(325,782)
Exercise of common stock options	—	—	64,030	—	—	28,150	325,782
Exercise of warrants	51,500	—	—	—	—	—	—
Repurchase of common and preferred stock, held in treasury	(4,600)	—	(1,001)	(4,600)	—	(1,001)	(217,225)
Issuance of preferred stock	—	—	—	—	—	—	—
Repurchase and cancellation of common and preferred stock	(424,924)	(7,605)	(512,396)	—	—	—	—

Balance, December 31, 2016	1,331,404	662,228	205,261	(4,600)	—	(1,001)	(217,225)
Exercise of common stock options	—	—	66,292	—	—	1,001	28,625
Repurchase of common stock	—	—	(1,900)	—	—	(1,900)	(123,500)
Exercise of warrants	11,500	—	—	4,600	—	—	188,600
Issuance of common stock pursuant to acquisition of a business	—	—	148,615	—	—	1,900	123,500
Issuance of note receivable and shares	—	—	32,745	—	—	—	—

Balance, December 31, 2017	1,342,904	662,228	451,013	—	—	—	—
Repurchase of common and preferred stock	(2,700)	(23,000)	(14,718)	(2,700)	(23,000)	(14,718)	(3,343,438)
Exercise of common stock options	—	—	16,573	—	—	14,718	1,178,298
Receipt of stock previously issued pursuant to acquisition into treasury	—	—	(3,956)	—	—	(3,956)	(399,279)
Settlement of note receivable issued	—	—	(46,667)	—	—	(46,667)	(3,267,600)

Balance, December 31, 2018	1,340,204	639,228	402,245	(2,700)	(23,000)	(50,623)	$(5,832,019)

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

At December 31, 2018 and 2017, the Company has reserved common and preferred stock for future issuance in relation to the following:

	2018	2017
Class C Preferred Stock warrants issued and outstanding	190,575	190,575
Common stock options issued and outstanding	222,964	239,864
Common stock options available for issuance	104,147	111,324

Common and preferred stock reserved for issuance	517,686	541,763

Note 16. Stock-based Compensation

The Company grants various types of stock-based awards including stock options. Stock compensation awards granted are valued on the date of grant and are expensed over the required service period.

Grant of Options

The Company previously adopted the 2011 Equity Incentive Plan of Accel Entertainment, Inc., and in 2016 the Company adopted the 2016 Equity Incentive Plan of Accel Entertainment, Inc., (collectively, “the Plans”). Under the Plans, the aggregate number of shares of common stock that may be issued or transferred pursuant to options or restricted stock awards under the Plans will not exceed ten percent of the outstanding shares of the Company. Options generally vest over a three to five-year period. The exercise price of stock options shall not be less than 100% of the fair market value per share of common stock on the grant date. The term of the options are a maximum of 10 years from the grant date.

The Company uses the Black-Scholes formula to estimate the fair value of its share-based payments. The volatility assumption used in the Black-Scholes formula is based on the volatility of comparable public companies. The Company determined the share price at grant date used in the Black-Scholes formula based on an internal valuation model.

The fair value assigned to each class of options is estimated on the date of grant using a Black-Scholes-based option valuation model. The expected term of the options granted represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the unit is based on U.S. Treasury yields in effect at the time of grant.

The following assumptions were used in the option valuation model for options granted during the years ended December 31, 2018, 2017 and 2016:

	2018	2017	2016
Expected approximate volatility	35%	35%	35%
Expected dividends	None	None	None
Expected term (in years)	3 - 5	5	5 - 6
Risk-free rate	2.41% - 2.62%	1.81% - 2.18%	1.20% - 2.09%
Stock price	$75 - $90	$58 - $70	$40 - $50

A summary of the options granted and the range in vesting periods based on specific provisions within the option agreements during the years ended December 31, 2018, 2017 and 2016 are as follows:

	2018	2017	2016
Options granted	6,300	35,650	107,586
Vesting period (in years)	3 - 5	5	5 - 6

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

A summary of the status of the Company’s outstanding options as of December 31, 2018, 2017 and 2016, and changes during the years then ended is presented below.

Outstanding options	Shares	Weighted Average Grant Date Fair Value	Weighted Average Exercise Price
Outstanding at January 1, 2016	222,350	$8.66	$21.61
Granted	107,586	13.50	40.60
Exercised	(64,030)	9.73	19.50
Forfeited/expired	(3,350)	8.58	13.05

Outstanding at December 31, 2016	262,556	10.38	30.01
Granted	35,650	21.77	63.96
Exercised	(50,442)	10.20	27.80
Forfeited/expired	(7,900)	16.49	46.96

Outstanding at December 31, 2017	239,864	11.93	34.94
Granted	6,300	29.73	87.62
Exercised	(16,560)	6.96	19.71
Forfeited/expired	(6,640)	17.62	50.86

Outstanding at December 31, 2018	222,964	12.57	37.07

A summary of the status of the Company’s nonvested options as of December 31, 2018, 2017 and 2016, and changes during the years then ended is presented below:

Nonvested options	Shares	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2016	160,297	$7.88
Granted	107,586	13.50
Vested	(54,393)	9.22
Forfeited	(1,770)	7.33

Nonvested at December 31, 2016	211,720	10.29
Granted	35,650	21.77
Vested	(80,319)	10.34
Forfeited	(7,900)	16.49

Nonvested at December 31, 2017	159,151	12.51
Granted	6,300	29.73
Vested	(60,093)	10.60
Forfeited	(5,897)	18.44

Nonvested at December 31, 2018	99,461	14.13

Total stock option compensation expense recognized during the years ended December 31, 2018, 2017 and 2016, was $452,916, $804,355 and $821,804, respectively. As of December 31, 2018 and 2017, a total of 66,159 and 75,149 Series A common options with a weighted-average remaining contractual term of 3.2 and 2.7 years, respectively, granted to key employees were vested. The fair value of Series A options that vested through 2018, 2017 and 2016 was $636,986, $830,498, and $501,503, respectively. As of December 31, 2018 and 2017, there was approximately $925,000 and $1,769,000, respectively, of unrecognized compensation expense related to time-vesting awards, which is expected to be recognized through 2021. As of December 31, 2018 and 2017, the

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

weighted-average exercise price of the non-vested awards was $43.38 and $40.27, respectively. As of December 31, 2018 and 2017, the weighted-average remaining contractual term of the vested awards was 3.2 and 2.7 years, respectively. As of December 31, 2018 and 2017, the weighted-average remaining contractual term of the outstanding awards was 2.8 and 3.4 years, respectively. The total intrinsic value of options that were exercised during the years ended December 31, 2018, 2017 and 2016 was approximately $4,362,000, $1,672,000 and $1,285,000, respectively.

Note 17. Income Taxes

The Company recognized income tax expense of $4,422,415, $1,753,781 and $3,486,488 during the years ended December 31, 2018, 2017 and 2016, respectively. The provision for income taxes for the years ended December 31, 2018, 2017 and 2016 consists of the following:

	2018	2017	2016
Current provision
Federal	$(99,550)	$172,543	$276,260
State	221,548	62,362	18,349

Total current provision	121,998	234,905	294,609

Deferred provision
Federal	3,256,484	954,659	2,830,408
State	1,043,933	564,217	361,471

Total deferred provision	4,300,417	1,518,876	3,191,879

Total provision for income taxes	$4,422,415	$1,753,781	$3,486,488

A reconciliation of the “expected” income taxes computed by applying the federal statutory income tax rate to the total provision is as follows:

	2018	2017	2016
Computed “expected” tax expense	$3,197,267	$3,421,931	$2,853,133
Increase (decrease) in income taxes resulting from:
State income taxes	1,218,957	1,678	422,181
Net operating loss	—	—	68,246
Valuation allowance	—	—	(12,572)
Permanent items	(264,232)	190,139	127,845
Enacted rate change	—	(1,754,634)	—
Other	270,423	(105,333)	27,655

Total provision for income taxes	$4,422,415	$1,753,781	$3,486,488

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act tax reform legislation. This legislation makes significant changes in U.S. tax law including reduction in the corporate tax rates, changes to net operating loss carryforwards and carrybacks, and a repeal of the corporate alternative minimum tax. The legislation reduced the U.S. corporate tax rate from 35% to 21%. As a result of the enacted law, the Company revalued deferred tax assets and liabilities at the new rate. This revaluation resulted in a benefit of $1,754,634 to 2017 income tax expense in continuing operations and a corresponding reduction in the deferred tax liability. The other provisions of the Tax Cuts and Jobs Act did not have a material impact on the consolidated financial statements.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities were as follows at December 31, 2018 and 2017:

	2018	2017
Deferred tax assets:
Net operating loss carryforwards	$4,192,203	$4,045,830
Location contracts acquired	1,886,620	968,386
Other	1,031,745	708,761

	7,110,568	5,722,977

Deferred tax liabilities:
Property and equipment	16,005,650	10,317,642

	16,005,650	10,317,642

	$(8,895,082)	$(4,594,665)

In assessing the ability of the deferred tax assets to be realized, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences representing the net future deductible amounts become deductible.

The following table summarizes carryforwards of net operating losses as of December 31, 2018 and 2017:

	2018		2017
	Amount	Expiration	Amount	Expiration
Federal net operating losses	$17,942,049	2031 - 2038	$19,265,856	2031 - 2038
State net operating losses	5,654,537	2023 - 2030	—

The Company also has credit carryforwards of approximately $346,000 and $344,000 for the years ended December 31, 2018 and 2017, which are expected to be fully utilized in 2021.

Note 18. Related-Party Transactions

During the years ended December 31, 2018 and 2017, the Company enteresnd into stock buy-back and cashless option conversion transactions in exchange for non-recourse stockholder notes for certain officers and employees of the Company. As of December 31, 2018 and 2017, stockholder notes receivable balance was $1,462,779 and $231,400 respectively. The notes mature at various dates through October 2023 and bear interest at rates from 3% to 5%. These notes are accounted for as outstanding options until the notes are repaid.

During the year ended December 31, 2017, the Company entered into a settlement agreement with Illinois Gold Rush, related to a 2013 business acquisition completed by the Company with Illinois Gold Rush. As a result of the settlement, the Company issued a stockholder note receivable of $3,267,600 based on the value of the underlying shares of Class A Common Stock pledged as collateral, which was recorded as notes receivable, stockholders on the consolidated balance sheet at December 31, 2017. During the year ended December 31, 2018 the note receivable matured, and was settled.

At December 31, 2018 and December 31, 2017, an officer and shareholder owes the Company $502,894 and $352,694, respectively, for federal taxes paid by the Company on the shareholder’s behalf. This balance is recorded within other current assets on the consolidated balance sheets.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Subsequent to the Fair Share and G3 acquisitions, the sellers became employees of the Company. Consideration payable to the Fair Share seller was $1,027,311 and $594,597 as of December 31, 2018 and 2017. There were no payments of consideration payable under the acquisition agreement during the years ended December 31, 2018 or 2017. Consideration payable to the G3 sellers was $1,026,837 as of December 31, 2018, and there were no payments of consideration payable under the acquisition agreement during the year ended December 31, 2018. Subsequent to the Fair Share acquisition, the seller of Fair Share joined the Company’s Board of Directors.

The Company engaged Much Shelist, P.C. (“Much Shelist”), as its legal counsel for general legal and business matters. An attorney at Much Shelist is a related party to management of the Company. For the years ending December 31, 2018, 2017 and 2016, Accel has paid Much Shelist $304,246, $632,179, and $456,575, respectively, which are included in general and administrative expenses within the consolidated statements of income.

Note 19. Earnings Per Share

As of December 31, 2018, the Company has Class A Common shares, Class B Common shares, Class C Preferred shares and Class D Preferred shares outstanding. According to the Articles of Incorporation amended in March 2016, all four classes of shares have the same rights to the Company’s earnings. None of the shares have any prior or senior rights to dividends to other shares.

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of Class A, Class B, Class C and Class D shares outstanding during the period. Diluted EPS is computed based on the weighted average number of shares plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options and stockholder notes receivable for Class A Common shares and warrants for Class C Preferred shares.

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The components of basic and diluted EPS were as follows:

	2018	2017	2016
Net income	$10,802,664	$8,310,721	$4,905,080
Net income attributable to preferred shareholders	7,369,580	5,787,979	3,253,604

Net income attributable to common shareholders	$3,433,084	$2,522,742	$1,651,476

Weighted average outstanding shares of Class A Common shares	411,263	332,416	535,730
Weighted average outstanding shares of Class B Common shares	654,099	662,228	667,479
Weighted average outstanding shares of Class C Preferred shares	1,342,019	1,337,107	1,601,580
Weighted average outstanding shares of Class D Preferred shares	944,925	944,925	768,884

Total shares for basic EPS	3,352,306	3,276,676	3,573,673

Dilutive Shares
Dilutive effect of stock-based awards for Class A Common shares	93,377	38,703	49,564
Dilutive effect of stockholder notes receivable for Class A Common shares	23,678	3,085	—
Dilutive effect of warrants for Class C Preferred shares	148,264	137,775	133,247
Weighted average outstanding shares of Class A Common shares	528,318	374,204	585,294
Weighted average outstanding shares of Class B Common shares	654,099	662,228	667,479
Weighted average outstanding shares of Class C Preferred shares	1,490,283	1,474,882	1,734,827
Weighted average outstanding shares of Class D Preferred shares	944,925	944,925	768,884

Total shares for dilutive EPS	3,617,625	3,456,239	3,756,484

Basic earnings per share:
Class A Common	$3.22	$2.54	$1.37
Class B Common	3.22	2.54	1.37
Class C Preferred	3.22	2.54	1.37
Class D Preferred	3.22	2.54	1.37

Diluted earnings per share:
Class A Common	$2.99	$2.40	$1.31
Class B Common	2.99	2.40	1.31
Class C Preferred	2.99	2.40	1.31
Class D Preferred	2.99	2.40	1.31

Anti-dilutive stock-based awards excluded from the calculations of diluted EPS were 25,550, 36,650, and 157,500 shares of stock options for the years ended December 31, 2018, 2017 and 2016, respectively.

Note 20. Subsequent Events

On June 13, 2019, TPG Pace Holdings Corp. (“Pace”) and the Company entered into an agreement (“the transaction agreement”) to acquire all of the issued and outstanding shares of common stock and preferred stock of the Company. The transaction agreement provides for consideration comprised of cash consideration equal to $177 per share for shareholders who make a cash election, as defined, and common stock in Pace for shareholders who do not make a cash election, depending on the number of shares for which a cash election is made.

On July 19, 2019, the Company entered into an agreement to purchase up to $30,000,000 in convertible promissory notes that bear interest at 3% per annum from another terminal operator. The notes mature six months

Accel Entertainment, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

following the satisfaction of certain conditions. At closing, the Company purchased a $5,000,000 note. The Company may elect to purchase another $25,000,000 note no later than October 12, 2019, and, upon purchase, would have the option of converting the notes to common stock of the terminal operator prior to the maturity date.

During 2019, the Company formed Accel Entertainment Gaming (PA), LLC for the purpose of applying to be a terminal operator in the Commonwealth of Pennsylvania and received a conditional gaming license to operate in May 2019.

Governor Pritzker signed the Illinois Gambling Act into law on June 28, 2019. The new gaming legislation led to changes in taxes that are imposed on licensees. The current tax rate imposed on video gaming terminals’ (“VGTs”) net terminal income is 30%. Beginning on July 1, 2019, an additional 3% tax will be imposed on a VGT’s net terminal income (for a total of 33%). Additionally, beginning on July 1, 2020, an additional 1% tax shall be imposed on a VGT’s net terminal income (for a total of 34%). The splits of revenue between the licensed terminal operator and licensed video gaming location will remain the same, with the obligation of the increased tax shared by both parties. With the new legislation any licensed video gaming location, subject to local municipal ordinances and approval, may now operate up to six (6) VGTs. This is an increase from the previous limit of up to five (5) VGTs per location. In addition, the new gaming legislation created an additional category of licensed establishments: Licensed Large Truck Stop Establishments, which will be allowed to operate up to ten (10) VGTs. A licensed large truck stop establishment is required to possess all the same characteristics as a traditional licensed truck stop establishment. Prior to these legislative changes, Illinois Gaming Board (“IGB”) agents were required to be physically present when any services were performed on a VGT. Once IGB rules related to this provision are enacted, the new legislation will permit the performance of certain repairs and modifications without the physical presence of an IGB agent, allowing the Company to more quickly complete repairs and modifications, which may decrease downtime and increase expected earnings. The max betting limit on VGTs will be increased to $4 (previously $2). The maximum cash award is also increased to $1,199 (previously $500). The legislation also creates “In-Location Bonus Jackpots,” which will allow wagers placed on one or more VGTs at a single licensed establishment to contribute to a cumulative maximum jackpot of up to $10,000. The IGB will need to adopt rules to implement these jackpots before they will be seen at locations.

On July 2, 2019 Illinois Gaming Investors, LLC filed a lawsuit against the Company. The lawsuit alleges that a current employee of the Company violated his non-competition agreement with Illinois Gaming Investors, LLC, and together with the Company, wrongfully solicited prohibited licensed video gaming locations. The lawsuit on its face seeks damages of $10,000,000. The Company is in the process of defending this lawsuit, and has not accrued any amounts as losses related to this suit are not probable or reasonably estimable.

On August 22, 2019, the Company entered into the First Amendment to Third Amended and Restated Loan and Security Agreement, which allowed for the contract draw loan availability to increase from $90,000,000 to $170,000,000. This amendment also included changes to borrowing base restrictions, as well as covenant definitions and calculations.

On August 26, 2019, the Company entered into an agreement to acquire all issued and outstanding membership interests in Grand River Jackpot, LLC (“Grand River”), a terminal operator licensed by the State of Illinois Gaming Board. Grand River operates approximately 1,893 video gaming terminals across 451 locations in the State of Illinois. The acquisition is expected to close by the end of September 2019, and the estimated aggregate purchase price of approximately $100,000,000 will be funded through the Company’s existing credit facilities.

Grand River Jackpot, LLC and Subsidiary

Consolidated Balance Sheets

June 30, 2019 and December 31 2018

	(Unaudited) June 30, 2019	December 31, 2018
Assets
Current assets:
Cash	$10,634,920	$9,830,118
Receivables	79,693	185,843
Inventories	326,961	271,928
Prepaid expenses and other assets	380,837	458,989

Total current assets	11,422,411	10,746,878

Property and equipment:
Land and land improvements	74,737	86,237
Building and building improvements	901,774	1,005,274
Furniture and equipment	45,754,866	42,994,883
Vehicles	1,583,539	1,458,235

	48,314,916	45,544,629
Less accumulated depreciation	37,671,249	35,498,475

Net property and equipment	10,643,667	10,046,154

Intangible contract rights and noncompete agreements, net of accumulated amortization	2,612,417	3,245,037

	$24,678,495	$24,038,069

Liabilities and Members’ (Deficit)
Current liabilities:
Current maturities of long-term debt	$548,480	$1,500,000
Current maturities of long-term debt for intangible contract rights	46,168	112,822
Accounts payable	1,964,097	1,152,674
Related party accounts payable	608,961	509,313
Accrued expenses	2,970,166	2,537,855

Total current liabilities	6,137,872	5,812,664

Long-term debt, less current maturities, net	48,603,418	48,042,818
Long-term debt for intangible contract rights, less current maturities	108,825	108,825
Other long-term related party payable	4,980,362	4,594,768

	53,692,605	52,746,411

Commitments and contingencies (Note 6)
Members’ (deficit)	(35,151,982)	(34,521,006)

	$24,678,495	$24,038,069

See notes to consolidated financial statements.

Grand River Jackpot, LLC and Subsidiary

Consolidated Statements of Operations (Unaudited)

Six-Months Ended June 30, 2019 and 2018

	2019	2018
Net revenue:
Gaming—video gaming terminals	$29,458,013	$27,898,382
Amusement	357,809	348,476
ATM fee income	436,637	382,971

	30,252,459	28,629,829

Expenses:
Salaries and wages	2,235,919	2,019,813
Payroll taxes	183,400	163,612
Employee benefits	218,082	253,429

Personnel costs	2,637,401	2,436,854

Earnout commissions	725,973	909,063
Gaming taxes	8,837,492	8,369,603
Video gaming terminal fees	10,482,079	9,909,649
Amusement	33,322	26,121
Supplies	115,667	110,152
Advertising	171,882	108,821
Contractual services	201,382	224,372
Taxes and license fees	64,037	65,953
Auto fuel and licenses	116,468	121,122
Travel	47,465	35,158
Repairs and maintenance	413,928	300,787
Rent	10,818	6,818
Insurance	156,234	134,421
Utilities and telephone	324,916	317,115
Legal and professional fees	293,895	179,135
Related party management service fee	99,648	99,648
Amortization of intangible assets	916,566	1,246,615
Depreciation	2,297,421	3,664,724
Gain on sale of property and equipment	(62,335)	(731)
Other	52,236	52,468

Other operating expenses	25,299,094	25,881,014

Operating income	2,315,964	311,961

Other (expense):
Amortization of debt issuance costs	(60,600)	(60,600)
Interest	(2,886,340)	(2,777,516)

	(2,946,940)	(2,838,116)

Net (loss)	$(630,976)	$(2,526,155)

See notes to consolidated financial statements.

Grand River Jackpot, LLC and Subsidiary

Consolidated Statements of Members’ (Deficit) (Unaudited)

Six-Months Ended June 30, 2019 and 2018

Balance, December 31, 2017	$(30,128,790)
Net (loss)	(2,526,155)

Balance, June 30, 2018	$(32,654,945)

Balance, December 31, 2018	$(34,521,006)
Net (loss)	(630,976)

Balance, June 30, 2019	$(35,151,982)

See notes to consolidated financial statements.

Grand River Jackpot, LLC and Subsidiary

Consolidated Statements of Cash Flows (Unaudited)

Six-Months Ended June 30, 2019 and 2018

	2019	2018
Cash flows from operating activities:
Net loss	$(630,976)	$(2,526,155)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,297,421	3,664,724
Amortization	977,166	1,307,215
(Gain) on sale of property and equipment	(62,335)	(731)
Changes in working capital components:
Receivables	106,150	15,056
Inventories and prepaid expenses	23,119	124,077
Accounts and related party payables and accrued expenses	583,932	(82,665)
Long-term payable for related party earnout	385,594	563,852

Net cash provided by operating activities	3,680,071	3,065,373

Cash flows from investing activities:
Purchase of property and equipment	(2,107,792)	(1,279,273)
Proceeds from sales of property and equipment	34,643	21,409
Purchase of intangible contract rights	(283,946)	(203,613)

Net cash used in investing activities	(2,357,095)	(1,461,477)

Cash flows from financing activities:
Proceeds from borrowings on long-term debt	500,000	500,000
Principal payments on long-term debt	(1,018,174)	(1,326,070)

Net cash used in financing activities	(518,174)	(826,070)

Net increase in cash	804,802	777,826
Cash:
Beginning	9,830,118	9,372,403

Ending	$10,634,920	$10,150,229

Supplemental disclosure of cash flow information, cash paid for interest	$2,951,033	$2,777,216

Supplemental disclosure of noncash investing and financing activities, accounts payable incurred for purchases of property and equipment	$1,425,586	$3,945

See notes to consolidated financial statements.

Grand River Jackpot, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business: Grand River Jackpot, LLC (Company) is a limited liability company formed under the laws of the state of Illinois. The purpose of the Company is to operate and invest in entities that operate video gaming terminals (VGTs) within the state of Illinois. The state of Illinois legalized the use of video gaming terminals at licensed locations including bars, restaurants, truck stops and fraternal and veterans’ organizations in July 2009.

Grand River Jackpot, LLC owns 100% of the membership interest in Grand River Amusements, LLC. The purpose of Grand River Amusements, LLC is to operate an amusement company in Illinois.

GRE-Illinois, LLC (GRE-IL) was formed in March 2010 and owns an 80% interest in the Company with the minority interest of 20% owned by Grand Enterprises, LLC.

GRE Funding Company, LLC (Fund Co.) was formed in 2016 and owns 100% of the membership interest in GRE-IL. Great River Entertainment, LLC (GRE) owns 100% of the membership interest in Fund Co.

Significant accounting policies:

Principles of consolidation: The Company’s consolidated financial statements include its subsidiary, Grand River Amusements, LLC. All material intercompany accounts and transactions have been eliminated.

Basis of presentation: The consolidated interim financial statements for June 30, 2019 and 2018, are unaudited, and in the opinion of management, contain all adjustments necessary for a fair presentation of the consolidated interim financial statements. Such adjustments consist solely of normal recurring items. Interim results are not necessarily indicative of results for a full year or any subsequent interim period. The consolidated interim financial statements and notes are prepared in accordance with accounting principles generally accepted in U.S. GAAP and do not contain certain information included in the annual consolidated financial statements and accompanying notes of the Company. These consolidated interim financial statements should be read in conjunction with the annual financial statements and accompanying notes for the year ended December 31, 2018.

Accounting estimates: The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the estimated useful lives of property and equipment and intangible contract rights.

Concentration of credit risk: The Company maintains cash deposit accounts at financial institutions, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Property and equipment: Property and equipment is stated at cost. Depreciation is computed using straight-line methods based on estimated useful lives which range from 3 to 40 years.

Intangible contract rights and noncompete agreements: Intangible contract rights allow the Company exclusive rights to place video gaming machines (VGTs) in licensed establishments. Contract rights are being amortized using the straight-line method over the terms of the contracts. Contract terms currently range from 1 to 10 years. The majority of noncompete agreements are being amortized using the same method and terms as the intangible contract rights.

Grand River Jackpot, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

The Company evaluates its intangible contract rights and noncompete agreements for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. This analysis is performed by comparing carrying values of these assets to the current and expected future undiscounted cash flows expected to be generated by these assets. The estimated future cash flows are based upon, among other things, assumptions about expected future operating performance, and may differ from actual cash flows. If such analysis indicates the carrying value of these assets is not recoverable and the fair value of the assets is less than their carrying value, the assets will be written down to their estimated fair value in the period in which this determination is made. The Company completed an evaluation of these assets for the six months ended June 30, 2019 and 2018 and determined there was no impairment of their carrying value.

Minority member earnout commissions: Under the Amended and Restated Operating Agreement dated October 31, 2016 the minority member is entitled to earnout commissions ranging from 1 to 10.5% of the gross revenue from video gaming terminals operated by the Company related to locations contributed by the minority member up to a maximum of $162,500 per quarter with any excess carried forward to quarters for which actual calculations do not exceed the maximum. The total earnout commissions expense under this agreement was $325,000 for both of the six months ended June 30, 2019 and 2018.

Deferred financing fees: Deferred financing fees represent the Company’s share of lender fees, professional fees and closing costs incurred by Fund Co. when Fund Co. refinanced their Senior Debt in October 2016. The Company’s share of these costs was determined based on the percent of proceeds from Senior Debt they received from Fund Co. to pay off the Company’s first and second lien credit agreements. These costs are netted with long-term debt and are being amortized over the terms of that agreement using the straight-line method.

Long-term related party payable: As part of the Amended and Restated Operating Agreement, the majority member (GRE-Illinois, LLC) is entitled to earnout commissions of 10.5% of gross revenue from video gaming terminals operated by the Company related to locations obtained through one asset purchase agreement. Total earnout commissions accrued as of June 30, 2019 and December 31, 2018 were $4,505,875 and $4,205,181, respectively, plus accrued interest at a rate of 4% of $474,487 and $389,587, respectively. Total earnout commissions expense under this agreement for the six months ended June 30, 2019 and 2018 was $300,694 and $494,899, respectively, and related interest expense was $84,900 and $68,953, respectively. As the Company’s former and current credit agreements have restrictions for payments to the majority member, the entire balance is shown as other long term related party payable on the consolidated balance sheet as of June 30, 2019 and December 31, 2018.

Revenue recognition: In accordance with gaming industry practice, gaming revenue from video gaming terminals is recognized as the net win from gaming activities, which is the difference between gaming wins and losses. Revenue from amusement and vending business are recognized at the time the related sale is made.

Advertising costs: Advertising costs are expensed as incurred. Total advertising costs expensed for the six months ended June 30, 2019 and 2018 were approximately $172,000 and $109,000, respectively.

Sales and W2G taxes: Taxes collected from customers and remitted to government agencies for specific revenue-producing transactions are recorded net with no effect on the consolidated statement of operations.

Income taxes: The Company has elected to be taxed as a limited liability company, which provides in lieu of corporation income taxes, the members separately account for their proportionate share of the Company’s income, deductions, losses and credits. Therefore, no provision or liability for income taxes has been included in the consolidated financial statements.

Grand River Jackpot, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

Management evaluated the Company’s tax positions and concluded the Company had taken no uncertain tax positions that require adjustment to the financial statements. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal or state tax authorities for years before 2015.

Recent accounting guidance: In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019. The Company is currently evaluating the impact of adoption of the new standard on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance, including industry specific guidance, when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018 and interim reporting periods within annual reporting periods beginning after December 15, 2019. The Company will adopt the new guidance using the retrospective with cumulative effect transition method and apply the adjustment to the opening balance of retained earnings. The Company does not expect this adjustment to be material to the financial statements as a whole and is currently evaluating the impact of the new guidance on its financial statement disclosures.

Note 2.	Intangibles

Intangible assets consist of the following:

	June 30, 2019	December 31, 2018
Contract rights and noncompete agreements	$18,824,564	$18,540,618
Less accumulated amortization	(16,212,147)	(15,295,581)

Balance	$2,612,417	$3,245,037

The amortization expense for the six-months ended June 30, 2019 and 2018 were $916,566 and $1,246,615, respectively.

Estimated future amortization expense is as follows:

Six months ending December 31, 2019	$965,655
Years ending December 31:
2020	855,784
2021	253,301
2022	118,564
2023	104,330
Thereafter	314,783

$2,612,417

Grand River Jackpot, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 3.	Long-Term Borrowings and Pledged Assets

Long-term debt as of December 31, 2018 and June 30, 2019 consists of the following:

	June 30, 2019	December 31, 2018
Related party financing agreement (A)	$49,434,700	$49,886,220
Less deferred financing fees	(282,802)	(343,402)
Less current maturities	(548,480)	(1,500,000)

	$48,603,418	$48,042,818

(A)

The Company entered into a loan and security agreement with Fund Co. on October 31, 2016 under which they received proceeds of approximately $53,680,000. The principal and interest payments due on this agreement total $7,500,000 per year provided that such amount will be increased so that the minimum principal paid is not less than $1,500,000. Interest on the outstanding balance is variable and is at one-month LIBOR plus an applicable margin based on the current rates being charged on the Senior Debt. The actual rates as of June 30, 2019 and December 31, 2018 were 11.15% and 11.27%, respectively. Total interest paid on related party debt was approximately $2,798,000 and $2,700,000 for the six months ended of June 30, 2019 and June 30, 2018, respectively. The remaining outstanding balance plus any accrued interest is due on October 31, 2021.

The Company’s assets are pledged on the Senior Debt of Fund Co. and the Company is also listed as a guarantor along with Fund Co. and Fund Co.’s other subsidiaries. The outstanding balance of the Senior Debt of Fund Co. was $87,050,000 and $90,550,000 as of June 30, 2019 and December 31, 2018, respectively.

The scheduled maturities of long-term debt are as follows:

Six months ending December 31, 2019	$548,480
Years ending December 31:
2020	1,500,000
2021	47,386,220

$49,434,700

Note 4.	State Gaming Taxes and Video Gaming Terminal Fees

In accordance with the Illinois Video Gaming Act, the Company pays state gaming taxes equal to 30% on net terminal income and an administrative fee, which was 0.7275% and increased to 0.8513% in July 2018, to a third-party. The net remaining terminal income is split 50/50 between the Licensed Terminal Operator (the Company) and the Licensed Video Gaming Location. The total state gaming taxes incurred by the Company were approximately $8,837,000 and $8,370,000 for the six months ended June 30, 2019 and 2018, respectively. Total administrative fees were approximately $125,000 and $101,000 and total amounts paid to Licensed Locations were approximately $10,310,000 and $9,764,000 for the six months ended June 30, 2019 and 2018, respectively. These fees are included with video gaming terminal fees on the statements of operations for the six months ended June 30, 2019 and 2018.

Grand River Jackpot, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 5.	Employee Benefits

Retirement plan: GRE sponsors a qualified 401(k) profit sharing plan covering eligible employees of GRE and its subsidiaries. The Plan allows employee deferral contributions and also provides discretionary matching contributions equal to a percentage of employee deferral contributions and a discretionary nonelective contribution. The Company’s matching contributions totaled approximately $57,000 and $50,000 for the six months ended June 30, 2019 and 2018, respectively. There were no discretionary nonelective contributions for the six months ended June 30, 2019 and 2018.

Health insurance: As of January 1, 2018, GRE adopted a qualified employee health insurance plan covering all eligible employees of GRE and its subsidiaries. The plan, which is self-funded, requires contributions from the Company and its eligible employees and their dependents. Any unpaid claims or incurred but not reported claims are liabilities of GRE. Total contributions paid to GRE by the Company for the six months ended June 30, 2019 and 2018 were approximately $155,000 and $200,000, respectively.

The Company remits monthly contributions for health insurance to GRE and GRE pays the insurance claims.

Note 6.	Contingencies

The Company is involved in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, in consultation with its legal counsel, the ultimate disposition of these matters will fall within the limits of insurance and/or will not have a material effect on the Company’s future financial position or results of operations.

Note 7.	Subsequent Events

On July 1, 2019 the Company borrowed $1,000,000 from Fund Co. In addition, effective July 1, 2019, the Illinois Gaming Board imposed an additional tax of 3% on net terminal income.

On August 26, 2019, GRE, GRE-IL and the Company entered into a purchase agreement with an unrelated third party to sell their membership interests in the Company for $109,500,000. GRE-IL received proceeds of approximately $100,000,000 upon the closing of the sale on September 16, 2019.

On August 26, 2019, GRE-IL and Grand Enterprises, LLC entered into an agreement whereby GRE-IL would purchase Grand Enterprises, LLC’s 20% membership interest in the Company contingent upon the sale of the Company to an unrelated third party.

The Company has evaluated all subsequent events through September 26, 2019, the date on which the financial statements were available to be issued.

Independent Auditor’s Report

Board of Directors and Members

Grand River Jackpot, LLC

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Grand River Jackpot, LLC and Subsidiary, which comprise the consolidated balance sheet as of December 31, 2018, the related consolidated statements of operations, members’ (deficit) and cash flows for the year then ended, and the related notes to consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grand River Jackpot, LLC and Subsidiary as of December 31, 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Davenport, Iowa

March 28, 2019

Grand River Jackpot, LLC and Subsidiary

Consolidated Balance Sheet

December 31, 2018

Assets
Current assets:
Cash	$9,830,118
Receivables	185,843
Inventories	271,928
Prepaid expenses and other assets	458,989

Total current assets	10,746,878

Property and equipment:
Land and land improvements	86,237
Building and building improvements	1,005,274
Furniture and equipment	42,994,883
Vehicles	1,458,235

45,544,629
Less accumulated depreciation	35,498,475

Net property and equipment	10,046,154

Intangible contract rights and noncompete agreements, net of accumulated amortization	3,245,037

$24,038,069

Liabilities and Members’ Deficit
Current liabilities:
Current maturities of long-term debt	$1,500,000
Current maturities of long-term debt for intangible contract rights	112,822
Accounts payable	1,152,674
Related party accounts payable	509,313
Accrued expenses	2,537,855

Total current liabilities	5,812,664

Long-term debt, less current maturities	48,042,818
Long-term debt for intangible contract rights, less current maturities	108,825
Other long-term related party payable	4,594,768

52,746,411

Commitments and contingencies (Note 6)
Members’ deficit	(34,521,006)

$24,038,069

See notes to consolidated financial statements.

Grand River Jackpot, LLC and Subsidiary

Consolidated Statement of Operations

Year Ended December 31, 2018

Net revenue:
Gaming—video gaming terminals	$54,754,771
Amusement	665,139
ATM fee income	769,753

56,189,663

Expenses:
Salaries and wages	4,205,769
Payroll taxes	327,267
Employee benefits	451,764

Personnel costs	4,984,800

Earnout commissions	1,762,901
Gaming taxes	16,426,612
Video gaming terminal fees	19,478,481
Amusement	46,630
Supplies	211,498
Advertising	247,317
Contractual services	439,867
Taxes and license fees	100,869
Auto fuel and licenses	254,180
Travel	70,922
Repairs and maintenance	713,075
Rent	15,636
Insurance	269,791
Utilities and telephone	636,284
Legal and professional fees	559,367
Related party management service fee	199,296
Amortization of intangible assets	2,102,017
Depreciation	6,354,531
Gain on sale of property and equipment	(63,478)
Other	102,794

Other operating expenses	49,928,590

Operating income	1,276,273

Other (expense):
Amortization of debt issuance costs	(121,200)
Interest	(5,547,289)

(5,668,489)

Net loss	$(4,392,216)

See notes to consolidated financial statements.

Grand River Jackpot, LLC and Subsidiary

Consolidated Statement of Members’ Deficit

Year Ended December 31, 2018

Balance, December 31, 2017	$(30,128,790)
Net loss	(4,392,216)

Balance, December 31, 2018	$(34,521,006)

See notes to consolidated financial statements.

Grand River Jackpot, LLC and Subsidiary

Consolidated Statement of Cash Flows

Year Ended December 31, 2018

Cash flows from operating activities:
Net loss	$(4,392,216)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	6,354,531
Amortization	2,223,217
Gain on sale of property and equipment	(63,478)
Changes in working capital components:
Receivables	(110,342)
Inventories and prepaid expenses	9,584
Accounts and related party payables and accrued expenses	562,374
Long-term payable for related party earnout	1,083,803

Net cash provided by operating activities	5,667,473

Cash flows from investing activities:
Purchase of property and equipment	(2,647,926)
Proceeds from sales of property and equipment	95,286
Purchase of intangible contract rights	(672,980)

Net cash used in investing activities	(3,225,620)

Cash flows from financing activities:
Proceeds from borrowings on long-term debt	500,000
Principal payments on long-term debt	(2,484,138)

Net cash used in financing activities	(1,984,138)

Net increase in cash	457,715
Cash:
Beginning	9,372,403

Ending	$9,830,118

Supplemental disclosure of cash flow information, cash paid for interest	$5,620,410

Supplemental disclosures of noncash investing and financing activities:
Accounts payable incurred for purchases of property and equipment	$666,136

Writeoff of intangible asset and related debt	$392,000

See notes to consolidated financial statements.

Grand River Jackpot, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business: Grand River Jackpot, LLC (Company) is a limited liability company formed under the laws of the state of Illinois. The purpose of the Company is to operate and invest in entities that operate video gaming terminals (VGTs) within the state of Illinois. The state of Illinois legalized the use of video gaming terminals at licensed locations including bars, restaurants, truck stops and fraternal and veterans’ organizations in July 2009.

Grand River Jackpot, LLC owns 100% of the membership interest in Grand River Amusements, LLC. The purpose of Grand River Amusements, LLC is to operate an amusement company in Illinois.

GRE-Illinois, LLC (GRE-IL) was formed in March 2010 and owns an 80% interest in the Company with the minority interest of 20% owned by Grand Enterprises, LLC.

GRE Funding Company, LLC (Fund Co.) was formed in 2016 and owns 100% of the membership interest in GRE-IL. Great River Entertainment, LLC (GRE) owns 100% of the membership interest in Fund Co.

Significant accounting policies:

Principles of consolidation: The Company’s consolidated financial statements include its subsidiary, Grand River Amusements, LLC. All material intercompany accounts and transactions have been eliminated.

Accounting estimates: The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the estimated useful lives of property and equipment and intangible contract rights.

Concentration of credit risk: The Company maintains cash deposit accounts at financial institutions, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Property and equipment: Property and equipment is stated at cost. Depreciation is computed using straight-line methods based on estimated useful lives which range from 3 to 40 years.

Intangible contract rights and noncompete agreements: Intangible contract rights allow the Company exclusive rights to place video gaming machines (VGTs) in licensed establishments. Contract rights are being amortized using the straight-line method over the terms of the contracts. Contract terms currently range from 1 to 10 years. The majority of noncompete agreements are being amortized using the same method and terms as the intangible contract rights.

The Company evaluates its intangible contract rights and noncompete agreements for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. This analysis is performed by comparing carrying values of these assets to the current and expected future undiscounted cash flows expected to be generated by these assets. The estimated future cash flows are based upon, among other things, assumptions about expected future operating performance, and may differ from actual cash flows. If such analysis indicates the carrying value of these assets is not recoverable and the fair value of the assets is less than their carrying value, the assets will be written down to their estimated fair value in the period in which this determination is made. The Company completed an evaluation of these assets for the year ended December 31, 2018 and determined there was no impairment of their carrying value.

Grand River Jackpot, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

Minority member earnout commissions: Under the Amended and Restated Operating Agreement dated October 31, 2016 the minority member is entitled to earnout commissions ranging from 1 to 10.5% of the gross revenue from video gaming terminals operated by the Company related to locations contributed by the minority member up to a maximum of $162,500 per quarter with any excess carried forward to quarters for which actual calculations do not exceed the maximum. The total earnout commissions expense under this agreement was $650,000 for the year ended December 31, 2018.

Deferred financing fees: Deferred financing fees represent the Company’s share of lender fees, professional fees and closing costs incurred by Fund Co. when Fund Co. refinanced their Senior Debt in October 2016. The Company’s share of these costs was determined based on the percent of proceeds from Senior Debt they received from Fund Co. to pay off the Company’s first and second lien credit agreements. These costs are netted with long-term debt and are being amortized over the terms of that agreement using the straight-line method.

Long-term related party payable: As part of the Amended and Restated Operating Agreement, the majority member (GRE-Illinois, LLC) is entitled to earnout commissions of 10.5% of gross revenue from video gaming terminals operated by the Company related to locations obtained through one asset purchase agreement. Total earnout commissions accrued as of December 31, 2018 was $4,205,181, plus accrued interest at a rate of 4% of $389,587. Total earnout commissions expense under this agreement for the year ended December 31, 2018 was $935,233, and related interest expense was $148,570. As the Company’s former and current credit agreements have restrictions for payments to the majority member, the entire balance is shown as other long term related party payable on the consolidated balance sheet as of December 31, 2018.

Revenue recognition: In accordance with gaming industry practice, gaming revenue from video gaming terminals is recognized as the net win from gaming activities, which is the difference between gaming wins and losses. Revenue from amusement and vending business are recognized at the time the related sale is made.

Advertising costs: Advertising costs are expensed as incurred. Total advertising costs expensed for the year ended December 31, 2018 was approximately $247,000.

Sales and W2G taxes: Taxes collected from customers and remitted to government agencies for specific revenue-producing transactions are recorded net with no effect on the consolidated statement of operations.

Income taxes: The Company has elected to be taxed as a limited liability company, which provides in lieu of corporation income taxes, the members separately account for their proportionate share of the Company’s income, deductions, losses and credits. Therefore, no provision or liability for income taxes has been included in the consolidated financial statements.

Management evaluated the Company’s tax positions and concluded the Company had taken no uncertain tax positions that require adjustment to the financial statements. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal or state tax authorities for years before 2015.

Recent accounting guidance: In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019. The Company is currently evaluating the impact of adoption of the new standard on its consolidated financial statements.

Grand River Jackpot, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance, including industry specific guidance, when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. The Company will adopt the new guidance using the retrospective with cumulative effect transition method and apply the adjustment to the opening balance of retained earnings as of January 1, 2019. The Company does not expect this adjustment to be material to the financial statements as a whole and is currently evaluating the impact of the new guidance on its financial statement disclosures.

Note 2.	Intangibles

Intangible assets are summarized as follows:

Contract Rights and Noncompete Agreements
Balance, December 31, 2017	$5,066,074
Additions	672,980
Write-off	(392,000)
Amortization	(2,102,017)

Balance, December 31, 2018	$3,245,037

Estimated future amortization expense is as follows:

Years ending December 31:
2019	$1,713,860
2020	793,498
2021	235,535
2022	100,797
2023	86,563
Thereafter	314,784

$3,245,037

Note 3.	Long-Term Borrowings and Pledged Assets

Long-term debt as of December 31, 2018 consists of the following:

Related party financing agreement (A)	$49,886,220
Less deferred financing fees	343,402
Less current maturities	1,500,000

$48,042,818

(A)

The Company entered into a loan and security agreement with Fund Co. on October 31, 2016 under which they received proceeds of approximately $53,680,000. The principal and interest payments due on this

Grand River Jackpot, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 3.	Long-Term Borrowings and Pledged Assets (Continued)

agreement total $7,500,000 per year provided that such amount will be increased so that the minimum principal paid is not less than $1,500,000. Interest on the outstanding balance is variable and is at one-month LIBOR plus an applicable margin based on the current rates being charged on the Senior Debt. The actual rates as of December 31, 2018 were 11.27%. Total interest paid on related party debt was approximately $5,460,000 for the year ended December 31, 2018. The remaining outstanding balance plus any accrued interest is due on October 31, 2021.

The Company’s assets are pledged on the Senior Debt of Fund Co. and the Company is also listed as a guarantor along with Fund Co. and Fund Co.’s other subsidiaries. The outstanding balance of the Senior Debt of Fund Co. was $90,550,000 as of December 31, 2018.

The scheduled maturities of long-term debt are as follows:

Years ending December 31:
2019	$1,500,000
2020	1,500,000
2021	46,886,220

$49,886,220

Long-term debt related to intangible contract rights as of December 31, 2018 is as follows:

Location contracts and noncompete agreement (1)	$17,750
Location contracts (2)	8,750
Location contracts (3)	59,450
Location contracts (4)	28,186
Location contracts (5)	4,870
Location contracts (6)	102,641

221,647
Less current maturities	112,822

$108,825

(1)

Location contracts and noncompete: The Company entered into an agreement in the amount of $698,000 for the purchase of 18 VGT location contracts ($26,000 to $51,000 per contract). As part of the agreement they paid $25,000 upon closing. The remaining balance is being incurred at the designated rate per location contract included in the agreement as each location is activated and payments are being made in quarterly installments equal to 1/20th of the contract price. There were eight locations activated under this contract as of December 31, 2018. There is also an option to purchase up to five additional location contracts at prices ranging from $26,000 to $36,000 per contract. There was also a separate noncompete agreement included in this purchase whereby the Company must pay consideration of $20,000 per year in 20 equal quarterly installments. The balances owed on location contracts and the noncompete agreement was $17,750 as of December 31, 2018.

(2)

Location contracts: The Company entered into an agreement in the amount of $1,080,000 for the purchase of 24 VGT location contracts ($40,000 or $45,000 per contract). As part of the agreement they paid $50,000 upon closing. The remaining balance is being incurred at the designated rate per location contract included in the agreement as each location is activated and payments are being made in either 12 or 20 equal quarterly installments of principal and interest at a rate of 8%. There were six locations activated under this agreement as of December 31, 2018.

Grand River Jackpot, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 3.	Long-Term Borrowings and Pledged Assets (Continued)

(3)

Location contracts: The Company entered into an agreement to purchase VGT location contracts from an individual at a price of $30,000 each. In order to qualify as a legitimate contract, the contract term must be at least three years. The Company is required to pay $1,000 per executed contract when delivered and then pay the remaining $29,000 per contract in 20 equal quarterly installments of $1,450. There were eight active locations under this agreement as of December 31, 2018.

(4)

Location contracts: The Company entered into an agreement in the amount of $1,325,000 for the purchase of up to 50 VGT location contracts ($25,000 or $30,000 per contract). As part of the agreement they paid $120,000 upon closing. The remaining balance is being incurred at the designated rate per location contract included in the agreement as each location is activated and payments are made in 60 equal quarterly installments. There were ten locations activated under this agreement as of December 31, 2018. There is also an option for the seller to provide up to 50 additional location contracts at a price of $25,000 per contract if all locations are delivered within the time frame noted in the agreement.

(5)

Location contracts: The Company entered into an agreement in the amount of $200,000 for the purchase of up to four VGT location contracts ($50,000 per contract). As part of the agreement they paid $5,000 upon closing. The remaining balance is being incurred at the designated rate per location contract as each location is activated and payments are made in 20 equal quarterly installments of $2,438. There was one location activated under this agreement as of December 31, 2018. There is also an option for the seller to provide up to five additional location contracts at a price of $30,000 per contract if all locations are delivered within the time frame noted in the agreement.

(6)

Location contracts: The Company entered into an amended purchase agreement in May 2013 in the amount of $200,000 for the purchase of nine VGT location contracts. The agreement requires monthly payments of $2,209 including principal and interest at a rate of 6% and matures in May 2023. There were six locations activated under this agreement as of December 31, 2018. There is also an option for the seller to deliver additional contracts at a price of $25,000 per contract.

Other than as specifically noted above, the location contracts do not bear interest on the amounts owed after locations are activated.

The scheduled maturities of long-term debt related to intangible contract rights are as follows:

Years ending December 31:
2019	$112,822
2020	47,871
2021	25,034
2022	25,038
2023	10,882

$221,647

Note 4.	State Gaming Taxes and Video Gaming Terminal Fees

In accordance with the Illinois Video Gaming Act, the Company pays state gaming taxes equal to 30% on net terminal income and an administrative fee, which was 0.7275% and increased to 0.8513% in July 2018, to a third-party. The net remaining terminal income is split 50/50 between the Licensed Terminal Operator (the Company) and the Licensed Video Gaming Location. The total state gaming taxes incurred by the Company were approximately $16,427,000 for the year ended December 31, 2018. Total administrative fees were

Grand River Jackpot, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 4.	State Gaming Taxes and Video Gaming Terminal Fees (Continued)

approximately $213,000 and total amounts paid to Licensed Locations were approximately $19,170,000 for the year ended December 31, 2018. These fees are included with video gaming terminal fees on the statement of operations for the year ended December 31, 2018.

Note 5.	Employee Benefits

Retirement plan: GRE sponsors a qualified 401(k) profit sharing plan covering eligible employees of GRE and its subsidiaries. The Plan allows employee deferral contributions and also provides discretionary matching contributions equal to a percentage of employee deferral contributions and a discretionary nonelective contribution. The Company’s matching contributions totaled approximately $96,000 for the year ended December 31, 2018. There were no discretionary nonelective contributions for the year ended December 31, 2018.

Health insurance: As of January 1, 2018, GRE adopted a qualified employee health insurance plan covering all eligible employees of GRE and its subsidiaries. The plan, which is self-funded, requires contributions from the Company and its eligible employees and their dependents. Any unpaid claims or incurred but not reported claims are liabilities of GRE. Total contributions paid to GRE by the Company for the year ended December 31, 2018 were approximately $351,000. The Company remits monthly contributions for health insurance to GRE and GRE pays the insurance claims.

Note 6.	Contingencies

The Company is involved in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, in consultation with its legal counsel, the ultimate disposition of these matters will fall within the limits of insurance and/or will not have a material effect on the Company’s future financial position or results of operations.

Note 7.	Subsequent Events

The Company has evaluated all subsequent events through March 28, 2019, the date on which the financial statements were available to be issued.

Ernst & Young LLP (“EY”) prepared the attached Report only for Accel Entertainment Inc. and TPG Pace Holdings, Corp. (“Clients”) pursuant to an agreement solely between EY and Clients. EY did not perform its services on behalf of or to serve the needs of any other person or entity. Accordingly, EY expressly disclaims any duties or obligations to any other person or entity based on its use of the attached Report. Any other person or entity must perform its own due diligence inquiries and procedures for all purposes, including, but not limited to, satisfying itself as to the financial condition and control environment of Client, as well as the appropriateness of the accounting for any particular situation addressed by the Report.

EY did not perform an audit, review, examination, or other form of attestation (as those terms are identified by the AICPA or by the Public Company Accounting Oversight Board) of Clients’ financial statements. Accordingly, EY did not express any form of assurance on Clients’ accounting matters, financial statements, any financial or other information, or internal controls. EY did not conclude on the appropriate accounting treatment based on specific facts or recommend which accounting policy/treatment Clients’ should select or adopt.

The observations relating to accounting matters that EY provided to Clients were designed to assist Clients in reaching its own conclusions and do not constitute our concurrence with or support of Clients’ accounting or reporting. Clients alone are responsible for the preparation of their financial statements, including all of the judgments inherent in preparing them. Discussions and/or accounting analysis in the Report are Clients’ conclusions based on an analysis of relevant guidance and instrument features and incorporated by EY in this document based on verbal discussions with the Client, primarily Eduardo Tamraz and Jeri Kwek.

This information is not intended or written to be used, and it may not be used, for the purpose of avoiding penalties that may be imposed on a taxpayer.

Selected Historical Financial Data of Pace on a Pro Forma Basis

The selected unaudited pro forma condensed combined financial information for the nine months ended September 30, 2019 and year ended December 31, 2018 combines the historical consolidated statements of operations of Pace and Accel giving effect to the Business Combination as if it had been completed on January 1, 2018. The summary unaudited pro forma condensed combined balance sheet as of September 30, 2019 combines the historical unaudited consolidated balance sheets of Pace and Accel giving effect to the Business Combination as if it had been completed on September 30, 2019. The summary unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, which is included elsewhere in this filing under “Unaudited Pro Forma Condensed Combined Financial Information.”

The selected unaudited pro forma condensed combined financial information is presented for informational purposes only. The summary unaudited pro forma condensed combined financial information does not purport to represent what the combined company’s results of operations or financial condition would have been had the Business Combination actually occurred on the dates indicated and does not purport to project the combined company’s results of operations or financial condition for any future period or as of any future date. The summary unaudited pro forma condensed combined financial information does not reflect any cost savings that may be realized as a result of the Business Combination or any potential changes in compensation plans. Additionally, the unaudited pro forma adjustments made in the summary unaudited pro forma condensed combined financial information, which are described in those notes, are preliminary and may be revised.

	Year Ended December 31, 2018	Nine Months Ended September 30, 2019
Pro Forma Condensed Combined Statement of Operations Data:
Total revenues	$388,182,355	$345,047,674
Operating income	$25,690,211	$16,888,551
Net income available to shareholders of Pace	$8,801,087	$2,114,130
Earnings per share - basic and diluted	$0.11	$0.03
Weighted-average number of shares outstanding during the period - basic and diluted	76,637,470	76,637,470

	As of September 30, 2019
Pro Forma Condensed Combined Balance Sheet Data:
Cash and cash equivalents	$116,493,879
Property and equipment	$114,494,974
Total assets	$500,038,260
Total liabilities	$415,617,283
Total stockholders’ equity	$84,420,977

Comparative Historical and Pro Forma Per Share Data

The following table sets forth:

•	historical per share information of Pace and Accel for the year ended December 31, 2018 and the nine months ended September 30, 2019;

•	unaudited pro forma net income and cash dividends per share information giving effect to the Business Combination as if it had been completed on January 1, 2018; and

•	unaudited pro forma per share information of Pace for the year ended December 31, 2018 and the nine months ended September 30, 2019, after giving effect to the Business Combination.

This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of Pace and Accel and Grand River, and the accompanying notes to such financial statements, that are included elsewhere in this filing. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the dates indicated or will be realized upon the completion of the Business Combination. Uncertainties that could impact Pace’s financial condition include risks that effect Accel’s operations, any failures of Pace to manage its growth effectively or to respond to the demand of licensed establishment partners following the consummation of the Business Combination, any inability to complete acquisitions and integrate acquired businesses, strict government regulation that is subject to frequent amendment, repeal or new interpretation and general economic uncertainty and the effect of general economic conditions on the gaming industry. For more information on the risks, please see the section entitled “Risk Factors.” You are also urged to read the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements.”

	Historical
	Accel	Pace	Pro Forma
Book value per share (1)	$19.49	$0.09	$1.10
Basic net income (loss) per share for the nine months ended September 30, 2019	$1.98	$(0.05)	$0.03
Basic net income per share for the year ended December 31, 2018	$3.22	$0.12	$0.11
Diluted net income (loss) per share for the nine months ended September 30, 2019	$1.86	$(0.05)	$0.03
Diluted net income per share for the year ended December 31, 2018	$2.99	$0.12	$0.11
Cash dividends per share	$—	$—	$—

(1)	Book value per share = (Total equity)/shares outstanding as of September 30, 2019.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 gives effect to the Business Combination as if it was completed on September 30, 2019. The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2019 and the year ended December 31, 2018 give pro forma effect to the Business Combination as if it was completed on January 1, 2018.

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on September 30, 2019, nor is it indicative of the financial condition of the combined company as of any future date.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Pace’s audited financial statements as of and for the year ended, December 31, 2018 and unaudited financial statements as of, and for the nine months ended, September 30, 2019;

•

Accel’s audited financial statements as of and for the year ended, December 31, 2018 and unaudited financial statements as of, and for the nine months ended, September 30, 2019, included elsewhere in this filing;

•	Grand River’s audited financial statements as of and for the year ended, December 31, 2018 and unaudited financial statements as of, and for the period ended, September 17, 2019; and

•

the sections entitled “Pace Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Accel Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination. It has been prepared for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the combined company.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2019

	Accel	Pace	Pro Forma
	(Historical)	(Historical)	Adjustments			Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$111,221,637	$79,575	$429,951,456	(3a	)	$116,493,879
			(177,468,711)	(3b	)
			(8,750,000)	(3c	)
			(28,177,101)	(3d	)
			48,000,019	(3e	)
			(236,223,408)	(3f	)
			(3,000,000)	(3g	)
			10,378,296	(3h	)
			(4,517,883)	(3i	)
			(25,000,000)	(3j	)
Prepaid expenses	3,339,581	21,250	—			3,360,831
Income taxes receivable	6,618,850	—	—			6,618,850
Investment in convertible note	5,000,000	—	—			5,000,000
Other current assets	6,981,930	—	—			6,981,930

Total current assets	133,161,998	100,825	5,192,667			138,455,490

Investments held in Trust Account	—	429,732,860	218,596	(3k	)	—
		—	(429,951,456)	(3a	)
Property and equipment, net	114,494,974	—	—			114,494,974
Route and customer acquisition costs, net	14,220,913	—	—			14,220,913
Location contracts acquired, net	172,410,483	—	—			172,410,483
Goodwill	34,701,570	—	—			34,701,570
Investment in convertible note	—	—	25,000,000	(3j	)	25,000,000
Other assets	754,830	—	—			754,830

Total assets	$469,744,768	$429,833,685	$(399,540,193)			$500,038,260

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Line of credit	$56,000,000	$—	$(56,000,000)	(3h	)	$—
Current maturities of term loan	14,062,500	—	(14,062,500)	(3h	)	—
Current portion of route and customer acquisition costs payable	1,694,700	—	—			1,694,700
Accounts payable	9,829,134	—	—			9,829,134
Accrued location gaming expense	3,898,816	—	—			3,898,816
Accrued state gaming expense	5,940,405	—	—			5,940,405
Other accrued expenses	10,968,723	—	—			10,968,723
Accrued professional fees, travel and other expenses	—	5,807,399	—			5,807,399
Current portion of consideration payable	7,503,881	—	—			7,503,881
Related party accounts payable	—	—	—			—

Total current liabilities	109,898,159	5,807,399	(70,062,500)			45,643,058

Long-term liabilities:

Term loan, less current maturities, net	90,794,005	—	(90,794,005)	(3h	)	—
Contract draw loan	170,000,000	—	(170,000,000)	(3h	)	—
Revolving credit facility, net	—	—	48,747,829	(3h	)	48,747,829
Initial term loan facility, net	—	—	233,989,578	(3h	)	233,989,578
Additional term loan facility, net	—	—	58,497,394	(3h	)	58,497,394
Route and customer acquisition costs payable, less current portion	4,723,923	—	—			4,723,923
Consideration payable, less current portion	12,369,923	—	—			12,369,923
Notes payable to Sponsor		3,000,000	(3,000,000)	(3g	)	—
Deferred underwriting compensation	—	15,750,000	(15,750,000)	(3c	)	—
Deferred income tax liability	11,645,578	—	—			11,645,578
Other long-term related party payable	—	—	—			—

Total liabilities	399,431,588	24,557,399	(8,371,704)			415,617,283

	Accel	Pace	Pro Forma
	(Historical)	(Historical)	Adjustments			Pro Forma
Commitments and contingencies:

Class A ordinary shares subject to possible redemption; 43,699,461 shares at a redemption value of $10.00 per share	—	400,276,280	(400,276,280)	(3l	)	—
Stockholders’ equity (deficit):
Class D Preferred Stock; no par value; 1,500,000 shares authorized; 944,925 shares issued and outstanding (aggregate liquidation preference of $32,458,174)	39,590,222	—	(39,590,222)	(3b	)	—
Class C Preferred Stock; no par value; 2,400,000 shares authorized; 1,515,029 shares issued and outstanding	21,031,618	—	(21,034,422)	(3b	)	—
			2,804	(3i	)
Class B Common Stock; no par value; 1,200,000 shares authorized; 662,228 shares issued and 639,228 shares outstanding	1,007,216	—	(1,006,709)	(3b	)	—
			(507)	(3i	)
Class A Common Stock; no par value; 1,700,000 shares authorized; 452,868 shares issued and 418,803 shares outstanding	15,481,469	—	(15,482,334)	(3b	)	—
			865	(3i	)
Preferred shares, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—	—			—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,300,539 shares issued and outstanding (excluding 43,699,461 shares subject to possible redemption)	—	172	(172)	(3l	)	—
Class F ordinary shares, $0.0001 par value; 20,000,000 shares authorized, 11,250,000 shares issued and outstanding	—	1,125	(1,125)	(3m	)	—
Class A-1 common stock, par value $0.0001 per share	—	—	4,513	(3b	)	8,030
			4,542	(3l	)
			470	(3e	)
			800	(3n	)
			(2,294)	(3f	)
Class A-2 common stock, par value $0.0001 per share	—	—	300	(3b	)	500
			200	(3n	)
Class F common stock, par value $0.0001	—	—	1,125	(3m	)	—
			(1,125)	(3n	)
Additional paid-in capital	9,200,838	—	(104,479,495)	(3b	)	123,067,091
			400,271,910	(3l	)
			12,217,305	(3o	)
			47,999,549	(3e	)
			125	(3n	)
			(236,221,114)	(3f	)
			(5,922,026)	(3i	)
Treasury stock, at cost	(5,520,639)	—	4,119,658	(3b	)	—
			1,400,981	(3i	)
(Accumulated deficit) / Retained earnings	(10,477,544)	4,998,709	(28,177,101)	(3d	)	(38,654,645)
			7,000,000	(3c	)
			(12,217,305)	(3o	)
			218,596	(3k	)

Total stockholders’ equity	70,313,180	5,000,006	9,107,791			84,420,977

Total liabilities and stockholders’ equity	$469,744,768	$429,833,685	$(399,540,193)			$500,038,260

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

	Accel	Pace	Pro Forma
	(Historical)	(Historical)	Adjustments			Pro Forma
Revenues:
Net video gaming	$321,710,501	$—	$54,754,771	(3aa	)	$376,465,272
Amusement	4,198,789	—	665,139	(3aa	)	4,863,928
ATM fees and other revenue	6,083,402	—	769,753	(3aa	)	6,853,155

Total net revenues	331,992,692	—	56,189,663			388,182,355

Operating expenses:
Video gaming expenses	210,507,050	—	37,667,994	(3aa	)	248,175,044
General and administrative	58,157,368	—	8,749,532	(3aa	)	66,906,900
Depreciation and amortization of property and equipment	20,781,855	—	6,354,531	(3aa	)	23,488,941
			(3,647,445)	(3bb	)
Amortization of route and customer acquisition costs and location contracts acquired	14,681,495	—	2,102,017	(3aa	)	20,081,495
			3,297,983	(3cc	)
Professional fees, formation costs and other expenses	—	804,050	—			804,050
Other operating expenses	2,996,398	—	39,316	(3aa	)	3,035,714

Total operating expenses	307,124,166	804,050	54,563,928			362,492,144

Operating income (loss)	24,868,526	(804,050)	1,625,735			25,690,211

Interest expense (income)	9,643,447	(7,669,551)	5,668,489	(3aa	)	15,277,953
			7,669,551	(3ee	)
			(5,668,489)	(3ff	)
			(9,643,447)	(3gg	)
			15,277,953	(3gg	)

Income before income tax expense	15,225,079	6,865,501	(11,678,322)			10,412,258

Income tax expense	4,422,415	—	(2,811,244)	(3hh	)	1,611,171

Net income (loss)	$10,802,664	$6,865,501	$(8,867,078)			$8,801,087

Net income per share of stock – basic	$3.22	$0.12				$0.11
Net income per share of stock – diluted	$2.99	$0.12				$0.11
Weighted average shares of stock outstanding – basic	3,352,306	56,250,000	17,035,164	(3ii	)	76,637,470
Weighted average shares of stock outstanding – diluted	3,617,625	56,250,000	16,769,845	(3ii	)	76,637,470

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2019

	Accel	Pace	Pro Forma
	(Historical)	(Historical)	Adjustments			Pro Forma
Revenues:
Net video gaming	$293,239,939	$—	$40,979,593	(3aa	)	334,219,532
Amusement	4,087,728	—	481,102	(3aa	)	4,568,830
ATM fees and other revenue	5,658,240	—	601,072	(3aa	)	6,259,312

Total net revenues	302,985,907	—	42,061,767			345,047,674

Operating expenses:
Video gaming expenses	193,410,165	—	27,870,028	(3aa	)	221,280,193
General and administrative	51,160,437	—	7,056,468	(3aa	)	58,216,905
Depreciation and amortization of property and equipment	18,664,848	—	3,244,440	(3aa	)	20,597,406
			(1,311,882)	(3bb	)
Amortization of route and customer acquisition costs and location contracts acquired	13,211,498	—	1,252,628	(3aa	)	17,066,498
			2,602,372	(3cc	)
Professional fees, formation costs and other expenses	—	9,876,929	—			9,876,929
Other operating expenses	7,546,366	—	(114,513)	(3aa	)	1,121,192
			(6,310,662)	(3dd	)

Total operating expenses	283,993,314	9,876,929	34,288,879			328,159,123

Operating income (loss)	18,992,593	(9,876,929)	7,772,888			16,888,551

Interest expense (income)	9,517,593	(7,105,025)	4,427,380	(3aa	)	12,459,563
			7,105,025	(3ee	)
			(4,427,380)	(3ff	)
			(9,517,593)	(3gg	)
			12,459,563	(3gg	)

Income (loss) before income tax expense	9,475,000	(2,771,904)	(2,274,107)			4,428,989

Income tax expense	2,750,496	—	(435,637)	(3hh	)	2,314,859

Net income (loss)	$6,724,504	$(2,771,904)	$(1,838,470)			$2,114,130

Net income per share of stock – basic	$1.98	$(0.05)				$0.03
Net income per share of stock – diluted	$1.86	$(0.05)				$0.03
Weighted average shares of stock outstanding – basic	3,403,412	56,131,052	17,103,006	(3ii	)	76,637,470
Weighted average shares of stock outstanding – diluted	3,607,794	56,131,052	16,898,624	(3ii	)	76,637,470

See accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Pro Forma Presentation

Overview

The unaudited pro forma condensed combined financial statements have been prepared assuming the Business Combination is accounted for as reverse recapitalization in accordance with GAAP. Under this method of accounting, Pace will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Accel issuing stock for the net assets of Pace, accompanied by a recapitalization. The net assets of Pace will be stated at historical cost, with no goodwill or other intangible assets recorded. All direct costs of the Business Combination will be recorded as an offset to additional-paid-in-capital, consistent with the accounting for a reverse recapitalization.

On September 17, 2019, Accel completed the acquisition of 100% of the outstanding membership interests of Grand River. The acquisition of Grand River by Accel was accounted for as a business combination under ASC Topic 805, Business Combinations (“ASC 805”) and Accel, as the accounting acquirer, recorded the assets acquired and liabilities assumed at fair value on a preliminary basis.

The acquisition method of accounting uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by Accel.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred, or if related to the issuance of debt, capitalized as debt issuance costs. Acquisition-related transaction costs expected to be incurred as part of the business combination and the other related transactions include estimated fees related to advisory, legal and accounting fees.

The pro forma adjustments represent management’s estimates based on information available as of the date of the condensed combined financial statements and do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Business Combination that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrently with the consummation of the Business Combination are not included in the unaudited pro forma condensed combined statements of operations.

Description of Business Combination

Pursuant to and in connection with the Transaction Agreement, the following transactions will occur:

•	the Stock Purchase, including the Business Combination Private Placement;

•	the Merger;

•	the Pace Domestication;

•	the Sponsor Transactions;

•	the distribution by Pace Sponsor to Pace Sponsor Members of all of Pace Sponsor’s Class A-1 Shares, Class A-2 Shares and remaining Private Placement Warrants;

•	the Director Class F Share Exchange; and

•	the Investment Private Placement.

The combined pro forma financial information was prepared with the aggregate consideration for the Business Combination of $642.2 million, amounts payable in the form of $177.5 million in cash, and newly issued Class A-1 Shares valued at $10.30 per share, for presentation purposes.

The following presents the aggregate consideration:

Shares transferred at closing	45,127,798
Value per share	$10.30

Total share consideration	$464,706,405
Plus: Cash consideration	177,468,711

Total consideration at closing	$642,175,116

Note 2. Preliminary Allocation of Purchase Price

On September 17, 2019, Accel announced that it had completed its acquisition of 100% of the outstanding membership interests of Grand River for approximately $100 million in cash. Grand River is a terminal operator in Illinois with over 2,009 VGTs in over 450 licensed establishments.

The total consideration transferred, $114.5 million, includes the amount paid to Grand River’s members plus contingent consideration. The total purchase consideration for the business combination has been allocated to the assets acquired and liabilities assumed based on their estimated fair values with the excess recorded as goodwill. Refer to the preliminary purchase price within Accel’s September 30, 2019 financial statements included elsewhere in this filing.

Note 3. Unaudited Pro Forma Adjustments

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2019 consist of the following:

(a)	Represents release of cash held in the Trust Account that becomes available to fund the Business Combination.

(b)	Close out of the equity of Accel, which is replaced by Class A-1 shares, Class A-2 shares, and cash consideration of $177.5 million in connection with the Business Combination.

(c)	To record payment of deferred underwriters’ fees from the Pace IPO, which were payable at the consummation of the Business Combination.

(d)	Represents an adjustment to record the payment of estimated costs related to the Business Combination, which are nonrecurring.

(e)	Issuance and sale of 4,696,675 Class A-1 Shares at a purchase price of $10.22 per share, or an aggregate of approximately $48 million, in the Investment Private Placement.

(f)	Represents redemptions of 22,939,736 Public Shares after September 30, 2019 at per share redemption of $10.30, which is equal to $236.2 million.

(g)	Represents repayment of the Sponsor Loan in the amount of $3,000,000.

(h)

In conjunction with the closing of the Business Combination, Accel entered into a credit agreement on November 13, 2019 to refinance Accel’s existing financing arrangement. The credit agreement includes (i) a $100 million revolving credit facility, including a letter of credit facility with a $10.0 million sublimit and a swing line facility with a $10.0 million sublimit, (ii) a $240.0 million initial term loan facility and (iii) a $125.0 million additional term loan facility. The new financing arrangement includes draw at close amounts, net of issuance costs, of $48.7 million in the revolving credit facility, $234.0 million in the initial term loan facility, and $58.5 million in the additional term loan facility, with total outstanding borrowings totalling $341.2 million, net of issuance costs of $8.8 million. The revolving loans and term loans bear interest at LIBOR plus a margin of 2.25%.

(i)

Represents the exercise of 75,763 fully vested options and 15,750 warrants by certain of Accel’s employees and a repurchase of 36,157 shares of certain of Accel’s employees’ Class A and Class B common stock. Cash received through the exercise totalled $0.4 million. These equity instruments were utilized to repay $1.4 of outstanding loans from shareholders recorded as contra-equity within additional paid-in capital. The remaining instruments were converted to Class A and Class B common stock and Class C preferred stock from treasury stock prior to the close of the Business Combination. Tax withholding associated with the exercise of the options and warrants totalled $4.9 million and was recorded as a reduction in Cash.

(j)

Represent the $25 million convertible promissory note the Company purchased on October 11, 2019, which is subordinated to the terminal operator’s credit facility. The Company has the option of converting the notes to common stock of the terminal operator prior to the maturity date.

(k)	Represents the adjustment to TPG Pace Cash Held in Trust for cash earned after September 30, 2019.

(l)	Represents the reclassification of the redeemable portion of the Public Shares to permanent equity and conversion of Public Shares to Class A-1 Shares in connection with the Pace Domestication.

(m)	Represents the conversion of Founder Shares to Class F Shares in connection with the Pace Domestication.

(n)	Surrender of 1,250,000 Class F Shares and exchange of 10,000,000 Class F Shares for 8,000,000 Class A-1 Shares and 2,000,000 Class A-2 Shares in the Class F Share Exchange.

(o)	Elimination of historical retained earnings of Pace

The pro forma adjustments to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 consist of the following:

(aa)	Reflects the recognition of pre-combination activities of Grand River.

(bb)

Represents the elimination of historical depreciation expense of Grand River, and recognition of depreciation expense in connection with fair value of property and equipment. The adjustment in depreciation is based on the estimated fair value and Accel’s historical useful lives of 2 years to 39 years and is calculated using the straight-line method. Grand River’s historic useful lives ranged between 3 to 40 years.

	Nine Months Ended	Year Ended
	September 30, 2019	December 31, 2018
Estimated preliminary depreciation expense on property and equipment	$1,932,558	$2,707,086
Less: historical depreciation expense	(3,244,440)	(6,354,531)

Unaudited pro forma adjustment	$(1,311,882)	$(3,647,445)

(cc)

Represents the elimination of historical amortization expense of Grand River, and recognition of amortization expense in connection with fair value of intangibles related to location contracts acquired. The fair value of identifiable intangible asset is determined using the “income approach”. Amortization expense of fair value intangibles is calculated using the straight-line method over the estimated remaining useful lives of 10 years.

	Nine Months Ended	Year Ended
	September 30, 2019	December 31, 2018
Estimated preliminary amortization expense on intangible assets	$3,855,000	$5,400,000
Less: historical amortization expense	(1,252,628)	(2,102,017)

Unaudited pro forma adjustment	$2,602,372	$3,297,983

(dd)	Represents the elimination of transaction costs related to the Business Combination which are nonrecurring.

(ee)	Elimination of interest income on the Trust Account. There is no related tax impact.

(ff)	Represents the reversal of interest expense on historical Grand River debt.

	Nine Months Ended	Year Ended
	September 30, 2019	December 31, 2018
Historical interest expense and amortization of debt issuance costs	(4,427,380)	(5,668,489)

Unaudited pro forma adjustment	$(4,427,380)	$(5,668,489)

(gg)

In conjunction with the closing of the Business Combination, Accel entered into a credit agreement on November 13, 2019, as discussed in tickmark 3h above. Accel refinanced its existing line of credit, term loan, and contract draw loan with balances totalling $330.9 million as of September 30, 2019 into a new financing arrangement. The new financing arrangement includes draw at close amounts, net of issuance costs, of $48.7 million in the revolving credit facility, $234.0 million in the initial term loan facility, and $58.5 million in the additional term loan facility, with total outstanding borrowings totalling $341.2 million, net of issuance costs of $8.8 million. The revolving loans and term loans bear interest at LIBOR plus a margin of 2.25%. The following represents the adjustment to record the interest expense on the refinanced debt as if the debt was borrowed on January 1, 2018, including amortization of debt issuance costs, and the subsequent removal of Accel’s interest expense related to the old debt instruments, as discussed above.

	Nine Months Ended	Year Ended
	September 30, 2019	December 31, 2018
Estimated preliminary interest expense on refinancing arrangement, including amortization of debt issuance costs	$12,459,563	$15,277,953
Less: Accel interest expense on historic financing arrangements	(9,517,593)	(9,643,447)

Unaudited net pro forma adjustment	$2,941,970	$5,634,506

(hh)

Represents the net impact on income taxes resulting from an income tax benefit attributable to application of the effective tax rates of 29.44% for September 30, 2019 and 29.05% for December 31, 2018. The tax impacts of the Business Combination were estimated on the applicable law in effect on September 30, 2019, inclusive of the effects of the Tax Act.

	Nine Months Ended	Year Ended
	September 30, 2019	December 31, 2018
Tax Impact on Grand River Acquisition	$430,479	$(1,174,420)
Tax Impact on removal of Accel interest expense on refinanced loans	$2,801,979	$2,801,421
Tax Impact on addition of interest expense on refinanced loans	(3,668,095)	(4,438,245)

Unaudited pro forma adjustment	$(435,637)	$(2,811,244)

(ii)

As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the Pace Shares issuable relating to the Business Combination have been outstanding for the entire period presented.

Weighted average Pace Shares outstanding - basic and diluted is calculated as follows:

Pace Public Shareholders	18,812,997
Pace Initial Shareholders	7,500,000
Private Placement Investors	4,696,675
Donor-Advised Fund	500,000
Accel Shareholders	45,127,798

Pro Forma Shares Outstanding - Basic & Diluted	76,637,470

Comparative Historical and Pro Forma Per Share Data

The following table sets forth:

•	historical per share information of Pace for the year ended December 31, 2018 and the nine months ended September 30, 2019;

•	historical per share information of Accel for the year ended December 31, 2018 and the nine months ended September 30, 2019;

•	unaudited pro forma net income and cash dividends per share information giving effect to the Business Combination as if it had been completed on January 1, 2018; and

•	unaudited pro forma per share information of Pace for the year ended December 31, 2018 and the nine months ended September 30, 2019, after giving effect to the Business Combination.

This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of Accel, and the accompanying notes to such financial statements, that are included elsewhere in this filing. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the dates indicated or will be realized upon the completion of the Business Combination. Uncertainties that could impact Pace’s financial condition include risks that effect Accel’s operations, any failures of Pace to manage its growth effectively or to respond to the demand of licensed establishment partners following the consummation of the Business Combination, any inability to complete acquisitions and integrate acquired businesses, strict government regulation that is subject to frequent amendment, repeal or new interpretation and general economic uncertainty and the effect of general economic conditions on the gaming industry. For more information on the risks, please see the section entitled “Risk Factors.”

	Historical
	Accel	Pace	Pro Forma
Book value per share (1)	$19.49	$0.09	$1.10
Basic net income (loss) per share for the nine months ended September 30, 2019	$1.98	$(0.05)	$0.03
Basic net income per share for the year ended December 31, 2018	$3.22	$0.12	$0.11
Diluted net income (loss) per share for the nine months ended September 30, 2019	$1.86	$(0.05)	$0.03
Diluted net income per share for the year ended December 31, 2018	$2.99	$0.12	$0.11
Cash dividends per share	$—	$—	$—

(1)	Book value per share = (Total equity)/shares outstanding as of September 30, 2019.

88,201,543 Class A-1 Shares

7,114,538 Warrants to Purchase Class A-1 Shares

PROSPECTUS

                    , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby.

SEC registration fee	$
Accounting fees and expenses		*
FINRA fees		*
Legal fees and expenses		*
Printing and engraving expenses		*
Miscellaneous		*
Total	$	*

*	Estimates not presently known.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Holders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Our Amended and Restated Certificate of Incorporation provides that our officers and directors are indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our Bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In addition, we have entered into indemnification agreements with each of our officers and directors, a form of which is filed as an exhibit in this registration statement. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

The following list sets forth information as to all securities of Pace and the Company sold in the last three years which were not registered under the Securities Act. The descriptions of issuances of Pace and the Company are historical and have not been adjusted to give effect to the Business Combination.

Since January 2017, Pace and the Company have issued the following unregistered securities.

Founder Ordinary Shares

On February 22, 2017, Initial Pace Sponsor purchased an aggregate of 11,500,000 Founder Ordinary Shares from Pace for an aggregate purchase price of $25,000, or approximately $0.002 per share. On June 19, 2017, Initial Pace Sponsor transferred 40,000 Founder Ordinary Shares to the Initial Pace Holders at their original purchase price. On August 14, 2017, Initial Pace Sponsor forfeited 250,000 Founder Ordinary Shares on the expiration of the underwriters’ over-allotment option.

In connection with the Business Combination, the Initial Pace Sponsor received 7,800,000 Class A-1 Shares and 2,000,000 Class A-2 Shares pursuant to the Sponsor Share Exchange.

Pace Private Placement Warrants

Simultaneously with the closing of the Pace IPO, Pace completed the private sale of an aggregate of 7,333,333 Pace Private Placement Warrants, each exercisable to purchase one Pace Public Share for $11.50 per share, to Initial Pace Sponsor, at a price of $1.50 per Pace Private Placement Warrant, generating proceeds, before expenses, of $11,000,000. For a description of the Pace Private Placement Warrants, see the section entitled “Description of Securities—Warrants—Pace Private Placement Warrants” beginning on page 118.

Investment Private Placement

On the date of the consummation of the Business Combination, Pace consummated the issuance and sale of 4,696,675 Class A-1 Shares for aggregate consideration of approximately $48 million in connection with the Investment Private Placement pursuant to Subscription Agreements with the PIPE Investors. TPG Holdings III, L.P. assigned a portion of its rights to purchase Class A-1 Shares in the Investment Private Placement to certain employees of Pace. The proceeds from the Investment Private Placement were used to fund a portion of the cash consideration required to effect the Business Combination. A description of the rights, preferences and privileges of the Class A-1 Shares is included in the section entitled “Description of Securities—Common Stock—Class A-1 Shares” beginning on page 109.

Business Combination Private Placement

On the closing date of the Business Combination, the Business Combination Private Placement Sellers received, in exchange for their shares of Accel Stock, Class A-1 Shares, Business Combination Private Placement Warrants and Class A-2 Shares issued pursuant to a private placement and not registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act, in each case, in an amount calculated pursuant to the Transaction Agreement. A description of the rights, preferences and privileges of the Class A-1 Shares, the Business Combination Private Placement Warrants and Class A-2 Shares is included in the section entitled “Description of Securities” beginning on page 109.

The sales of the above securities by the Company were deemed to be exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act, in transactions by an issuer not involving a public offering.

ITEM 16.	EXHIBITS

(a) Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

2.1	Transaction Agreement, dated as of June 13, 2019, by and among TPG Pace Holdings Corp., the Sellers, David W. Ruttenberg and John S. Bakalar (as successor to Gordon Rubenstein) as Shareholder Representatives (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K dated June 13, 2019).

2.2	Amendment No. 1 to Transaction Agreement, dated as of July 22, 2019, by and among TPG Pace Holdings Corp., the Sellers, David W. Ruttenberg and John S. Bakalar (as successor to Gordon Rubenstein) as Shareholder Representatives (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K dated November 26, 2019).

2.3	Amendment No. 2 to Transaction Agreement, dated as of October 3, 2019, by and among TPG Pace Holdings Corp., the Sellers, David W. Ruttenberg and John S. Bakalar (as successor to Gordon Rubenstein) as Shareholder Representatives (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K dated November 26, 2019).

3.1	Amended and Restated Certificate of Incorporation of Accel Entertainment, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K dated November 26, 2019).

3.2	Amended and Restated Bylaws of Accel Entertainment, Inc. (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K dated November 26, 2019).

4.1	Warrant Agreement, dated as of June 27, 2017, between TPG Pace Holdings Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed with the SEC on June 30, 2017).

4.2	Form of Pace Warrant Certificate (incorporated by reference to Exhibit 4.3 to the registration statement on Form S-1 filed with the SEC on June 30, 2017.

4.3	Accel Entertainment, Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated November 26, 2019).

4.4	Accel Entertainment, Inc. 2011 Equity Incentive Plan (incorporated by reference to Exhibit 4.4 to the registration statement on Form S-8 filed with the SEC on January 24, 2020).

4.5	Accel Entertainment, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 4.5 to the registration statement on Form S-8 filed with the SEC on January 24, 2020).

4.6	Restricted Stock Agreement, dated as of November 20, 2019 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated November 26, 2019).

4.7	Warrant Agreement, dated as of November 20, 2019 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K dated November 26, 2019).

4.8	Registration Rights Agreement, dated as of November 20, 2019 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K dated November 26, 2019).

4.9	Form of Subscription Agreement with General Investors (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated June 13, 2019).

4.10	Form of Subscription Agreement with Pace Affiliate (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated June 13, 2019).

4.11	Nominating and Support Agreement, dated November 6, 2019 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 6, 2019.

Exhibit Number	Description

4.12	Mutual Support Agreement, dated November 6, 2019 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on November 6, 2019).

5.1	Opinion of Fenwick & West LLP.**

10.1	Membership Interest Purchase Agreement, by and among GRE-Illinois, LLC, Great River Entertainment, LLC, Grand River Jackpot, LLC and Accel Entertainment Gaming, LLC, dated as of August 26, 2019 (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K dated November 26, 2019).

10.2	Credit Agreement, by and among New Pace LLC, the Company, Capital One, National Association and the other parties thereto, dated as of November 13, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 13, 2019).

10.3	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on November 20, 2019).

10.4	Form of Director Letter Agreements (incorporated by reference to Annex H to the proxy statement/prospectus on Form S-4/A filed with the SEC on October 24, 2019).

10.5	Pace Sponsor Support Agreement, dated as of June 13, 2019, by and among TPG Pace II Sponsor, LLC, TPG Pace Holdings Corp. and the Shareholder Representatives (incorporated by reference to Annex E to the proxy statement/prospectus on Form S-4/A filed with the SEC on October 24, 2019).

10.6	Amendment No. 1 to Pace Sponsor Support Agreement, dated as of July 22, 2019, by and among TPG Pace II Sponsor, LLC, TPG Pace Holdings Corp. and the Shareholder Representatives (incorporated by reference to Annex E-1 to the proxy statement/prospectus on Form S-4/A filed with the SEC on October 24, 2019).

10.7	Employment Agreement by and between Accel Entertainment Gaming, LLC and Andrew Rubenstein, dated as of January 28, 2013, as amended by First Amendment to Employment Agreement, dated December 13, 2016, and Second Amendment to Employment Agreement, dated as of January 31, 2019 (incorporated by reference to Exhibit 10.16 to the proxy statement/prospectus on Form S-4/A filed with the SEC on October 24, 2019).

10.8	Employment Agreement by and between Accel Entertainment Gaming, LLC and Brian Carroll, dated as of March 18, 2014, as amended by First Amendment to Employment Agreement, dated November 9, 2017, and Second Amendment to Employment Agreement, dated as of July 9, 2018 (incorporated by reference to Exhibit 10.17 to the proxy statement/prospectus on Form S-4/A filed with the SEC on October 24, 2019).

10.9	Employment Agreement by and between Accel Entertainment Gaming, LLC and Derek Harmer, dated as of July 9, 2012, as amended by First Amendment to Employment Agreement, dated November 8, 2017, and Second Amendment to Employment Agreement, dated as of July 9, 2018 (incorporated by reference to Exhibit 10.18 to the proxy statement/prospectus on Form S-4/A filed with the SEC on October 24, 2019).

10.10	Third Amended and Restated Loan and Security Agreement, dated as of April 10, 2018, among, inter alios, Accel Entertainment Gaming, LLC, as borrower, the financial institutions party thereto as lenders and CIBC Bank USA, as administrative agent. (incorporated by reference to Exhibit 10.14 to the proxy statement/prospectus on Form S-4/A filed with the SEC on October 24, 2019).

10.11	First Amendment to Third Amended and Restated Loan and Security Agreement, dated as of August 22, 2019, among Accel Entertainment Gaming, LLC, Accel Entertainment, Inc., and the lenders party thereto (incorporated by reference to Exhibit 10.15 to the proxy statement/prospectus on Form S-4/A filed with the SEC on October 24, 2019).

Exhibit Number	Description

10.12	Form of Support Agreement (incorporated by reference to Annex P to the proxy statement/prospectus on Form S-4/A filed with the SEC on October 24, 2019).

10.13	Letter Agreement among TPG Pace Holdings Corp. and its officers, directors and TPG Pace II Sponsor, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 30, 2017)

21.1	Subsidiaries of the Company.**

23.1	Consent of KPMG LLP, independent registered public accounting firm for TPG Pace Holdings Corp.**

23.2	Consent of KPMG LLP, independent registered public accounting firm for Accel Entertainment, Inc.**

23.3	Consent of RSM US LLP, independent auditor for Grand River Jackpot, LLC.**

23.4	Consent of Fenwick & West LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).**

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement.
**	Filed herewith.

(b) Financial statement schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on this 18th day of February, 2020.

Accel Entertainment, Inc.

By:	/s/ Andrew Rubenstein
Name: Andrew Rubenstein
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek Harmer and Brian Carroll, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Name	Title	Date

/s/ Andrew Rubenstein Andrew Rubenstein	Chief Executive Officer, President and Director (Principal Executive Office)	February 18, 2020

/s/ Brian Carroll Brian Carroll	Chief Financial Officer (Principal Financial Officer)	February 18, 2020

/s/ Brian Sampias Brian Sampias	Controller (Principal Accounting Officer)	February 18, 2020

/s/ Karl Peterson Karl Peterson	Director	February 18, 2020

/s/ Gordon Rubenstein Gordon Rubenstein	Director	February 18, 2020

/s/ Kathleen Philips Kathleen Philips	Director	February 18, 2020

Name	Title	Date

/s/ David W. Ruttenberg David W. Ruttenberg	Director	February 18, 2020

/s/ Eden Godsoe Eden Godsoe	Director	February 18, 2020

/s/ Kenneth B. Rotman Kenneth B. Rotman	Director	February 18, 2020